   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1997.

                                                      REGISTRATION NO. 333-32385
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                 HEDSTROM CORPORATION                                   HEDSTROM HOLDINGS, INC.
  (and certain Subsidiaries Identified in Footnote 1       (Exact Name of Co-Registrant as Specified in its
                          Below)                                               Charter)
   (Exact Name of Co-Registrant as Specified in its
                        Charter)
         DELAWARE                   51-0329829                   DELAWARE                   51-0329830
      (State or other            (I.R.S. Employer             (State or other            (I.R.S. Employer
        jurisdiction                                           jurisdiction
    of incorporation or         Identification No.)         of incorporation or         Identification No.)
        organization)                                          organization)
                                                     3944
                                         (Primary Standard Industrial
                                          Classification Code Number)
                                                                           DAVID F. CROWLEY
                   585 SLAWIN COURT                                        585 SLAWIN COURT
            MOUNT PROSPECT, ILLINOIS 60056                          MOUNT PROSPECT, ILLINOIS 60056
                    (847) 803-9200                                          (847) 803-9200
  (Address, Including Zip Code, and Telephone Number,      (Name, Address, Including Zip Code, and Telephone
                                                                                Number,
        Including Area Code of Co-Registrants'                Including Area Code, of Agent for Service)
             Principal Executive Offices)

                                   Copies to:

                                 GLENN D. WEST
                           WEIL, GOTSHAL & MANGES LLP
                               100 CRESCENT COURT
                                   SUITE 1300
                              DALLAS, TEXAS 75201
                                 (214) 746-7700
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
            TITLE OF EACH CLASS OF                 AMOUNT TO BE       OFFERING PRICE         AGGREGATE            AMOUNT OF
          SECURITIES TO BE REGISTERED               REGISTERED           PER UNIT          OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
10% Senior Subordinated Notes due 2007 of
  Hedstrom Corporation(2)......................    $110,000,000          $1,000.00          $110,000,000         $33,333.33
--------------------------------------------------------------------------------------------------------------------------------
Senior Guarantee(2)............................
--------------------------------------------------------------------------------------------------------------------------------
Senior Subordinated Guarantees(2)..............
--------------------------------------------------------------------------------------------------------------------------------
12% Senior Discount Notes due 2009 of Hedstrom
  Holdings, Inc.(3)............................    $ 44,612,000          $  568.45          $ 25,359,691         $ 7,684.75
================================================================================================================================

(1) The following direct and indirect subsidiaries of Hedstrom Corporation are Co-Registrants (the "Subsidiary Guarantors"), each of which is incorporated in the state and has the I.R.S. Employer Identification Number indicated:
    ERO, Inc., a Delaware corporation (36-3573286); ERO Industries, Inc., a Delaware corporation (36-1047920); ERO Marketing, Inc., an Illinois corporation (36-3807010); Priss Prints, Inc., a Delaware corporation (54-1389361); Impact, Inc., a Delaware corporation (36-3918720); ERO Canada, Inc., a Delaware corporation (36-3969563); and Amav Industries, Inc., a Delaware corporation (36-4051894).

(2) The 10% Senior Subordinated Notes due 2007 are unconditionally (as well as jointly and severally) guaranteed by Hedstrom Holdings, Inc., the sole stockholder of Hedstrom Corporation, on an unsecured, senior basis and by the Subsidiary Guarantors on an unsecured, senior subordinated basis. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration will be paid in respect to these guarantees.

(3) The "Amount to be Registered" with respect to the 12% Senior Discount Notes due 2009 represents the aggregate principal amount at maturity of such notes. The 12% Senior Discount Notes due 2009 were sold at a substantial discount from their principal amount at maturity. The registration fee with respect to the 12% Senior Discount Notes due 2009 was calculated based on the approximate accreted value thereof as of July 25, 1997 determined pursuant to the provisions of the indenture governing such notes.

     THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                              HEDSTROM CORPORATION
                            HEDSTROM HOLDINGS, INC.

                             CROSS REFERENCE SHEET
       PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING THE LOCATION IN
        THE PROSPECTUS OF THE INFORMATION REQUIRED BY PART I OF FORM S-1

               FORM S-1 ITEM NUMBER AND HEADING                       LOCATION IN PROSPECTUS
               --------------------------------                       ----------------------
 1.  Forepart of the Registration Statement and Outside
       Front Cover Page of Prospectus.....................  Cover Page of Registration Statement;
                                                            Outside Front Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages of
       Prospectus.........................................  Inside Front and Outside Back Cover Pages
                                                            of Prospectus
 3.  Summary Information, Risk Factors and Ratio of
       Earnings to Fixed Charges..........................  Prospectus Summary; Risk Factors;
                                                            Business; Selected Consolidated Historical
                                                            Financial Data of Holdings; Selected
                                                            Consolidated Historical Financial Data of
                                                            ERO; Unaudited Pro Forma Consolidated
                                                            Financial Information
 4.  Use of Proceeds......................................  Use of Proceeds
 5.  Determination of Offering Price......................  Not Applicable
 6.  Dilution.............................................  Not Applicable
 7.  Selling Security Holders.............................  Not Applicable
 8.  Plan of Distribution.................................  Front Cover Page of Prospectus; The
                                                            Exchange Offers; Plan of Distribution
 9.  Description of Securities to be Registered...........  Description of New Senior Subordinated
                                                            Notes; Description of New Discount Notes
10.  Interests of Named Experts and Counsel...............  Not Applicable
11.  Information with Respect to the Registrant...........  Cover Page of Registration Statement;
                                                            Prospectus Summary; Risk Factors; Selected
                                                            Consolidated Historical Financial Data of
                                                            Holdings; Selected Consolidated Financial
                                                            Data of ERO; Unaudited Pro Forma
                                                            Consolidated Financial Information;
                                                            Management's Discussion and Analysis of
                                                            Financial Condition and Results of
                                                            Operations of Hedstrom and Holdings;
                                                            Management's Discussion and Analysis of
                                                            Financial Condition and Results of
                                                            Operations of ERO; Business; Management;
                                                            Stock Ownership and Certain Transactions;
                                                            Description of the Senior Credit
                                                            Facilities; Legal Matters
12.  Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities.....................  Not Applicable

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 1997

PROSPECTUS

         OFFER FOR ALL OUTSTANDING                    OFFER FOR ALL OUTSTANDING
   10% SENIOR SUBORDINATED NOTES DUE 2007         12% SENIOR DISCOUNT NOTES DUE 2009
              IN EXCHANGE FOR                              IN EXCHANGE FOR
   10% SENIOR SUBORDINATED NOTES DUE 2007         12% SENIOR DISCOUNT NOTES DUE 2009
                     OF                                           OF
            HEDSTROM CORPORATION                       HEDSTROM HOLDINGS, INC.

    Pursuant to the terms and subject to the conditions set forth in this Prospectus and the accompanying letters of transmittal, (i) Hedstrom Corporation, a Delaware Corporation ("Hedstrom"), Hedstrom Holdings, Inc., a Delaware corporation and the sole stockholder of Hedstrom ("Holdings"), and the Subsidiary Guarantors (as defined) hereby offer (the "Senior Subordinated Notes Exchange Offer") to exchange $1,000 principal amount of registered 10% Senior Subordinated Notes Due 2007 (the "New Senior Subordinated Notes") issued by Hedstrom, for each $1,000 principal amount of unregistered 10% Senior Subordinated Notes Due 2007 (the "Old Senior Subordinated Notes", and together with the New Senior Subordinated Notes, the "Senior Subordinated Notes") issued by Hedstrom, of which an aggregate principal amount of $110,000,000 is outstanding and (ii) Holdings hereby offers (the "Discount Notes Exchange Offer," and together with the Senior Subordinated Notes Exchange Offer, the "Exchange Offers") to exchange $1,000 principal amount at maturity of registered 12% Senior Discount Notes Due 2009 (the "New Discount Notes") issued by Holdings, for each $1,000 principal amount at maturity of unregistered 12% Senior Discount Notes Due 2009 (the "Old Discount Notes," and together with the New Discount Notes, the "Discount Notes") issued by Holdings, of which an aggregate principal amount at maturity of $44,612,000 is outstanding. The Old Senior Subordinated Notes and the Old Discount Notes are sometimes collectively referred to herein as the "Old Notes" and the New Senior Subordinated Notes and the New Discount Notes are sometimes collectively referred to herein as the "New Notes." Hedstrom and Holdings are sometimes collectively referred to herein as the "Issuers."
    The form and terms of the New Notes are identical to the form and terms of the Old Notes except that (i) interest on the New Senior Subordinated Notes shall accrue from the date of issuance of the Old Senior Subordinated Notes,
(ii) the Accreted Value (as defined) of the New Discount Notes will be calculated from the date of issuance of the Old Discount Notes, and (iii) the New Notes are being registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not bear any legends restricting their transfer. The New Senior Subordinated Notes will evidence the same debt as the Old Senior Subordinated Notes and will be issued pursuant to, and entitled to the benefits of, the indenture governing the Old Senior Subordinated Notes. The New Discount Notes will evidence the same debt as the Old Discount Notes and will be issued pursuant to, and entitled to the benefits of, the indenture governing the Old Discount Notes. The Exchange Offers are being made in order to satisfy certain contractual obligations of Hedstrom and Holdings. See "The Exchange Offers", "Description of New Senior Subordinated Notes" and "Description of New Discount Notes."
    The net proceeds from the sale of the Old Notes were used to effect the acquisition by Hedstrom of ERO, Inc. ("ERO") and its subsidiaries. Such acquisition was effected pursuant to a tender offer by HC Acquisition Corp., a wholly owned subsidiary of Hedstrom ("Acquisition Co."), for all of the outstanding common stock of ERO and the subsequent merger of Acquisition Co. with and into ERO with ERO surviving as a wholly owned subsidiary of Hedstrom. See "Prospectus Summary -- The Transactions."
                                                        (continued on next page)

 ------------------------------------------------------------------------------


    SEE "RISK FACTORS" BEGINNING ON PAGE 26 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES.

 ------------------------------------------------------------------------------

    Hedstrom and Holdings will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
             , 1997, unless extended (as so extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offers are subject to certain customary conditions. See "The Exchange Offers."
    In order for a holder of Old Notes to participate in an Exchange Offer, such holder must represent to Hedstrom or Holdings, as appropriate, that, among other things, (i) the New Notes acquired pursuant to such Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder of the Old Notes, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, (iii) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of Hedstrom, Holdings or any Subsidiary Guarantor (as defined), or if it is an affiliate, such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder or other person is not a broker-dealer, neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New Notes, and (v) if such holder or other person is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities. See "The Exchange Offers -- Purpose and Effect."
    Each broker-dealer that receives New Notes for its own account pursuant to either of the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. The letters of transmittal accompanying this Prospectus state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Hedstrom and Holdings have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
    No public market has existed for the Old Notes before the Exchange Offers. Hedstrom and Holdings currently do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the New Notes is currently anticipated. Hedstrom and Holdings will pay all the expenses incident to the Exchange Offers.
    The Exchange Offers are not conditioned upon any minimum principal amount of Old Senior Subordinated Notes or Old Discount Notes being tendered for exchange pursuant to the Exchange Offers.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

             The date of this Prospectus is                , 1997.

(continued from front cover)

     The New Senior Subordinated Notes will bear interest at a rate of 10% per annum, payable on June 1 and December 1 of each year, commencing December 1, 1997. The New Senior Subordinated Notes will mature on June 1, 2007. Hedstrom will not be required to make any sinking fund payment with respect to the New Senior Subordinated Notes. The New Senior Subordinated Notes will not be redeemable at the option of Hedstrom prior to June 1, 2002, except (i) that until June 1, 2000, Hedstrom may redeem, at its option, in the aggregate up to $44,000,000 principal amount of the Senior Subordinated Notes at the redemption price set forth herein with the net proceeds of one or more Equity Offerings (as defined) if at least $66,000,000 principal amount of the Senior Subordinated Notes remains outstanding after any such redemption and (ii) upon a Change of Control (as defined), as described below. On or after June 1, 2002, the New Senior Subordinated Notes may be redeemed at the option of Hedstrom, in whole or in part, at the redemption prices set forth herein.

     The Old Discount Notes were issued at a substantial discount from the principal amount at maturity of such notes. Principal on each New Discount Note will accrete from the date of issuance of the Old Discount Notes to a principal amount of $1,000 on June 1, 2002, representing a yield to maturity of 12% (based upon the issue price of a Unit and computed on a semi-annual bond equivalent basis). Except as described herein, no cash interest will accrue on the New Discount Notes prior to June 1, 2002. Thereafter, the New Discount Notes will accrue cash interest at a rate of 12% per annum, and cash interest will be payable on June 1 and December 1 of each year, commencing December 1, 2002. The New Discount Notes will mature on June 1, 2009. Holdings will not be required to make any sinking fund payment with respect to the New Discount Notes. The New Discount Notes will not be redeemable at the option of Holdings prior to June 1, 2002, except (i) that until June 1, 2000, Holdings may redeem, at its option, in the aggregate up to 40% of the Accreted Value of the Discount Notes at the redemption price set forth herein with the net proceeds of one or more Equity Offerings if at least $26,767,200 principal amount at maturity of the Discount Notes remains outstanding after any such redemption and (ii) upon a Change of Control (as described below). On or after June 1, 2002, the New Discount Notes may be redeemed at the option of Holdings, in whole or in part, at the redemption prices set forth herein. The New Discount Notes will bear original issue discount ("OID"), and the holders of the New Discount Notes will be required to include such OID in gross income for U.S. federal income tax purposes, on a constant yield to maturity basis, in advance of the receipt of the cash payments to which such income is attributable. See "Certain United States Federal Income Tax Considerations with Respect to the New Notes."

     The New Senior Subordinated Notes will be unsecured senior subordinated obligations of Hedstrom and will be unconditionally and fully guaranteed (jointly and severally) on a senior basis (the "Holdings Guaranty") by Holdings and on a senior subordinated basis (the "Subsidiary Guaranties" and, together with the Holdings Guaranty, the "Guaranties") by each domestic subsidiary of Hedstrom (the "Subsidiary Guarantors"). The New Senior Subordinated Notes will be subordinated to all Senior Indebtedness (as defined) of Hedstrom and will rank pari passu in right of payment with all Senior Subordinated Indebtedness (as defined) of Hedstrom. As of June 30, 1997, Holdings Senior Indebtedness (as defined) and Senior Indebtedness (as defined) of Hedstrom were approximately $244.3 million and $117.7 million, respectively, and Senior Subordinated Indebtedness of Hedstrom was $110.0 million. The New Discount Notes will be senior unsecured obligations of Holdings and will rank pari passu in right of payment with all Senior Indebtedness of Holdings. The New Discount Notes will be effectively subordinated to all Indebtedness (as defined) and obligations of Hedstrom and its subsidiaries. As of June 30, 1997, the New Discount Notes were effectively subordinated to approximately $282.4 million of aggregate liabilities (including trade payables) of Hedstrom and its subsidiaries.

     Upon a Change of Control, (i) each Issuer will have the option, at any time on or prior to June 1, 2002, to redeem such Issuer's New Notes, in whole but not in part, at a redemption price equal to 100% of (A) in the case of the New Senior Subordinated Notes, the principal amount thereof, and (B) in the case of the New Discount Notes, the Accreted Value thereof, in each case plus the Applicable Premium (as defined) and accrued and unpaid interest, if any, to the date of redemption, and (ii) if an Issuer does not so redeem its New Notes pursuant to clause (i) above or if such Change of Control occurs after June 1, 2002, each holder of such New Notes may require the Issuer thereof to repurchase such New Notes at a purchase price equal to 101% of (A) in the case of the New Senior Subordinated Notes, the principal amount thereof, and (B) in the case of the New Discount Notes, the Accreted Value thereof, in each case plus accrued and unpaid interest, if any, to the date of repurchase.

                             AVAILABLE INFORMATION

     Hedstrom, Holdings and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (which term shall encompass any amendments thereto) on Form S-1 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Although the Issuers believe that statements made in this Prospectus as to the contents of any contract, agreement, or other document describe all material elements of such documents, such statements are not necessarily complete. With respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is hereby made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     As a result of the filing of the Registration Statement with the Commission, Holdings, Hedstrom and the Subsidiary Guarantors each will become subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will be required to file reports and other information with the Commission. Such reports and other information can be inspected and copied at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

     The Issuers will furnish holders of the securities offered hereby with annual reports containing, among other information, audited financial statements certified by an independent public accounting firm and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. The Issuers will also furnish such other reports as it may determine or as may be required by law or by the indentures governing the New Notes. In reliance upon certain Staff Accounting Bulletins of the Commission, interpretations of the staff of the Commission and no-action relief granted by the staff of the Commission to unrelated third parties, the Issuers intend to seek no-action relief permitting Hedstrom and the Subsidiary Guarantors to not file periodic reports with the Commission under the Exchange Act separately from Holdings, and in lieu thereof, to set forth in Holding's periodic reports selected financial information and certain other information with respect to Holdings, Hedstrom, the Subsidiary Guarantors and the subsidiaries of Hedstrom which are not guarantors of the Senior Subordinated Notes.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical facts included in this Prospectus, including, without limitation, such statements under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations Hedstrom and Holdings," "Management's Discussion and Analysis of Financial Condition and Results of Operations of ERO," and "Business" and located elsewhere herein are forward-looking statements. Although the Issuers believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus and/or under "Risk Factors." All subsequent written or oral forward-looking statements attributable to an Issuer or persons acting on behalf of an Issuer are expressly qualified in their entirety by the Cautionary Statements.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, included elsewhere in this Prospectus. As used in this Prospectus, unless otherwise indicated or unless the context otherwise requires, references herein to (i) the "Transactions" refer collectively to the Acquisition (as defined) and the Financings (as defined), (ii) "Holdings" refer to Hedstrom Holdings, Inc. and, where appropriate, its subsidiaries, (iii) "Hedstrom" refer to Hedstrom Corporation and, where appropriate, its subsidiaries, (iv) "ERO" refer to ERO, Inc. and, where appropriate, its subsidiaries, and (v) the "Company" refer to Hedstrom and its subsidiaries and ERO and its subsidiaries on a combined basis after completion of the Transactions, including the businesses conducted by Hedstrom and ERO prior to the Transactions. Unless otherwise specified, all financial, statistical and other data regarding the Company contained herein is presented on a pro forma basis after giving effect to the Transactions. Market and market share data used throughout this Prospectus are estimates provided by the management of the Company. Such estimates are based on management's internal research and experience in the Company's markets. Such estimates, while believed by management to be accurate, have not been verified by any independent source.

                                  THE COMPANY

     The Company (consisting of the businesses of Hedstrom and ERO) is a leading North American manufacturer and marketer of well-established children's leisure and activity products. The Company's diversified product lines are in such "evergreen" product categories as outdoor gym sets, wood gym kits and slides, spring horses, playballs, arts and crafts kits, game tables, and licensed indoor sleeping bags, play tents and wall decorations. The Company considers such product categories to be "evergreen" in nature because each is characterized by proven longevity, demonstrated market demand and consistent sales over time. For example, the Company believes products such as outdoor gym sets and playballs have been marketed and sold in the United States for over 30 years.

     The Company believes that in the U.S. markets for nine of its ten principal product categories, it enjoys the competitive advantage of being the market share leader, the low-cost producer or both. For the twelve-month period ended December 31, 1996, approximately half of the Company's pro forma net sales were derived from product categories for which the Company believes it has a market share of approximately 75% or greater. As a result of the Company's leading market shares, the Company enjoys favorable relationships with its customers and suppliers and with licensors of popular characters that decorate certain of the Company's products. The Company believes its focus on evergreen product categories in which it has competitive advantages provides consistent sales and cash flows. The Company's products are sold primarily through national retailers, mass merchants, home improvement centers, sporting goods stores, drug store chains and supermarkets.

                             COMPETITIVE STRENGTHS

     The Company believes that the following characteristics contribute to the Company's position as a leading manufacturer and marketer of children's leisure and activity products:

     - Leading Share in Selected Niche Markets. The Company believes its outdoor gym sets, spring horses, playballs, ball pits and licensed sleeping bags and play tents each command market shares of approximately 75% or greater. Sales from these product categories accounted for approximately half of the Company's pro forma net sales for the twelve-month period ended December 31, 1996. In addition, the Company believes it is one of the leading suppliers in the U.S. markets for wood gym kits and slides, children's arts and crafts kits, game tables and wall decorations. The Company believes its position as a market share leader in selected niche markets (i) provides the Company with certain advantages over existing competitors and prospective entrants in such markets, (ii) creates the strong relationships with retailers that are critical to securing and maintaining valuable retail shelf space for existing and new products and
       (iii) provides a platform for introducing new products.

     - Stable and Established Product Categories. Substantially all of the Company's products are in evergreen categories within the children's leisure and activity products industry. For example, the Company believes products such as outdoor gym sets and playballs have been marketed and sold in the United States for over 30 years. The Company believes its diverse portfolio of evergreen products will contribute to stable revenues and cash flows, providing resources for the Company to implement its business strategies. See "-- Business Strategy."

     - Low-Cost Manufacturing Capabilities. The Company believes that it is the low-cost manufacturer in the markets for each major product category which the Company manufactures internally. The Company believes its leading market share in such niche markets as outdoor gym sets, spring horses, playballs and ball pits provides it with a significant cost advantage relative to smaller competitors in such markets due to the Company's greater sales volume and resultant operating leverage and efficiencies. With respect to the Company's children's arts and crafts kits and game tables, the Company is able to realize cost advantages from the low labor rates, low overhead and extensive vertical integration of its Canadian manufacturing facility. The Company believes its position as a low-cost manufacturer will enable it to (i) maintain operating profit margins, (ii) respond to competitive pressures through flexibility in pricing strategies, (iii) realize sales growth by offering superior quality products at competitive prices and (iv) expand its existing product lines and enter new product categories.

                                  BUSINESS STRATEGY

     The Company's strategy is to enhance its operating margins and strengthen its position as a leading manufacturer and marketer of children's leisure and activity products. The Company plans to improve its profitability by rationalizing its cost structure and utilizing the Company's excess capacity at certain of its facilities through, among other things, pursuing counter-seasonal sales opportunities. Furthermore, the Company has identified several opportunities for revenue growth, including enhancing existing products, introducing complementary products, focusing its licensed products on traditional characters and pursuing international sales opportunities.

     - Achieve Cost Savings. Management believes it will realize annual cost savings in excess of $6 million as a result of cost saving initiatives implemented or being implemented as a result of the Acquisition, such as rationalizing sales, marketing and general administrative functions, consolidating purchases of raw materials and eliminating less profitable product lines. Independent of the Acquisition, the Company expects to realize in excess of $9 million of permanent cost savings in 1997 and thereafter as a result of cost reduction programs implemented at Hedstrom in the second half of 1996. See "-- Hedstrom 1996 Cost Reduction Plan," "Unaudited Pro Forma Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Hedstrom and Holdings."

     - Utilize Excess Capacity. The Company produces its outdoor gym sets, wood gym kits and slides at its facility in Bedford, Pennsylvania, primarily in the period from December through April. During the balance of the year, the Bedford facility remains relatively inactive. The Company believes it can enhance sales and profitability by identifying products that it can manufacture during the May through November period, either for itself or for original equipment manufacturers ("OEMs"). The Company has already identified several products that it will begin producing in the second half of 1997. In addition, management is pursuing opportunities to increase the utilization of its low-cost plastic molding operations at its Ashland, Ohio facility, which already supplies a variety of components to OEMs of industrial and consumer products.

     - Enhance Existing Products and Develop Complementary Products. The Company has maintained sales growth and its leading market shares by continuously enhancing its principal products and designing and developing complementary products and accessories. Management believes that by pursuing this strategy it can continue growth within its core product lines with minimal economic risk. In addition, the Company will evaluate opportunities to expand its product lines, increase its market shares and acquire complementary products through strategic acquisitions.

     - Focus Licensed Products on Traditional Characters. The Company believes that it can differentiate certain of its products and stimulate sales more effectively and inexpensively through the licensing of recognized traditional characters rather than the development and promotion of its own brand names. For the Company's products lines that feature licensed characters, such as sleeping bags, play tents and wall decorations, the Company intends to emphasize traditionally popular characters such as the classic Disney and Looney Tunes(TM) characters, although the Company will also complement such characters by obtaining licenses for event-driven characters. The Company estimates that products featuring licensed traditional characters (including products featuring the 101 Dalmatians characters, which experienced increased sales in 1996 as a result of the release of a new version of the 101 Dalmatians movie) accounted for approximately 14% of the Company's pro forma net sales for the twelve-month period ended December 31, 1996, while products based on licensed event-driven characters also accounted for approximately 14% of the Company's pro forma net sales for such period.

     - Pursue International Sales Opportunities. To date, the Company has not focused a significant amount of resources toward the development of an international customer base. For the twelve-month period ended December 31, 1996, the Company's pro forma net sales outside the United States and Canada totaled less than 4% of the Company's total pro forma net sales. The Company believes there are significant sales opportunities for the Company's products in Europe and Latin America, particularly its children's arts and crafts kits, outdoor gym sets, playballs and ball pits.

                             ACQUISITION RATIONALE

     Hedstrom and ERO are leading manufacturers and marketers of children's leisure and activity products. Hedstrom's principal products include outdoor gym sets, wood gym kits and slides, spring horses, playballs and ball pits. ERO's principal products include children's arts and crafts kits, game tables and licensed indoor sleeping bags, play tents and wall decorations. The acquisition of ERO by Hedstrom created one of the largest North American manufacturers and marketers of children's evergreen leisure and activity products and provides Hedstrom with (i) a more diverse portfolio of products, (ii) significant growth potential through ERO's Amav division ("Amav"), (iii) decreased seasonality as a result of more balanced sales throughout the year, (iv) significant cost savings and operating efficiencies and (v) additional advantages resulting from increased scale.

     - Product Diversity in Well-Established Markets. The combination of Hedstrom and ERO significantly reduces the Company's dependence on any particular product line while expanding the Company's overall presence in children's evergreen leisure and activity product categories. With the combination of Hedstrom and ERO, the Company has ten principal product categories, with its largest product line (outdoor gym sets) accounting for approximately 20% of the Company's pro forma net sales for the twelve-month period ending December 31, 1996.

     - Growth Potential at Amav. In October 1995, ERO established its Amav division through the acquisition of Amav Industries, Ltd., a Canadian-based manufacturer of children's arts and crafts kits and game tables. Amav has grown rapidly over the four-year period ended December 31, 1996, with sales increasing at a compound annual rate in excess of 40% over such period. Management attributes Amav's success to its strategy of targeting large, established product lines in which it can apply its design, engineering and manufacturing expertise to produce a high-quality product at a lower cost than its competitors. Management believes Amav's low-cost manufacturing, design and engineering capabilities will enable the Company to continue to increase sales of its existing products lines as well as to add complementary product lines.

     - Reduced Seasonality. The combination of Hedstrom and ERO significantly reduces the effect of seasonality on the Company's business. The peak selling season for Hedstrom's products is the first half of the calendar year whereas the peak selling season for ERO's products is the second half of the calendar year. As a result of the Acquisition, the Company's sales throughout the year will be relatively balanced. Pro forma net sales for the Company for each calendar quarter during the twelve months ended December 31, 1996 were 24.6%, 26.5%, 22.8% and 26.1%, respectively, of total pro forma net sales for such twelve-month period. Balanced sales throughout the year will reduce seasonal fluctuations in working capital and will enable the Company to generate more consistent cash flow.

     - Cost Savings. As discussed under "-- Business Strategy," management believes that the cost saving initiatives which have been or which are being implemented as a result of the combination of Hedstrom and ERO will allow the Company to realize cost savings in excess of $6 million per year.

     - Additional Advantages Resulting from Increased Scale. With over $280 million in pro forma net sales for the twelve-month period ending December 31, 1996, management believes the Company will have significantly more clout with retailers, suppliers and licensors than either Hedstrom or ERO individually. In addition, management anticipates that the Company's size also will enable it to pursue international sales opportunities more effectively.

                       HEDSTROM 1996 COST REDUCTION PLAN

     From fiscal 1992 through fiscal 1995, Hedstrom's operating income increased at a compound annual rate of approximately 33.5%. In fiscal 1996, Hedstrom's operating income declined 52% relative to fiscal 1995. In addition, from fiscal 1992 through fiscal 1995, Hedstrom's EBITDA increased at a compound annual rate of approximately 25%. In fiscal 1996, Hedstrom's EBITDA declined modestly. In order to improve Hedstrom's profitability in 1997 and thereafter, management implemented a plan in the second half of 1996 (the "1996 Cost Reduction Plan") to reduce costs by over $9 million in 1997 and thereafter as compared with fiscal 1996 levels. Important elements of the plan include:

     - Implementing Just-in-Time Manufacturing. In late 1996, Hedstrom restructured certain of its manufacturing operations to increase its daily production capacity of outdoor gym sets. This restructuring has enabled Hedstrom to manufacture outdoor gym sets to specific customer orders rather than producing outdoor gym sets in anticipation of customer orders, which Hedstrom had done in the past because of capacity constraints. In fiscal 1996, prior to implementing this restructuring, Hedstrom experienced a significant and unexpected change in its sales mix of outdoor gym sets, requiring Hedstrom to use third party warehouses to store many of the outdoor gym sets it had produced in anticipation of customer demand. As a result, Hedstrom incurred approximately $2.1 million of higher warehouse and material handling costs. Through the first six months of 1997, Hedstrom has successfully manufactured outdoor gym sets on a just-in-time basis, resulting in significantly lower warehouse and material handling expense as compared to the same period in 1996. The implementation of just-in-time manufacturing of outdoor gym sets has enabled Hedstrom to carry a lower level of outdoor gym set inventory and, as a result, to eliminate the need for utilizing third party warehouses for outdoor gym sets. Management believes the Company will save approximately $2.1 million of warehouse and material handling expense in 1997 and thereafter as a result of implementing just-in-time manufacturing of outdoor gym sets.

     - Improved Manufacturing Procedures. In an effort to streamline outdoor gym set production and improve manufacturing efficiencies, in 1996 Hedstrom
       (i) reduced its number of outdoor gym set product offerings, (ii) redesigned certain outdoor gym set components to reduce the cost of such components and (iii) further standardized many of the components among its various outdoor gym set product offerings. Management believes these actions will improve profitability by approximately $2.0 million in 1997 and thereafter over fiscal 1996 levels.

     - In-sourcing Certain Plastic Components. Hedstrom periodically evaluates the economics of producing internally certain plastic components used in the production and assembly of its outdoor gym sets versus purchasing such components externally. In 1996, Hedstrom invested approximately $3.0 million in new plastic blow-molding equipment to manufacture many of the plastic slides that it had previously purchased from third-party vendors. Management estimates that producing these slides internally is currently providing annual cost savings of approximately $1.5 million as compared to fiscal 1996 levels.

     - Discontinuation of Trial Advertising Campaign. Hedstrom historically has advertised its products in cooperation with its retail customers, principally through print media such as newspaper circulars and free-standing inserts sponsored by its customers. In fiscal 1996, Hedstrom initiated, on a trial basis, its own multi-media advertising program designed to increase consumer awareness of the Hedstrom brand over time. The total cost for this advertising program was approximately $1.5 million. After careful review, management determined that this trial advertising campaign would not provide an acceptable return on investment and elected to discontinue it. Therefore, such costs will not be incurred in 1997 and thereafter.

     - Restructure Promotional Programs. Consistent with industry practice, Hedstrom provides retailers with certain promotional allowances, a portion of which typically is fixed in nature and a portion of which is based on the volume of customer purchases of Hedstrom products. In late 1996, Hedstrom reduced the fixed component of certain of its promotional allowances and restructured its promotional programs with several customers by raising the required volumes necessary to achieve certain promotional discounts. Management believes these initiatives will improve profitability in 1997 and thereafter by approximately $1.4 million over fiscal 1996 levels.

     - Personnel Reductions. Hedstrom reduced its number of full-time employees by approximately 30 people in a variety of departments in the second half of 1996. Management believes that such personnel reductions will result in savings of approximately $0.7 million in 1997 and thereafter over fiscal 1996 levels.

     The implementation of the 1996 Cost Reduction Plan has resulted in marked improvement in Hedstrom's profitability in 1997 and management expects that such initiatives will continue to contribute to enhanced profitability during the remainder of 1997. For the six months ended June 30, 1997, which includes the results of ERO for the month of June 1997, Hedstrom recorded net sales and operating income of $104.1 million and $14.2 million, respectively, as compared with net sales and operating income for the comparable period in 1996 of $96.1 million and $8.1 million, respectively. Operating income as a percentage of net sales increased to 14% for the six-month period ended June 30, 1997 from 8% for the comparable period in 1996. The enhanced profitability of Hedstrom has resulted in EBITDA of $17.0 million for the six months ended June 30, 1997, as compared with EBITDA for the comparable period in 1996 of $10.4 million. EBITDA as a percentage of net sales increased to 16% for the six months ended June 30, 1997 from 11% for the comparable period in 1996. Management believes the results of operations of ERO for the period from June 1, 1997 through June 11, 1997, prior to the Merger (as defined), are not significant to Holdings results of operations for the six-months ended June 30, 1997.

     After giving pro forma effect to the Transactions, the Company's pro forma net sales and operating income for the twelve-month period ended December 31, 1996 would have been $283.3 million and $24.2 million, respectively. Also, after giving pro forma effect to the Transactions, pro forma EBITDA for the twelve-month period ended December 31, 1996 would have been $38.7 million. Assuming the Transactions occurred and assuming implementation of the 1996 Cost Reduction Plan at the beginning of the twelve-month period ended December 31, 1996, pro forma net sales and operating income would have been $283.3 million and $30.0 million, respectively. Also, assuming the Transactions occurred and assuming implementation of the 1996 Cost Reduction Plan at the beginning of the twelve-month period ended December 31, 1996, pro forma EBITDA, would have been $44.5 million.

                                THE TRANSACTIONS

     On April 10, 1997, Hedstrom and HC Acquisition Corp., a wholly owned subsidiary of Hedstrom ("Acquisition Co."), entered into an Agreement and Plan of Merger with ERO (the "Merger Agreement") to acquire ERO for a total enterprise value of approximately $200 million. Pursuant to the Merger Agreement, Acquisition Co. commenced a tender offer for all of the outstanding shares of the common stock of ERO at a purchase price of $11.25 per share (the "Tender Offer"). The Tender Offer was consummated on June 12, 1997. On that date, subsequent to the consummation of the Tender Offer, (i) Acquisition Co. was merged with and into ERO (the "Merger") with ERO surviving the Merger as a wholly owned subsidiary of Hedstrom, (ii) certain of ERO's outstanding indebtedness was refinanced by Hedstrom (the "ERO Refinancing") and (iii) Hedstrom refinanced (the "Hedstrom Refinancing") its then existing revolving credit facility (the "Old Revolving Credit

Facility") and term loan facility (the "Old Term Loan Facility"). The Tender Offer, the Merger, the ERO Refinancing and the Hedstrom Refinancing are collectively referred to herein as the "Acquisition".

     Holdings and Hedstrom required approximately $301.1 million in cash to consummate the Acquisition, including approximately (i) $122.6 million paid in connection with the Tender Offer and the Merger, (ii) $82.6 million paid in connection with the ERO Refinancing, (iii) $74.9 million paid in connection with the Hedstrom Refinancing and (iv) $21.0 million incurred in respect of fees and expenses. The funds required to consummate the Acquisition were provided by (i) $75.0 million of term loans (the "Tranche A Term Loans") under a new six-year senior secured term loan facility (the "Tranche A Term Loan Facility"), (ii) $35.0 million of term loans (the "Tranche B Term Loans" and, together with the Tranche A Term Loans, the "Term Loans") under a new eight-year senior secured term loan facility (the "Tranche B Term Loan Facility" and, together with the Tranche A Term Loan Facility, the "Term Loan Facilities"), (iii) $16.1 million of borrowings under a new $70.0 million senior secured revolving credit facility (the "Revolving Credit Facility" and, together with the Term Loan Facilities, the "Senior Credit Facilities"), (iv) $110.0 million of gross proceeds from the offering (the "Original Senior Subordinated Notes Offering") by Hedstrom of the Old Senior Subordinated Notes, (v) $25.0 million of gross proceeds from the offering (the "Units Offering" and, together with the Original Senior Subordinated Notes Offering, the "Original Offerings") by Holdings of 44,612 units (the "Units") consisting of the Old Discount Notes and 2,705,896 shares (the "Shares") of Common Stock, $.01 par value per share, of Holdings ("Holdings Common Stock") and (vi) $40.0 million of gross proceeds from the private placement (the "Equity Private Placement" and, together with the Original Offerings and the borrowings under the Senior Credit Facilities, the "Financings") of 31,520,000 shares of Non-Voting Common Stock, $.01 par value per share, of Holdings ("Holdings Non-Voting Common Stock") and 480,000 shares of Holdings Common Stock.

     The following table sets forth the sources and uses of funds in connection with the Transactions.

        SOURCES OF FUNDS              AMOUNT
        ----------------              ------
                                   (IN MILLIONS)
Revolving Credit Facility........     $ 16.1
Tranche A Term Loans.............       75.0
Tranche B Term Loans.............       35.0
Original Senior Subordinated
  Notes Offering.................      110.0
Units Offering...................       25.0
Equity Private Placement.........       40.0
                                      ------
     Total Sources...............     $301.1
                                      ======

        SOURCES OF FUNDS              AMOUNT
        ----------------              ------
                                   (IN MILLIONS)

Tender Offer/Merger..............     $122.6
ERO Refinancing(a)...............       82.6
Hedstrom Refinancing(a)..........       74.9
Fees and expenses(b).............       21.0
                                      ------
     Total Uses..................     $301.1
                                      ======

---------------

(a) Includes accrued interest expense.

(b) Fees and expenses include Initial Purchasers' discount, bank fees, financial advisory fees, legal and accounting fees, printing costs and other expenses related to the Transactions.

                              ORGANIZATIONAL CHART

     The following chart depicts (i) the summary organizational structure of Holdings and the Company and its material subsidiaries after consummation of the Transactions and (ii) the sources of financing for the Transactions.

                                  [Flow-Chart]

                      DESCRIPTION OF ORGANIZATIONAL CHART
                           (FOR EDGAR PURPOSES ONLY)

The chart provided in the prospectus is a vertical flow-chart. The first (i.e., the top box of the flow chart) represents Holdings. It indicates that Holdings received $25 million pursuant to the Units Offering and $40 million pursuant to the Equity Private Placement. The second box in the flow chart represents Hedstrom, and show that Hedstrom is a direct, wholly owned subsidiary of Holdings. It also indicates that Hedstrom received (i) $16.1 million pursuant to borrowings under the Revolving Credit Facility(1), (ii) $75.0 million pursuant to the Tranche A Term Loans, (iii) $35.0 million pursuant to the Tranche B Term Loans and (iv) $110.0 million pursuant to the Original Senior Subordinated Notes Offering. The third box of the flow chart represents ERO and shows that ERO is a direct, wholly owned subsidiary of Hedstrom. The fourth and final box of the flow chart represents all of the operating subsidiaries of ERO and shows that such operating subsidiaries are direct or indirect wholly owned subsidiaries of ERO.

---------------

(1) The Revolving Credit Facility provides for borrowings of up to $70 million (subject to certain borrowing base requirements). See "Description of the Senior Credit Facilities."

                            MANAGEMENT AND OWNERSHIP

     The principal shareholders of Holdings are Hicks, Muse, Tate & Furst Equity Fund II, L.P. ("HM Fund II"), an affiliate of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"), and certain members of Hedstrom's senior management. Hicks Muse is a private investment firm based in Dallas, New York, St. Louis and Mexico City that specializes in acquisitions, recapitalizations and other principal investing activities. Since Hicks Muse's inception in 1989, the firm has completed or has pending over 70 transactions having a combined transaction value of approximately $19 billion. Hedstrom's senior management team, led by Arnold E. Ditri, its President and Chief Executive Officer, has extensive and diverse experience in managing consumer and industrial products companies, especially within the confines of a leveraged capital structure.

     In October 1995, HM Fund II, together with certain other investors (the "HM Group"), acquired an 82% common equity interest in Holdings in a transaction that was accounted for as a recapitalization (the "1995 Recapitalization"). The total enterprise value of Hedstrom at the time of the 1995 Recapitalization, including the assumption and refinancing of certain indebtedness, was approximately $75 million. The HM Group paid approximately $27 million for its common equity interest, which, together with Hedstrom senior management's 18% retained common equity ownership, implied a total equity value of Holdings at that time of approximately $33 million. Pursuant to the Equity Private Placement, HM Fund II and certain affiliates thereof purchased an additional $40 million of Holdings' common equity.

                              THE EXCHANGE OFFERS

THE SENIOR SUBORDINATED NOTES EXCHANGE OFFER:

     The Senior Subordinated Notes Exchange Offer applies to $110.0 million aggregate principal amount of the Old Senior Subordinated Notes. The form and terms of the New Senior Subordinated Notes will be the same as the form and terms of the Old Senior Subordinated Notes except that (i) interest on the New Senior Subordinated Notes will accrue from the date of issuance of the Old Senior Subordinated Notes, and (ii) the New Senior Subordinated Notes are being registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The New Senior Subordinated Notes will evidence the same debt as the Old Senior Subordinated Notes and will be entitled to the benefits of the Senior Subordinated Notes Indenture (as defined) pursuant to which the Old Senior Subordinated Notes were issued. The Old Senior Subordinated Notes and the New Senior Subordinated Notes are sometimes referred to collectively herein as the "Senior Subordinated Notes." See "Description of New Senior Subordinated Notes."

The Senior Subordinated
Notes Exchange Offer.......  $1,000 principal amount of New Senior Subordinated
                             Notes in exchange for each $1,000 principal amount of Old Senior Subordinated Notes. As of the date hereof, Old Senior Subordinated Notes representing $110.0 million aggregate principal amount are outstanding. The terms of the New Senior Subordinated Notes and the Old Senior Subordinated Notes are substantially identical.

                             Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to Hedstrom, Holdings and the Subsidiary Guarantors, Hedstrom, Holdings and the Subsidiary Guarantors believe that New Senior Subordinated Notes issued pursuant to the Senior Subordinated Notes Exchange Offer in exchange for Old Senior Subordinated Notes may be offered for resale, resold and otherwise transferred by any person receiving the New Senior Subordinated Notes, whether or not that person is the holder (other than any such holder or such other person that is an "affiliate" of Hedstrom, Holdings or any Subsidiary Guarantors within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Senior Subordinated Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Senior Subordinated Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Senior Subordinated Notes. See "The Exchange Offers -- Purpose and Effect." Each broker-dealer that receives New Senior Subordinated Notes for its own account in exchange for Old Senior Subordinated Notes, where those Old Senior Subordinated Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Subordinated Notes. See "Plan of Distribution."

Registration Rights
Agreement..................  The Old Senior Subordinated Notes were sold by
                             Hedstrom on June 12, 1997, in a private placement. In connection with the sale, Hedstrom and Holdings entered into a Registration Rights Agreement with the initial purchasers (the "Initial Purchasers") of the Old Notes (the "Registration Rights Agreement") providing for, among other things, the Senior Subordinated Notes Exchange Offer. See "The Exchange Offers -- Purpose and Effect."

Expiration Date............  The Senior Subordinated Notes Exchange Offer will
                             expire at 5:00 p.m., New York City time, on      ,
                             1997, or such later date and time to which it is extended.

Withdrawal.................  The tender of Old Senior Subordinated Notes pursuant to the Senior Subordinated Notes Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Senior Subordinated Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Senior Subordinated Notes Exchange Offer.

Interest on the New Senior
  Subordinated Notes and
  Old
  Senior Subordinated
  Notes....................  Interest on each New Senior Subordinated Note will accrue from the date of issuance of the Old Senior Subordinated Note for which such New Senior Subordinated Note is exchanged.

Conditions to the Senior
  Subordinated Notes
  Exchange Offer...........  The Senior Subordinated Notes Exchange Offer is
                             subject to certain customary conditions, certain of which may be waived by Hedstrom. See "The Exchange Offers -- Certain Conditions to the Exchange Offers."

Procedures for Tendering
Old
  Senior Subordinated
  Notes....................  Each holder of Old Senior Subordinated Notes wishing to accept the Senior Subordinated Notes Exchange Offer must complete, sign and date the accompanying letter of transmittal relating to the Senior Subordinated Notes Exchange Offer (the "Senior Subordinated Notes Letter of Transmittal"), or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Senior Subordinated Notes Letter of Transmittal, or the copy, together with the Old Senior Subordinated Notes and any other required documentation, to the Senior Subordinated Notes Exchange Agent (as defined) at the address set forth in the Senior Subordinated Notes Letter of Transmittal. Persons holding Old Senior Subordinated Notes through the Depository Trust Company ("DTC") and wishing to accept the Senior Subordinated Notes Exchange Offer must do so pursuant to the DTC's Automated Tender Offer Program, by which each tendering Participant will agree to be bound by the Senior Subordinated Notes Letter of Transmittal. By executing or agreeing to be bound by the Senior Subordinated Notes Letter of Transmittal, each holder will represent to Hedstrom that, among other things, (i) the New Senior Subordinated Notes acquired pursuant to the Senior Subordinated Notes Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Senior Subordinated Notes, whether or not such person is the holder of the Old Senior Subordinated Notes, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Senior Subordinated Notes within the meaning of the Securities Act,
                             (iii) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of Hedstrom, Holdings or any Subsidiary Guarantor, or if it is an affiliate, such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder or other person is not a broker-dealer, neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New

                             Senior Subordinated Notes, and (v) if such holder or other person is a broker-dealer, that it will receive New Senior Subordinated Notes for its own account in exchange for Old Senior Subordinated Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Subordinated Notes. See "The Exchange
                             Offers -- Procedures for Tendering."

Shelf Registration
Requirement................  Pursuant to the Registration Rights Agreement,
                             Hedstrom and Holdings are required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Senior Subordinated Notes (and use their reasonable best efforts to cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented and amended for prescribed periods) if (i) Hedstrom is not permitted to effect the Senior Subordinated Notes Exchange Offer because of any change in law or in applicable interpretations thereof by the staff of the Commission, (ii) the Senior Subordinated Notes Exchange Offer is not consummated within 180 days of the date of issuance of the Old Senior Subordinated Notes, (iii) any Initial Purchaser so requests with respect to Old Senior Subordinated Notes not eligible to be exchanged for New Senior Subordinated Notes in the Senior Subordinated Notes Exchange Offer and held by it following consummation of the Senior Subordinated Notes Exchange Offer, or (iv) any holder of Old Senior Subordinated Notes (other than a broker-dealer electing to exchange Old Notes, acquired for its own account as a result of market-making activities or other trading activities, for New Notes (an "Exchanging Dealer")) is not eligible to participate in the Senior Subordinated Notes Exchange Offer or, in the case of any holder of Old Senior Subordinated Notes (other than an Exchanging Dealer) that participates in the Senior Subordinated Notes Exchange Offer, such holder does not receive freely tradeable New Senior Subordinated Notes upon consummation of the Senior Subordinated Notes Exchange Offer.

Acceptance of Old Senior
  Subordinated Notes and
  Delivery of New Senior
  Subordinated Notes.......  Hedstrom will accept for exchange any and all Old
                             Senior Subordinated Notes which are properly tendered in the Senior Subordinated Notes Exchange Offer prior to the Expiration Date. The New Senior Subordinated Notes issued pursuant to the Senior Subordinated Notes Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offers -- Terms of the Exchange Offers."

Senior Subordinated Notes
  Exchange Agent...........  IBJ Schroder Bank & Trust Company is serving as
                             Exchange Agent (the "Senior Subordinated Notes Exchange Agent") in connection with the Senior Subordinated Notes Exchange Offer.

Federal Income Tax
  Considerations...........  The exchange pursuant to the Senior Subordinated
                             Notes Exchange Offer should not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Considerations of the Exchange Offers."

Effect of Not Tendering....  Old Senior Subordinated Notes that are not tendered or that are tendered but not accepted will, following the completion of the Senior Subordinated

                             Notes Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof.

THE DISCOUNT NOTES EXCHANGE OFFER:

     The Discount Notes Exchange Offer applies to $44,612,000 aggregate principal amount at maturity of the Old Discount Notes. The form and terms of the New Discount Notes will be the same as the form and terms of the Old Discount Notes except that (i) the Accreted Value (as defined) of the New Discount Notes will be calculated from the date of issuance of the Old Discount Notes, and (ii) the New Discount Notes are being registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The New Discount Notes will evidence the same debt as the Old Discount Notes and will be entitled to the benefits of the Discount Notes Indenture (as defined) pursuant to which the Old Discount Notes were issued. The Old Discount Notes and the New Discount Notes are sometimes referred to collectively herein as the "Discount Notes." See "Description of New Discount Notes."

The Discount Notes Exchange
  Offer....................  $1,000 principal amount at maturity of New Discount
                             Notes in exchange for each $1,000 principal amount at maturity of Old Discount Notes. As of the date hereof, Old Discount Notes representing $44,612,000 aggregate principal amount at maturity are outstanding. The terms of the New Discount Notes and the Old Discount Notes are substantially identical.

                             Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to Holdings, Holdings believes that New Discount Notes issued pursuant to the Discount Notes Exchange Offer in exchange for Old Discount Notes may be offered for resale, resold and otherwise transferred by any person receiving the New Discount Notes, whether or not that person is the holder (other than any such holder or such other person that is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Discount Notes are acquired in the ordinary course of business of that holder or such other person,
                             (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Discount Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Discount Notes. See "The Exchange Offers -- Purpose and Effect." Each broker-dealer that receives New Discount Notes for its own account in exchange for Old Discount Notes, where those Old Discount Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Discount Notes. See "Plan of Distribution."

Registration Rights
Agreement..................  The Old Discount Notes were sold by Holdings on
                             June 12, 1997, in a private placement. In connection with the sale, Hedstrom and Holdings entered into the Registration Rights Agreement providing for, among other things, the Discount Notes Exchange Offer. See "The Exchange Offers -- Purpose and Effect."

Expiration Date............  The Discount Notes Exchange Offer will expire at
                             5:00 p.m., New York City time, on      , 1997, or
                             such later date and time to which it is extended.

Withdrawal.................  The tender of Old Discount Notes pursuant to the
                             Discount Notes Exchange Offer may be withdrawn at any time prior to the Expiration

                             Date. Any Old Discount Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Discount Notes Exchange Offer.

Accreted Value of the New
  Discount Notes and Old
  Discount Notes...........  The Accreted Value of each New Discount Note will be calculated from the date of issuance of the Old Discount Note for which such New Discount Note is exchanged.

Conditions to the Discount
Notes Exchange Offer.......  The Discount Notes Exchange Offer is subject to certain customary conditions, certain of which may be waived by Hedstrom. See "The Exchange
                             Offers -- Certain Conditions to the Exchange
                             Offers."

Procedures for Tendering
Old Discount Notes.........  Each holder of Old Discount Notes wishing to accept the Discount Notes Exchange Offer must complete, sign and date the accompanying letter of transmittal relating to the Discount Notes Exchange Offer (the "Discount Notes Letter of Transmittal"; the Discount Notes Letter of Transmittal and the Senior Subordinated Notes Letter of Transmittal are sometimes referred to herein individually as a "Letter of Transmittal" and collectively as the "Letters of Transmittal"), or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Discount Notes Letter of Transmittal, or the copy, together with the Old Discount Notes and any other required documentation, to the Discount Notes Exchange Agent (as defined) at the address set forth in the Discount Notes Letter of Transmittal. Persons holding Old Discount Notes through the Depository Trust Company ("DTC") and wishing to accept the Discount Notes Exchange Offer must do so pursuant to the DTC's Automated Tender Offer Program, by which each tendering Participant will agree to be bound by the Discount Notes Letter of Transmittal. By executing or agreeing to be bound by the Discount Notes Letter of Transmittal, each holder will represent to Holdings that, among other things, (i) the New Discount Notes acquired pursuant to the Discount Notes Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Discount Notes, whether or not such person is the holder of the Old Discount Notes, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Discount Notes within the meaning of the Securities Act, (iii) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of Holdings, or if it is an affiliate, such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder or other person is not a broker-dealer, neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New Discount Notes, and (v) if such holder or other person is a broker-dealer, that it will receive New Discount Notes for its own account in exchange for Old Discount Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such new Discount Notes.

Shelf Registration
Requirement................  Pursuant to the Registration Rights Agreement,
                             Holdings is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Discount Notes (and use its best efforts to cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented and amended for prescribed periods) if (i) Holdings is not permitted to effect the Discount Notes Exchange Offer because of any change in law or in applicable interpretations thereof by the staff of the Commission, (ii) the Discount Notes Exchange Offer is not consummated within 180 days of the date of issuance of the Old Discount Notes, (iii) any Initial Purchaser so requests with respect to Old Discount Notes not eligible to be exchanged for new Discount Notes in the Discount Notes Exchange Offer and held by it following consummation of the Discount Notes Exchange Offer, or (iv) any holder of Old Discount Notes (other than an Exchanging Dealer) is not eligible to participate in the Discount Notes Exchange Offer or, in the case of any holder of Old Discount Notes (other than an Exchanging Dealer) that participates in the Discount Notes Exchange Offer, such holder does not receive freely tradeable New Discount Notes upon consummation of the Discount Notes Exchange Offer.

Acceptance of Old Discount
Notes and Delivery of New
  Discount Notes...........  Holdings will accept for exchange any and all Old
                             Discount Notes which are properly tendered in the Discount Notes Exchange Offer prior to the Expiration Date. The New Discount Notes issued pursuant to the Discount Notes Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offers -- Terms of the Exchange Offer."

Discount Notes Exchange
Agent......................  United States Trust Company of New York is serving as Exchange Agent (the "Discount Notes Exchange Agent"; the Senior Subordinated Notes Exchange Agent and the Discount Notes Exchange Agent are sometimes referred to herein individually as an "Exchange Agent" and collectively as the "Exchange Agents") in connection with the Discount Notes Exchange Offer.

Federal Income Tax
  Considerations...........  The exchange pursuant to the Discount Notes
                             Exchange Offer should not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Considerations of the Exchange Offers."

Effect of Not Tendering....  Old Discount Notes that are not tendered or that are tendered but not accepted will, following the completion of the Discount Notes Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof.

                             TERMS OF THE NEW NOTES

NEW SENIOR SUBORDINATED NOTES:

Issuer.....................  Hedstrom Corporation.

Securities Offered.........  $110.0 million aggregate principal amount of 10%
                             Senior Subordinated Notes Due 2007.

Maturity...................  June 1, 2007.

Interest Payment Dates.....  June 1 and December 1 of each year, commencing
                             December 1, 1997.

Optional Redemption........  The New Senior Subordinated Notes will not be redeemable at the option of Hedstrom prior to June 1, 2002, except (i) that until June 1, 2000, Hedstrom may redeem, at its option, in the aggregate up to $44,000,000 principal amount of the Senior Subordinated Notes at the redemption price set forth herein with the net proceeds of one or more Equity Offerings (as defined) if at least $66,000,000 principal amount of the Senior Subordinated Notes remains outstanding after any such redemption and (ii) upon a Change of Control (as defined), as described below. On or after June 1, 2002, the New Senior Subordinated Notes may be redeemed at the option of Hedstrom, in whole or in part, at any time at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. See "Description of the New Senior Subordinated
                             Notes -- Optional Redemption."

Change of Control..........  Upon a Change of Control, (i) Hedstrom will have the option, at any time on or prior to June 1, 2002, to redeem the New Senior Subordinated Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined) and accrued and unpaid interest, if any, to the date of redemption, and (ii) if Hedstrom does not redeem the New Senior Subordinated Notes pursuant to clause (i) above or if such Change of Control occurs after June 1, 2002, each holder of New Senior Subordinated Notes may require Hedstrom to repurchase all or any portion of such holder's New Senior Subordinated Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that Hedstrom will be able to raise sufficient funds to meet this repurchase obligation should it arise. See "Description of the New Senior Subordinated Notes -- Optional Redemption" and "-- Change of Control."

Ranking and Guaranties.....  The New Senior Subordinated Notes will be unsecured senior subordinated obligations of Hedstrom and will be unconditionally guaranteed (jointly and severally) on a senior basis by Holdings (the "Holdings Guaranty") and on a senior subordinated basis (the "Subsidiary Guaranties" and, together with the Holdings Guaranty, the "Guaranties") by each domestic subsidiary of Hedstrom (the "Subsidiary Guarantors"). The New Senior Subordinated Notes will be subordinated in right of payment to all Senior Indebtedness (as defined) of Hedstrom and will rank pari passu in right of payment with all Senior Subordinated Indebtedness (as defined) of Hedstrom. The Holdings Guaranty will be an unsecured senior obligation of Holdings and will rank pari passu in right of payment with all Holdings Senior Indebtedness (as defined). Each Subsidiary Guaranty will be subordinated in right of payment to all Subsidiary Guarantor Senior

                             Indebtedness (as defined) of the relevant
                             Subsidiary Guarantor and will rank pari passu in right of payment with all Subsidiary Guarantor Senior Subordinated Indebtedness (as defined) of the relevant Subsidiary Guarantor. As of June 30, 1997, Senior Indebtedness of Hedstrom, Holdings Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness were approximately $117.7 million, $244.3 million and $112.7 million, respectively, and Senior Subordinated Indebtedness of Hedstrom and Subsidiary Guarantor Senior Subordinated Indebtedness were approximately $110.0 million and $110.0 million, respectively. See "Description of New Senior Subordinated Notes -- Guaranties" and "-- Ranking and Subordination."

Restrictive Covenants......  The Senior Subordinated Notes Indenture contains certain covenants that, among other things, limit
                             (i) the incurrence of additional Indebtedness by Hedstrom and its Restricted Subsidiaries (as defined), (ii) the payment of dividends and other restricted payments by Hedstrom and its Restricted Subsidiaries, (iii) restrictions on distributions from Restricted Subsidiaries, (iv) asset sales, (v) transactions with affiliates, (vi) sales or issuances of Restricted Subsidiary capital stock and (vii) mergers and consolidations. All of these limitations and prohibitions, however, are subject to a number of important qualifications and exceptions. See "Description of New Senior Subordinated Notes -- Certain Covenants."

Use of Proceeds............  There will be no cash proceeds to Hedstrom from the exchange of New Senior Subordinated Notes for Old Senior Subordinated Notes pursuant to the Senior Subordinated Notes Exchange Offer. The net proceeds from the Original Senior Subordinated Notes Offering were used, together with proceeds from the other Financings, to effect the Acquisition.

NEW DISCOUNT NOTES:

Issuer.....................  Hedstrom Holdings, Inc.

Securities Offered.........  $44,612,000 aggregate principal amount at maturity of 12% Senior Discount Notes Due 2009.

Maturity...................  June 1, 2009.

Yield and Interest.........  The Old Discount Notes were issued at a substantial discount from the principal amount at maturity of such notes. Principal on each New Discount Note will accrete from the date of issuance of the Old Discount Notes to a principal amount of $1,000 on June 1, 2002, representing a yield to maturity of 12% (based on the issue price of a Unit and computed on a semi-annual bond equivalent basis). Except as described herein, no cash interest will accrue on the New Discount Notes prior to June 1, 2002. Thereafter, cash interest will accrue at a rate of 12% per annum, and cash interest will be payable on June 1 and December 1 of each year, commencing December 1, 2002. There can be no assurance that Holdings will have adequate cash available at the time of any scheduled cash interest payments.

Original Issue Discount....  For U.S. federal income tax purposes, the New
                             Discount Notes will bear original issue discount ("OID") and each holder of a New Discount Note will be required to include such OID in gross income for U.S. federal income tax purposes, on a constant yield to maturity basis, in advance of the receipt of the cash payments to which such income is attributable. See

                             "Certain United States Federal Income Tax
                             Considerations with Respect to the New Notes."

Optional Redemption........  The New Discount Notes will not be redeemable at the option of Holdings prior to June 1, 2002, except (i) that until June 1, 2000, Holdings may redeem, at its option, in the aggregate up to 40% of the Accreted Value of the Discount Notes at the redemption price set forth herein with the net proceeds of one or more Equity Offerings if at least $26,767,200 principal amount at maturity of the Discount Notes remains outstanding after any such redemption and (ii) upon a Change of Control, as described below. On or after June 1, 2002, the New Discount Notes may be redeemed at the option of Holdings, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. See "Description of the New Discount
                             Notes -- Optional Redemption."

Change of Control..........  Upon a Change of Control, (i) Holdings will have the option, at any time on or prior to June 1, 2002, to redeem the New Discount Notes, in whole but not in part, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium and accrued and unpaid interest, if any, to the date of redemption, and (ii) if Holdings does not redeem the New Discount Notes pursuant to clause (i) above or if such Change of Control occurs after June 1, 2002, each holder of New Discount Notes may require Holdings to repurchase all or any portion of such holder's New Discount Notes at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that Holdings will be able to raise sufficient funds to meet this repurchase obligation should it arise. See "Description of the New Discount Notes -- Optional Redemption" and
                             "-- Change of Control."

Ranking....................  The New Discount Notes will be unsecured senior obligations of Holdings and will rank pari passu in right of payment with all Senior Indebtedness of Holdings, including the Holdings Guaranty and Holdings' guarantee of the Senior Credit Facilities. Except for the 1995 Recapitalization Notes (as defined) in an aggregate principal amount of $2.5 million, Holdings has not issued, and does not have any arrangement to issue, any indebtedness that would be subordinated to the New Discount Notes. Holdings is a holding company with no operations of its own and whose primary asset is the capital stock of Hedstrom, all of which is pledged to secure Holdings' guarantee of the Senior Credit Facilities. As a result of the holding company structure, the holders of the New Discount Notes will effectively rank junior in right of payment to all creditors of Hedstrom and its subsidiaries, including the lenders under the Senior Credit Facilities, holders of the Senior Subordinated Notes and trade creditors. As of June 30, 1997, the New Discount Notes were effectively subordinated to approximately $282.4 million of aggregate liabilities (including trade payables) of Hedstrom and its subsidiaries.

Restrictive Covenants......  The Discount Notes Indenture (as defined) contains certain covenants that, among other things, limit
                             (i) the incurrence of additional Indebtedness by Holdings and its Restricted Subsidiaries, (ii) the payment of dividends and other restricted payments by Holdings and its Restricted Subsidiaries, (iii) restrictions on distributions from Restricted Subsidiaries, (iv) asset sales, (v) transactions with affiliates, (vi) sales or issuances of Restricted

                             Subsidiary capital stock and (vii) mergers and consolidations. All of these limitations and prohibitions, however, are subject to a number of important qualifications and exceptions. See "Description of the New Discount Notes -- Certain Covenants."

Use of Proceeds............  There will be no cash proceeds to Holdings from the exchange of New Discount Notes for Old Discount Notes pursuant to the Discount Notes Exchange Offer. The net proceeds from the Units Offering were used, together with the proceeds from the other Financings, to effect the Acquisition.

                                  RISK FACTORS

     Prospective investors should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific risk factors set forth under "Risk Factors" for risks involved with an investment in the New Notes.

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth summary unaudited pro forma consolidated financial data for Holdings and the Company. The pro forma information is derived from the "Unaudited Pro Forma Consolidated Financial Information" contained elsewhere herein that gives pro forma effect to the Transactions. The pro forma income statement and other financial data give effect to the Transactions as if they were consummated on January 1, 1996. The pro forma financial data do not purport to represent what the results of operations of the Company and Holdings and its subsidiaries would actually have been had the Transactions in fact been consummated on the assumed date or to project the results of operations of Holdings and its subsidiaries for any future period. The pro forma information presented below is based on assumptions which management believes are reasonable and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Hedstrom and Holdings," "Management's Discussion and Analysis of Financial Condition and Results of Operations of ERO" and the consolidated financial statements and the notes thereto for each of Holdings and ERO included elsewhere herein.


                                                  COMPANY                          HOLDINGS
                                      -------------------------------   -------------------------------
                                      SIX MONTHS ENDED    YEAR ENDED    SIX MONTHS ENDED    YEAR ENDED
                                          JUNE 30,       DECEMBER 31,       JUNE 30,       DECEMBER 31,
                                            1997             1996             1997             1996
                                      ----------------   ------------   ----------------   ------------
                                                           (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales.........................      $142,355         $283,307         $142,355         $283,307
  Cost of sales.....................       102,315          198,846          102,315          198,846
                                          --------         --------         --------         --------
  Gross profit......................        40,040           84,461           40,040           84,461
  Selling, general and
     administrative expenses........        25,233           60,284           25,233           60,284
                                          --------         --------         --------         --------
  Operating income..................        14,807           24,177           14,807           24,177
                                          ========         ========         ========         ========
Net income (loss)...................      $  1,102         $ (1,298)        $    (26)        $ (3,552)
                                          ========         ========         ========         ========
Net income (loss per share(a).......                                        $    .00         $   (.05)
                                                                            ========         ========
OTHER FINANCIAL DATA:
  EBITDA(b).........................      $ 20,721         $ 38,694         $ 20,721         $ 38,694
  EBITDA, as adjusted(c)............
  Depreciation and
     amortization(d)................         5,914           11,967            5,914           11,967
  Capital expenditures..............         5,258           10,397            5,258           10,397
  Cash interest expense(e)..........        11,498           22,969           11,623           23,219
  Ratio (deficiency) of earnings to
     fixed charges(f)...............           1.2x            (680)             1.0x          (4,316)
  Ratio of EBITDA to cash interest
     expense(g).....................            --              1.7x              --              1.7x
  Ratio of EBITDA to interest
     expense(g).....................            --              1.6x              --              1.4x
  Ratio of debt to EBITDA(g)(h).....            --              6.0x              --              6.6x


                                                     footnotes on following page

---------------


(a) Net income (loss) per share is based on the number of common shares outstanding immediately after the Transactions, including the common shares associated with the Units Offering and the Equity Private Placement. Average common equivalent shares (stock options) have not been included in the calculation of weighted average shares outstanding since their inclusion would not be significant during these periods.



(b) EBITDA represents operating income plus depreciation, amortization, and, for the twelve months ended December 31, 1996, certain other one-time charges aggregating approximately $2.55 million, as follows: (i) $0.8 million related to a one-time design adjustment to one of Hedstrom's outdoor gym set accessories to address certain alleged defects, (ii) a non-cash inventory write-down of $0.75 million related to the mix shift in Hedstrom's outdoor gym set product line, and (iii) a $1.0 million non-cash write-off of advertising barter credits by Hedstrom in connection with its decision to discontinue its trial advertising campaign. Management believes EBITDA for the twelve months ended December 31, 1996, as adjusted for these one-time charges, provides a more meaningful comparison of historical results. EBITDA as determined by Holdings may not be comparable to the EBITDA measure as reported by other companies. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use. It is included herein to provide additional information with respect to the ability of Holdings to meet its future debt service, capital expenditures and working capital requirements. Cash flows provided by operating activities, as measured by GAAP, plus interest expense, does not materially differ from EBITDA as reported.



(c) EBITDA, as adjusted represents the following for the year ended December 31, 1996 (dollars in thousands):



                                                           COMPANY    HOLDINGS
                                                           -------    --------
EBITDA as defined in (b) above...........................  $38,694    $38,694
1996 Cost Reduction Plan.................................   5,800       5,800
                                                           -------    -------
EBITDA, as adjusted......................................  $44,494    $44,494
                                                           =======    =======


     Management of Hedstrom implemented the 1996 Cost Reduction Plan in the fall of 1996 to reduce costs of Hedstrom in 1997 and thereafter as compared with 1996 levels. Important elements of the plan include reductions in manufacturing costs, elimination of certain full-time employees, the discontinuation of certain advertising programs and the reduction of warehouse and shipping costs. Refer to Note (i) of the "Unaudited Pro Forma Consolidated Financial Information" contained elsewhere herein for a detailed description of the 1996 Cost Reduction Plan.


(d) Depreciation and amortization expense included herein excludes the amortization of deferred debt financing costs which is included in interest expense.



(e) Excludes non-cash interest expense on the Discount Notes and non-cash amortization of debt issuance costs.



(f) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized;
     (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of Hedstrom's business, the ratio of earnings to fixed charges for the six months ended June 30, 1996 and June 30, 1997 are not accurate representations of full-year results. If the ratio is less than 1.0x, the deficiency is shown.



(g) A significant portion of the Company's EBITDA is generated by its Amav division in the second half of the Company's fiscal year. As a result, the ratios of EBITDA to cash interest expense, EBITDA to interest expense, and total debt to EBITDA for the six months ended June 30, 1997 are not accurate representations of full-year results.



(h) Calculated using pro forma debt as of December 31, 1996 and pro forma EBITDA for the year ended December 31, 1996 for Hedstrom and Holdings.

           SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF HOLDINGS

     The summary information below represents financial information of Holdings and its subsidiaries for each of the fiscal years indicated in the three-year period ended July 31, 1996, for the five-month periods ended December 31, 1995 and December 31, 1996, and for the six-month periods ended June 30, 1996 and June 30, 1997, which information was derived from the audited consolidated financial statements of Holdings for each of the fiscal years in the three-year period ended July 31, 1996, from the audited consolidated financial statements of Holdings for the five-month period ended December 31, 1996, and from the unaudited consolidated financial statements of Holdings for the five-month period ended December 31, 1995 and the six-month periods ended June 30, 1996 and June 30, 1997. Income statement and other financial data for the six months ended June 30, 1997 reflects the operations of ERO for the month of June 1997 and the balance sheet data as of June 30, 1997 includes the Transactions. Holdings historically had a fiscal year ending July 31 but switched its fiscal year to December 31, effective in 1997.

                                                                   FIVE MONTHS
                                           SIX MONTHS ENDED           ENDED
                                               JUNE 30,            DECEMBER 31,        FISCAL YEAR ENDED JULY 31,
                                          -------------------   ------------------   ------------------------------
                                            1997       1996      1996       1995       1996       1995       1994
                                          --------   --------   -------   --------   --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales.............................  $104,051   $ 96,059   $23,994   $ 31,792   $133,194   $133,862   $108,655
  Cost of sales.........................    73,579     72,897    21,973     26,000    105,068    107,312     87,170
                                          --------   --------   -------   --------   --------   --------   --------
  Gross profit..........................    30,472     23,162     2,021      5,792     28,126     26,550     21,485
  Selling, general and administrative
    expenses............................    16,242     15,107     7,546      7,067     24,603     19,207     18,181
                                          --------   --------   -------   --------   --------   --------   --------
  Operating income (loss)...............    14,230      8,055    (5,525)    (1,275)     3,523      7,343      3,304
OTHER FINANCIAL DATA:
  Net cash provided by (used for):
    Operating activities................  $ (6,968)  $(12,725)  $ 2,978   $(19,209)  $(17,744)  $    396   $  1,344
    Investing activities................  (126,046)    (4,792)   (1,309)    (1,342)    (6,490)    (2,574)    (2,988)
    Financing activities................   135,646     17,706    (9,134)    19,842     31,135      2,899      1,060
  EBITDA(a).............................    16,997     10,377    (3,549)      (393)     9,420     10,088      5,529
  Depreciation and amortization(b)......     2,767      2,322     1,976        882      3,347      2,745      2,225
  Capital expenditures..................     3,446      4,792     1,376      1,342      6,738      2,574      2,988
  Ratio (deficiency) of earnings to
    fixed charges(c)....................       3.0x       2.2x   (7,640)   (12,648)   (11,973)       1.6x       1.1x
BALANCE SHEET DATA (END OF PERIOD):
  Total assets..........................  $349,962   $100,206   $72,075   $ 70,459   $ 85,024   $ 69,809   $ 60,005
  Total debt (including current
    maturities).........................   255,389     77,956    60,171     57,750     69,306     32,710     29,811
  Stockholders' equity (deficit)........    44,332      4,556    (3,097)     2,055      1,674     15,392     14,647

---------------

(a) EBITDA represents operating income plus depreciation and amortization and, for the twelve months ended July 31, 1996, certain other one-time charges aggregating $2.55 million (see "Unaudited Pro Forma Consolidated Financial Information"). Management believes EBITDA for the twelve months ended December 31, 1996, as adjusted for these one-time charges, provides a more meaningful comparison of historical results. EBITDA as determined by the Company may not be comparable to the EBITDA measure as reported by other companies. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use. It is included herein to provide additional information with respect to the ability of Holdings to meet its future debt service, capital expenditures and working capital requirements.

(b) Depreciation and amortization expense included herein excludes the amortization of deferred financing costs that is included in interest expense.

(c) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized;
     (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of Hedstrom's business, the ratio of earnings to fixed charges for the six months ended June 30, 1996 and June 30, 1997 are not accurate representations of full-year results. If the ratio is less than 1.0x, the deficiency is shown.

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF ERO

     The summary information below represents financial information of ERO and its subsidiaries for each of the fiscal years indicated in the three-year period ended December 31, 1996, and for the three-month periods ended March 31, 1996 and March 31, 1997, which information was derived from the audited consolidated financial statements of ERO for each of the fiscal years in the three-year period ended December 31, 1996, and from the unaudited consolidated financial statements of ERO for the three-month periods ended March 31, 1996 and March 31, 1997.

                                          THREE MONTHS ENDED
                                               MARCH 31,           YEAR ENDED DECEMBER 31,
                                          -------------------   ------------------------------
                                            1997       1996       1996       1995       1994
                                          --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales.............................  $ 19,939   $ 18,883   $157,913   $128,722   $126,734
  Cost of sales.........................    13,814     13,264     97,802     80,693     79,776
                                          --------   --------   --------   --------   --------
  Gross profit..........................     6,125      5,619     60,111     48,029     46,958
  Selling, general and administrative
     expenses...........................     7,763      7,553     38,896     33,183     34,078
                                          --------   --------   --------   --------   --------
  Operating income (loss)...............    (1,638)    (1,934)    21,215     14,846     12,880
OTHER FINANCIAL DATA:
  Net cash provided by (used for):
     Operating activities...............  $ 12,708   $  4,793   $ (1,277)  $  5,582   $  8,832
     Investing activities...............      (289)      (448)    (3,619)   (56,867)    (6,442)
     Financing activities...............   (16,149)    (3,628)     9,836     51,239     (2,515)
  EBITDA(a).............................      (315)      (590)    26,504     18,411     15,949
  Depreciation and amortization(b)......     1,323      1,344      5,289      3,565      3,069
  Capital expenditures..................       289        448      3,625      1,772      1,287
  Ratio (deficiency) of earnings to
     fixed charges(c)...................    (3,648)    (3,780)       2.2x       5.9x       5.5x
BALANCE SHEET DATA (END OF PERIOD):
  Total assets..........................  $136,381   $131,353   $159,994   $144,138   $ 56,792
  Total debt (including current
     maturities)........................    79,431     82,041     95,640     84,998     11,875
  Stockholders' equity..................    40,649     32,789     43,014     36,064     27,997

---------------

(a) EBITDA represents operating income plus depreciation, and amortization. EBITDA as determined by ERO may not be comparable to the EBITDA measure as reported by other companies. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use. It is included herein to provide additional information with respect to the ability of ERO to meet its future debt service, capital expenditures and working capital requirements.

(b) Depreciation and amortization expense included herein excludes the amortization of deferred financing costs that is included in interest expense.

(c) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of ERO's business, the ratio of earnings to fixed charges for the three months ended March 31, 1996 and March 31, 1997 are not accurate representations of full year results. If the ratio is less than 1.0x, the deficiency is shown.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the New Notes offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the risk factors set forth below.

RECENT NET LOSSES

     For the fiscal years ended July 31, 1994 and July 31, 1996, and for the five-month period ended December 31, 1996, Holdings had net losses of approximately $3.0 million, $8.1 million and $4.8 million, respectively. For the fiscal year ended July 31, 1995, Holdings had net income of $745,000. After giving pro forma effect to the Transactions, Holdings would have had a net loss of approximately $3.6 million, or $0.05 per share, for the twelve months ended December 31, 1996 and a net loss of $26,000 for the six months ended June 30, 1997.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE

     Holdings and Hedstrom incurred a substantial amount of indebtedness in connection with the Transactions. As of June 30, 1997, Holdings had $255.4 million of consolidated indebtedness and $44.3 million of consolidated shareholders' equity, and Hedstrom had $231.3 million of consolidated indebtedness and $67.5 million of consolidated shareholder's equity. For the twelve months ended December 31, 1996, Holdings and Hedstrom had deficiencies of earnings to fixed charges of $7.0 million and $6.7 million, respectively. After giving pro forma effect to the Transactions, Holdings' deficiency of earnings to fixed charges would have been $4.3 million for the twelve months ended December 31, 1996, and Hedstrom's deficiency of earnings to fixed charges would have been $0.7 million for the twelve months ended December 31, 1996. See "Capitalization", "Summary Historical Consolidated 'Financial Data of Holdings" and "Unaudited Pro Forma Consolidated Financial Information." Holdings and Hedstrom may incur additional indebtedness in the future, subject to certain limitations contained in the instruments and documents governing their respective indebtedness. See "Description of Senior Credit Facilities," "Description of the New Senior Subordinated Notes" and "Description of the New Discount Notes." Accordingly, Holdings and Hedstrom will have significant debt service obligations.

     Holdings' and Hedstrom's high degree of leverage could have important consequences to holders of the New Notes, including the following: (i) a substantial portion of Hedstrom's cash flow from operations will be dedicated to the payment of principal of, premium (if any) and interest on its indebtedness, thereby reducing the funds available for operations, distributions to Holdings for payments with respect to the Discount Notes, future business opportunities and other purposes and increasing the vulnerability of Hedstrom to adverse general economic and industry conditions; (ii) the ability of Holdings and Hedstrom to obtain additional financing in the future may be limited; (iii) certain of Hedstrom's borrowings (including, without limitation, amounts borrowed under the Senior Credit Facilities) will be at variable rates of interest, which will expose Hedstrom to increases in interest rates; and (iv) all the indebtedness incurred in connection with the Senior Credit Facilities will be secured and will become due prior to the time the principal payments on the New Notes will become due.

     Holdings' and Hedstrom's ability to make scheduled payments of the principal of, or to pay interest on, or to refinance their respective indebtedness (including the New Notes) will depend on Hedstrom's future performance, which to a certain extent will be subject to economic, financial, competitive and other factors beyond its control. Notwithstanding Holdings' and Hedstrom's deficiencies of earnings to fixed charges for the twelve months ended December 31, 1996, management believes that based upon Hedstrom's current operations and anticipated growth, future cash flow from operations, together with Hedstrom's available borrowings under the Revolving Credit Facility, will be adequate to meet Holdings' and Hedstrom's respective anticipated requirements for capital expenditures, interest payments and scheduled principal payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Hedstrom and Holdings -- Results of Operations" and "-- Liquidity and Capital Resources." There can be no assurance, however, that Hedstrom's business will continue to generate sufficient cash flow from operations in the future to service its and Holdings' respective indebtedness and make necessary capital expenditures. If unable to do so, Holdings and Hedstrom may be required to refinance all or a portion of their respective indebtedness, including the New Notes, to sell assets or to obtain additional financing. There can be no assurance that any such refinancing would be possible, that any assets could be sold (or, if sold, of the timing of such sales and the amount of proceeds realized therefrom) or that additional financing could be obtained.

SUBSTANTIAL RESTRICTIONS AND COVENANTS

     The Credit Agreement (as defined), the Senior Subordinated Notes Indenture and the Discount Notes Indenture contain numerous restrictive covenants, including, but not limited to, covenants that restrict Holdings' and Hedstrom's ability to incur indebtedness, pay dividends, create liens, sell assets, engage in certain mergers and acquisitions and refinance indebtedness. In addition, the Credit Agreement will also require Hedstrom to maintain certain financial ratios. The ability of Holdings and Hedstrom to comply with the covenants and other terms of the Credit Agreement, the Senior Subordinated Notes Indenture and the Discount Notes Indenture, to make cash payments with respect to the New Notes and to satisfy their other respective debt obligations (including, without limitation, borrowings and other obligations under the Credit Agreement) will depend on the future operating performance of Hedstrom. In the event Holdings or Hedstrom fails to comply with the various covenants contained in the Credit Agreement, the Senior Subordinated Notes Indenture or the Discount Notes Indenture, as applicable, it would be in default thereunder, and in any such case, the maturity of substantially all of its long-term indebtedness could be accelerated. A default under either the Senior Subordinated Notes Indenture or the Discount Notes Indenture would also constitute an event of default under the Credit Agreement. The Credit Agreement will prohibit the repayment, purchase, redemption, defeasance or other payment of any of the principal of the New Notes at any time prior to their stated maturity. See "Description of the Senior Credit Facilities," "Description of the New Senior Subordinated Notes" and "Description of the New Discount Notes." Holdings and Hedstrom currently are in compliance with all covenants contained in the Credit Agreement, the Senior Subordinated Notes Indenture and the Discount Notes Indenture.

RANKING OF THE NEW NOTES AND GUARANTIES

     The indebtedness evidenced by the New Senior Subordinated Notes will be unsecured senior subordinated obligations of Hedstrom and the indebtedness evidenced by each Subsidiary Guaranty will be senior subordinated indebtedness of the relevant Subsidiary Guarantor. The payment of principal of, premium (if any), and interest on the New Senior Subordinated Notes and the payment of any Subsidiary Guaranty will be subordinated in right of payment to all Senior Indebtedness of Hedstrom or all Subsidiary Guarantor Senior Indebtedness of the relevant Subsidiary Guarantor, as the case may be, including all indebtedness and obligations of Hedstrom under the Senior Credit Facilities, and such Subsidiary Guarantor's guaranty of such obligations. The indebtedness evidenced by the Holdings Guaranty will be an unsecured senior obligation of Holdings and will rank pari passu in right of payment with all unsecured Senior Indebtedness of Holdings. Holdings currently conducts no business and has no significant assets other than the capital stock of Hedstrom, all of which is pledged to secure the Senior Credit Facilities. See "-- Structural Subordination of Holdings." As of June 30, 1997, Senior Indebtedness of Hedstrom, Holdings Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness were approximately $117.7 million, $244.3 million and $112.7 million, respectively, and Senior Subordinated Indebtedness of Hedstrom and Subsidiary Guarantor Senior Subordinated Indebtedness were approximately $110.0 million and $110.0 million, respectively. The Senior Subordinated Notes Indenture permits Hedstrom to incur additional Senior Indebtedness, provided that certain conditions are met, and Hedstrom expects from time to time to incur additional Senior Indebtedness. In addition, the Senior Subordinated Notes Indenture permits Senior Indebtedness to be secured. By reason of the subordination provisions of the Senior Subordinated Notes Indenture, in the event of insolvency, liquidation, reorganization, dissolution or other winding-up of Hedstrom or a Subsidiary Guarantor, holders of Senior Indebtedness of Hedstrom or Subsidiary Guarantor Senior Indebtedness, as the case may be, will have to be paid in full before Hedstrom makes payments in respect of the New Senior Subordinated Notes or such Subsidiary Guarantor makes payments in respect of its Subsidiary Guaranty. In addition, no payment will be able to be made in respect of the New Senior Subordinated Notes during the continuance of a payment default under any Designated Senior Indebtedness (as defined). Accordingly, there may be insufficient assets remaining after such payments to pay amounts due on the New Senior Subordinated Notes. Furthermore, if certain non-payment defaults exist with respect to Designated Senior Indebtedness, the holders of such Designated Senior Indebtedness will be able to prevent payments on the New Senior Subordinated Notes for certain periods of time. See "Description of New Senior Subordinated Notes -- Ranking and Subordination."

     The New Discount Notes will be unsecured senior obligations of Holdings and will rank pari passu in right of payment with all unsecured Senior Indebtedness of Holdings, including the Holdings Guaranty and Holdings' guarantee of the Senior Credit Facilities. As a result of the holding company structure, the holders of the New Discount Notes will effectively rank junior in right of payment to all creditors of Hedstrom and its subsidiaries, including, without limitation, the lenders under the Senior Credit Facilities, holders of the New Senior Subordinated Notes and trade creditors. See "-- Structural Subordination of Holdings." In the event of the dissolution, bankruptcy, liquidation or reorganization of Holdings or Hedstrom, the holders of the New Discount Notes may not receive any amounts in respect of the New Discount Notes until after the payment in full of all claims of the creditors of Hedstrom and its subsidiaries. As of June 30, 1997, the New Discount Notes were effectively subordinated to approximately $282.4 million of aggregate liabilities (consisting of Indebtedness and trade payables) of Hedstrom and its subsidiaries. See "Capitalization" and "Description of the New Discount Notes -- Ranking."

STRUCTURAL SUBORDINATION OF HOLDINGS

     Holdings is a holding company whose only material asset is the capital stock of Hedstrom. Holdings currently conducts no business (other than in connection with its ownership of the capital stock of Hedstrom and the performance of its obligations with respect to the New Discount Notes, the Holdings Guaranty and the Senior Credit Facilities) and will depend on distributions from Hedstrom to meet its debt service obligations. Because of the substantial leverage of both Holdings and Hedstrom and the dependence of Holdings upon the operating performance of Hedstrom to generate distributions to Holdings, there can be no assurance that any such distributions will be adequate to fund Holdings' obligations when due. In addition, the Credit Agreement, the Senior Subordinated Notes Indenture and applicable federal and state law will impose restrictions on the payment of dividends and the making of loans by Hedstrom to Holdings. As a result of the foregoing restrictions, Holdings may be unable to gain access to the cash flow or assets of Hedstrom in amounts sufficient to pay cash interest on the New Discount Notes on and after December 1, 2002, the date on which cash interest thereon first becomes payable, and principal of the New Discount Notes when due or upon a Change of Control or the occurrence of any other event requiring the repayment of principal. In such event, Holdings may be required to (i) refinance the New Discount Notes, (ii) seek additional debt or equity financing, (iii) cause Hedstrom to refinance all or a portion of Hedstrom's indebtedness with indebtedness containing covenants allowing Holdings to gain access to Hedstrom's cash flow or assets, (iv) cause Hedstrom to obtain modifications of the covenants restricting Holdings' access to cash flow or assets of Hedstrom contained in Hedstrom's financing documents (including, without limitation, the Credit Agreement and the Senior Subordinated Notes Indenture), (v) merge Hedstrom with Holdings, which merger would be subject to compliance with applicable debt covenants and the consents of certain lenders or (vi) pursue a combination of the foregoing actions. The measures Holdings may undertake to gain access to sufficient cash flow to meet its future debt service requirements will depend on general economic and financial market conditions, as well as the financial condition of Holdings and Hedstrom and other relevant factors existing at the time. No assurance can be given that any of the foregoing measures can be accomplished.

ENCUMBRANCES ON ASSETS TO SECURE SENIOR CREDIT FACILITIES

     Hedstrom's obligations under the Senior Credit Facilities are secured by a first priority pledge of, or a first priority security interest in, as the case may be, substantially all of the assets (including 100% of the common stock) of Hedstrom and its domestic subsidiaries, as well as a first priority pledge of 65% of the capital stock of each foreign subsidiary of Hedstrom or any subsidiary thereof. If Hedstrom becomes insolvent or is liquidated, or if payment under any of the Senior Credit Facilities or in respect of any other secured Senior Indebtedness is accelerated, the lenders under the Senior Credit Facilities or holders of such other secured Senior Indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the Senior Credit Facilities or such other Senior Indebtedness). The New Notes will not be secured. Accordingly, holders of such secured Senior Indebtedness will have a prior claim with respect to the assets securing such indebtedness. See "Description of Senior Credit Facilities", "Description of the New Senior Subordinated Notes" and "Description of the New Discount Notes."

CERTAIN SUBSIDIARIES NOT INCLUDED AS SUBSIDIARY GUARANTORS

     The Subsidiary Guarantors include only Hedstrom's domestic subsidiaries. However, the historical consolidated financial information (including the consolidated financial statements of Holdings and ERO included elsewhere in this Prospectus) and the pro forma consolidated financial information included in this Prospectus are presented on a consolidated basis, including both domestic and foreign subsidiaries of Hedstrom and ERO. After giving pro forma effect to the Transactions, the aggregate annual net sales for the year ended December 31, 1996 of the subsidiaries of Hedstrom which are Subsidiary Guarantors and those which are not Subsidiary Guarantors would have been approximately $211.6 million and $71.7 million, respectively. The aggregate total assets as of June 30, 1997 of the subsidiaries of Hedstrom which are Subsidiary Guarantors and those which are not Subsidiary Guarantors were $324.4 million and $24.5 million, respectively. In reliance upon certain Staff Accounting Bulletins of the Commission, interpretations of the staff of the Commission and no-action relief granted by the staff of the Commission to unrelated third parties, the Issuers intend to seek no-action relief permitting Hedstrom and the Subsidiary Guarantors to not file periodic reports under the Exchange Act separately from Holdings, and in lieu thereof, to set forth in Holding's periodic reports selected financial information and certain other information with respect to Holdings, Hedstrom, the Subsidiary Guarantors and the subsidiaries of Hedstrom which are not guarantors of the Senior Subordinated Notes. See footnote 16 to the audited consolidated financial statements of Holdings and footnote 13 to the audited consolidated financial of ERO contained elsewhere herein.

ORIGINAL ISSUE DISCOUNT; APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS

     The Old Discount Notes were issued at a substantial discount from their stated principal amount at maturity. Consequently, although cash interest on the New Discount Notes generally will not accrue or be payable prior to June 1, 2002, OID will be includable in the gross income of a holder of the New Discount Notes for U.S. federal income tax purposes in advance of the receipt of such cash payments on the New Discount Notes. Because $3.4 million of the issue price of the Units was allocated for U.S. federal income tax purposes to the Shares (although no assurance can be given that the value allocated to the Shares is indicative of the price at which the Shares may actually trade), the amount of OID was $3.4 million greater than the difference between the principal amount at maturity of the Old Discount Notes and the purchase price of the Units. See "Certain United States Federal Income Tax Considerations with Respect to the New Notes" for a more detailed discussion of the U.S. federal income tax consequences of the purchase, ownership and disposition of the New Discount Notes.

     If a bankruptcy case is commenced by or against Holdings under the U.S. Bankruptcy Code after the issuance of the New Discount Notes, the claim of a holder of New Discount Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the OID that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any OID that was not accrued as of any such bankruptcy filing would constitute "unmatured interest."

     Because the New Discount Notes appear to provide initial holders with a yield to maturity (for federal income tax purposes) which exceeds 11.99% (a federally mandated interest rate for June 1997 plus five percentage points), OID with respect to the New Discount Notes will not be deductible by Holdings until paid. To the extent that such yield to maturity equals or exceeds 12.99% (a federally mandated interest rate plus six percentage points), a portion of such OID will not be deductible by Holdings. See "Certain United States Federal Income Tax Considerations -- U.S. Holders -- Applicable High Yield Discount Obligations."

LIMITATION ON CHANGE OF CONTROL

     Upon a Change of Control (which excludes acquisitions of stock or assets by Hicks Muse, Arnold E. Ditri and their respective affiliates), (i) each Issuer will have the option, at any time on or prior to June 1, 2002, to redeem such Issuer's New Notes, in whole but not in part, at a redemption price equal to 100% of (A) in the case of the New Senior Subordinated Notes, the principal amount thereof, and (B) in the case of the New Discount

Notes, the Accreted Value thereof, plus, in each case, the Applicable Premium and accrued and unpaid interest, if any, to the date of redemption, and (ii) if an Issuer does not redeem its New Notes pursuant to clause (i) above, each holder of a New Note may require the Issuer thereof to repurchase such New Note at a purchase price equal to 101% of (A) in the case of the New Senior Subordinated Notes, the principal amount thereof and (B) in the case of the New Discount Notes, the Accreted Value thereof, plus, in each case, accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that Holdings and Hedstrom will be able to raise sufficient funds to meet their repurchase obligations upon a Change of Control or that in any event, Holdings and Hedstrom would be permitted under the terms of the Credit Agreement and/or the Indentures to fulfill such obligations. The failure to fulfill such obligations would constitute an event of default under the Indentures See "Description of the New Senior Subordinated Notes -- Change of Control" and "Description of the New Discount Notes -- Change of Control."

RELIANCE ON KEY CUSTOMERS

     After giving pro forma effect to the Transactions, the Company's pro forma net sales to Toys "R" Us, Wal-Mart, Kmart and Target (its four largest customers) during the twelve-month period ended December 31, 1996 would have accounted for 16%, 17%, 10% and 7%, respectively, of the Company's pro forma net sales during such period. Although the Company has well-established relationships with its key customers, the Company does not have long-term contracts with any of them. A decrease in business from any of its key customers could have a material adverse effect on the Company's results of operations and financial condition. See "Business -- Customers."

DEPENDENCE ON KEY LICENSES AND ON OBTAINING NEW LICENSES

     After giving pro forma effect to the Transactions, approximately 28% of the Company's pro forma net sales for the twelve months ended December 31, 1996 would have been derived from sales of licensed products. Approximately 67% of such net sales would have been attributable to licenses covering ten licensed characters and approximately 44% of such net sales would have been derived from licenses with Disney Enterprises, Inc. and its affiliates. Although the Company intends to renew key existing licenses and to obtain new licenses, there can be no assurance that the Company will be able to do so. The failure to renew key existing licenses or obtain new licenses could inhibit the Company's ability to effectively compete in the licensed product market, which could in turn have a material adverse effect on the Company. A significant segment of the Company's business is dependent on obtaining new licenses for its products. The Company believes that the introduction of products with new licenses and the introduction of new licenses for existing products are material to its continued growth and profitability. In addition, the success of the Company's products bearing a particular licensed character is based on the popularity of the character, the level of which changes from year to year. Consequently, the success of the Company's licensed products business is dependent upon obtaining new licenses for popular characters. No assurance can be given that the Company will be able to acquire new licenses for popular characters. See
"Business -- Technology and Licensing."

RAW MATERIALS PRICES

     The principal raw materials in most of the Company's products are plastic resins, plastic components, steel and corrugated cardboard. The prices for such raw materials are influenced by numerous factors beyond the control of the Company, including general economic conditions, competition, labor costs, import duties and other trade restrictions and currency exchange rates. Changing prices for such raw materials may cause the Company's results of operations to fluctuate significantly. Although the Company has not experienced material adverse effects from price changes in the past, a large, rapid increase in the price of raw materials could have a material adverse effect on the Company's operating margins unless and until the increased cost can be passed along to customers.

INTEGRATION OF ERO AND IMPLEMENTATION OF BUSINESS STRATEGY

     Hedstrom has no previous experience acquiring and integrating a business as large as ERO. Successful integration of ERO's operations will depend primarily on Hedstrom's ability to manage ERO's manufacturing facilities and to eliminate redundancies and excess costs. There can be no assurance that Hedstrom can successfully integrate ERO's operations and any failure or inability to do so may have a material adverse effect on the Company's results of operations.

     In addition, the Company intends to continue the implementation of its business strategy, an element of which is to achieve significant annual cost savings. The Company's ability to successfully implement its business strategy, and to achieve the estimated cost savings, is subject to a number of factors, many of which are beyond the control of the Company. There can be no assurance that the Company will be able to continue to successfully implement its business strategy or that the Company will be able to achieve the estimated cost savings. A failure to successfully implement its business strategy or to achieve the estimated cost savings may have a material adverse effect on the Company's results of operations. See "Prospectus Summary -- Business Strategy."

COMPETITION AND IMPORTANCE OF NEW PRODUCT INTRODUCTIONS AND ENHANCEMENTS

     The children's leisure and activity product market is highly competitive. Notwithstanding the competitive nature of the market, the Company has been able to establish itself as the market share leader in certain niche markets within the overall children's leisure and activity product market by introducing innovative new products and regularly enhancing existing products. The Company believes that new product introductions and enhancements of existing products are material to its continued growth and profitability. No assurance can be given that the Company will continue to be successful in introducing new products or further enhancing existing products. See "Business -- Competition."

INVENTORY MANAGEMENT; DISTRIBUTION

     The Company's key customers use inventory management systems to track sales of particular products and rely on reorders being rapidly filled by suppliers, rather than maintaining large on-hand inventories to meet consumer demand. While these systems reduce a retailer's investment in inventory, they increase pressure on suppliers like the Company to fill orders promptly and shift a portion of the retailer's inventory risk onto the supplier. Production of excess products by the Company to meet anticipated demand could result in increased inventory carrying costs for the Company. In addition, if the Company fails to anticipate the demand for its products, it may be unable to provide adequate supplies of popular products to retailers in a timely fashion and may consequently lose potential sales. Moreover, disruptions in shipments from the Company's vendors or from the Company's warehouse facilities could have a material adverse effect on the business, financial condition and results of operations of the Company.

GOVERNMENT REGULATIONS

     The Company is subject to the provisions of, among other laws, the Federal Hazardous Substances Act and the Federal Consumer Product Safety Act. Those laws empower the Consumer Product Safety Commission (the "CPSC") to protect consumers from hazardous products and other articles. The CPSC has the authority to exclude from the market products which are found to be unsafe or hazardous and can require a manufacturer to recall such products under certain circumstances. Similar laws exist in some states and cities in the United States and in Canada and Europe. While the Company believes that it is, and will continue to be, in compliance in all material respects with applicable laws, rules and regulations, there can be no assurance that the Company's products will not be found to violate such laws, rules and regulations, or that more restrictive laws, rules or regulations will not be adopted in the future which could make compliance more difficult or expensive or otherwise have a material adverse effect on the Company's business, financial condition and results of operations.

PRODUCT LIABILITY RISKS

     The Company's products are used for and by small children. The Company carries product liability insurance in amounts which management deems adequate to cover risks associated with such use; however, there can be no assurance that existing or future insurance coverage will be sufficient to cover all product liability risks. See "Business -- Legal Proceedings."

DEPENDENCE ON KEY PERSONNEL

     The Company's success will depend largely on the efforts and abilities of, among others, Arnold E. Ditri, David F. Crowley, Alastair H. McKelvie, John D. Dellos and Alfred C. Carosi, its executive officers. There can be no assurance that the Company will be able to retain all of such executive officers. The failure of such executive officers to remain active in the Company's management could have a material adverse effect on the Company's operations. See "Management."

SEASONALITY

     Historically, Hedstrom and ERO each experienced a significant seasonal pattern in sales and cash flow. During each of the twelve-month periods ended July 31, 1994, July 31, 1995 and July 31, 1996, approximately 67%, 74% and 76%, respectively, of Hedstrom's net sales were realized during the first and second calendar fiscal quarters. During each of the twelve month periods ended December 31, 1994, December 31, 1995, and December 31, 1996, approximately 59%, 59% and 69%, respectively, of ERO's net sales were realized during the third and fourth calendar quarters. Although one of the Company's business strategies is to pursue opportunities for counter-seasonal sales (including new product and OEM sales) and the Company expects decreased exposure to seasonality as a result of the Acquisition, the Company expects that its business will continue to experience a seasonal pattern for the foreseeable future. Because of such seasonality, the sales of a substantial portion of each of the Company's product categories are concentrated in relatively short periods of time during the year. As a result, a failure by the Company to ship any such product to the marketplace within the limited selling period would have a material adverse effect on sales of such product and could in turn have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Hedstrom and Holdings -- Seasonality" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of ERO -- Seasonality."

FOREIGN OPERATIONS, COUNTRY RISKS AND EXCHANGE RATE FLUCTUATIONS

     As part of the Company's business strategy, it is seeking to expand its international sales base. International operations and exports to foreign markets are subject to a number of special risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks and risks of increases in duties, taxes and governmental royalties, as well as changes in laws and policies governing operations of foreign-based companies. In addition, earnings of foreign subsidiaries and intercompany payments are subject to foreign income tax rules that may reduce cash flow available to meet required debt service and other obligations of the Company.

     In 1996, ERO's sales to customers outside the United States were approximately $21.3 million, or approximately 13% of ERO's total sales. However, $25.8 million, or 26.5%, of ERO's cost of sales were denominated in Canadian dollars. Foreign denominated selling, general, and administrative expense and interest expense were $5.8 million and $0.5 million, respectively. Accordingly, the Company's revenues, cash flows and earnings may be affected by fluctuations in certain foreign exchange rates, principally between the United States dollar and the Canadian dollar, which may also have adverse tax effects. In addition, because a portion of the Company's sales, costs of goods sold and other expenses are denominated in Canadian dollars, the Company has a translation exposure to fluctuations in the Canadian dollar against the U.S. dollar. Although the Company has not experienced material adverse consequences from currency fluctuations in the past, there can be no assurance that currency fluctuations would not have a material impact on the Company in the future as increases in the value of the Canadian dollar have the effect of increasing the U.S. dollar equivalent of cost of goods sold and other expenses with respect to the Company's Canadian production facilities. The company does not have any hedging programs in place that would reduce its exposure to currency fluctuations.

FRAUDULENT CONVEYANCE

     The incurrence of indebtedness (such as the Old Notes) in connection with the Transactions and payments to consummate the Transactions with the proceeds thereof are subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of Hedstrom or Holdings. Under these statutes, if a court were to find that obligations (such as the Old Notes) were incurred with the intent of hindering, delaying or defrauding present or future creditors or that Hedstrom or Holdings received less than a reasonably equivalent value or fair consideration for those obligations and, at the time of the occurrence of the obligations, the obligor either (i) was insolvent or rendered insolvent by reason thereof, (ii) was engaged or was about to engage in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iii) intended to or believed that it would incur debts beyond its ability to pay such debts as they matured or became due, such court could void Hedstrom's or Holdings' obligations under the Old Notes or the New Notes, subordinate the Old Notes or the New Notes to other indebtedness of Hedstrom or Holdings, or take other action detrimental to the holders of the Old Notes or the New Notes.

     The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the applicable jurisdiction. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the then fair value of its assets or if the fair saleable value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and mature. Hedstrom and Holdings believe that (i) neither Hedstrom nor Holdings will be insolvent or rendered insolvent by the incurrence of indebtedness in connection with the Transactions, (ii) each of Hedstrom and Holdings will be in possession of sufficient capital to run its business effectively and (iii) each of Hedstrom and Holdings will have incurred debts within its ability to pay as the same mature or become due.

     There can be no assurance, however, as to what standard a court would apply to evaluate the parties' intent or to determine whether Hedstrom or Holdings was insolvent at the time of, or rendered insolvent upon consummation of, the Transactions or that, regardless of the standard, a court would not determine that Hedstrom or Holdings was insolvent at the time of, or rendered insolvent upon consummation of, the Transactions.

     In addition, the Guaranties may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Guarantors. In such a case, the analysis set forth above generally would apply. A court could avoid a Guarantor's obligation under its Guaranty, subordinate the Guaranty to other indebtedness of such Guarantor or take other action detrimental to the holders of the Senior Subordinated Notes.

CONTROL BY EXISTING STOCKHOLDERS

     Hicks Muse and certain of its affiliates control approximately 68% of the outstanding shares of Holdings Common Stock (approximately 80% on a fully-diluted basis) and thereby directly control the election of the Board of Directors and the direction of the affairs of Holdings, and indirectly control the election of the Board of Directors and the direction of the affairs of Hedstrom. Pursuant to the Stockholder's Agreement (as defined), Hicks Muse and its affiliates have preemptive rights with respect to certain offerings by Holdings of Holdings Common Stock (or equivalents thereof), as well as tag-along and drag-along rights with respect to sales of Holdings Common Stock by the other parties to the Stockholders Agreement. As a result, Hicks Muse and its affiliates will be entitled to maintain, and possibly increase, their ownership percentage of Holdings Common Stock. See "Stock Ownership and Certain Transactions."

ABSENCE OF PUBLIC TRADING MARKET

     The New Notes are being offered to the holders of Old Notes, and the Issuers do not intend to apply to have the New Notes listed on any securities exchange. The initial purchasers of the Old Notes (the "Initial Purchasers") have advised the Issuers that they currently intend to make markets in the New Notes after the consummation of the Exchange Offers, as permitted by applicable laws and regulations; however, the Initial Purchasers are not obligated to do so, and may discontinue any such market-making activity at any time without notice. Therefore, there can be no assurance that active markets for the New Notes will develop. If trading markets for the New Notes do develop, the New Notes may trade at a discount from their face value or, with respect to the new Discount Notes, their Accreted Value depending upon prevailing interest rates, the market for similar securities, the performance of the Company and other factors.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the markets for the New Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the New Notes.

                                USE OF PROCEEDS

     The Issuers will not receive any proceeds for the exchange of New Notes for Old Notes pursuant to the Exchange Offers.

     The net proceeds from the sale of the Old Notes, together with the proceeds from the other transactions including in the Financings, were used to consummate the Acquisition and meet ongoing working capital needs. See "Prospectus
Summary -- The Transactions."

     The following table sets forth the sources and uses of funds in connection with the Transactions.

         SOURCES OF FUNDS              AMOUNT                 USES OF FUNDS                 AMOUNT
         ----------------              ------                 -------------                 ------
                                    (IN MILLIONS)                                        (IN MILLIONS)
Revolving Credit Facility.........     $ 16.1       Tender Offer/Merger...............      $122.6
Tranche A Term Loans..............       75.0       ERO Refinancing(a)................        82.6
Tranche B Term Loans..............       35.0       Hedstrom Refinancing(a)...........        74.9
Old Senior Subordinated Notes
  Offering........................      110.0       Fees and expenses(b)..............        21.0
                                                                                            ------

Units Offering....................       25.0

Equity Private Placement..........       40.0
                                       ------
     Total Sources................     $301.1       Total Uses........................      $301.1
                                       ======                                               ======

---------------

(a) Includes accrued interest expense.

(b) Fees and expenses include Initial Purchasers' discount, bank fees, financial advisory fees, legal and accounting fees, printing costs and other expenses related to the Transactions.

                                 CAPITALIZATION

     The following table sets forth, as of June 30, 1997, (i) the capitalization of Hedstrom and (ii) the capitalization of Holdings. The information set forth below should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Information" and the consolidated financial statements and the notes thereto of each of Holdings and ERO included elsewhere in this Prospectus.

                                                              AS OF JUNE 30, 1997
                                                              --------------------
                                                              HEDSTROM    HOLDINGS
                                                              --------    --------
                                                                 (IN THOUSANDS)
Total debt:
  Revolving Credit Facility.................................  $  2,700    $  2,700
  Tranche A Term Loans......................................    75,000      75,000
  Tranche B Term Loans......................................    35,000      35,000
  Senior Subordinated Notes.................................   110,000     110,000
  Senior Discount Notes.....................................        --      21,618
  Other debt(a).............................................     8,571      11,071
                                                              --------    --------
          Total debt........................................   231,271     255,389
                                                              --------    --------
Stockholders' equity(b).....................................    67,471      44,332
                                                              --------    --------
               Total capitalization.........................  $298,742    $299,721
                                                              ========    ========

---------------

(a) Other debt of Holdings consists of a $3.5 million Industrial Revenue Bond, $2.5 million of notes issued in connection with the 1995 Recapitalization (the "1995 Recapitalization Notes"), a $1.6 million mortgage loan on an ERO facility, $3.5 million of ERO equipment loans and capital leases and miscellaneous other debt. Other debt of Hedstrom consists of the other debt of Holdings other than the 1995 Recapitalization Notes.

(b) Holdings stockholders' equity includes the $27 million investment by the HM Group as part of the 1995 Recapitalization less certain accounting adjustments related to the 1995 Recapitalization (see "Prospectus
     Summary -- Management and Ownership"), plus $40 million from the Equity Private Placement, less certain transaction expenses. Holdings' stockholders equity also reflects the $3.4 million ascribed to the Shares issued in connection with the Units Offering (although no assurance can be given that the value allocated to the Shares is indicative of the price at which the Shares may actually trade). Hedstrom stockholders' equity includes Holdings stockholders' equity plus $21.6 million in proceeds from the Units Offering ascribed to the Old Discount Notes, as adjusted to account for certain transaction expenses, and $2.5 million related to a note payable issued by Holdings related to the 1995 Recapitalization.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial statements (the "Pro Forma Financial Statements") include the unaudited pro forma consolidated income statements for the six months ended June 30, 1997 and for the year ended December 31, 1996 (the "Pro Forma Consolidated Income Statements").

     The Pro Forma Consolidated Income Statements give effect to the Transactions and the cost reduction items described in the following paragraph as if they occurred on January 1, 1996.

     Management is implementing a plan that is expected to result in annual cost savings of approximately $6 million as a result of the Acquisition, which plan includes rationalizing sales, marketing and general administrative functions, closing of duplicate facilities and reductions in external administrative expenditures as a result of operating as a consolidated group (i.e., legal, insurance, tax, audit and public relations expenditures). The Pro Forma Consolidated Income Statements include the cost savings Hedstrom expects to realize as a result of personnel terminations that have occurred or that have been formally communicated to the employees, closings of duplicative facilities that have occurred and reductions in external administrative expenses that have been negotiated.

     The Acquisition was accounted for using the purchase method of accounting. The aggregate purchase price for the Acquisition was allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values.

     The Pro Forma Financial Statements are based on the historical financial statements of Holdings, Hedstrom and ERO and the assumptions and adjustments described in the accompanying notes. The Pro Forma Financial Statements do not purport to represent what the Company's results of operations actually would have been had the Transactions and the cost reduction items described herein in fact occurred on the dates indicated or to project the results of operations for any future period or date. The Pro Forma Financial Statements are based upon assumptions that management believes are reasonable and should be read in conjunction with the consolidated financial statements and the notes thereto of each of Holdings and ERO included elsewhere herein.

     Management implemented the 1996 Cost Reduction Plan in the second half of 1996 to reduce costs by over $9 million in 1997 and thereafter as compared with fiscal 1996 levels. See "Prospectus Summary -- Hedstrom 1996 Cost Reduction Plan." EBITDA, as adjusted for the year ended December 31, 1996 includes a portion of the cost savings Hedstrom expects to realize from the 1996 Cost Reduction Plan in 1997 and thereafter. EBITDA, as adjusted does not reflect certain other cost savings and operating efficiencies or the cost of achieving such other cost savings and operating efficiencies that management also expects to achieve in 1997 and thereafter. See "Prospectus Summary -- Hedstrom 1996 Cost Reduction Plan."

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            PRO FORMA/
                                    HEDSTROM         ERO        PRO FORMA      HEDSTROM    CONSOLIDATION    HOLDINGS
                                  HISTORICAL(a)   HISTORICAL   ADJUSTMENTS    PRO FORMA     ADJUSTMENTS    PRO FORMA
                                  -------------   ----------   -----------    ----------   -------------   ----------
Net sales.......................    $125,394       $157,913      $    --       $283,307       $    --       $283,307
Cost of sales...................     101,044         97,802           --        198,846            --        198,846
                                    --------       --------      -------       --------       -------       --------
Gross profit....................      24,350         60,111           --         84,461            --         84,461
Selling, general and
  administrative expenses.......      25,083         38,896        2,305(b)      60,284            --         60,284
                                                                  (6,000)(c)
                                    --------       --------      -------       --------       -------       --------
Operating income (loss).........        (733)        21,215        3,695         24,177            --         24,177
Interest expense................       5,986          9,062        9,809(d)      24,857         3,386(d)      28,493
                                                                                                  250(e)
                                    --------       --------      -------       --------       -------       --------
Income (loss) before income
  taxes.........................      (6,719)        12,153       (6,114)          (680)       (3,636)        (4,316)
Income tax benefit (expense)....       2,158         (4,395)       1,619(f)        (618)        1,382(f)         764
                                    --------       --------      -------       --------       -------       --------
Net income (loss)...............    $ (4,561)      $  7,758      $(4,495)      $ (1,298)      $(2,254)      $ (3,552)
Net income (loss) per
  share(g)......................                                                                            $   (.05)
Weighted average shares
  outstanding(g)................          --             --           --             --            --         67,647
                                    ========       ========      =======       ========       =======       ========
OTHER FINANCIAL DATA:
EBITDA:
    Operating income (loss).....    $   (733)      $ 21,215      $ 3,695       $ 24,177       $    --       $ 24,177
    Depreciation and
      amortization..............       4,373          5,289        2,305         11,967            --         11,967
    Product and inventory
      charge....................       1,550             --           --          1,550            --          1,550
    Barter credit writedown.....       1,000             --           --          1,000            --          1,000
                                    --------       --------      -------       --------       -------       --------
    EBITDA(h)...................    $  6,190       $ 26,504      $ 6,000       $ 38,694       $    --       $ 38,694
                                    ========       ========      =======       ========       =======       ========
EBITDA, as adjusted(i)..........
Pro forma deficiency of earnings
  to fixed charges(j)...........          --             --           --       $   (680)           --       $ (4,316)
                                    ========       ========      =======       ========       =======       ========

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                                             PRO FORMA/
                                  HEDSTROM           ERO         PRO FORMA      HEDSTROM    CONSOLIDATION    HOLDINGS
                                HISTORICAL(k)   HISTORICAL(k)   ADJUSTMENTS    PRO FORMA     ADJUSTMENTS    PRO FORMA
                                -------------   -------------   -----------    ----------   -------------   ----------
Net sales.....................    $104,051        $ 38,304        $    --       $142,355       $    --       $142,355
Cost of sales.................      73,579          28,736             --        102,315            --        102,315
                                  --------        --------        -------       --------       -------       --------
Gross profit..................      30,472           9,568             --         40,040            --         40,040
Selling, general and
  administrative expenses.....      16,242          11,031            960(b)      25,233            --         25,233
                                                                   (3,000)(c)
                                  --------        --------        -------       --------       -------       --------
Operating income (loss).......      14,230          (1,463)         2,040         14,807            --         14,807
Interest expense..............       4,584           3,267          4,591(d)      12,442         1,693(d)      14,260
                                                                                                   125(e)
                                  --------        --------        -------       --------       -------       --------
Income (loss) before income
  taxes.......................       9,646          (4,730)        (2,551)         2,365        (1,818)           547
Income tax benefit
  (expense)...................      (3,584)          1,940            381(f)      (1,263)          690(f)        (573)
                                  --------        --------        -------       --------       -------       --------
Net income (loss).............    $  6,062        $ (2,790)       $(2,170)      $  1,102       $(1,128)      $    (26)
Net income (loss) per
  share(g)....................                                                                               $    .00
Weighted average shares
  outstanding(g)..............          --              --             --             --            --         67,647
                                  ========        ========        =======       ========       =======       ========
OTHER FINANCIAL DATA:
EBITDA:
    Operating income (loss)...    $ 14,230        $ (1,463)       $ 2,040       $ 14,807       $    --       $ 14,807
    Depreciation and
      amortization............       2,767           2,187            960          5,914            --          5,914
                                  --------        --------        -------       --------       -------       --------
    EBITDA(h).................    $ 16,997        $    724        $ 3,000       $ 20,721       $    --       $ 20,721
Pro forma ratio of earnings to
  fixed charges(j)............          --              --             --           1.2x            --           1.0x
                                  ========        ========        =======       ========       =======       ========

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                             (DOLLARS IN THOUSANDS)

(a) The historical balances for Hedstrom are derived from the unaudited accounting records of Hedstrom for the twelve-month period ended December 31, 1996. Hedstrom historically had a fiscal year ending July 31 but switched its fiscal year end to December 31, effective in 1997. Accordingly, Hedstrom's last complete fiscal year was the twelve months ended July 31, 1996, and Hedstrom's next complete fiscal year will be the twelve months ended December 31, 1997.

(b) Reflects the incremental change in amortization expense due to purchase accounting and adjustments to intangible assets in connection with the Acquisition consistent with the amortization policies utilized by the Company.

(c) Reflects estimated cost savings as a result of the Acquisition from the elimination of overlapping and duplicative selling, general and administrative functions, the closing of certain duplicate facilities and reductions in external administrative expenses such as insurance, legal, tax, audit and public relations expenses. The estimated cost savings below reflect personnel terminations that have occurred or that have been formally communicated to the employees, closings of duplicate facilities that have occurred and reductions in external administrative expenses that have been negotiated.

                                                                     SIX MONTHS
                                                    YEAR ENDED         ENDED
                                                   DECEMBER 31,       JUNE 30,
                                                       1996             1997
                                                   ------------    --------------
                                                           (IN THOUSANDS)
Selling, general and administrative expense
  adjustment:
  Acquisition related:
     Salaries and benefits from personnel
       terminations..............................     $3,700           $1,850
     Duplicative facilities that have been
       closed....................................        900              450
     External administrative expenses that have
       been reduced..............................      1,400              700
                                                      ------           ------
                                                      $6,000           $3,000
                                                      ======           ======

(d) Reflects interest expense (at assumed rates as indicated below) associated with the borrowings under the Senior Credit Facilities, the Senior Subordinated Notes and the Discount Notes, the amortization of deferred financing costs and the elimination of historical interest expense relating to debt of Hedstrom and ERO refinanced in connection with the Acquisition:

                                                                     SIX MONTHS
                                                    YEAR ENDED         ENDED
                                                   DECEMBER 31,       JUNE 30,
                                                       1996             1997
                                                   ------------    --------------
                                                           (IN THOUSANDS)
HEDSTROM:
Revolving Credit Facility at 8.5%................    $  1,369         $   684
Tranche A Term Loans at 8.5%.....................       6,375           3,188
Tranche B Term Loans at 9.0%.....................       3,150           1,575
Senior Subordinated Notes at 10.0%...............      11,000           5,500
Amortization of deferred financing costs.........       1,888             944
Other fees.......................................         396             197
Elimination of historical interest expense for
  related debt...................................     (14,369)         (7,497)
                                                     --------         -------
          Total Hedstrom.........................    $  9,809         $ 4,591
                                                     ========         =======
HOLDINGS:
Discount Notes at 12.0%..........................    $  3,000         $ 1,500
Amortization of deferred financing costs and debt
  discount.......................................         386             193
                                                     --------         -------
          Total Holdings.........................    $  3,386         $ 1,693
                                                     ========         =======

        A 0.125% change in the interest rate payable on the outstanding balance would change annual interest expense as follows:

                                                                     SIX MONTHS
                                                    YEAR ENDED         ENDED
                                                   DECEMBER 31,       JUNE 30,
                                                       1996             1997
                                                   ------------    --------------
                                                           (IN THOUSANDS)
Revolving Credit Facility........................      $ 20             $10
Tranche A Term Loans.............................        94              47
Tranche B Term Loans.............................        44              22
                                                       ----             ---
          Total..................................      $158             $79
                                                       ====             ===

(e) Represents a consolidation adjustment to reflect interest expense on a $2.5 million note payable at Holdings.

(f) Reflects the adjustment to federal and state income taxes resulting from the pro forma adjustments, and to recognize federal and state income taxes at an assumed effective tax rate of approximately 38%, plus the impact of amortizing the goodwill for book purposes but not tax purposes.

(g) Net income (loss) per share is based on the number of common shares outstanding immediately after the Transaction, including the common shares associated with the Units Offering and the Equity Private Placement. Average common equivalent shares (stock options) have not been included in the calculation of weighted average shares outstanding since their inclusion would not be significant during these periods.

(h) EBITDA represents operating income plus depreciation, amortization, and, for the twelve months ended December 31, 1996, certain other one-time charges aggregating approximately $2.55 million, as follows: (i) $0.8 million related to a design adjustment to one of Hedstrom's outdoor gym set accessories to address certain alleged defects, (ii) a non-cash inventory write-down of $0.75 million related to the mix shift in Hedstrom's outdoor gym set product line, and (iii) a $1.0 million non-cash write-off of advertising barter credits by Hedstrom in connection with its decision to discontinue its trial advertising campaign. EBITDA as determined by the Company may not be comparable to the EBITDA measure as reported by other companies. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow (as measured by GAAP) as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditures and working capital requirements.

(i) EBITDA, as adjusted represents the following for the year ended December 31, 1996:

                                                         HEDSTROM     HOLDINGS
                                                         PRO FORMA    PRO FORMA
                                                         ---------    ---------
EBITDA as defined in (h) above.........................   $38,694      $38,694
1996 Cost Reduction Plan...............................     5,800        5,800
                                                          -------      -------
EBITDA, as adjusted....................................   $44,494      $44,494
                                                          =======      =======

     EBITDA, as adjusted reflects a portion of the cost savings from the 1996 Cost Reduction Plan implemented by Hedstrom in the second half of 1996 relating to reductions in manufacturing costs, elimination of certain full-time employees, the discontinuation of certain advertising programs and the reduction of warehouse and shipping costs, as more fully described below.

     Hedstrom periodically evaluates the economics of producing internally certain plastic components used in the production and assembly of its outdoor gym sets versus purchasing such components externally. In 1996, Hedstrom invested approximately $3.0 million in new plastic blow-molding equipment to manufacture many of the plastic slides that it had previously purchased from third-party vendors. Management believes that producing these slides internally is currently providing annual cost savings of approximately $1.5 million.

     Hedstrom reduced its number of full-time employees by approximately 30 persons in a variety of departments in the second half of 1996. Management believes that such personnel reductions will result in savings of approximately $0.7 million in 1997 and thereafter.

     In late 1996, Hedstrom restructured certain of its manufacturing operations to increase its daily production capacity of outdoor gym sets. This restructuring has enabled Hedstrom to manufacture outdoor gym sets to specific customer orders rather than producing outdoor gym sets in anticipation of customer orders, which Hedstrom had done in the past because of capacity constraints. In fiscal 1996, prior to implementing this restructuring, Hedstrom experienced a significant and unexpected change in its sales mix of outdoor gym sets, requiring Hedstrom to use third-party warehouses to store many of the outdoor gym sets it had produced in anticipation of customer demand. As a result, Hedstrom incurred approximately $2.1 million of higher warehouse and material handling costs. The implementation of just-in-time manufacturing of outdoor gym sets has enabled Hedstrom to carry a lower level of outdoor gym set inventory and, as a result, eliminate the need for third-party warehouses for outdoor gym sets. Management believes it will save over $2.1 million of warehouse and material handling expense in 1997 and thereafter as a result of implementing just-in-time manufacturing of outdoor gym sets.

     Hedstrom historically has advertised its products in cooperation with its retail customers, principally through print media sponsored by its customers such as newspaper circulars and free-standing inserts. In fiscal 1996, Hedstrom initiated, on a trial basis, its own multi-media advertising program designed to increase consumer awareness of the Hedstrom brand over time. The total cost for this advertising program was approximately $1.5 million. After careful review, management determined that this trial advertising campaign would not provide an acceptable return on investment and elected to discontinue it. Therefore, such cost will not be incurred in 1997 and thereafter.

(j) For purposes of calculating the ratio of earnings to fixed charges, earnings represent pro forma income (loss) before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and
     (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of Hedstrom's business, the ratio of earnings to fixed charges for the six months ended June 30, 1997 is not an accurate representation of full-year results. If the ratio is less than 1.0x, the deficiency is shown.

(k) Hedstrom's historical results of operations for the six months ended June 30, 1997 include ERO's results of operations for the month of June 1997. ERO's historical results of operations for the six months ended June 30, 1997 include the period from January 1, 1997 through May 31, 1997.

          SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HOLDINGS

    The selected consolidated historical financial data presented below (i) as of and for the years in the three-year period ended July 31, 1996 and the five-month period ended December 31, 1996, were derived from the consolidated financial statements of Holdings, which have been audited by Arthur Andersen LLP, independent auditors, and (ii) as of and for the two years ended July 31, 1993, were derived from audited financial statements of Hedstrom. The selected historical consolidated financial data presented below as of and for the five-month period ended December 31, 1995 and the six-month periods ended June 30, 1996 and 1997 have not been audited, but, in the opinion of management, include all the adjustments (consisting only of normal, recurring adjustments) necessary to present fairly, in all material respects, such information in accordance with GAAP applied on a consistent basis. Income Statement and other financial data for the six months ended June 30, 1997 reflects the operations of ERO for the month of June 1997 and the balance sheet data as of June 30, 1997 includes the Transactions. Interim results are not necessarily indicative of Holdings' results for the full fiscal year, principally because of the seasonal nature of Hedstrom's business. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Hedstrom and Holdings" and the consolidated financial statements of Holdings and the notes thereto contained elsewhere herein. Holdings historically had a fiscal year ending July 31 but switched its fiscal year to December 31, effective in 1997.

                                        SIX MONTHS           FIVE MONTHS
                                           ENDED                ENDED
                                         JUNE 30,            DECEMBER 31,                  FISCAL YEAR ENDED JULY 31,
                                    -------------------   ------------------   --------------------------------------------------
                                      1997       1996      1996       1995       1996       1995       1994      1993      1992
                                    --------   --------   -------   --------   --------   --------   --------   -------   -------
                                                                       (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales.......................  $104,051   $ 96,059   $23,994   $ 31,792   $133,194   $133,862   $108,655   $93,891   $87,529
  Cost of sales...................    73,579     72,897    21,973     26,000    105,068    107,312     87,170    75,592    68,632
                                    --------   --------   -------   --------   --------   --------   --------   -------   -------
  Gross profit....................    30,472     23,162     2,021      5,792     28,126     26,550     21,485    18,299    18,897
  Selling, general and
    administrative expenses.......    16,242     15,107     7,546      7,067     24,603     19,207     18,181    16,890    15,816
                                    --------   --------   -------   --------   --------   --------   --------   -------   -------
  Operating income (loss).........    14,230      8,055    (5,525)    (1,275)     3,523      7,343      3,304     1,409     3,081
  Recapitalization expenses(a)....        --         --        --      9,600      9,600         --         --        --        --
  Restructuring expense(b)........        --         --        --         --         --         --         --     1,476        --
  Interest expense................     4,709      3,545     2,115      1,773      5,896      4,573      2,982     2,512     2,728
                                    --------   --------   -------   --------   --------   --------   --------   -------   -------
  Income (loss) before income
    taxes.........................     9,521      4,510    (7,640)   (12,648)   (11,973)     2,770        322    (2,579)      353
  Income tax benefit (expense)....    (3,536)    (1,812)    2,869      4,074      3,857     (1,440)      (103)      663      (257)
                                    --------   --------   -------   --------   --------   --------   --------   -------   -------
  Income (loss) from continuing
    operations....................     5,985      2,698    (4,771)    (8,574)    (8,116)     1,330        219    (1,916)       96
  Loss from discontinued
    operations(c).................        --         --        --         --         --       (585)    (3,180)       --        --
                                    --------   --------   -------   --------   --------   --------   --------   -------   -------
  Net income (loss)...............  $  5,985   $  2,698   $(4,771)  $ (8,574)  $ (8,116)  $    745   $ (2,961)  $(1,916)  $    96
                                    ========   ========   =======   ========   ========   ========   ========   =======   =======
OTHER FINANCIAL DATA:
  Net cash provided by (used in):
    Operating activities..........  $ (6,968)  $(12,725)  $ 2,978   $(19,209)  $(17,744)  $    396   $  1,344   $(3,540)  $ 2,481
    Investing activities..........  (126,046)    (4,792)   (1,309)    (1,342)    (6,490)    (2,574)    (2,988)   (4,594)   (3,358)
    Financing activities..........   135,646     17,706    (9,134)    19,842     31,135      2,899      1,060     8,539       740
  EBITDA(d).......................    16,997     10,377    (3,549)      (393)     9,420     10,088      5,529     3,651     5,111
  Depreciation and
    amortization(e)...............     2,767      2,322     1,976        882      3,347      2,745      2,225     2,242     2,030
  Capital expenditures............     3,446      4,792     1,376      1,342      6,738      2,574      2,988     3,010     1,858
  Ratio (deficiency) of earnings
    to fixed charges(f)...........       3.0x       2.2x   (7,640)   (12,648)   (11,973)       1.6x       1.1x   (2,579)      1.1x
BALANCE SHEET DATA (END OF
  PERIOD):
  Total assets....................  $349,962   $100,206   $72,075   $ 70,459   $ 85,024   $ 69,809   $ 60,005   $55,607   $48,116
  Total debt (including current
    maturities)...................   255,389     77,956    60,171     57,750     69,306     32,710     29,811    28,351    19,812
  Stockholders' equity
    (deficit).....................    44,332      4,556    (3,097)     2,055      1,674     15,392     14,647    15,228    17,144

---------------------

(a) In connection with the 1995 Recapitalization, Holdings incurred approximately $9.6 million in costs, all of which were expensed.

(b) During fiscal 1993, Holdings restructured its manufacturing processes at its Bedford division, incurring costs associated with consultants, equipment reorganization, training and temporarily idle facilities.

(c) During fiscal 1995, Holdings discontinued the operations of its Hedstrom Holdings II subsidiary. Hedstrom Holdings II was involved in the manufacturing of traffic control devices. The sole customer of Hedstrom Holdings II was a related party with which Holdings no longer has an ongoing relationship.

(d) EBITDA represents operating income plus depreciation, and amortization and, for the twelve months ended July 31, 1996, certain other one-time charges aggregating $2.55 million (see "Unaudited Pro Forma Consolidated Financial Information"). EBITDA as determined by Holdings may not be comparable to the EBITDA measure as reported by other companies. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use. It is included herein to provide additional information with respect to the ability of Holdings to meet its future debt service, capital expenditures and working capital requirements.

(e) Depreciation and amortization included herein excludes the amortization of deferred financing costs that is included in interest expense.

(f) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of Holdings' business, the ratio of earnings to fixed charges for the six months ended June 30, 1996 and 1997 and for the five months ended December 31, 1996 and 1995 are not accurate representations of full-year results. If the ratio is less than 1.0x, the deficiency is shown.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                 RESULTS OF OPERATIONS OF HEDSTROM AND HOLDINGS

     The following discussion generally relates to the historical consolidated results of operations and financial condition of Holdings and Hedstrom and, accordingly, does not reflect the significant impact of the Transactions. The following discussion and analysis should be read in conjunction with the consolidated financial statements of Holdings, and the notes thereto, included elsewhere herein. For purposes of this discussion, references to "Hedstrom", where appropriate, include Holdings and Hedstrom and its subsidiaries (including, with respect to periods after the consummation of the Acquisition, ERO and its subsidiaries).

     For information regarding the pro forma results of operations of the Company, see the "Unaudited Pro Forma Consolidated Financial Information".

GENERAL

     Hedstrom is a leading United States manufacturer and marketer of children's leisure and activity products. Hedstrom has two principal divisions -- the Bedford Division in Bedford, Pennsylvania (the "Bedford Division"), which principally manufacturers and markets in the United States painted metal and composite metal and plastic outdoor gym sets, wood gym kits and slides, spring horses and gym accessories, and the Ashland Division in Ashland, Ohio (the "Ashland Division"), which manufactures and markets in the United States a wide variety of children's playballs and ball pit products. Through its International Division, Hedstrom sells products manufactured by both the Bedford Division and the Ashland Division outside of the United States.

FISCAL YEAR CHANGE

     Hedstrom historically had a fiscal year ending July 31 but switched its fiscal year-end to December 31, effective in 1997. Accordingly, Hedstrom's last historical fiscal year was the twelve months ending July 31, 1996, and Hedstrom's next complete fiscal year will be the twelve months ending December 31, 1997. Management implemented this change primarily to improve the accuracy of Hedstrom's annual budgeting process. Hedstrom's retail customers generally do not determine outdoor gym set product placements for the upcoming peak Spring selling season until the preceding Fall. In the past, Hedstrom prepared its budgets without the benefit of knowing what its outdoor gym set placements would be for the upcoming fiscal year. Management believes that the adoption of a December 31 fiscal year will improve the accuracy of its budgeting process.

     As a result of the change in Hedstrom's fiscal year, Hedstrom has presented financial statements for the five-month period ended December 31, 1996 and for the comparable period in 1995. Management does not believe that the year over year comparison for such period is meaningful because, given the concentration of Hedstrom's net sales in the first and second calendar quarters, overall changes in production levels in the comparably less active period from August to December can have a significant impact on stated profitability for such period due to the absorption of fixed manufacturing costs. This is especially true when comparing the above-mentioned five-month period in 1996 versus the same five-month period in 1995. In the last few months of calendar 1995, due to capacity constraints, Hedstrom manufactured a significant number of outdoor gym sets in anticipation of the Spring 1996 selling season. This production activity resulted in absorption of overhead expenses of approximately $1.4 million (these costs were capitalized into inventory) that otherwise would have been expensed during the period had there been no production of gym sets. In late 1996, management took several steps to increase the daily production capacity of outdoor gym sets in an effort to increase its capacity during peak production periods, thereby reducing inventory levels and related material and warehouse expense. As a result of these efforts, Hedstrom is now able to manufacture gym sets on a just-in-time basis in response to specific customer orders. The move to just-in-time manufacturing in late calendar 1996 precluded the need to begin manufacturing gym sets in 1996 for sale in 1997 and thus, unlike in late 1995, Hedstrom expensed the fixed overhead incurred at its idle outdoor gym set operations. As a result of the switch to just-in-time manufacturing, Hedstrom's operating results were significantly better in the second calendar quarter of 1997 versus the second calendar quarter of 1996 because, among other things, it produced outdoor gym sets in the second calendar quarter of 1997, whereas in the same period of 1996, Hedstrom met consumer demand for outdoor gym sets out of inventory. Hedstrom's discontinuation in 1996 of sales of certain low-margin juvenile products (such as tricycles) that had been sold in 1995 also makes the year over year comparison less meaningful.

NET SALES

     Hedstrom computes net sales by deducting sales allowances, including allowances for returns, volume discounts and co-operative advertising ("promotions"), from its gross sales. Where information concerning net sales by product line is provided in this Prospectus, Hedstrom has estimated net sales by attributing sales allowances to each product line in proportion to the individual product line's percentage of gross sales.

     In 1996, Hedstrom revised certain of its promotional policies, effectively increasing the sales thresholds at which Hedstrom's customers earn certain promotional discounts, which management believes will contribute to increasing Hedstrom's profitability in 1997.

RESULTS OF OPERATIONS

     The following table sets forth net sales and gross profit for each of Hedstrom's three operating divisions and Hedstrom's total selling, general and administrative expenses and total operating income (loss) for the periods indicated:

                                                                 FIVE MONTHS
                                                SIX MONTHS          ENDED
                                              ENDED JUNE 30,    DECEMBER 31,      YEAR ENDED JULY 31,
                                              ---------------   -------------   ------------------------
                                               1997     1996    1996    1995     1996     1995     1994
                                              ------   ------   -----   -----   ------   ------   ------
                                                                    (IN MILLIONS)
Net sales:
  Bedford Division..........................   $58.7    $63.0   $12.0   $13.5   $ 79.3   $ 80.9   $ 71.4
  Ashland Division..........................    24.8     27.2    10.4    16.7     46.0     44.8     30.4
  International Division....................     6.6      5.9     1.6     1.6      7.9      8.2      6.9
  ERO.......................................    14.0       --      --      --       --       --       --
                                               -----    -----   -----   -----   ------   ------   ------
          Total net sales...................   104.1     96.1    24.0    31.8    133.2    133.9    108.7
                                               -----    -----   -----   -----   ------   ------   ------
Gross profit:
  Bedford Division..........................    16.1     14.3     (.2)    0.8     13.7     11.7     12.2
  Ashland Division..........................     7.7      8.0     1.9     4.6     13.1     13.4      8.3
  International Division....................     1.6       .9      .3      .4      1.3      1.5      1.0
  ERO.......................................     5.1       --      --      --       --       --       --
                                               -----    -----   -----   -----   ------   ------   ------
          Total gross profit................    30.5     23.2     2.0     5.8     28.1     26.6     21.5
                                               -----    -----   -----   -----   ------   ------   ------
Total selling, general and administrative
  expenses..................................    16.3     15.1     7.5     7.1     24.6     19.3     18.2
                                               -----    -----   -----   -----   ------   ------   ------
Total operating income (loss)...............   $14.2    $ 8.1   $(5.5)  $(1.3)  $  3.5   $  7.3   $  3.3
                                               =====    =====   =====   =====   ======   ======   ======

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     A comparison of Hedstrom's results of operations for the six months ended June 30, 1997 with the same period in 1996 is necessarily affected by the impact of the consummation of the Transactions on June 12, 1997. Due to the inclusion of 30 days of combined operations of Hedstrom and ERO in the six months ended June 30, 1997, management does not believe the comparison of total net sales and total gross profit with the same period in 1996 is meaningful.

     Net Sales. Hedstrom's total net sales increased to $104.1 million in the first six months of 1997 from $96.1 million in the first six months of 1996, an increase of $8.0 million, or 8.3%. Such increase was attributable to the inclusion of ERO, certain selling price increases and the restructuring of several promotional allowances, offset by a decline in sales at the Bedford and Ashland Divisions. June net sales of ERO, included in the first six months of Hedstrom's results, were $14.0 million. Net sales of the Bedford Division decreased by $4.3 million, or 6.8%, in the first six months of 1997 from the first six months in 1996, primarily as a result of (i) a shift in product mix to lower-priced outdoor gym sets and (ii) a decline in sales of Hedstrom's wood kits to home centers, which accounted for decreases of $5.7 million and $1.8 million, respectively. This decline in sales was partially offset by a $1.9 million increase attributable to selling price increases and $1.1 million attributable to the restructuring of certain promotional allowances. Selling prices of products sold by the Bedford Division increased approximately 3.2% in the first six months of 1997 over the first six months in 1996. Net sales of the Ashland Division decreased by $2.4 million, or 8.8%, in the first six months of 1997 from the first six months of 1996, primarily as a result of a $3.8 million decrease in sales of certain undecorated playballs and a $0.2 million decrease in sales of O.E.M. products. These decreases were partially offset by the successful introduction of "goofballs" and the increase in market share of ball pits, which accounted for $0.9 million and $0.2 million of sales, respectively. Selling prices of the Ashland Division increased approximately $0.6 million, or 2.5%, in the first six months of 1997 over the first six months in 1996. Net sales of the International Division increased by $.7 million, or 11.9%, in the first six months of 1997 over the first six months of 1996, due primarily to an increase in playball sales in Canada.

     Gross Profit. As a result of the increase in Hedstrom's total net sales, total gross profit increased to $30.5 million in the first six months of 1997 from $23.2 million in the first six months of 1996. As a percentage of net sales, gross profit increased to 29.3% in the first six months of 1997 from 24.1% in the first six months of 1996 due primarily to (i) the inclusion of the June 1997 results of ERO, which had a higher gross profit margin than the other divisions of Hedstrom, (ii) the implementation of the 1996 Cost Reduction Plan and (iii) a shift in mix to higher-margin playballs, the effects of which were partially offset by a reduction in production volume resulting from the implementation of just-in-time manufacturing and reduced sales. ERO's June 1997 gross profit was $5.0 million, or 35.7% of ERO's net sales, and is included in the first six months of Hedstrom's results. The Bedford Division's gross profit margin in the first six months of 1997 increased to 27.4% from 22.7% in the first six months of 1996, primarily as a result of the benefits of the 1996 Cost Reduction Plan, selling price increases and improvements in promotional programs, which accounted for increases of 3.0%, 3.2% and 1.8%, respectively, which benefits were partially offset by a 3.1% decrease in net sales attributable to sales of lower-priced and lower-margin outdoor gym sets. Gross profit margin in the Ashland Division increased to 31.0% in the first six months of 1997 from 29.4% in the first six months of 1996 primarily as a result of (i) an increase in selling prices, and (ii) the favorable effects of the 1996 Cost Reduction Plan, which accounted for increases of 2.5% and 2.5%, respectively. These increases were partially offset by (i) a reduction in production volume and (ii) a change in product mix, which accounted for decreases of 2.0% and 1.4%, respectively. Gross profit margin in the International Division increased to 24.2% in the first six months of 1997 from 15.3% in the first six months of 1996 primarily as a result of sales price increases and a shift to higher-margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $16.3 million in the first six months of 1997 from $15.1 million in the first six months of 1996, an increase of 7.9%. As a percentage of net sales, selling, general and administrative expenses decreased to 15.6% in the first six months of 1997 from 15.7% in the first six months of 1996, due principally to a reduction in warehouse and shipping costs resulting from Hedstrom's implementation of just-in-time manufacturing of outdoor gym sets and the discontinuation of certain print advertising program's, which reduced expenses by 1.4% as a percentage of sales. This reduction was partially offset by the inclusion of ERO's relatively high selling, general and administrative expenses in June 1997, which increased expenses by 1.3% as a percentage of net sales.

     Interest Expense. Interest expense increased by 32.8% as a result of the incurrence of Acquisition-related indebtedness and higher interest rates.

     Income Tax Expense. Holdings' effective income tax rate for the six months ended June 30, 1997 was 37.1% as compared with an effective income tax rate of 40.1% in the first six months of 1996. The decrease was attributable to the inclusion of ERO's operating results, a large portion of which is derived from Amav Canada and has a lower combined federal and provincial tax rate than Holdings.

FIVE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO DECEMBER 31, 1995

     Net Sales. Hedstrom's total net sales decreased to $24.0 million in the five months ended December 31, 1996 from $31.8 million in the comparable period in 1995, a decrease of 24.5%. Net sales of the Bedford Division decreased by $1.5 million, or 11.1%, in the 1996 period from the 1995 period, primarily as a result of eliminating sales of low-margin juvenile products such as tricycles and ride-on products. Net sales of the Ashland Division decreased by $6.3 million, or 37.7%, in the 1996 period from the 1995 period. In the 1995 period, the Ashland Division introduced its new ball pit line of products and obtained the benefit of the initial "sell-in" of that product during the 1995 Christmas season. In the 1996 period, ball pit products lacked the benefit of the initial "sell-in" and were more vulnerable to competitive pressures that management believes have since dissipated, resulting in a decline in sales of $5.0 million in the 1996 period from the 1995 period. The decline in the Ashland Division's sales is also attributable to a decline in OEM sales. Net sales in the International Division for the 1996 period approximated net sales for the 1995 period.

     Gross Profit. Hedstrom's total gross profit decreased to $2.0 million in the five months ended December 1996 from $5.8 million in the same period of 1995. As a percentage of net sales, gross profit decreased to 8.3% in the 1996 period from 18.2% in the 1995 period. Due to the lower production volume of outdoor gym sets resulting from the implementation of just-in-time manufacturing for the 1997 selling season, an additional $1.4 million of fixed manufacturing costs were unabsorbed in the 1996 period as compared to the 1995 period. In addition, in December 1996, Hedstrom changed the method of allocating depreciation for interim reporting periods, resulting in a one-time adjustment to depreciation of $0.6 million in the 1996 period.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $7.5 million in the five months ended December 31, 1996 from $7.1 million in the same period in 1995. Expressed as a percentage of net sales, selling, general and administrative expenses increased to 31.4% in the last five months of 1996 from 22.2% in the same period of 1995, due principally to the decrease in sales and the inability to reduce such expenses (which are largely fixed) proportionally. Selling, general and administrative expenses in the 1996 period included a $0.2 million lawsuit settlement.


     Recapitalization Expense. In October of 1995, Holdings effected a Recapitalization in which Holdings was purchased by an investment group, the majority of the preferred stock and common stock of Holdings was redeemed, new shares were issued to the purchaser, new debt facilities were obtained and existing debt facilities were repaid. In addition, Holdings effected a common stock split of 39,095 shares for one and increased the authorized shares from 1,000 to 50,000,000. After the Recapitalization, the majority of the common stock was held by Hicks, Muse, Tate, and First Equity Fund II, L.P. However, two of the existing shareholders retained a minority investment in Holdings. Holdings expensed all of its costs associated with the Recapitalization. These expenses include the following (in millions of dollars).



                        Description                           Amount
                        -----------                           ------
Commitment fees for the new revolver and term loan
  facilities................................................   $2.9
Buyer's financing and transaction fees......................    2.0
Seller's transaction fees...................................    1.7
Equity appreciation payments to employees...................    2.2
Other.......................................................     .8
                                                               ----
          Total Recapitalization Expense....................   $9.6
                                                               ----


     Interest Expense. Interest expense increased by 19.3%, due primarily to increased borrowings associated with capital additions and higher working capital requirements.

     Income Tax Expense. Holdings' effective income tax rate for the five months ended December 31, 1996 was 37.6% as compared with an effective income tax rate of 35.5% in the same period of 1995. The increase was attributable to a decrease in foreign losses, which provide no U.S. tax benefit, in 1996 relative to 1995. In addition, the 1995 tax benefit was reduced by non-deductible transaction costs, incurred in connection with the Recapitalization, and alternative minimum tax incurred by Holdings.

FISCAL 1996 COMPARED TO FISCAL 1995

     Net Sales. Hedstrom's total net sales decreased to $133.2 million in fiscal 1996 from $133.9 million in fiscal 1995, a decrease of 0.5%. Net sales in the Bedford Division decreased by $1.6 million, or 2.0%, in fiscal 1996 as compared to fiscal 1995. Despite unit volume increases in outdoor gym sets, net sales declined in fiscal 1996 from fiscal 1995 principally as a result of an unfavorable product mix shift to lower-priced, lower-margin outdoor gym sets due, in part, to pricing and promotional policies implemented by certain of Hedstrom's retail customers. Net sales of the Ashland Division increased $1.2 million, or 2.7%, in fiscal 1996 as compared to fiscal 1995. This increase reflected the initial Christmas season "sell-in" effect on ball pit sales.

     Gross Profit. Total gross profit increased to $28.1 million in fiscal 1996 from $26.6 million in fiscal 1995, an increase of 5.6%. As a percentage of net sales, gross profit increased to 21.1% in fiscal 1996 from 19.9% in fiscal 1995. In the Bedford Division, gross profit margin increased to 17.3% in fiscal 1996 from 14.5% in fiscal 1995 primarily as a result of (i) a reduction in raw materials prices and (ii) higher unit volume, which increased gross profits by $3.0 million and $2.4 million, respectively, the effects of which were partially offset by a shift in product mix to lower priced outdoor gym sets, which reduced gross profits by $3.6 million. The gross profit margin of the Ashland Division decreased to 28.5% in fiscal 1996 from 29.9% in fiscal 1995. The decrease was attributable to increased promotional activity, an unfavorable shift in the mix of playballs and a reduction in sales prices, which reduced gross profits by $1.0 million, $0.9 million and $1.8 million, respectively, the effects of which were partially offset by a $2.7 million decrease attributable to reductions in material prices. The gross profit margin of the International Division decreased to 16.5% in fiscal 1996 from 18.3% in fiscal 1995, principally as a result of an unfavorable shift in product mix.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $24.6 million in fiscal 1996 from $19.3 million in fiscal 1995 (or stated as a percentage of net sales, to 18.5% in fiscal 1996 from 14.3% in fiscal 1995). This increase was due primarily to (i) an increase in material handling and warehousing costs of $2.0 million,(ii) an increase in advertising expenses of $2.0 million and (iii) a non-cash charge of $1.0 million related to the write-off of certain advertising barter credits. The increase in material handling and warehousing costs was due primarily to higher levels of outdoor gym set inventories arising from the unexpected shift in product mix and the resultant expense of outside warehouse space and related material handling. The increased advertising expenditures related primarily to an unsuccessful trial advertising campaign that has since been discontinued. As a result of Hedstrom's decision to reduce its advertising expenditures during fiscal 1997, management determined that $1.0 million of barter credits available to pay for a portion of future advertising programs could not be utilized before their expiration and, accordingly, were written off.


     Recapitalization Expense. In October of 1995, Holdings effected a Recapitalization in which Holdings was purchased by an investment group, the majority of the preferred stock and common stock of Holdings was redeemed, new shares were issued to the purchaser, new debt facilities were obtained and existing debt facilities were repaid. In addition, Holdings effected a common stock split of 39,095 shares for one and increased the authorized shares from 1,000 to 50,000,000. After the Recapitalization, the majority of the common stock was held by Hicks, Muse, Tate, and First Equity Fund II, L.P. However, two of the existing shareholders retained a minority investment in Holdings. Holdings expensed all of its costs associated with the Recapitalization. These expenses include the following (in millions of dollars).



                        Description                           Amount
                        -----------                           ------
Commitment fees for the new revolver and term loan
  facilities................................................   $2.9
Buyer's financing and transaction fees......................    2.0
Seller's transaction fees...................................    1.7
Equity appreciation payments to employees...................    2.2
Other.......................................................     .8
                                                               ----
          Total Recapitalization Expense....................   $9.6
                                                               ----


     Interest Expense. Interest expense increased by 28.9%, due primarily to higher working capital requirements, acquisitions of equipment and increased borrowings associated with the 1995 Recapitalization.

     Income Tax Expense. Holdings' effective income tax rate for fiscal 1996 was 32.2% as compared with an effective income tax rate of 52.0% in fiscal 1995. The decrease was attributable to non-deductible transaction costs incurred in fiscal 1995 in connection with the 1995 Recapitalization. In addition, Holdings incurred alternative minimum tax in 1995 that was not incurred in 1996.

FISCAL 1995 COMPARED TO FISCAL 1994

     Net Sales. Hedstrom's total net sales were $133.9 million in fiscal 1995, as compared to $108.7 million in fiscal 1994, an increase of 23.2%. This increase was attributable primarily to increases in volume and selling prices at both the Bedford Division and the Ashland Division. The Bedford Division's net sales increased $9.5 million, or 13.3%, in fiscal 1995 over fiscal 1994, primarily as a result of market share gains across the outdoor gym set and wood gym kit product lines. The Ashland Division's net sales increased $14.4 million, or 47.4% in fiscal 1995 over fiscal 1994, primarily as a result of (i) the introduction of ball pit products, (ii) increases in the sales volume of premium licensed playballs, (iii) a product mix shift toward higher-priced undecorated playballs and (iv) increased sales of other products, which accounted for increases of $7.2 million, $1.2 million, $4.0 million and $2.0 million, respectively.

     Gross Profit. Hedstrom's total gross profit was $26.6 million in fiscal 1995, as compared to $21.5 million in fiscal 1994, an increase of 23.7%. Hedstrom's fiscal 1995 gross profit margin approximated fiscal 1994's gross profit margin of 19.8%. The Bedford Division's gross profit margin decreased to 14.5% in fiscal 1995 from 17.1% in fiscal 1994 due to higher costs of raw materials, particularly plastic resins. The Ashland Division's gross profit margin increased to 29.9% in fiscal 1995 from 27.3% in fiscal 1994 primarily as a result of (i) increases in selling prices and (ii) a product mix shift toward higher-margin playballs, which increased gross profits by $0.9 million and $1.3 million, respectively, but the effects of which were partially offset by a $1.0 million increase in materials costs.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $19.3 million in fiscal 1995, as compared to $18.2 million in fiscal 1994, an increase of 6.0%. Expressed as a percentage of sales, selling, general and administrative expenses decreased to 14.4% in fiscal 1995 from 16.7% in fiscal 1994 primarily as a result of higher sales volume.

     Interest Expense. Interest expense increased by 53.3%, due primarily to higher working capital requirements and higher interest rates.

     Income Tax Expense. Holdings' effective income tax rate for fiscal 1995 was 52.0% as compared with an effective income tax rate of 32.0% in fiscal 1994. The increase was attributable to larger losses from foreign operations, which provide no U.S. tax benefit, in 1995 compared to 1994. In addition, Holdings incurred alternative minimum tax in 1995 that was not incurred in 1994.

LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY

  Working Capital and Cash Flows

     Net cash used for operating activities was $7.0 million for the six months ended June 30, 1997 (net of a $13.9 million increase in accrued expenses primarily related to the Transactions), as compared to $12.7 million for the six month period ended June 30, 1996. The net use of cash in both periods reflects the seasonal nature of Hedstrom's business. Hedstrom accumulates accounts receivable during the first half of the year and subsequently liquidates them in the second half of the year.

     Net cash used for investing activities was $126.0 million for the first six months of 1997, including the $122.6 million used for the acquisition of ERO, Inc. and $3.4 million used for other capital expenditures. Net cash used for investing activities was $4.8 million for the first six months of 1996, which amount was used for capital expenditures.

     Net cash provided by financing activities was $135.6 million for the six months ended June 30, 1997, including (i) $110.0 million of proceeds from the issuance of the Senior Subordinated Notes, (ii) $110.0 million of proceeds from the Term Loans, (iii) $21.6 million from the issuance of the Discount Notes,
(iv) $2.7 million of net borrowings under the Revolving Credit Facility, (v) the repayment of old term loans in the aggregate amount of $91.4 million, (vi) the repayment of old revolving loans in the aggregate amount of $38.9 million, (vii) debt financing costs of $17.8 million, (viii) $4.0 million of proceeds from the issuance of Holdings Common Stock and (ix) $37.5 million of proceeds from the issuance of Holdings Non-Voting Common Stock. The net cash provided by financing activities was used primarily to consummate the acquisition of ERO, Inc. and to fund operating cash requirements.

     For the five months ended December 31, 1996, Hedstrom's operations provided net cash of $3.0 million, largely the result of a $9.7 million decrease in accounts receivable attributable to the seasonality of Hedstrom's business. During this period, Hedstrom spent $1.3 million on capital expenditures and made net payments of $9.1 million under its revolving credit facility.

     For the fiscal year ended July 31, 1996, Hedstrom used $17.7 million of cash in its operating activities. This net use of cash was attributable primarily to (i) Hedstrom's $8.1 million net loss (which included $9.6 million in costs that were expensed in connection with the 1995 Recapitalization) and
(ii) a $7.9 million reduction in accounts payable due to an acceleration of certain obligations that previously had been extended. During fiscal 1996, Hedstrom spent $6.7 million on equipment, including $3.3 million related to the vertical integration of the Bedford Divisions plastics operations. Holdings and Hedstrom's financing activities during this period generated $31.1 million in cash. The 1995 Recapitalization involved, among other things, (i) the redemption of $29.8 million of common stock and $3.1 million of preferred stock, (ii) the issuance of notes to related parties in the amount of $2.5 million, (iii) proceeds of $27.2 million from the sale of common stock to the HM Group and (iv) term loan borrowings of $35.0 million.

     For the fiscal year ended July 31, 1995, Hedstrom's operations provided cash of $0.4 million. Net income of $0.8 million included (i) non-cash charges of $1.2 million related to the discontinuation of its traffic controls business and (ii) non-cash credits of $2.0 million related to certain barter sales. In connection with higher sales activity, Hedstrom increased its accounts receivable by $2.1 million, spent $6.9 million to build up its inventories and had an increase of $2.4 million in prepaid expenses related to certain barter credits. The effects of these actions were partially offset by the extension of credit terms with certain vendors, which generated $5.8 million of cash. During fiscal 1995, Hedstrom spent $2.6 million on capital expenditures and incurred net borrowings of $2.9 million under its revolving credit facility.

     For the fiscal year ended July 1994, Hedstrom's operations generated $1.3 million of cash. A net loss of $3.0 million included non-cash charges of $4.7 million related to the discontinuation of its traffic controls business. In connection with higher sales activity, Hedstrom increased its accounts receivable by $4.0 million and spent $1.7 million to build up its inventories. The effects of these actions were offset by the extension of credit terms with certain vendors, which generated $5.0 million of cash. During fiscal 1994, Hedstrom spent $3.0 million on capital expenditures and generated $1.1 million of cash in its financing activities.

  Liquidity

     Interest payments on the Senior Subordinated Notes and interest and principal payments under the Senior Credit Facilities represent significant cash requirements for the Company. The Senior Subordinated Notes require semiannual interest payments of $5.5 million commencing in December 1997. Borrowings under the Senior Credit Facilities will bear interest at floating rates and will require interest payments on varying dates depending on the interest rate option selected by the Company. Borrowings under the Senior Credit Facilities will consist of $110 million under the Term Loan Facilities, comprised of a $75 million Tranche A Term Loan maturing in 2003 and a $35 million Tranche B Term Loan maturing in 2005. In addition, the Senior Credit Facilities include a $70 million Revolving Credit Facility.

     The Term Loan Facilities will require principal repayments according to the following schedule:

                      DATE                        TRANCHE A TERM LOAN   TRANCHE B TERM LOAN
                      ----                        -------------------   -------------------
December 31, 1997...............................      $1,000,000            $  125,000
March 31, 1998..................................       3,000,000               125,000
June 30, 1998...................................         750,000               125,000
September 30, 1998..............................       3,000,000               125,000
December 31, 1998...............................         750,000               125,000
March 31, 1999..................................       4,000,000               125,000
June 30, 1999...................................       1,000,000               125,000
September 30, 1999..............................       4,000,000               125,000
December 31, 1999...............................       1,000,000               125,000
March 31, 2000..................................       5,000,000               125,000
June 30, 2000...................................       1,250,000               125,000
September 30, 2000..............................       5,000,000               125,000
December 31, 2000...............................       1,250,000               125,000
March 31, 2001..................................       6,000,000               125,000
June 30, 2001...................................       1,500,000               125,000
September 30, 2001..............................       6,000,000               125,000
December 31, 2001...............................       1,500,000               125,000
March 31, 2002..................................       8,000,000               125,000
June 30, 2002...................................       2,000,000               125,000
September 30, 2002..............................       8,000,000               125,000
December 31, 2002...............................       2,000,000               125,000
March 31, 2003..................................       7,200,000             5,000,000
June 30, 2003...................................       1,800,000             1,250,000
September 30, 2003..............................                             5,000,000
December 31, 2003...............................                             1,250,000
March 31, 2004..................................                             5,400,000
June 30, 2004...................................                             1,350,000
September 30, 2004..............................                             5,400,000
December 31, 2004...............................                             1,350,000
March 31, 2005..................................                             5,100,000
June 30, 2005...................................                             1,275,000

     The Revolving Credit Facility terminates and all amounts outstanding thereunder mature on the maturity date of the Tranche A Term Loan Facility. See "Description of Senior Credit Facilities."

     At present, the Discount Notes do not require cash interest payments. Rather, principal will accrete to an aggregate principal amount of $44,612,000 on June 1, 2002. Commencing on such date, Holdings will be required to make semiannual interest payments of $2,676,720. See "Description of the New Discount Notes."

     The Company's remaining liquidity demands will be for capital expenditures and for working capital needs. In each of 1997 and 1998 the Company is expected to make capital expenditures of approximately $9 million. For the foreseeable future, the Company expects that its capital expenditures will be limited primarily to maintaining existing facilities and equipment and completing its insourcing of manufacturing certain components. The Credit Agreement imposes an annual limit of $10,000,000 on the Company's capital expenditures and investments (subject in any given year to a roll-over of up to $4,000,000 of unused capital expenditure capacity from the previous year). In addition, to achieve the estimated net cost savings of over $9.0 million described herein (see "Prospectus Summary -- Business Strategy -- Achieve Cost Savings" and "Unaudited Pro Forma Consolidated Financial Information"), the Company may incur expenditures related to the restructuring of its operations.

     The Company's primary sources of liquidity are cash flows from operations and borrowings under the Revolving Credit Facility. As of June 30, 1997, approximately $67.3 million was available to the Company (subject to borrowing base limitations) for borrowings under the Revolving Credit Facility. See "Description of Senior Credit Facilities." Management believes that cash generated from operations, together with borrowings under the Revolving Credit Facility, will be sufficient to meet the Company's working capital and capital expenditures needs for the foreseeable future.


     The Company believes it is more likely than not to realize the net deferred tax asset and accordingly no valuation allowance has been provided. This conclusion is based on, (i) changes in operations that have recently occurred, including the 1996 Cost Reduction Plan and the acquisition of ERO, Inc., which has a lengthy and consistent history of profitable operations, (ii) projections (which include ERO, Inc.) of sufficient taxable U.S. income to fully realize the net deferred tax asset by the end of calendar year 1999, (iii) the tax loss carryforwards included in the net deferred tax asset were generated in very recent periods and do not begin to expire until the years 2008-2011, and (iv) the significant excess of book basis over tax basis relative to the net assets of ERO, Inc. Management continually evaluates the realizability of the net deferred tax assets and the need for a valuation allowance on such assets.


SEASONALITY OF THE COMPANY

     Hedstrom's peak selling season is the first half of the calendar year whereas ERO's peak selling season is the second half of the calendar year. Management believes that the Acquisition will smooth the historical seasonality of Hedstrom's and ERO's businesses, thereby balancing working capital requirements and enabling the Company to generate more consistent cash flows throughout the year. Pro forma net sales for the Company for each calendar quarter during the twelve months ended December 31, 1996 were 24.6%, 26.5%, 22.8% and 26.1%, respectively, of total pro forma net sales for such twelve-month period.

ADOPTION OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     Holdings will adopt SFAS No. 128, "Earnings Per Share", effective December 15, 1997. SFAS No. 128 requires the calculation of basic and diluted earnings per share. Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing the net income by the weighted average number of shares of common stock and common stock equivalents. As required, Holdings will restate the reported earnings per share upon adoption of SFAS No. 128. Assuming adoption of SFAS No. 128, basic and diluted earnings per share for the six months ended June 30, 1997 and 1996, respectively would have been the same as reported earnings per share.

     Holdings will adopt SFAS No. 129, "Disclosure of Information about Capital Structure", effective December 15, 1997. SFAS No. 129 requires companies to disclose the pertinent rights and privileges of all securities other than ordinary common stock. Those disclosures include such things as dividend and liquidation preferences, participation rights, call prices and dates, conversion prices, unusual voting rights and others. As required, Holdings will make such disclosures, if applicable, upon adoption. Management does not believe that SFAS No. 129 will have a significant impact on Holdings' financial statements.

     Holdings will adopt SFAS No. 130, "Reporting Comprehensive Income", effective January 1, 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined as the total of net income and all other non-owner changes in equity. Management does not believe that SFAS No. 130 will have a significant impact on Holdings' financial statements.

     Holdings will adopt SFAS No. 131, "Disclosure about Segments of An Enterprise and Related Information", effective January 1, 1998. This pronouncement changes the requirements under which public businesses must report segment information. The objective of the pronouncement is to provide information about a company's different types of business activities and different economic environments. SFAS No. 131 will require companies to select segments based on their internal reporting system. Restatement of prior year segment disclosure will be required upon adoption of SFAS No. 131. Adoption of this pronouncement will have no significant impact on Holdings results of operations or financial position. Management is evaluating what impact, if any, adoption will have on Holdings' financial statement disclosures.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ERO

     The selected consolidated historical financial data presented below as of and for the years in the five-year period ended December 31, 1996 were derived from the consolidated financial statements of ERO, which have been audited by Price Waterhouse LLP. The selected consolidated financial data presented below as of and for the three-month periods ended March 31, 1996 and 1997 have not been audited, but, in the opinion of management, include all the adjustments (consisting only of normal, recurring adjustments) necessary to present fairly, in all material respects, such information in accordance with GAAP applied on a consistent basis. Interim results are not necessarily indicative of ERO's results for the full year, principally because of the seasonal nature of ERO's business. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of ERO" and the consolidated financial statements of ERO and the notes thereto.

                                                       THREE MONTHS
                                                           ENDED
                                                         MARCH 31,                      YEAR ENDED DECEMBER 31,
                                                    -------------------   ---------------------------------------------------
                                                      1997       1996       1996       1995       1994      1993       1992
                                                    --------   --------   --------   --------   --------   -------   --------
                                                                             (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales.......................................  $ 19,939   $ 18,883   $157,913   $128,722   $126,734   $95,459   $101,777
  Cost of sales...................................    13,814     13,264     97,802     80,693     79,776    63,028     64,984
                                                    --------   --------   --------   --------   --------   -------   --------
  Gross profit....................................     6,125      5,619     60,111     48,029     46,958    32,431     36,793
  Selling, general and administrative expenses....     7,763      7,553     38,896     33,183     34,078    26,245     26,919
  Restructuring charge............................        --         --         --         --         --     1,700         --
                                                    --------   --------   --------   --------   --------   -------   --------
  Operating income (loss).........................    (1,638)    (1,934)    21,215     14,846     12,880     4,486      9,874
  Interest expense................................     2,010      1,846      9,062      1,997      1,939     1,261      2,292
                                                    --------   --------   --------   --------   --------   -------   --------
  Income before income taxes......................    (3,648)    (3,780)    12,153     12,849     10,941     3,225      7,582
  Income tax benefit (expense)....................     1,495      1,552     (4,395)    (5,167)    (4,482)   (1,040)    (2,630)
                                                    --------   --------   --------   --------   --------   -------   --------
  Income from continuing operations...............    (2,153)    (2,228)     7,758      7,682      6,459     2,185      4,952
  Extraordinary expense -- early extinguishment of
    debt, net of applicable income taxes..........        --         --         --         --         --        --     (1,558)
                                                    --------   --------   --------   --------   --------   -------   --------
  Income before cumulative effect of the change in
    accounting for income taxes...................    (2,153)    (2,228)     7,758      7,682      6,459     2,185      3,394
                                                    --------   --------   --------   --------   --------   -------   --------
  Cumulative effect of the change in accounting
    for income taxes..............................        --         --         --         --         --        --     (1,911)
                                                    --------   --------   --------   --------   --------   -------   --------
  Net income......................................  $ (2,153)  $ (2,228)  $  7,758   $  7,682   $  6,459   $ 2,185   $  1,483
                                                    ========   ========   ========   ========   ========   =======   ========

OTHER FINANCIAL DATA:

  Net Cash provided by (used in):
    Operating activities..........................  $ 12,708   $  4,793   $ (1,277)  $  5,582   $  8,832   $ 9,468   $  9,369
    Investing activities..........................      (289)      (448)    (3,619)   (56,867)    (6,442)   (6,289)   (13,443)
    Financing activities..........................   (16,149)    (3,628)     9,836     51,239     (2,515)   (3,118)      (920)
  EBITDA(a).......................................      (315)      (590)    26,504     18,411     15,949     7,320     12,944
  Depreciation and amortization(b)................     1,323      1,344      5,289      3,565      3,069     2,834      3,120
  Capital expenditures............................       289        448      3,625      1,772      1,287       989      1,881
  Ratio (deficiency) of earnings to fixed
    charges(c)....................................    (3,648)    (3,780)       2.2x       5.9x       5.5x      2.9x       3.8x
BALANCE SHEET DATA (END OF PERIOD):
  Total assets....................................  $136,381   $131,353   $159,994   $144,138   $ 56,792   $48,935   $ 51,112
  Total debt (including current maturities).......    79,431     82,041     95,640     84,998     11,875    14,650     17,800
  Stockholders' equity............................    40,649     32,789     43,014     36,064     27,997    21,177     18,781

---------------

(a) EBITDA represents operating income plus depreciation, and amortization. EBITDA as determined by ERO may not be comparable to the EBITDA measure as reported by other companies. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use. It is included herein to provide additional information with respect to the ability of ERO to meet its future debt service, capital expenditures and working capital requirements.

(b) Depreciation and amortization included herein excludes the amortization of deferred financing costs that is included in interest expense.

(c) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of ERO's business, the ratio of earnings to fixed charges for the three months ended March 31, 1996 and March 31, 1997 are not accurate representations of full-year results. If the ratio is less than 1.0x, the deficiency is shown.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF ERO

GENERAL

     ERO is a leading designer, manufacturer, importer and marketer of licensed and branded children's leisure products through four principal business units:

     - Amav, which ERO acquired in October 1995, is a fully integrated manufacturer of children's products, including arts and crafts kits, game tables such as table tennis, table-top hockey and soccer, pool and shuffleboard, and certain other children's bulk play products such as play kitchens and battery-operated ride-on vehicles.

     - ERO Industries produces the Slumber Shoppe line of products, which includes slumber products such as indoor sleeping bags and play tents featuring popular licensed characters such as Mickey's Stuff for Kids, Barbie(TM), Pooh, and Batman and Robin(TM), and a water sports line of products including flotation jackets, masks, fins, goggles and snorkels directed at the children's market through ERO's license portfolio and at the children's and adults' markets under the Coral brand name.

     - Priss Prints produces licensed room decorations for young children, consisting principally of stick-on and peel-off wall decorations.

     - Impact sells a broad line of school supplies featuring popular licensed characters, including back packs, book bags, lunch kits and stationery products such as portfolios, binders, study kits, pencils and theme books.

RESULTS OF OPERATIONS

     The following discussion generally relates to the historical consolidated results of operations and financial condition of ERO and should be read in conjunction with the Consolidated Financial Statements of ERO included elsewhere herein.

THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

                   SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
                             (DOLLARS IN MILLIONS)

                                           THREE MONTHS ENDED MARCH 31,
                                          ------------------------------
                                                              INCREASE
                                           1997      1996    (DECREASE)
                                          ------    ------   -----------
Net sales...............................   $19.9     $18.9        5.3%
Gross profit margin.....................    30.7%     29.8%       0.9%
Selling, general and administrative
  expense (as a percentage of sales)....    38.9%     40.0%     (1.1)%
Interest expense........................   $ 2.0     $ 1.8       11.1%

     ERO's first quarter results reflect the seasonal nature of its business. The majority of the ERO's sales occur in the third and fourth quarters, while a substantial portion of its expenses remain relatively consistent throughout the year.

     Net sales for the first quarter of 1997 increased 5.3% to $19.9 million as compared to the first quarter of last year. The first quarter sales growth can be attributed to ERO's Slumber Shoppe and Priss Prints businesses whose emphasis on classic licenses resulted in gaining year-round placement at certain retailers.

     The gross profit margin for the quarter ended March 31, 1997 increased by 0.9% compared to the prior year due to improved pricing on its licensed products when compared to a relatively weak performance in licensed products in the first quarter of 1996.

     Selling, general and administrative expense as a percentage of sales decreased by 1.1% as ERO was able to control fixed cost spending in a period of increased revenues.

     Interest expense increased by 11.1% compared to the same period in the prior year due to higher interest rates and an increase in working capital requirements.

1996 COMPARED TO 1995

     Sales increased to $157.9 million, or 22.7%, in 1996 due primarily to Amav's first full year of operations. Amav, which was acquired October 1, 1995, contributed $66.1 million in 1996 compared to $24.6 million in 1995, a $41.5 million increase. Partially offsetting Amav's contribution, sales in ERO's Impact business fell far short of 1995 levels due to the timing of 1996's major licensing events. The success of Impact's back-to-school products relies heavily on major summer licensing events. In 1996, the major licensing events occurred in the fourth quarter, which is after the back-to-school selling season.

     Amav's sales of $66.1 million represent a $16.1 million, or 32.2%, increase over 1995 full year sales of $50.0 million. Amav's sales growth is attributable to several factors including increased production capacity, working capital availability, growth of the arts and crafts market, the introduction of new products and increased account penetration.

     Gross profit margins for 1996 increased by 0.8% compared to 1995 due primarily to a shift in the sales mix to ERO's businesses with higher margins, Amav and Priss Prints.

     Selling, general and administrative expenses as a percentage of sales decreased by 1.2% primarily due to a decrease in royalty expense as a percentage of sales resulting from a shift in the sales mix to non-licensed products. This decrease was partially offset by the increase in amortization expense resulting from the Amav acquisition.

     Interest expense increased significantly from the prior year due to the acquisition debt and higher working capital requirements.

     ERO's income before taxes in 1996 was generated primarily from its foreign operations on account of the success of Amav, which has its operations based in Canada. Because Amav manufactures its products in Canada, approximately 27% of ERO's cost of sales in 1996 were denominated in Canadian dollars. However, approximately 80% of Amav's sales were made to its U.S.-based corporate parent for resale in the United States. These sales were denominated in U.S. dollars. As a result, only 13% of ERO's 1996 sales were made to foreign customers.

     ERO's effective tax rate for 1996 was 36% compared to 40% in 1995 due to an increase in the percentage of income derived from ERO's foreign subsidiaries, which carry lower statutory tax rates than its U.S. subsidiaries.

1995 COMPARED TO 1994

     Sales increased to $128.7 million, or 1.6%, in 1995 due primarily to the acquisition of Amav. Amav, which was acquired October 1, 1995, contributed $24.6 million to sales in 1995. Offsetting Amav's positive impact on sales, ERO's sales of licensed products were significantly below the record levels achieved during 1994 due to the lack of a strong license. During 1994, ERO's strongest license, Mighty Morphin Power Rangers(TM), generated approximately 29% of total sales. There was no such license in 1995.

     Amav's full year sales in 1995 were $50.0 million as compared to $24.8 million in 1994, a 102% increase. Amav's sales improvement from the prior year resulted from a number of factors including increased capacity due to its new facility in Montreal, Quebec, increased account penetration and the introduction of several new products.

     During 1995, ERO discontinued the majority of products within the sports bags and coolers product group. The products within this group, which did not carry an exclusive license, offered ERO no competitive advantages and did not fit into ERO's strategy of providing children's leisure products.

     Gross profit margins were relatively consistent with the prior year. The shift in sales mix to ERO's businesses with higher margins, Amav and Priss Prints, was slightly offset by the discontinuation of products in the sports bags and coolers product group, as discussed above, and the liquidation of certain slow-moving inventory.

     Selling, general and administrative expenses as a percentage of sales decreased by 1.1% primarily due to a decrease in royalty expense as a percentage of sales resulting from a shift in the sales mix to Amav's non-licensed products. This decrease was partially offset by the effect on ERO's fixed cost structures of the decrease in licensed product sales.

     Interest expense was relatively consistent with the prior year as ERO's new $110.0 million credit facility, used to finance the Amav acquisition, was not in effect until December 1995.

     A majority of ERO's income before taxes in 1995 was generated by Amav's Canadian operations. As mentioned above, approximately 27% of Amav's cost of sales are denominated in Canadian dollars, whereas approximately 80% of its sales are made to its U.S.-based corporate parent for resale in the United States. Such resales are denominated in U.S. dollars. As a result, only 9% of ERO's 1995 sales were made to foreign customers.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash generated from operating activities during the three months ended March 31, 1997 totaled approximately $12.7 million. These cash flows, together with cash on hand, were used principally to repay $16.2 million under ERO's then existing loan facilities and fund capital expenditures of $0.3 million.

     ERO's liquidity and capital resources are derived primarily through its operations. Management anticipates that cash generated by operating activities will be sufficient to conduct its operations as planned. Any additional capital resources, if needed, will be available through capital contributions and loans by Hedstrom (subject to restrictions imposed by certain of Hedstrom's debt covenants).

     As mentioned above, a significant portion of ERO's cost of sales is denominated in Canadian dollars. Consequently, ERO's cash flows and earnings (and to a lesser extent, its revenues) are affected by fluctuation in foreign currency exchange rates, primarily, the Canadian dollar-U.S. dollar exchange rate. ERO does not have any hedging program in place to mitigate the risks of exchange rate fluctuation. Although ERO has not experienced material adverse consequences from exchange rate fluctuations in the past, there can be no assurance that future exchange rate fluctuations would not have material adverse effects on its liquidity or capital resources.

                                    BUSINESS

GENERAL

     The Company (consisting of the combined businesses of Hedstrom and ERO) is a leading North American manufacturer and marketer of well-established children's leisure and activity products. The Company's diversified product lines are in such "evergreen" product categories as outdoor gym sets, wood gym kits and slides, spring horses, playballs, arts and crafts kits, game tables, and licensed indoor sleeping bags, play tents and wall decorations. The Company considers such product categories to be "evergreen" in nature because each is characterized by proven longevity, demonstrated market demand and consistent sales over time. For example, the Company believes products such as outdoor gym sets and playballs have been marketed and sold in the United States for over 30 years.

     The Company believes that in the U.S. markets for nine of its ten principal product categories, it enjoys the competitive advantage of being the market share leader, the low-cost producer or both. For the twelve-month period ended December 31, 1996, approximately half of the Company's pro forma net sales were derived from product categories for which the Company believes it has a market share of approximately 75% or greater. The Company's products are sold primarily through national retailers, mass merchants, home improvement centers, sporting goods stores, drug store chains and supermarkets. The Company's outdoor gym set product line accounted for approximately 20% of the Company's pro forma net sales for the twelve-month period ended December 31, 1996. No other product line accounted for more than 10% of the Company's pro forma net sales for the twelve-month period ended December 31, 1996.

     Hedstrom's operations historically have been conducted through two principal divisions. The Bedford Division principally manufactures and markets in the United States outdoor gym sets, wood gym kits and slides, spring horses and gym accessories. The Ashland Division principally manufactures and markets in the United States a wide variety of children's playballs and ball pit products. In addition, Hedstrom sells products manufactured by both the Bedford Division and the Ashland Division outside of the United States through its International Division. Hedstrom utilizes excess capacity at both the Bedford Division and the Ashland Division to supply components to a variety of OEMs of industrial and consumer products.

     ERO's operations historically have been conducted through four principal business units:

     - Amav, which ERO acquired in October 1995, is a fully integrated manufacturer of children's products, including arts and crafts kits, game tables such as table tennis, table-top hockey and soccer, pool and shuffleboard, and certain other children's bulk play products such as play kitchens and battery-operated ride-on vehicles.

     - ERO Industries produces the Slumber Shoppe line of products, which includes slumber products such as indoor sleeping bags and play tents featuring popular licensed characters such as Mickey's Stuff for Kids, Barbie(TM), Pooh, and Batman and Robin(TM), and a water sports line of products including flotation jackets, masks, fins, goggles and snorkels directed at the children's market through ERO's license portfolio and at the children's and adults' markets under the Coral brand name.

     - Priss Prints produces licensed room decorations for young children, consisting principally of stick-on and peel-off wall decorations.

     - Impact sells a broad line of school supplies featuring popular licensed characters, including back packs, book bags, lunch kits and stationery products such as portfolios, binders, study kits, pencils and theme books.

PRODUCTS

  BEDFORD DIVISION

     Outdoor Gym Sets. The Bedford Division produces a broad selection of painted metal gym sets and composite metal and plastic gym sets. Each of the Company's outdoor gym sets consists of a heavy-duty metal frame which supports several hanging, swinging rides such as contoured swing seats, glide rides and trapezes. In addition, the Company's outdoor gym sets often incorporate a plastic slide and climbing tower. The Company sells its outdoor gym sets as complete, ready-to-assemble kits. The Company's outdoor gym set line consists of 19 styles available in a variety of colors that sell at retail prices between $80 and $600. The Company estimates that its share of the total U.S. market for painted metal gym set units and composite metal and plastic gym set units is approximately 75%.

     Wood Gym Kits and Slides. The Bedford Division produces wood gym kits sold through home improvement centers and building supply stores. Wood gym kits consist of certain components necessary to construct a wood gym set, such as nuts, bolts and framing brackets, and are typically sold together with accessory products including swings, climbing towers and plastic slides. The Company does not sell the lumber, nails or the tools required to construct the wood gym kits. The retailers that carry the Company's wood gym kits, primarily home improvement centers, benefit from the sale of such items, particularly the lumber. The Company currently offers wood gym kits with differing designs and layouts, ranging from simple swing set designs to more elaborate designs in the shape of pirate ships and trains. The Company's wood gym kits generally sell for retail prices between $69.99 and $339.99, and the Company's slides generally sell for retail prices between $79.99 and $269.99. The Company estimates that its share of the total U.S. market for wood gym kits is approximately 25%, second only to Swing-N-Slide Corporation.

     Spring Horses. The Bedford Division designs and manufactures 11 different styles of spring horses for use by children ages two to six. The Company manufactures the body of the horse, paints it to a specific style and packages it with a metal frame manufactured by the Company. The Bedford Division has manufactured spring horses for over ten years, and management estimates that the Company has approximately a 75% share of the U.S. market for this product category.

     Gym Accessories, OEM and Other. The Bedford Division designs, manufactures, sources and sells a broad line of accessories that complement its outdoor gym sets and wood gym kits. Accessories include swing seats, climbing ropes, ladders and nets. Many of the Company's outdoor gym sets offer the customer the ability to customize the gym set with various accessories sold both in connection with the initial purchase of an outdoor gym set and as upgrades or replacement parts for the Company's large base of installed units. The Company currently offers over 65 individual accessory items. In addition, the Company has undertaken efforts to identify new products that the Bedford Division can manufacture during the May through November period when its manufacturing capacity historically has been underutilized. One such product is "Turbo Hoops," a home version of the popular basketball game found in taverns and other commercial establishments. The Company intends to begin producing Turbo Hoops during the second half of 1997. In addition, the Company is seeking opportunities to utilize seasonal excess capacity at the Bedford Division to manufacture products for OEMs. The Company's sales to OEM customers will better enable it to cost-effectively maintain a core of full-time, highly skilled workers and a high level of plant utilization year-round, resulting in a consistent source of revenue and profitability for the Bedford Division.

  ASHLAND DIVISION

     The Ashland Division produces a wide variety of children's playballs ranging in size from 4" to 36" in diameter, including both premium playballs and non-premium playballs. Management estimates the Company's share of the total U.S. playball market is approximately 85%.

     Premium Playballs. The Company's premium playballs generally include stylized printing on 360 degrees or 180 degrees of the ball or contain fun novelty items inside the ball. The premium playballs that are decorated with stylized printing feature either popular characters from the Company's extensive license portfolio or the Company's proprietary playball patterns. The Company's proprietary playball patterns include holograms, sparkles and other geometric patterns. In addition to playballs with stylized printing, the Company recently introduced a line of "goofballs" that contain items inside the ball such as plastic spiders, worms and beads. The Company's premium playballs generally sell at retail prices between $1.99 and $8.99.

     Non-Premium Playballs. The Company's non-premium playballs include (i) decorated playballs with stripes or other simple patterns, (ii) undecorated playballs and (iii) athletic-style playballs such as footballs, basketballs, baseballs, volleyballs and soccer balls. Non-premium playballs are available in a wide range of colors and sizes.

This product line experienced significant growth over the last two years from the introduction of an 18" diameter playball, a new size in the playball category. The Company's non-premium playballs generally sell at retail prices between $1.99 and $24.99.

     Ball Pits. In fiscal 1995, the Company developed and introduced home and backyard versions of the popular ball pits used by children in commercial locations such as McDonald's. The Company sells its ball pit product as a complete, ready-to-assemble set including an inflatable tent-like enclosure and 250 to 400 ball pit balls. Management estimates that the Company's share of the U.S. ball pit market exceeds 75%. The Company sources the enclosures from several overseas manufacturers and packages the enclosures with ball pit balls manufactured at the Ashland Division. Management believes that one of the Company's competitive advantages in this product category is its ability to manufacture high-quality ball pit balls using a patented process for which the Company has an exclusive licensing agreement. Hedstrom currently offers four ball pit models.

     OEM and Other. The Ashland Division complements its core playball and ball pit businesses and smooths seasonal production requirements by manufacturing a variety of custom-fabricated plastic products for toy, sporting goods, hospital supply, decorating and lighting companies. Sales to OEM customers enable the Ashland Division to cost-effectively maintain a core of full-time, highly skilled workers and result in a high level of plant utilization year-round while providing a consistent source of revenue and profitability.

  AMAV

     Amav manufactures and markets children's leisure and activity products including arts and crafts kits, game tables, and certain other children's bulk play products. Amav's entire product line consists of approximately 400 items, approximately 70% of which are in the arts and crafts kits category.

     Arts and crafts products include a broad variety of children's activity kits, chests and boxes that include stickers, doll outfits, mazes, paints, balloons, stamps, stationery, sun catchers, woodworking kits, magic sets, puzzles, sand art, egg art and art materials. These products generally are targeted at children between three and eight years of age.

     Game tables include a wide variety of popular table games such as table tennis, table-top hockey and soccer, pool and shuffleboard that are often integrated into a single game table. For example, Amav's 3-in-1 game table includes table tennis, hockey and pool whereas Amav's 6-in-1 game table includes those games plus foosball and both arcade and floor basketball. The largest game table Amav manufactures is an 18-in-1 game table. In addition, Amav also manufactures certain other children's bulk play products such as play kitchens and battery-operated ride-on vehicles, which Amav recently introduced.

  ERO INDUSTRIES

     ERO Industries' product offerings consist of its Slumber Shoppe line of products and its water sports line of products.

     The Slumber Shoppe line of products includes indoor sleeping bags, carrying cases, play tents and selected children's furniture, all of which feature popular licensed characters and are targeted at children between the ages of two and ten. The core product within this line is the slumber bag, a lightweight indoor sleeping bag used for slumber parties, sleepovers and children's nap times. Carrying cases (called slumber mates) are large enough to fit a slumber bag and pajamas, toothbrushes and other items a child may need to spend the night at a friend's house. Play tents (called slumber tents) are designed to be used indoors, and give children a private area that can be used as a clubhouse, fort or special play area. ERO Industries also sells foam and bean bag chairs featuring licensed characters.

     The water sports line of products includes a full range of personal flotation devices (such as flotation vests) and swim and pool products (including masks, fins, snorkels and goggles). These products are directed at the children's market using the Company's license portfolio, and at the children's and adults' markets under the Coral brand name.

  PRISS PRINTS

     Through the 1993 acquisition of Priss Prints, ERO entered the children's room decor industry with its licensed character wall decorations. Priss Prints sells self-adhesive wall decorations for children's rooms that can be removed without any damage to the wall or paint. Such wall decorations consist of licensed characters and other decorations. For 1997, the Company's room decoration licenses include Batman and Robin(TM), Looney Tunes(TM), and 101 Dalmatians, Pooh and other of Disney's classic characters. Potential new product offerings include licensed character borders, introduced by Priss Prints for 1997, door decorations, night-lights and switchplates.

  IMPACT

     ERO established its Back-to-School product line in 1994 through the combination of ERO's then-existing Back-to-School product line and the acquired product lines of Impact International, Inc. and Impact Designs, Ltd. (collectively, "Impact"). Impact now offers a broad line of licensed school supplies, including carry bags (such as backpacks, school bags, lunch kits, luggage, fanny packs and locker bags) and stationery products (such as theme books, portfolios, binders, pencils and study kits). This product line capitalizes on the Company's licensing and graphics strengths and offers opportunities for innovative products featuring unique designs and other special effects.

CUSTOMERS

     The Company maintains an extensive customer base that includes the nation's leading mass merchants, toy retailers, home improvement centers, department stores, catalog showrooms, sporting goods stores and warehouse clubs. The Company's products are sold in every state in the United States as well as Canada, the United Kingdom and several other foreign countries.

     The Company's pro forma net sales to Toys "R" Us, Wal-Mart, Kmart and Target (its four largest customers) during the twelve-month period ended December 31, 1996 would have accounted for 16%, 17%, 10%, and 7%, respectively, of the Company's pro forma net sales for such period. Although the Company has well-established relationships with its key customers, the Company does not have long-term contracts with any of them.

SALES AND MARKETING

  HEDSTROM

     Hedstrom's sales force is comprised of one Sales Manager of Major Accounts who deals directly with its top four customers -- Toys "R" Us, Wal-Mart, Kmart and Service Merchandise -- and two National Sales Managers who work with outside vendor representatives to cover Hedstrom's other customers. These outside vendor representatives include approximately 22 manufacturers representative organizations with over 100 sales representatives to service Hedstrom's mass merchant and home center customers.

     Hedstrom's marketing activities include customer service, product development and advertising and promotions. Hedstrom has six customer service representatives in the Bedford Division and four in the Ashland Division who serve retail customers by tracking and confirming orders and answering general inquiries. Hedstrom's consumer relations department is staffed with trained professionals who, through an "800" number, assist end-users in assembling products and purchasing spare parts. Hedstrom's product development staff consists of twenty engineering and design professionals. The product development process involves extensive product engineering, model making and sample testing.

     Hedstrom historically has advertised its products in cooperation with its retail customers, principally through print media such as newspaper circulars and free-standing inserts sponsored by its customers. In fiscal 1996, Hedstrom initiated, on a trial basis, its own multi-media advertising program designed to increase consumer awareness of the Hedstrom brand over time. The total cost for this advertising program was approximately $1.5 million. After careful review, management determined that this trial advertising campaign would not provide an acceptable return on investment and elected to discontinue it. Therefore, such costs will not be incurred in 1997.

     ERO

     ERO's sales and marketing organization includes a small group of direct salespeople and independent sales representatives. ERO markets its products primarily through numerous trade shows and limited co-operative advertising. ERO does not currently conduct direct advertising.

     ERO has in-house creative services providing marketing support for each of its business units. While ERO uses several outside, free-lance creative resources, its in-house facilities have display design and packaging capabilities. The creative services departments work closely with the marketing groups of the licensors as well as retailers to enhance consumer appeal through the display and packaging of products.

COMPETITION

     The Company generally operates in a highly-competitive environment. Competition in the markets for the Company's products is based primarily on cost, characters licensed (for licensed character products), product design and quality, reputation, customer service, new product innovation and creative marketing and distribution approaches. Competitive factors in the market for character licenses include royalty levels, breadth of product lines, timely royalty reporting and payment, artistic applications and compliance with licensors' guidelines.

     Bedford Division. The Company believes that its sales of outdoor gym sets for the twelve months ended July 31, 1996, represented approximately 75% of the total U.S. market for outdoor painted metal gym sets and composite metal and plastic gym sets. The Company's principal competitor in this product line is RDM, Inc., formerly known as Roadmaster Corporation (which recently filed for bankruptcy protection). Certain custom gym set manufacturers also compete in this market. The Company believes that it holds the second largest share of the total U.S. wood gym kit market behind Swing-N-Slide Corporation.

     Ashland Division. Based on the Company's sales of playballs for the twelve months ended July 31, 1996, management estimates that the Company accounts for approximately 85% of sales in the total U.S. market for children's playballs. The Company's largest competitor in this product line is National Latex Corporation.

     Amav. In the arts and activities product market, the Company competes with Hallmark Corporation's Binney & Smith unit (under the Crayola(TM) brand name), and a number of smaller arts and crafts suppliers such as Rose Art, Craft House, Ohio Art and Quincrafts Corporation. In the game table and children's bulk activity products market, the Company competes with Fisher Price (a subsidiary of Mattel), Little Tikes (a subsidiary of Rubbermaid), Monneret and Step 2. In this category, start-up costs are a barrier to entry with substantial tooling costs and equipment requirements. The Company believes that it is a market leader in Amav's lines of business.

     ERO Industries. The Company's main competitors with respect to its Slumber Shoppe product line are Bibb and Coleman, which produces non-licensed slumber bags, and Fisher Price which produces non-licensed slumber tents. The Company believes that it has a market share of greater than 75% with respect to licensed sleeping bags and slumber tents. With respect to its water sports product line, its competitors include Sterns, Kent and Aqua Leisure.

     Priss Prints. The Company competes primarily against Borden, Infantino, Dolly and 3M in the overall room decor industry. Management believes that it is a market leader in this business.

     Impact. The Company competes against companies such as Mead, Imaginings 3 and Plymouth in the stationery products market. With respect to its carry bag product line, the Company competes against companies such as Pyramid Hand Bags and Imaginings 3.

MANUFACTURING AND SUPPLY; RAW MATERIALS

  BEDFORD DIVISION

     Production Process. The Bedford Division's production, warehousing and distribution facilities are located in a 472,000 square foot facility in Bedford, Pennsylvania. The manufacturing process for the Company's outdoor gym sets and accessories consists of eight integrated operations: steel tube-forming, metal stamping, secondary fabrication, painting, plastic forming, plastic coating, assembly and packaging. The steel tube-forming operations consist of three high-speed tube mills which form metal strips into tubing of various wall thickness (0.07 inches to 1.03 inches), diameters (0.50 to 2.50 inches) and lengths (19 inches to 20 feet). These steel tubes are used primarily for the main structural supports of the Company's gym sets. The metal stamping operations consist of mechanical presses that utilize multi-station dies to stamp, form or draw materials from coil metal stock. The materials from the steel tube-forming and metal stamping operations are sent to the secondary fabrication operations, which consist of mechanical presses, bending machines, welding stations and custom fabrication equipment. After the secondary fabrication operation, the products are painted in one of four electrostatic spray paint systems. The three plastic forming machines (22 pound dual-head blow molders) produce plastic slides and other large plastic parts from HDPE resin (high density polyethylene). The plastic coating (extruding) process covers the swing chain and cable for the gym sets with a soft coating of PVC (polyvinyl chloride) in various colors. Next, the products are sent to one of three final pack lines which consist of conveyor belts manned by employees at pre-arranged stations placing parts in packing cartons. The three pack lines can produce up to 8,000 gym sets per day depending on the type of outdoor gym sets in production. A hardware bag containing components assembled on the automatic bagging line, is also placed in the packing carton. The packing cartons are then placed on large pallets, six to twelve per pallet, depending on size, and wrapped in thin stretchable plastic and loaded onto trucks or stored in the warehouse to await the arrival of the trucks.

     Capacity. Management believes that the Bedford Division has adequate capacity to supply anticipated future production requirements at times of peak demand. The division has the capability to outsource or increase capacity in all of its processes should backlog develop in the future.

     Quality Assurance. The Bedford Division maintains an extensive quality assurance program beginning with the development of plans for effective control of manufacturing processes, supplier surveys to assure manufacturing capability and a formal product release system to assure that product goals are achieved. Quality assurance personnel verify that manufacturing employees are correctly performing quality inspections including auditing incoming raw materials, manufacturing processes and finished products. All manufacturing employees are trained and provided with the tools necessary to determine whether manufactured parts meet specifications. Employees systematically assemble one unit from each production lot to verify that form and fit conform to safety standards.

     Raw Materials. The primary raw materials used by the Bedford Division include sheet and band steel and plastic resin. Most of the division's steel raw materials (representing approximately 31% of the Bedford Division's total raw materials purchased) are currently sourced from a single supplier. The Company typically enters into a one-year supply contract with this supplier each August. These contracts protect the Company from price increases while allowing for downward adjustments if prices should fall. The Company is presently negotiating a new supply contract with this supplier and anticipates that it will be similar to previous contracts. Management believes that alternative sources of supply are readily available for substantially all of the raw materials used by the Bedford Division, including steel.

     Components Purchases. The Company periodically evaluates the economics of producing internally certain plastic components used in the production and assembly of its outdoor gym sets versus purchasing such components externally. In 1996, the Company invested approximately $3.0 million in new plastic blow-molding equipment to manufacture many of the plastic slides that it had previously purchased from third-party vendors. Management believes that producing these slides internally is currently providing annual cost savings of approximately $1.5 million as compared to fiscal 1996 levels.

  ASHLAND DIVISION

     Facilities. The Ashland Division's production facilities are located in two facilities in Ashland, Ohio. The main plant is 273,000 square feet and houses most of the division's production capacity including a 115,200 square foot warehouse and distribution center. A second 95,400 square foot leased facility is used primarily to serve the division's OEM customer base and, to a lesser degree, as a source of increased playball capacity. The second plant also houses the division's administrative offices and showrooms. The Ashland Division also has two satellite facilities strategically located in Carrollton, Texas and Dothan, Alabama. These facilities are used primarily to manufacture undecorated playballs for the local regions surrounding the plants and to inflate premium and non-premium playballs that are shipped from Ashland.

     Production Process. The Ashland Division manufactures its products utilizing two basic manufacturing processes: (i) rotational molding for polyvinyl playballs and polyethylene plastic OEM products and (ii) blow molding for plastic ball pit balls. After the initial manufacturing process, the Ashland Division employs a variety of value-added operations such as innovative printing, decorating and packaging, utilizing, among other things, the Company's state-of-the-art 360 degrees playball printing systems. The Company believes it is the only manufacturer in the United States utilizing such systems. All playballs are inflated at Ashland during production to ensure that they meet the Company's quality standards, then deflated for storage or shipping. The Company ships deflated playballs to customers with inflation capabilities. Playballs being delivered to customers without inflation capabilities are re-inflated and boxed at one of the Ashland Division's satellite playball plants at the time orders are shipped to such customers. The Company believes its satellite playball plants provide it with a competitive advantage by minimizing the distance that inflated balls must be shipped, thereby reducing shipping costs.

     Capacity. Management believes that the Ashland Division has adequate in-house capacity to supply future increased production requirements at times of peak demand and has ample space within its existing facilities to further expand capacity.

     Ball Pit License. The Company has entered into a year-to-year licensing agreement with Euro-Matic, Ltd. ("Euro-Matic"), a United Kingdom-based company that holds the patent for the ball pit balls that the Company produces. Using machinery and molds supplied by Euro-Matic, the Company manufactures ball pit balls for sale by Euro-Matic to the "institutional market," including McDonald's, Discovery Zone, hospitals, schools, and similar institutions and businesses for which the Company receives a fee per ball. In addition, Euro-Matic provides the Company with molds that the Company uses with its own machinery to produce ball pit balls that the Company packages with its ball bit products for sale to the retail market.

     Quality Assurance. The Ashland Division maintains a rigorous quality control process. The division has three quality assurance personnel who are trained in the methods of statistical process control and continuous improvement. The quality assurance team selectively audits work-in-process and finished goods and works closely with customers to define achievable product standards.

     Raw Materials. The Ashland Division manufactures its products from commodity raw materials such as plastic resins, pigments and other chemicals that generally are available from numerous sources. The Company has not entered into any supply contracts with any of the Ashland Division's vendors. Management believes that alternate sources of supply are readily available for all of the raw materials used by the Ashland Division.

  ERO

     The Company manufactures all of its arts and crafts kits and children's bulk activity products in its Montreal, Quebec manufacturing facility. The Company owns or leases numerous injection molding machines. The Company also owns two large printing presses and four smaller label/sticker printers. The Company manufactures all of its plastic components, mixes its own paint, prints all labels, cartons, coloring books, stickers and instruction sheets and manufactures crayons. All of the Company's products are manufactured with non-toxic materials to comply with industry standards for children's products and applicable environmental laws.

     The Company produces or assembles slumber bags, personal flotation devices, juvenile furniture and children's wall decoration products at the Company's Hazlehurst, Georgia facility. To reduce lead times and inventory levels with respect to these product lines, the Company utilizes just-in-time manufacturing and sourcing systems. The Company purchases its play tents, slumber mates, swim, aqua fitness, back-to-school and wall decoration products from manufacturers located in the United States, Taiwan, Hong Kong and the People's Republic of China.

     The Company's largest suppliers for its domestic operations provide printed fabric for the slumber bags, liners for the slumber bags, vinyl prints for room decorations, polyester fiber to fill the slumber bags and zippers and buckles. The Company works closely with its suppliers in order to consolidate the purchasing function and to foster teamwork between the Company and its suppliers. For the aforementioned products, the Company maintains alternative sources of supply.

TECHNOLOGY AND LICENSING

     The Company holds a variety of patents, patent applications, trademarks and licenses. While the Company considers such patents, trademarks and licenses to be valuable assets, it does not believe that its competitive position is dependent on patent or trademark protection or that its operations are dependent on any individual patent trademark or license or group of related patents, trademarks and licenses.

     An important element in the Company's marketing strategy is the ability to differentiate its products from those of its competitors and stimulate sales by using popular licensed characters and well-known brand names on its products. Accordingly, the Company emphasizes the acquisition and maintenance of a broad portfolio of character licenses. Rather than pursuing a few licenses with speculative appeal, the Company maintains multiple licenses in several categories, including both classic (e.g., Mickey's Stuff for Kids, Barbie(TM), Pooh and 101 Dalmatians) and contemporary characters (e.g., Disney's Hercules, Jurassic Park: The Lost World(TM) and Batman and Robin(TM)). The Company's license agreements typically run for two years and require payments of approximately 10-12% of licensed product revenues. The renewal terms of certain license agreements are based upon the attainment of specified sales levels, whereas others are based on informal understandings or arrangements. License agreements typically are subject to termination by the licensor upon failure of the licensee to meet various performance standards. Under the terms of certain of its license agreements, the Company is required to pay minimum guaranteed fees to the licensor over the life of the agreement. The guaranteed license fees payable by the Company have been insignificant due to the Company's having exceeded its minimum royalty requirements. After giving pro forma effect to the Transactions, approximately 28% of the Company's pro forma net sales for the twelve months ended December 31, 1996 would have been derived from sales of licensed products. Approximately 67% of such net sales would have been attributable to licenses covering ten licensed characters and approximately 44% of such net sales would have been derived from licenses with Disney Enterprises, Inc. and its affiliates.

BACKLOG

     The Company monitors the inventory level of each of its key customers, which allows the Company to anticipate customer orders and fill such orders within a matter of days. As a result of such monitoring and the Company's just-in-time manufacturing of several of its principal products, the Company does not generate significant backlog.

PLANTS AND PRINCIPAL PROPERTIES

     Management believes that the Company's facilities are in good condition and that it has sufficient capacity to meet its current and projected manufacturing and distribution needs. The Company's principal executive offices are located at 585 Slawin Court, Mount Prospect, Illinois 60056.

     The following table summarizes certain information regarding the Company's principal operating facilities.

                                        APPROXIMATE
                                          SQUARE                                          LEASE
               LOCATION                   FOOTAGE          DESCRIPTION OF USE         EXPIRATION(A)
               --------                 -----------        ------------------         -------------
OWNED FACILITIES
Saint Laurent, Quebec.................    800,000      Amav Sales, Administration,       N/A
                                                         Manufacturing and
                                                         Distribution
Bedford, Pennsylvania.................    472,000      Bedford Division                  N/A
                                                         Manufacturing, Warehouse
                                                         and Administrative
Ashland, Ohio.........................    273,000      Ashland Division                  N/A
                                                         Manufacturing, Warehouse
                                                         and Administrative
Reno, Nevada..........................     40,000      Bedford Division                  2008
                                                         Manufacturing and
                                                         Warehouse
Hazlehurst, Georgia...................    230,000      ERO Industries and Impact         N/A
                                                         Manufacturing and
                                                         Distribution
Plattsburgh, New York.................     80,000      Amav Manufacturing and            N/A
                                                         Distribution
LEASED FACILITIES
Ashland, Ohio.........................     95,400      Ashland Division                  2011
                                                         Manufacturing
Reno, Nevada..........................     40,000      Bedford Division                  2008
                                                         Manufacturing and
                                                         Warehouse
Mount Prospect, Illinois..............     38,000      Executive Corporate Offices       1999
Carrollton, Texas.....................     34,000      Ashland Division Warehouse        2006
                                                         and Manufacturing
Hazlehurst, Georgia...................     27,000      Priss Prints Distribution         1998
Dothan, Alabama.......................     25,100      Ashland Division Warehouse        2003
                                                         and Manufacturing
Alma, Georgia.........................     25,000      Bedford Division                  2002
                                                         Manufacturing and
                                                         Warehouse
Kitchener, Ontario, Canada............     19,300      Ashland Division Warehouse        2011
                                                         and Manufacturing
Coraopolis, Pennsylvania..............      6,400      Corporate Offices                 2000
Dallas, Texas.........................      4,000      Priss Prints Sales and            2000
                                                         Marketing
New York, New York....................      3,900      New York Showroom                 2004
Boca Raton, Florida...................      3,500      Impact Sales and Marketing        1998
Northampton, United Kingdom...........        400      Administrative                  Monthly

---------------

(a) Assumes exercise of all options to renew.

LEGAL PROCEEDINGS

     The Company is from time to time involved in lawsuits arising in the ordinary course of business. The Company maintains product liability insurance and management does not believe that the outcome of any such lawsuits will have a material adverse effect on the Company's financial condition. Although historically the Company has not been required to pay any material liability claims, there can be no assurance that the Company will not incur claims which are in excess of its insurance.

SEASONALITY

     Historically, the Company's sales have been highly seasonal, with Hedstrom's peak selling season occurring during the first two calendar quarters of the year and ERO's peak selling season occurring during the third and fourth calendar quarters of the year. However, management believes the Acquisition will result in the Company's sales being relatively balanced throughout the year. Pro forma net sales for the Company for each calendar quarter during the twelve months ended December 31, 1996 were 24.6%, 26.5%, 22.8% and 26.1%, respectively, of total pro forma net sales for such twelve-month period.

ENVIRONMENTAL

     Certain of the Company's operations, including the use of solvents, paints and other materials that contain chemicals that are considered hazardous under various environmental laws, are subject to federal, state, local and foreign environmental laws and regulations, which govern, among other things, the discharge of pollutants into the air and water, as well as the handling and disposal of solid and hazardous wastes. Permits are required for certain of the Company's operations, and these permits are subject to modification, renewal and revocation by issuing authorities. Governmental authorities have the power to enforce compliance with applicable laws and regulations, and violations may result in fines, injunctions, including the cessation of operations, or both. Management believes that the Company's operations currently comply in all material respects with applicable environmental laws and regulations.

     Under the Clean Air Act Amendments of 1990 (the "CAA"), the Environmental Protection Agency has been directed, among other things, to develop standards and permit procedures with respect to certain air pollutants. Because many of the implementing regulations have not yet been promulgated, the Company cannot make a final assessment of the impact of the CAA. Based upon its preliminary review of the CAA, management currently believes that compliance with the CAA and other environmental laws and regulations will not have a material adverse effect on the Company.

GOVERNMENT REGULATIONS

     The Company is subject to the provisions of, among other laws, the Federal Hazardous Substances Act and the Federal Consumer Product Safety Act. These laws empower the Consumer Product Safety Commission (the "CPSC") to protect consumers from hazardous products and other articles. The CPSC has the authority to exclude from the market products which are found to be unsafe or hazardous and can require a manufacturer to recall such products under certain circumstances. Similar laws exist in some states and cities in the United States and in Canada and Europe. While the Company believes that it is, and will continue to be, in compliance in all material respects with applicable laws, rules and regulations, there can be no assurance that the Company's products will not be found to violate such laws, rules and regulations, or that more restrictive laws, rules or regulations will not be adopted in the future which could make compliance more difficult or expensive or otherwise have a material adverse effect on the Company's business, financial condition and results of operations.

EMPLOYEES

     As of June 30, 1997, the Company employed approximately 2,125 people. Approximately 9.5% of the Company's employees are unionized, all of whom are employed in the Ashland Division. These employees are represented by the Rubber Workers Union, which is affiliated with the United States Steel Workers Union. In the past five years, the Company has experienced only one work stoppage, which occurred in October 1995 and lasted only two days. The Company's collective bargaining agreement with the Rubber Workers Union expires on October 10, 1998. The Company believes that it has a good relationship with its employees.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF HOLDINGS AND HEDSTROM

     The following table sets forth the age and the position of the directors and executive officers of each of Holdings and Hedstrom.

           NAME              AGE                                  POSITION
           ----              ---                                  --------
Robert H. Elman............  58    Chairman of the Board of Directors of Holdings and Hedstrom
Alan B. Menkes.............  38    Director of Holdings and Hedstrom
Jack D. Furst..............  38    Director of Holdings and Hedstrom
Arnold E. Ditri............  60    Director of Holdings and Hedstrom; Chief Executive Officer and
                                     President of Holdings and Hedstrom
David F. Crowley...........  47    Chief Financial Officer of Holdings and Hedstrom
Alastair H. McKelvie.......  65    Executive Vice President -- Operations of Hedstrom
John D. Dellos.............  58    Executive Vice President -- Manufacturing of Hedstrom
Alfred C. Carosi, Jr.......  49    Executive Vice President -- Sales and Marketing of Hedstrom

     Robert H. Elman has been the Chairman of the Board of Holdings and Hedstrom since July 1997 and has been a director of Holdings and Hedstrom since October 1995. Mr. Elman is Chairman and Chief Executive of DESA International, Inc. ("DESA International"), a manufacturer of indoor and outdoor heating products and specialty tools. Mr. Elman has served in that capacity since March 1985 when DESA International was formed as part of the leveraged buy out of AMCA International, Inc.'s Consumer Products Division. Prior to 1985, he served as Senior Group Vice President of AMCA International with responsibilities for the Consumer, Automotive Products, Aerospace, and Food Packaging Divisions. Mr. Elman joined AMCA International in 1975 when it acquired DESA Industries, a company he assisted in forming in 1969. Prior to forming DESA Industries, Mr. Elman was employed with ITT and Singer in various management positions in the United States and Europe.

     Alan B. Menkes has been a director of Holdings and Hedstrom since October 1995. Mr. Menkes is a Managing Director and Principal of Hicks Muse, having served as such since April 1996. Prior thereto, Mr. Menkes served as a Vice President of Hicks Muse. Before joining Hicks Muse in 1992, Mr. Menkes was employed by The Carlyle Group, a Washington D.C.-based private investment firm, most recently as a Senior Vice President. Mr. Menkes also serves as a director of International Home Foods, Inc.

     Jack D. Furst has been a director of Holdings and Hedstrom since July 1997. Mr. Furst is a Managing Director and Principal of Hicks Muse and has held such position since 1989. Prior to joining Hicks Muse, Mr. Furst was a Vice President and subsequently a Partner of Hicks & Haas, Incorporated, a Dallas-based private investment firm from 1987 to May 1989. From 1984 to 1986, Mr. Furst was a merger and acquisition/corporate finance specialist for The First Boston Corporation in New York. Mr. Furst serves on the board of directors of Neodata Corporation, Desa Holdings Corporation, International Wire Holding Company, Viasystems Group, Inc., Viasystems, Inc. and Cooperative Computing, Inc.

     Arnold E. Ditri was Chairman of the Board of Hedstrom from December 1991 until October 1995 and has been a director of Holdings and Hedstrom since October 1995. He has been President and Chief Executive Officer of Hedstrom since March 1993 and of Holdings since October 1995. Mr. Ditri served as President of Ditri Associates, Inc. from 1981 until 1994. Ditri Associates, with a number of financial partners, specialized in acquiring and building under-achieving companies. From 1984 through 1988, Ditri Associates built Eagle Industries, Inc. in partnership with Great American Management, Inc. of Chicago. From 1961 to 1981, Mr. Ditri was a management consultant with Booz Allen & Hamilton and Touche Ross & Co. He was a partner in Touche Ross from 1967 to 1981.

     David F. Crowley has been Chief Financial Officer of Hedstrom since 1994 and of Holdings since October 1995. Prior to joining Hedstrom, Mr. Crowley served as Chief Financial Officer and/or Vice President of Finance for various companies owned and operated by Ditri Associates. Prior to joining Ditri Associates, from 1986 to 1990, Mr. Crowley was Treasurer of the Ring Screw Works Company in Detroit, Michigan. From 1974 to

1985, he was employed by Price Waterhouse where he was a Retail and Banking Industry Specialist and served in London, England for two years managing strategic planning and technical projects for the firm.

     Alastair H. McKelvie has been Executive Vice President of Operations with Hedstrom since 1991. Mr. McKelvie has over 40 years of experience chiefly in manufacturing and general management positions covering a wide range of products, processes, and geographic locations. From 1989 to 1991, Mr. McKelvie served as Executive Vice President for various companies owned and operated by Ditri Associates. Prior to 1989, he served as Executive Vice President of Eagle Industries. From 1965 to 1982, Mr. McKelvie held a number of line and staff positions in the Singer Company including Vice President of Manufacturing in its International Group and General Manager of its two most profitable operating divisions.

     John D. Dellos has been Executive Vice President of Operations with Hedstrom since 1994 and has over 36 years of operations experience. Previous to joining Hedstrom, Mr. Dellos was Senior Vice President of Manufacturing of P.P.M. Cranes, Inc. in Conway, South Carolina from 1990 to 1993. Prior to that, Mr. Dellos was employed as General Manager of Manufacturing from 1986 to 1989 by Komatsu America Manufacturing Company located in Chattanooga, Tennessee. Before joining Komatsu, Mr. Dellos served in several capacities for a division of Dresser Industries in Galion, Ohio from 1974 to 1985. From 1959 to 1973, Mr. Dellos worked for Deere and Company in various positions.

     Alfred A. Carosi, Jr. has been Executive Vice President of Sales and Marketing with Hedstrom since December 1996. In this position he is also responsible for corporate product development. Prior to joining Hedstrom, Mr. Carosi was Senior Vice President of Marketing and Marketing Services for the Parker Brothers Division of Hasbro, Inc. from 1991 to 1995. From 1990 to 1991, he was Vice President of Children's and Family Programs at NBC. Before joining NBC, Mr. Carosi served as Senior Vice President of Marketing and Marketing Services for Hasbro, Inc. from 1989 to 1990 and for Hasbro's Playskool Division from 1987 to 1988. Prior to 1987, Mr. Carosi worked in various marketing-related capacities for Hasbro, Sara Lee Corp. and Anheuser Busch, Inc.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the fiscal year ended July 31, 1996 (the last full fiscal year of Hedstrom), the compensation awarded to or earned by the President and Chief Executive Officer of Hedstrom and each other executive officer of Hedstrom whose total annual salary and bonus for the fiscal year ended July 31, 1996 was in excess of $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                             ------------
                                                     ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                                    ----------------------    UNDERLYING    COMPENSATION
           NAME AND PRINCIPAL POSITION              SALARY ($)   BONUS ($)    OPTIONS(#)       ($)(1)
           ---------------------------              ----------   ---------   ------------   ------------
Arnold E. Ditri...................................   333,938          --       543,544         15,422
  President and Chief Executive Officer
David F. Crowley..................................   120,941       4,463       271,777          1,515
  Chief Financial Officer
John D. Dellos....................................   124,435       7,456       271,777          6,014
  Executive Vice President -- Manufacturing

---------------

(1) All Other Compensation for the fiscal year ended July 31, 1996 includes the following: (i) contributions made by Hedstrom on behalf of the following individuals to Hedstrom's 401(K) Savings Plan: Mr. Ditri -- $11,435; Mr. Crowley -- $1,254; and Mr. Dellos -- $5,276; and (ii) premiums paid by Hedstrom for term life insurance policies in the following amounts: Mr. Ditri -- $3,987; Mr. Crowley -- $261; and Mr. Dellos -- $738.

     The following table summarizes option grants made during the fiscal year ended July 31, 1996 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                              ----------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                NUMBER OF                                                   AT ASSUMED ANNUAL RATES
                                SECURITIES      PERCENT OF                                       OF STOCK PRICE
                                UNDERLYING     TOTAL OPTIONS                                APPRECIATION FOR OPTION
                                 OPTIONS        GRANTED TO     EXERCISE OR                          TERM(2)
                                 GRANTED       EMPLOYEES IN     BASE PRICE    EXPIRATION   --------------------------
            NAME                  (#)(1)        FISCAL YEAR       ($/SH)         DATE        5%($)          10%($)
            ----              --------------   -------------   ------------   ----------   ----------    ------------
Arnold E. Ditri.............     543,544           25.0%          $1.00        10/27/05       341,832         866,269
David F. Crowley............     271,777           12.5%          $1.00        10/27/05       170,919         433,143
John D. Dellos..............     271,777           12.5%          $1.00        10/27/05       170,919         433,143

---------------

(1) The options to purchase Holdings Common Stock were granted under the Hedstrom Holdings, Inc. 1995 Stock Option Plan (the "1995 Option Plan") and become exercisable in three equal annual installments commencing on the first anniversary of the date of grant.

(2) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation of Holdings Common Stock over the term of the options. These amounts represent certain assumed rates of appreciation only, assuming a fair market value on the date of grant of $1.00 per share. Because Holdings Common Stock is privately-held, Hedstrom assumed a per share fair market value on the date of grant of the foregoing options equal to $1.00 per share based on the per share amount paid by Hicks Muse in connection with the acquisition of Holdings and Hedstrom in October 1995. Actual gains on the exercise of options are dependent on the future performance of Holdings Common Stock. There can be no assurance that the potential values reflected in this table will be achieved. All amounts have been rounded to the nearest whole dollar amount.

     The following table summarizes the value of options to acquire Holdings Common Stock held by the Named Executive Officers as of July 31, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION VALUES(1)

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                             OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                                          JULY 31, 1996 (#)        FISCAL YEAR END ($)(2)
                                                      -------------------------   -------------------------
                                                      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                      -------------------------   -------------------------
Arnold E. Ditri.....................................          0/543,544                      0/0
David F. Crowley....................................          0/271,777                      0/0
John D. Dellos......................................          0/271,777                      0/0

---------------

(1) No options were exercised by a Named Executive Officer in fiscal 1996.

(2) Assumes a fair market value of $1.00 per share. Because Holdings Common Stock is privately-held, for purposes of the calculation of the value of unexercised options as of July 31, 1996, Hedstrom has assumed a per share fair market value for Holdings Common Stock equal to the per share value paid by Hicks Muse in connection with the acquisition of Holdings and Hedstrom in October 1995.

EMPLOYMENT AGREEMENTS

     Arnold E. Ditri Employment Agreement. Mr. Ditri entered into an employment agreement with Holdings and Hedstrom on October 27, 1995. Pursuant to such employment agreement, Mr. Ditri will serve as the President and Chief Executive Officer of Holdings and Hedstrom through October 31, 1998, which term shall be extended for successive terms of one year each unless terminated by either party at least 90 days prior to the end of the initial term or any annual extension. Mr. Ditri is required to devote substantially all of his business efforts to Holdings, Hedstrom and their subsidiaries.

     The compensation provided to Mr. Ditri under his employment agreement includes an annual base salary of $340,000 and such benefits as are customarily accorded to senior executive employees of Holdings and Hedstrom who are similarly situated. In addition, Mr. Ditri is entitled to an annual cash bonus equal to not less than 50% of his base salary if Holdings and Hedstrom achieve the sales, operating income, and departmental performance targets set forth in the Hedstrom Corporation Incentive Plan.

     Mr. Ditri's employment agreement also provides that if Holdings and Hedstrom terminate Mr. Ditri's employment without Cause (as defined) or if Mr. Ditri terminates his employment for Good Reason (as defined), Mr. Ditri shall be entitled to receive his base salary for one year after such termination or for the remaining term of the employment agreement, whichever is greater; provided, however, that if Mr. Ditri is employed by (A) an entity other than a Competitive Business (as defined), then all compensation earned by Mr. Ditri will reduce the amounts required to be paid by the Holdings and Hedstrom as described in this sentence, or (B) any Competitive Business, then Holdings and Hedstrom shall have no obligation to pay the amounts described in this sentence. In the event Mr. Ditri's employment is terminated due to Mr. Ditri's death, his base salary shall continue for six months and any bonus payment shall be prorated to reflect the portion of the then current year for which Mr. Ditri performed services. In the event of Mr. Ditri's disability, Mr. Ditri shall be entitled to receive his base salary (less disability insurance proceeds pursuant to any benefit plan of the Holdings or Hedstrom) for the Disability Period (as defined).

     "Cause" exists if and when (i) Holdings' board of directors has notified Mr. Ditri in writing of its reasonable determination that he is not substantially performing the primary duties of his office; (ii) Mr. Ditri has been convicted of a felony under state or federal criminal law involving theft, fraud or moral turpitude; (iii) Mr. Ditri has engaged in gross negligence or willful misconduct injurious to Holdings or Hedstrom; or (iv) Mr. Ditri has materially breached any of his covenants under his employment agreement or any other agreement with Holdings or Hedstrom.

     "Good Reason" means any of the following (without Mr. Ditri's consent): (i) the taking of any action by Holdings' board of directors or its designees (unless it has determined that Mr. Ditri is not substantially performing the primary duties of his then current office, after 30 days' notice and failure to correct by Mr. Ditri) in a manner that has the effect of significantly divesting Mr. Ditri's authority with respect to his subordinates or materially interferes with the exercise of Mr. Ditri's authority to manage and supervise the business and operations of Holdings and Hedstrom; (ii) any relocation of Holdings' and Hedstrom's executive offices to a location outside of the Cleveland, Ohio, Pittsburgh, Pennsylvania or New York, New York metropolitan areas, except for required travel in connection with Holdings' and Hedstrom's business; and (iii) any failure to pay Mr. Ditri his compensation when due pursuant to the terms of his employment agreement.

     "Competitive Business" means any business entity which is engaged in the businesses in which Holdings or Hedstrom engages during the Restricted Period (as defined), sells or markets its products in the United States, and derives or plans to derive a material portion of its revenues from such products. For purposes of the preceding sentence, sales of 50% of its total revenues or in excess of $5,000,000 in dollar volume shall be deemed to be material.

     "Restricted Period" means the period during which Mr. Ditri is employed by Holdings and Hedstrom and for a period of one year thereafter; provided, that if Mr. Ditri's employment is terminated without Cause or if Mr. Ditri terminates his employment for Good Reason, the "Restricted Period" shall extend only so long as Holdings and Hedstrom are required to pay Mr. Ditri pursuant to his employment agreement.

     A "Disability" occurs if and when Mr. Ditri becomes unable to substantially perform his services as a result of his permanent or temporary, total or partial physical or mental disability.

     "Disability Period" means the period commencing on the first day of the calendar month following the month during which a Disability occurs and ending on the first to occur of the following: (i) the expiration of Mr. Ditri's employment agreement; (ii) if the Disability is continuous throughout the six consecutive months following the month during which the Disability occurs, then the last day of such sixth consecutive calendar month; and (iii) if the Disability is intermittent and shall exist throughout any 12 calendar months following the month during which the Disability occurs, then the last day of such 12th calendar month.

     David F. Crowley Severance Arrangement. While Mr. Crowley does not have a formal employment agreement, Holdings and Hedstrom have agreed that Mr. Crowley will be entitled to receive his base salary for a period of 12 months following any termination of his employment, other than for cause, on or prior to November 15, 1997.

COMPENSATION OF DIRECTORS

     With the exception of Robert H. Elman, the directors of Holdings and Hedstrom did not receive compensation from either Holdings or Hedstrom for services rendered in that capacity during the fiscal year ended July 31, 1996. Mr. Elman receives $500 for each telephonic meeting and $1,000 for each meeting attended in person. During the fiscal year ended July 31, 1996, Mr. Elman received a total of $3,000 pursuant to such arrangements. Directors of Holdings and Hedstrom are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended July 31, 1996, all matters concerning executive officer compensation were addressed by the Board of Directors of Holdings and Hedstrom. During this period Mr. Ditri served as both a director and an officer of Holdings and Hedstrom. No executive officer of Holdings or Hedstrom served as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on Holdings' or Hedstrom's Board of Directors.

                    STOCK OWNERSHIP AND CERTAIN TRANSACTIONS

STOCK OWNERSHIP

     All of the issued and outstanding capital stock of Hedstrom is owned by Holdings. The following table sets forth certain information regarding the beneficial ownership of the outstanding Holdings Common Stock by each person who is known by Holdings to beneficially own more than 5% of the Holdings Common Stock and by the directors of Holdings and the Named Executive Officers, individually, and by the directors and executive officers of Holdings as a group.

                                                               SHARES OF HOLDINGS
                                                                  COMMON STOCK
                                                               BENEFICIALLY OWNED
                                                              ---------------------
                                                                            PERCENT
                                                              NUMBER OF       OF
                                                                SHARES       CLASS
                                                              ----------    -------
5% STOCKHOLDERS
  HM Parties(1).............................................  56,030,600     82.8%
  c/o Hicks, Muse, Tate & Furst Incorporated
  200 Crescent Court, Suite 1600
  Dallas, Texas 75201
OFFICERS AND DIRECTORS
  Robert H. Elman...........................................   1,625,000      4.5%
  Alan B. Menkes (1)(2).....................................  55,385,370     81.9%
  Jack D. Furst (1)(3)......................................  55,451,640     82.0%
  Arnold E. Ditri (4).......................................   4,087,481     11.3%
  David E. Crowley (5)......................................     122,171        *
  John N. Dellos (6)........................................     169,539        *
  Alastair H. McKelvie (7)..................................   1,884,292      5.2%
  All executive officers and directors as a group (8
     persons)...............................................  61,766,552     92.3%

---------------

 * Represents less than 1%

(1) Includes (i) 23,829,000 shares owned of record by HM Fund II, a limited partnership of which the sole general partner is HM2/GP Partners, L.P., a limited partnership of which the sole general partner is Hicks, Muse GP Partners, L.P., a limited partnership of which the sole general partner is Hicks, Muse, Tate & Furst Fund II Incorporated, a corporation affiliated with Hicks Muse; (ii) 31,520,000 shares of Non-Voting Common Stock owned of record by HM Fund II which are convertible into shares of Holdings Common Stock, on a one-for-one basis, at the option of HM Fund II, (iii) 479,400 shares owned of record by Thomas O. Hicks; and (iv) 202,200 shares owned of record by four children's trusts of which Mr. Hicks serves as trustee. Mr. Hicks is a controlling stockholder of Hicks Muse and serves as Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and Secretary of Hicks Muse. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of Holdings Common Stock held by HM Fund II. John R. Muse, Charles W. Tate, Jack D. Furst, Lawrence D. Stuart, Jr., Alan B. Menkes, and Michael J. Levitt are officers, directors and minority stockholders of Hicks Muse and as such may be deemed to share with Mr. Hicks the power to vote or dispose of Holdings Common Stock held by HM Fund II. Each of Messrs. Hicks, Muse, Tate, Furst, Stuart, Menkes and Levitt disclaims the existence of a group and disclaims beneficial ownership of Holdings Common Stock not respectively owned of record by him.

(2) Includes 36,370 shares owned of record by Mr. Menkes.

(3) Includes (i) 36,078 shares owned of record by Mr. Furst and (ii) 66,562 shares owned of record by a family trust of which Mr. Furst serves as trustee. Mr. Furst disclaims beneficial ownership of shares not owned of record by him.

(4) Includes (i) 3,106,300 shares owned of record by Mr. Ditri, (ii) 800,000 shares owned of record by certain members of Mr. Ditri's family, and (iii) 181,181 shares subject to options that are exercisable within 60 days. Mr. Ditri disclaims beneficial ownership of shares not owned of record by him.

(5) Includes (i) 31,579 shares owned of record by Mr. Crowley and (ii) 90,592 shares subject to options that are exercisable within 60 days.

(6) Includes (i) 78,947 shares owned of record by Mr. Dellos and (ii) 90,592 shares subject to options that are exercisable within 60 days.

(7) Includes (i) 1,793,700 shares owned of record by Mr. McKelvie and (ii) 90,592 shares subject to options that are exercisable within 60 days.

CERTAIN TRANSACTIONS

  Monitoring and Oversight Agreement

     On October 27, 1995, Holdings and Hedstrom entered into a ten-year agreement (the "Monitoring and Oversight Agreement") with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), pursuant to which they pay Hicks Muse Partners an annual fee of $175,000 for oversight and monitoring services to Holdings and Hedstrom. The annual fee is adjustable at the end of each fiscal year to an amount equal to 0.1% of the consolidated net sales of Hedstrom during such fiscal year, but in no event less than $175,000. Messrs. Muse and Menkes, directors of Holdings and Hedstrom, are each principals of Hicks Muse Partners. In addition, Holdings and Hedstrom have agreed to indemnify Hicks Muse Partners, its affiliates and their respective directors, officers and controlling persons, if any, and, agents and employees of Hicks Muse Partners or any of its affiliates from and against all claims, liabilities, losses, damages, and expenses, including legal fees, arising out of or in connection with the services rendered by Hicks Muse Partners in connection with the Monitoring and Oversight Agreement.

     The Monitoring and Oversight Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by Holdings and Hedstrom without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under this agreement reasonably reflect the benefits received and to be received by Holdings and Hedstrom.

  Financial Advisory Agreement

     On October 27, 1995, Holdings and Hedstrom entered into a ten-year agreement (the "Financial Advisory Agreement") with HM2/Management Partners, L.P. ("HM2"), pursuant to which they paid HM2 a cash financial advisory fee of approximately $1.175 million as compensation for its services as financial advisor in connection with the acquisition of Holdings and Hedstrom by Hicks Muse. HM2 also will be entitled to receive a fee equal to 1.5% of the transaction value (as defined) for each add-on transaction (as defined) in which Hedstrom is involved. The term "transaction value" means the total value of any add-on transaction (excluding any fees payable pursuant to the Financial Advisory Agreement in connection with such add-on transaction) including the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding). The term "add-on transaction" means any future proposal for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring, or other similar transaction directly or indirectly involving Holdings, Hedstrom, or any of their respective subsidiaries, and any other person or entity. In connection with the Acquisition, Holdings and Hedstrom paid HM2 a cash financial advisory fee under the Financial Advisory Agreement of approximately $3 million as compensation for its services as financial advisor in connection with the Acquisition.

     Messrs. Muse and Menkes, directors of Holdings and Hedstrom, are each principals of HM2. In addition, Holdings and Hedstrom have agreed to indemnify HM2, its affiliates and their respective directors, officers and controlling persons, if any, and agents and employees of HM2 from and against all claims, liabilities, losses, damages, and expenses, including legal fees, arising out of or in connection with the services rendered by HM2 in connection with the Financial Advisory Agreement. The Financial Advisory Agreement makes available the resources of HM2 concerning a variety of financial matters. The services that have been and will continue to be provided by HM2 could not otherwise be obtained by Holdings and Hedstrom without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under this agreement reasonably reflect the benefits received and to be received by Holdings and Hedstrom.

  Stockholders Agreement

     The investors who purchased or received Holdings Common Stock in connection with or subsequent to the acquisition of Holdings and Hedstrom by Hicks Muse and its affiliates have entered into a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement grants preemptive rights and certain piggy-back registration rights to the parties thereto and contains provisions requiring the parties thereto to sell their shares of Holdings Common Stock in connection with certain sales of Holdings Common Stock by HM Fund II ("drag-along rights") and grants the parties thereto other than HM Fund II the right to include a portion of their shares of Holdings Common Stock in certain sales in which HM Fund II does not exercise its drag-along rights ("tag-along rights"). The Stockholders Agreement terminates on its tenth anniversary date, although the preemptive rights, drag-along rights and tag-along rights contained therein will terminate earlier upon the consummation of a registered underwritten public offering of Holdings Common Stock by Holdings.

                  DESCRIPTION OF THE SENIOR CREDIT FACILITIES

     In connection with the Financings, Holdings and Hedstrom entered into a Credit Agreement (the "Credit Agreement") with Credit Suisse First Boston Corporation ("CSFB") and the other lenders party thereto to provide the Senior Credit Facilities. The description of the Senior Credit Facilities set forth below does not purport to be complete and is qualified in its entirety by reference to the provisions of the Credit Agreement, including the definitions therein of certain terms, and the other underlying agreements of the Senior Credit Facilities.

     The Senior Credit Facilities consist of (a) the six-year Tranche A Term Loan in the principal amount of $75 million; (b) the eight-year Tranche B Term Loan in the principal amount of $35 million; and (c) the Revolving Credit Facility providing for revolving loans to Hedstrom and the issuance of letters of credit for the account of Hedstrom in an aggregate principal and stated amount at any time not to exceed $70 million. Borrowings under the Revolving Credit Facility are available based upon a borrowing base not to exceed 85% of eligible accounts receivable and 50% of eligible inventory.

     The full amount of each Term Loan was drawn on the date on which the Tenders Offer was consummated (the "Closing Date"). Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed. Loans under the Revolving Credit Facility were available on the Closing Date and will continue to be available until the date that is six years after such Closing Date (the "Revolving Credit Termination Date"). Letters of credit under the Revolving Credit Facility are available at any time subject to the limitations contained in the following sentence. No letter of credit will be permitted to have an expiration date after the earlier of (a) one year from the date of its issuance and (b) five business days before the Revolving Credit Termination Date. Letters of credit will be renewable for one-year periods, provided that no letter of credit shall extend beyond the time specified in clause (b) of the previous sentence.

     The Term Loans will amortize according to the following schedule:

                      DATE                        TRANCHE A TERM LOAN   TRANCHE B TERM LOAN
                      ----                        -------------------   -------------------
December 31, 1997...............................      $1,000,000            $  125,000
March 31, 1998..................................       3,000,000               125,000
June 30, 1998...................................         750,000               125,000
September 30, 1998..............................       3,000,000               125,000
December 31, 1998...............................         750,000               125,000
March 31, 1999..................................       4,000,000               125,000
June 30, 1999...................................       1,000,000               125,000
September 30, 1999..............................       4,000,000               125,000
December 31, 1999...............................       1,000,000               125,000
March 31, 2000..................................       5,000,000               125,000
June 30, 2000...................................       1,250,000               125,000
September 30, 2000..............................       5,000,000               125,000
December 31, 2000...............................       1,250,000               125,000
March 31, 2001..................................       6,000,000               125,000
June 30, 2001...................................       1,500,000               125,000
September 30, 2001..............................       6,000,000               125,000
December 31, 2001...............................       1,500,000               125,000
March 31, 2002..................................       8,000,000               125,000
June 30, 2002...................................       2,000,000               125,000
September 30, 2002..............................       8,000,000               125,000
December 31, 2002...............................       2,000,000               125,000
March 31, 2003..................................       7,200,000             5,000,000
June 30, 2003...................................       1,800,000             1,250,000
September 30, 2003..............................                             5,000,000
December 31, 2003...............................                             1,250,000
March 31, 2004..................................                             5,400,000
June 30, 2004...................................                             1,350,000
September 30, 2004..............................                             5,400,000
December 31, 2004...............................                             1,350,000
March 31, 2005..................................                             5,100,000
June 30, 2005...................................                             1,275,000

     Hedstrom is required to make mandatory prepayments of loans, and revolving credit commitments will be mandatorily reduced, in amounts, at times and subject to certain exceptions, (a) in respect of 75% of consolidated excess cash flow of Hedstrom starting with fiscal year 1998 and (b) in respect of 100% of the net proceeds of certain dispositions of material assets or the stock of subsidiaries or the issuance of capital stock or the incurrence of certain indebtedness by Hedstrom or any of its subsidiaries. Hedstrom is entitled, at its option, to prepay loans, and permanently reduce revolving credit commitments, in whole or in part, at any time in certain minimum amounts. All such prepayments shall be applied first to the Tranche A Term Loans and the Tranche B Term Loans ratably (and to the installments thereof ratably in accordance with the then remaining number of installments) and second, to reduce the commitments under the Revolving Credit Facility.

     The obligations of Hedstrom under the Senior Credit Facilities are unconditionally and irrevocably guaranteed by Holdings and each of Hedstrom's direct or indirect domestic subsidiaries (collectively, the "Senior Credit Facilities Guarantors"). In addition, the Senior Credit Facilities are secured by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, Hedstrom and each direct or indirect domestic subsidiary of Hedstrom and 65% of the capital stock of, or other equity interests in, each direct foreign subsidiary of Hedstrom, or any of its domestic subsidiaries and (ii) all tangible and intangible assets (including, without limitation, intellectual property and owned real property) of Hedstrom and the Senior Credit Facilities Guarantors and the proceeds thereof (subject to certain excepts and qualifications).

     At Hedstrom's option, the interest rates per annum applicable to the Senior Credit Facilities may be either (i) the Eurocurrency Rate (as defined in the Credit Agreement) plus (x) 2.5% in the case of the Tranche A Term Loan and the Revolving Credit Facility or (y) 3.0% in the case of the Tranche B Term Loan or
(ii) the Alternate Base Rate (as defined in the Credit Agreement) plus (x) 1.5% in the case of the Tranche A Term Loan and the Revolving Credit Facility or (y) 2.0% in the case of the Tranche B Term Loan. The Alternate Base Rate is the highest of (a) CSFB's Prime Rate (as defined in the Credit Agreement) and (b) the federal funds effective rate from time to time plus 0.5%. The applicable margin in respect of the Tranche A Term Loan and the Revolving Credit Facility will be adjusted from time to time by amounts to be agreed upon based on the achievement of certain performance targets to be determined.

     Hedstrom must pay a commission on the face amount of all outstanding letters of credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans (as defined in the Credit Agreement) under the Revolving Credit Facility. Hedstrom will also pay a per annum commitment fee equal to 0.50% on the undrawn portion of the commitments in respect of the Revolving Credit Facility.

     The Credit Agreement contains covenants that require Hedstrom to maintain its properties and those of its subsidiaries, together with insurance thereon; to provide certain information to the administrative agent, including financial statements, notices and reports and permit inspections of the books and records of Hedstrom and its subsidiaries; to comply with applicable laws, including environmental laws and ERISA; and to pay taxes and contractual obligations. The Credit Agreement also contains a number of significant covenants that, among other things, restrict the ability of Hedstrom to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, make investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with affiliates, amend the Indentures, refinance the New Notes and otherwise restrict corporate activities. In addition, under the Credit Agreement, Hedstrom is required to comply with specified minimum interest coverage and maximum leverage ratios. Hedstrom presently is in compliance with all covenants under the Credit Agreement.

     The Credit Agreement contains customary events of default, including failure to pay principal on either of the Term Loans when due or any interest or other amount that becomes due within 5 days after the due date thereof, any representation or warranty made or deemed made is incorrect in any material respect on or as of the date made or deemed made, the default in the performance of negative covenants or a default in the performance of certain other covenants or agreements for a period of thirty days, default in other indebtedness or guarantee obligations, certain insolvency events, certain ERISA events, actual or asserted invalidity of any loan documents and a change in control of Hedstrom.

                              THE EXCHANGE OFFERS

PURPOSE AND EFFECT

     The Old Notes were sold by the Issuers on June 12, 1997, in a private placement. In connection with that placement, the Issuers entered into the Registration Rights Agreement, which requires that the Issuers file a registration statement under the Securities Act with respect to the New Notes and, upon the effectiveness of that registration statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount (or principal amount at maturity) of New Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that the Issuers must use their best efforts to cause the registration statement with respect to the Exchange Offers to be declared effective on or before November 10, 1997. Except as provided below, upon the completion of the Exchange Offers, the Issuers' obligations with respect to the registration of the Old Notes and the New Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and although the Issuers believe that the summary herein of certain provisions thereof describes all material elements of the Registration Rights Agreement, such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference thereto.

     The Registration Rights Agreement provides for the assessment of additional interest ("Additional Interest") in the event (such event being a "Registration Default") that (i) the Registration Statement of which this Prospectus is a part has not been filed by July 28, 1997, (ii) the Exchange Offers have not been consummated by December 9, 1997, or (iii) after December 9, 1997, and after the Registration Statement of which this Prospectus is a part has been declared effective, such Registration Statement ceases to be effective or such Registration Statement or this Prospectus cease to be usable in connection with resales of the New Notes. Notwithstanding the foregoing, a Registration Default shall be deemed not to have occurred and be continuing if (i) such purported Registration Default has occurred solely as a result of the occurrence of material events with respect to the Issuers that would need to be described in the Registration Statement or this Prospectus and the Issuers are proceeding promptly and in good faith to amend or supplement the Registration Statement and this Prospectus to describe such events; provided, however, that in any case if such purported Registration Default occurs for a continuous period in excess of 45 days, Additional Interest will be payable from the 46th day after the occurrence of such Registration Default until such Registration Default is cured or until the relevant Issuer is no longer required to keep such Registration Statement effective or such Registration Statement or this Prospectus usable. Additional Interest will accrue at a rate of 0.50% per annum (over and above the interest rate set forth in the title of the Notes) and will be payable in cash on each scheduled interest payment date (or interest accrual date in the case of the Discount Notes, if applicable) following the applicable Registration Default.


     The Registration Statement of which this Prospectus is a part was initially filed on July 30, 1997, two days after the required filing date of July 28, 1997. As a consequence, Hedstrom and Holdings required to pay two days of Additional Interest on the Notes. In the case of the Senior Subordinated Notes, approximately $3,000 of Additional Interest will be payable on December 1, 1997, the first scheduled interest payment date. In the case of the Discount Notes, approximately $700 of Additional Interest will be payable on December 1, 1997, the first semi-annual accrual date. The Issuers do not anticipate that any further Additional Interest will become payable as the result of a Registration Default.


     Following the completion of the Exchange Offers (except as set forth in the paragraph immediately below), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon completion of the Exchange Offer.

     In order to participate in an Exchange Offer, a holder must represent to the applicable Issuer, among other things, that (i) the New Notes acquired pursuant to such Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder of the Old Notes, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, (iii) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of Hedstrom, Holdings or any Subsidiary Guarantor, or if it is an affiliate, such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder or other person is not a broker-dealer, neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New Notes, and (v) if such holder or other person is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     Pursuant to the Registration Rights Agreement, each Issuer is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of its Old Notes (and use its reasonable best efforts to cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented and amended for prescribed periods) if (i) such Issuer is not permitted to effect its Exchange Offer because of any change in law or in applicable interpretations thereof by the staff of the Commission, (ii) such Exchange Offer is not consummated within 180 days of the date of issuance of the Old Notes, (iii) any Initial Purchaser so requests with respect to Old Notes not eligible to be exchanged for New Notes in such Exchange Offer and held by it following consummation of such Exchange Offer, or (iv) any holder of Old Notes (other than an Exchanging Dealer) is not eligible to participate in such Exchange Offer or, in the case of any holder of Old Notes (other than an Exchanging Dealer) that participates in such Exchange Offer, such holder does not receive freely tradeable New Notes upon consummation of such Exchange Offer. In the event that either Issuer is obligated to file a "shelf" registration statement, it may be required to keep such "shelf" registration statement effective for at least two years. Other than as set forth in this paragraph, no holder will have the right to participate in the "shelf" registration statement nor otherwise to require that an Issuer register such holder's Old Notes under the Securities Act. See "-- Procedures for Tendering."

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third-parties unrelated to Hedstrom, Holdings or any of the Subsidiary Guarantors, the Issuers believe that, with the exceptions set forth below, New Notes issued pursuant to the Exchange Offers in exchange for Old Notes may be offered for resale, sold and otherwise transferred by any person receiving such New Notes, whether or not such person is the holder (other than any such holder or such other person which is an "affiliate" of Hedstrom, Holdings or any of the Subsidiary Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes. Any holder who tenders in an Exchange Offer for the purpose of participating in a distribution of New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Following the completion of the Exchange Offers (except as set forth in the third paragraph under "-- Purpose and Effect" above), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the Exchange Offers if the holder does not participate in the Exchange Offers.

TERMS OF THE SENIOR SUBORDINATED NOTES EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Senior Subordinated Notes Letter of Transmittal, Hedstrom will accept any and all Old Senior Subordinated Notes validly tendered and not withdrawn prior to the Expiration Date. Hedstrom will issue $1,000 principal amount of New Senior Subordinated Notes in exchange for each $1,000 principal amount of outstanding Old Senior Subordinated Notes accepted in the Senior Subordinated Notes Exchange Offer. Holders may tender some or all of their Old Senior Subordinated Notes pursuant to the Senior Subordinated Notes Exchange Offer. However, Old Senior Subordinated Notes may be tendered only in integral multiples of $1,000 in principal amount.

     The form and terms of the New Senior Subordinated Notes will be substantially the same as the form, and terms of the Old Senior Subordinated Notes except that (i) interest on the New Senior Subordinated Notes will accrue from the date of issuance of the Old Senior Subordinated Notes and (ii) the New Senior Subordinated Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Senior Subordinated Notes will evidence the same debt as the Old Senior Subordinated Notes and will be issued pursuant to, and entitled to the benefits of, the Senior Subordinated Notes Indenture.

     As of June 30, 1997, Old Senior Subordinated Notes representing $110,000,000 aggregate principal amount were outstanding. This Prospectus, together with the Senior Subordinated Notes Letter of Transmittal, is being sent to such registered Holder and to others believed to have beneficial interests in the Old Senior Subordinated Notes. Holders of Old Senior Subordinated Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Senior Subordinated Notes Indenture in connection with the Senior Subordinated Notes Exchange Offer. Hedstrom intends to conduct the Senior Subordinated Notes Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     Hedstrom shall be deemed to have accepted validly tendered Old Senior Subordinated Notes when, as, and if Hedstrom has given oral or written notice thereof to the Senior Subordinated Notes Exchange Agent. The Senior Subordinated Notes Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Senior Subordinated Notes from Hedstrom. If any tendered Old Senior Subordinated Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Senior Subordinated Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Senior Subordinated Notes in the Senior Subordinated Notes Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Senior Subordinated Notes Letter of Transmittal, transfer taxes with respect to the exchange of Old Senior Subordinated Notes pursuant to the Senior Subordinated Notes Exchange Offer. Hedstrom will pay all charges and expenses, other than certain applicable taxes, in connection with the Senior Subordinated Notes Exchange Offer. See "The Exchange Offers -- Fees and Expenses."

TERMS OF THE DISCOUNT NOTES EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Discount Notes Letter of Transmittal, Holdings will accept any and all Old Discount Notes validly tendered and not withdrawn prior to the Expiration Date. Holdings will issue $1,000 principal amount at maturity of New Discount Notes in exchange for each $1,000 principal amount at maturity of outstanding Old Discount Notes accepted in the Discount Notes Exchange Offer. Holders may tender some or all of their Old Discount Notes pursuant to the Discount Notes Exchange Offer. However, Old Discount Notes may be tendered only in integral multiples of $1,000 in principal amount at maturity.

     The form and terms of the New Discount Notes will be substantially the same as the form and terms of the Old Discount Notes except that (i) the Accreted Value of the New Discount Notes will be calculated from the date of issuance of the Old Discount Notes and (ii) the New Discount Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Discount Notes will evidence the same debt as the Old Discount Notes and will be issued pursuant to, and entitled to the benefits of, the Discount Notes Indenture.

     As of June 30, 1997, Old Discount Notes representing $44,612,000 aggregate principal amount at maturity were outstanding. This Prospectus, together with the Discount Notes Letter of Transmittal, is being sent to such registered Holder and to others believed to have beneficial interests in the Old Discount Notes. Holders of Old Discount Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Discount Notes Indenture in connection with the Discount Notes Exchange Offer. Holdings intends to conduct the Discount Notes Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     Holdings shall be deemed to have accepted validly tendered Old Discount Notes when, as, and if Holdings has given oral or written notice thereof to the Discount Notes Exchange Agent. The Discount Notes Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Discount Notes from Holdings. If any tendered Old Discount Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Discount Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Discount Notes in the Discount Notes Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Discount Notes Letter of Transmittal, transfer taxes with respect to the exchange of Old Discount Notes pursuant to the Discount Notes Exchange Offer. Holdings will pay all charges and expenses, other than certain applicable taxes, in connection with the Discount Notes Exchange Offer. See "The Exchange Offers -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean, with respect to either Exchange
Offer, 5:00 p.m., New York City time, on             , 1997, unless an Issuer,
in its sole discretion, extends the Exchange Offer applicable to its Old Notes, in which case the term "Expiration Date" shall mean the latest date and time to which such Exchange Offer is extended. In any event, each Exchange Offer will be held open for at least twenty business days. In order to extend its Exchange Offer, the applicable Issuer will notify the Exchange Agent for such Exchange Offer and each registered holder of such Issuer's Old Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Each Issuer reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend its Exchange Offer or, if any of the conditions set forth under "The Exchange Offers -- Certain Conditions to Exchange Offers" shall not have been satisfied, to terminate such Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Senior Subordinated Notes Exchange Agent or the Discount Notes Exchange Agent, as the case may be, or (ii) to amend the terms of its Exchange Offer in any manner.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender the Old Notes in an Exchange Offer. Except as set forth under "The Exchange Offers -- Book Entry Transfer," to tender in an Exchange Offer a holder must complete, sign and date the Letter of Transmittal applicable to such Exchange Offer, or a copy thereof, have the signatures thereon guaranteed if required by such Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or copy to the Exchange Agent for such Exchange Offer prior to the Expiration Date for such Exchange Offer. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent for such Exchange Offer along with the Letter of Transmittal applicable to such Exchange Offer, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the account of the Exchange Agent for such Exchange Offer at the DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by such Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, a Letter of Transmittal and other required documents must be received by the appropriate Exchange Agent at its address set forth under "The Exchange
Offers -- Exchange Agents" prior to the Expiration Date.

     The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the applicable Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal applicable to such Issuer's Exchange Offer.

     THE METHOD OF DELIVERY OF OLD NOTES, A LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO AN EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO AN EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing a Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case maybe, must be guaranteed by an Eligible Institution (as defined below) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on such Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If a Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

     If a Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the relevant Issuer of their authority to so act must be submitted with such Letter of Transmittal unless waived by the relevant Issuer.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. Each Issuer reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the acceptance of which would, in the opinion of counsel for such Issuer, be unlawful. Each Issuer also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. An Issuer's interpretation of the terms and conditions of its Exchange Offer (including the instructions in a Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer of such Old Notes shall determine. Although each Issuer intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuers, the Exchange Agents, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by an Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by such Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal accompanying such Old Notes, as soon as practicable following the Expiration Date.

     In addition, each Issuer reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "The Exchange Offers -- Conditions to the Exchange Offer," to terminate its Exchange Offer and, to the extent permitted by applicable law, purchase

Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of such Issuer's Exchange Offer.

     By tendering, each holder will represent that, among other things, (i) the New Notes acquired pursuant to such Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder of the Old Notes, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, (iii) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of Hedstrom, Holdings or any Subsidiary Guarantor, or if it is an affiliate, such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder or other person is not a broker-dealer, neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New Notes, and (v) if such holder or other person is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to an Exchange Offer will be made only after timely receipt by the Exchange Agent for such Exchange Offer of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into such Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal for such Exchange Offer) and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer for such Old Notes or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into an Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer for such Old Notes.

BOOK-ENTRY TRANSFER

     The Exchange Agents will make requests to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offers within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the appropriate Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, a Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the appropriate Exchange Agent at its address set forth under "The Exchange Offers -- Exchange Agents" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept an Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agents. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to an Exchange Agent must contain the participant acknowledgement of its receipt of and agreement to be bound by the Letter of Transmittal for such Old Notes.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the appropriate Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, such Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuer of the Old Notes tendered (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of such Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the applicable Letter of Transmittal will be deposited by the Eligible Institution with the appropriate Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the applicable Letter of Transmittal, are received by such Exchange Agent within three NYSE trading days after the date of execution of the Notice of Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal of a tender of Old Notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the appropriate Exchange Agent at its address set forth in this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee of such Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the holder who tendered such Old Notes. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Issuer of the Old Notes subject to such notice, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer relating to such Old Notes. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer relating to such Old Notes. Properly withdrawn Old Notes may be retendered by following one of the procedures under "The Exchange Offers -- Procedures for Tendering" at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offers, an Issuer shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend such Issuer's Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, such Issuer determines that its Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time in their sole discretion. The failure by an Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, an Issuer will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the indenture relating to such Issuer's Old Notes under the Trust Indenture Act of 1939, as amended (the "TIA"). In any such event each Issuer is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENTS

  SENIOR SUBORDINATED NOTES EXCHANGE AGENT

     All executed Senior Subordinated Notes Letters of Transmittal should be directed to the Senior Subordinated Notes Exchange Agent. IBJ Schroder Bank & Trust Company has been appointed the Senior Subordinated Notes Exchange Agent. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Senior Subordinated Notes Letter of Transmittal should be directed to the Senior Subordinated Notes Exchange Agent addressed as follows:

                     To: IBJ SCHRODER BANK & TRUST COMPANY,

           By Mail:               By Facsimile Transmission:      By Hand/Overnight Delivery:
   IBJ Schroder Bank & Trust            (212) 858-2611             IBJ Schroder Bank & Trust
            Company                                                         Company
          P.O. Box 84                     To Confirm,                  One State Street
     Bowling Green Station       Facsimile Transmissions Call:     New York, New York 10004
 New York, New York 10274-0084          (212) 858-2103            Attn: Securities Processing
Attn: Reorganization Operations                                     Window, Subcellar One,
          Department                                                        (SC-1)

  DISCOUNT NOTES EXCHANGE AGENT

     All executed Discount Notes Letters of Transmittal should be directed to the Discount Notes Exchange Agent. The United States Trust Company of New York has been appointed as the Discount Notes Exchange Agent. Questions, requests for assistance and requests for additional copies of the Prospectus or the Discount Notes Letter of Transmittal should be directed to the Discount Notes Exchange Agent addressed as follows:

                To: THE UNITED STATES TRUST COMPANY OF NEW YORK,

     By Overnight Courier:                 By Hand:               By Registered Or Certified
  United States Trust Company     United States Trust Company                Mail:
          of New York                     of New York             United States Trust Company
   770 Broadway, 13th Floor              111 Broadway                     of New York
   New York, New York 10003               Lower Level                    P.O. Box 844
Attn: Corporate Trust Services  Attn: Corporate Trust Services  Attn: Corporate Trust Services
   Telephone: (800) 548-6565       New York, New York 10006             Cooper Station
   Facsimile: (212) 420-6152                                     New York, New York 10276-0844
                                                                   Telephone: (800) 548-6565
                                                                   Facsimile: (212) 420-6152

FEES AND EXPENSES

     The Issuers will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offers. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Issuers.

     The estimated cash expenses to be incurred in connection with the Exchange Offers will be paid by the Issuers and are estimated in the aggregate to be $256,018.08, which includes fees and expenses of the Trustees for the Old Notes, accounting, legal, printing, and related fees and expenses.


TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection except that holders who instruct an Issuer to register New Notes in the name of, or request that Old Notes not tendered or not accepted in an Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
                        RELATING TO THE EXCHANGE OFFERS

     The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of Old Notes for New Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of New Notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     EACH HOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.

EXCHANGE OF OLD NOTES FOR NEW NOTES

     The exchange of Old Notes for New Notes pursuant to an Exchange Offer should not constitute a significant modification of the terms of the Old Notes. Therefore, such exchange should not constitute an exchange for U.S. federal income tax purposes. Accordingly, such exchange should have no federal income tax consequences to holders of Old Notes, and holders should have the same tax basis, holding period and adjusted issue price with respect to the New Notes as such holders had with respect to the Old Notes.

                DESCRIPTION OF THE NEW SENIOR SUBORDINATED NOTES

GENERAL

     The New Senior Subordinated Notes will be issued under the Indenture, dated as of June 1, 1997 (the "Senior Subordinated Notes Indenture"), among Hedstrom, Holdings, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as Trustee (the "Senior Subordinated Notes Trustee"), pursuant to which the Old Senior Subordinated Notes were issued. Upon the issuance of the New Senior Subordinated Notes, the Senior Subordinated Notes Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Senior Subordinated Notes Indenture and the New Senior Subordinated Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Senior Subordinated Notes Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act) and the Senior Subordinated Notes, copies of which are available as set forth under "Available Information."

     The New Senior Subordinated Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of New Senior Subordinated Notes, but Hedstrom may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF NEW SENIOR SUBORDINATED NOTES

     The New Senior Subordinated Notes will be unsecured, senior subordinated obligations of Hedstrom, limited to $110 million aggregate principal amount, and will mature on June 1, 2007. Each New Senior Subordinated Note will bear interest at the rate of 10% per annum from June 12, 1997, or from the most recent date to which interest has been paid or provided for, payable semiannually on June 1 and December 1 of each year, commencing December 1, 1997 to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date.

     The interest rate on the Old Senior Subordinated Notes is subject to increase in certain circumstances if Hedstrom does not file a registration statement relating to the Senior Subordinated Notes Exchange Offer or if the Senior Subordinated Notes Exchange Offer is not consummated on a timely basis or if certain other conditions are not satisfied.

OPTIONAL REDEMPTION

     Except as set forth below, the New Senior Subordinated Notes will not be redeemable at the option of Hedstrom prior to June 1, 2002. On and after such date, the New Senior Subordinated Notes will be redeemable, at Hedstrom's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                                REDEMPTION
                           PERIOD                                 PRICE
                           ------                               ----------
2002........................................................     105.000
2003........................................................     103.333
2004........................................................     101.667
2005 and thereafter.........................................    100.000%

     In addition, at any time and from time to time prior to June 1, 2000, Hedstrom may redeem in the aggregate up to $44,000,000 principal amount of Senior Subordinated Notes with the proceeds of one or more Equity Offerings so long as there is a Public Market at the time of such redemption (provided that if the Equity Offering is an offering by Holdings, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Senior Subordinated Notes is contributed to the equity capital of Hedstrom), at a redemption price

(expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date in respect of the Senior Subordinated Notes); provided, however, that at least $66,000,000 aggregate principal amount of the Senior Subordinated Notes remains outstanding after each such redemption.

     At any time on or prior to June 1, 2002, the New Senior Subordinated Notes may also be redeemed as a whole at the option of Hedstrom upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     "Applicable Premium" means, with respect to a New Senior Subordinated Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such New Senior Subordinated Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such New Senior Subordinated Note at June 1, 2002 (such redemption price being described under "-- Optional Redemption") plus (2) all required interest payments due on such New Senior Subordinated Note through June 1, 2002, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such New Senior Subordinated Note.

     "Change of Control" means:

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Hedstrom and its Subsidiaries to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Senior Subordinated Notes Indenture), other than to Hicks Muse, Arnold E. Ditri or any of their respective Affiliates, officers and directors (the "Permitted Holders"); or

          (ii) a majority of the Board of Directors of Holdings or Hedstrom shall consist of Persons who are not Continuing Directors; or

          (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Hedstrom.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2002; provided, however, that if the period from the Redemption Date to June 1, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 1, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     In the case of any partial redemption, selection of the Senior Subordinated Notes for redemption will be made by the Senior Subordinated Notes Trustee on a pro rata basis, by lot or by such other method as the Senior Subordinated Notes Trustee in its sole discretion shall deem to be fair and appropriate, although no Senior Subordinated Note of $1,000 in original principal amount or less will be redeemed in part. If any Senior Subordinated Note is to be redeemed in part only, the notice of redemption relating to such Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Subordinated Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Senior Subordinated Note.

GUARANTIES

     The obligations of Hedstrom pursuant to the New Senior Subordinated Notes, including the repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on (i) a senior unsecured basis by Holdings and (ii) a senior subordinated basis by each of the Subsidiary Guarantors (collectively, the "Guarantors"). Holdings is a holding company that will derive all its operating income and cash flow from its subsidiaries, including primarily Hedstrom, the common stock of which will be pledged to secure Holdings' guarantee of all indebtedness of Hedstrom outstanding under the Credit Agreement. The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations under the Senior Subordinated Notes Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Each Guarantor may consolidate with or merge into or sell its assets to Hedstrom or another Subsidiary Guarantor without limitation. Each Guarantor may consolidate with or merge into or sell all or substantially all its assets to a Person other than Hedstrom or another Subsidiary Guarantor (whether or not affiliated with such Guarantor). Upon the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person (whether or not an Affiliate of such Subsidiary Guarantor) which is not a Subsidiary of Hedstrom, which sale or disposition is otherwise in compliance with the Senior Subordinated Notes Indenture (including the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock"), such Subsidiary Guarantor shall be deemed released from all its obligations under the Senior Subordinated Notes Indenture and its Subsidiary Guaranty and such Subsidiary Guaranty shall terminate; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under the Credit Agreement and all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of Hedstrom shall also terminate upon such release, sale or transfer.

     The provisions under the Senior Subordinated Notes Indenture relating to the Guaranties may be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding.

RANKING AND SUBORDINATION

  New Senior Subordinated Notes and Subsidiary Guaranties

     The payment of the principal of, premium (if any), and interest on the New Senior Subordinated Notes and the payment of any Subsidiary Guaranty is subordinated in right of payment, as set forth in the Senior Subordinated Notes Indenture, to the payment when due of all Senior Indebtedness of Hedstrom or all Subsidiary Guarantor Senior Indebtedness of the relevant Subsidiary Guarantor, as the case may be. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein. As of June 30, 1997, (i) the outstanding Senior Indebtedness of Hedstrom was $117.7 million (exclusive of unused commitments) and (ii) the outstanding Subsidiary Guarantor Senior Indebtedness of the Subsidiary Guarantors was approximately $112.7 million, virtually all of it represented by guarantees of Senior Indebtedness of Hedstrom under the Credit Agreement. Although the Senior Subordinated Notes Indenture contains limitations on the amount of additional Indebtedness that Hedstrom may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain
Covenants -- Limitation on Indebtedness" below.

     As used herein, "Senior Indebtedness" of Hedstrom is defined, whether outstanding on the Issue Date or thereafter Incurred, as the Bank Indebtedness and all other Indebtedness of Hedstrom, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Senior

Subordinated Notes; provided, however, that Senior Indebtedness will not include
(1) any obligation of Hedstrom to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by Hedstrom, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of Hedstrom that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of Hedstrom, including any Senior Subordinated Indebtedness and any Subordinated Obligations.

     A portion of the operations of Hedstrom are conducted through its subsidiaries. Claims of creditors of such subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Hedstrom, including holders of the New Senior Subordinated Notes, even if such obligations do not constitute Senior Indebtedness. The New Senior Subordinated Notes and each Subsidiary Guaranty, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of the subsidiaries of Hedstrom (other than the Subsidiary Guarantors). At June 30, 1997, the total liabilities of Hedstrom's subsidiaries (other than the Subsidiary Guarantors) were approximately $16.9 million, including trade payables. Although the Senior Subordinated Notes Indenture limits the Incurrence of Indebtedness of certain of Hedstrom's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Senior Subordinated Notes Indenture does not impose any limitation on the Incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Senior Subordinated Notes Indenture. See "-- Certain Covenants -- Limitation on Indebtedness."

     Only Indebtedness of Hedstrom or a Subsidiary Guarantor that is Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness, as the case may be, will rank senior to the New Senior Subordinated Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Senior Subordinated Notes Indenture. The New Senior Subordinated Notes and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of Hedstrom and Subsidiary Guarantor Senior Subordinated Indebtedness of the relevant Subsidiary Guarantor, as the case may be. Hedstrom has agreed in the Senior Subordinated Notes Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. In addition, no Subsidiary Guarantor may Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Subsidiary Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Subsidiary Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

     Hedstrom may not pay principal of, premium (if any), or interest on, the New Senior Subordinated Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise purchase or retire any New Senior Subordinated Notes (collectively, "pay the New Senior Subordinated Notes") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full. However, Hedstrom may pay the New Senior Subordinated Notes without regard to the foregoing if Hedstrom and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, Hedstrom may not pay the New Senior Subordinated Notes (except in (i) Capital Stock (other than Disqualified Stock) issued by Hedstrom to pay interest on the New Senior Subordinated Notes or issued in exchange for the New Senior Subordinated Notes, (ii) in securities substantially identical to the New Senior Subordinated Notes issued by

Hedstrom in payment of interest thereon or (iii) in securities issued by Hedstrom which are subordinated to Senior Indebtedness at least to the same extent as the New Senior Subordinated Notes and having an Average Life at least equal to the remaining Average Life of the New Senior Subordinated Notes) for a period (a "Payment Blockage Period") commencing upon the receipt by the Senior Subordinated Notes Trustee (with a copy to Hedstrom) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Senior Subordinated Notes Trustee and Hedstrom from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, Hedstrom may resume payments on the New Senior Subordinated Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

     Upon any payment or distribution of the assets of Hedstrom upon a total or partial liquidation or dissolution or reorganization or bankruptcy of or similar proceeding relating to Hedstrom or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the holders of the New Senior Subordinated Notes are entitled to receive any payment, and until the Senior Indebtedness is paid in full, any payment or distribution to which holders of the New Senior Subordinated Notes would be entitled but for the subordination provisions of the Senior Subordinated Notes Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a distribution is made to holders of the New Senior Subordinated Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the New Senior Subordinated Notes is accelerated because of an Event of Default, Hedstrom or the Senior Subordinated Notes Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. Hedstrom may not pay the New Senior Subordinated Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the New Senior Subordinated Notes only if the subordination provisions of the Senior Subordinated Notes Indenture otherwise permit payment at that time.

     The obligations of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of holders of the New Senior Subordinated Notes to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to Hedstrom's obligations under the New Senior Subordinated Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

     By reason of such subordination provisions contained in the Senior Subordinated Notes Indenture, in the event of insolvency, creditors of Hedstrom or a Subsidiary Guarantor who are holders of Senior Indebtedness of Hedstrom or of Subsidiary Guarantor Senior Indebtedness of a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the New Senior Subordinated Notes, and creditors of Hedstrom who are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the New Senior Subordinated Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Senior Subordinated Indebtedness.

     The provisions under the Senior Subordinated Notes Indenture relating to the subordination of the New Senior Subordinated Notes may be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding.

  Holdings Guaranty

     The Indebtedness evidenced by the Holdings Guaranty will be senior obligations of Holdings, will rank pari passu in right of payment with all Holdings Senior Indebtedness, including the Discount Notes and Holdings' guarantee under the Credit Agreement, and will be senior in right of payment to all Holdings Subordinated Obligations. As of June 30, 1997, there was approximately $244.3 million of Holdings Senior Indebtedness (all of which was represented by the Old Discount Notes, the Holdings Guaranty and Holdings' Guarantee of the Credit Agreement), and $2.5 million of Holdings Subordinated Obligations.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder will have the right to require Hedstrom to repurchase all or any part of such holder's New Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date in respect of outstanding New Senior Subordinated Notes).

     Within 30 days following any Change of Control, unless Hedstrom has mailed a redemption notice with respect to all the outstanding New Senior Subordinated Notes in connection with such Change of Control, Hedstrom shall mail a notice to each holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such holder has the right to require Hedstrom to purchase such holder's New Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive accrued and unpaid interest on the relevant interest payment date in respect of outstanding New Senior Subordinated Notes); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (3) the procedures determined by Hedstrom, consistent with the Senior Subordinated Notes Indenture, that a holder must follow in order to have its New Senior Subordinated Notes purchased.

     Hedstrom will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Senior Subordinated Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Senior Subordinated Notes Indenture, Hedstrom will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Notes Indenture by virtue thereof.

     The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of Hedstrom and its Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Senior Subordinated Notes Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the Senior Subordinated Notes Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person and, therefore, it may be unclear as to whether a Change of Control has occurred and whether Hedstrom is required to make an offer to repurchase the New Senior Subordinated Notes as described above.

     The Change of Control purchase feature is a result of negotiations between Hedstrom and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that Hedstrom would decide to do so in the future. Subject to the limitations discussed below, Hedstrom could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Subordinated Notes Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Hedstrom's capital structure or credit ratings. Restrictions on the ability of Hedstrom to Incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. Except for the limitations contained in such covenants, however, the Senior

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

Subordinated Notes Indenture will not contain any covenants or provisions that may afford holders of the New Senior Subordinated Notes protection in the event of a highly leveraged transaction.

     The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of Hedstrom and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require Hedstrom to repurchase the Senior Subordinated Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Hedstrom. Finally, Hedstrom's ability to pay cash to the holders upon a repurchase may be limited by Hedstrom's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Bank Indebtedness will prohibit Hedstrom's prepayment of New Senior Subordinated Notes prior to their scheduled maturity. Consequently, if Hedstrom is not able to prepay the Bank Indebtedness and any other Senior Indebtedness containing similar restrictions or obtain requisite consents, as described above, Hedstrom will be unable to fulfill its repurchase obligations if holders of New Senior Subordinated Notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Senior Subordinated Notes Indenture.

     The provisions under the Senior Subordinated Notes Indenture relating to Hedstrom's obligation to make an offer to repurchase the New Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding.

CERTAIN COVENANTS

     The Senior Subordinated Notes Indenture contains certain covenants including, among others, the following:

     Limitation on Indebtedness.

     (a) Hedstrom shall not and shall not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that Hedstrom and any of its Restricted Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00 to 1.00, if such Indebtedness is Incurred on or prior to December 31, 1999 or 2.25 to 1.00, if such Indebtedness is Incurred thereafter.

     (b) Notwithstanding the foregoing paragraph (a), Hedstrom and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to (A) the Credit Agreement (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in clause (ii) of the definition thereof) or (B) any other agreements or indentures governing Senior Indebtedness; provided, however, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i) does not exceed $180 million at any time outstanding, less the aggregate principal amount thereof repaid with the net proceeds of Asset Dispositions (to the extent, in the case of a repayment of revolving credit Indebtedness, the commitment to advance the loans repaid has been terminated);
(ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business or Incurred to Refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii) shall not exceed $15 million at any time outstanding; (iii) Permitted Indebtedness; and (iv) Indebtedness (other than Indebtedness described in clauses (i) - (iii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (iv) and then outstanding, will not exceed $15 million (it being understood that any Indebtedness Incurred under this clause (iv) shall cease to be deemed Incurred or outstanding for purposes of this clause (iv) (but shall be deemed to be Incurred for purposes of paragraph (a)) from and after the first date on which Hedstrom or its Restricted

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

Subsidiaries could have Incurred such Indebtedness under the foregoing paragraph
(a) without reliance upon this clause (iv)).

     (c) Notwithstanding the foregoing, neither Hedstrom nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of Hedstrom unless such Indebtedness shall be subordinated to the New Senior Subordinated Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subsidiary Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty to at least the same extent as such Subsidiary Guarantor Subordinated Obligation.

     (d) In addition, Hedstrom shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the New Senior Subordinated Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. No Subsidiary Guarantor shall Incur any Secured Indebtedness which is not Subsidiary Guarantor Senior Indebtedness unless contemporaneously therewith effective provision is made to secure such Subsidiary Guarantor's obligations under the Subsidiary Guaranty equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     (e) Hedstrom will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of Indebtedness by Hedstrom or a Restricted Subsidiary.

     (f) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Hedstrom, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Layering. Hedstrom shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor shall Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Subsidiary Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Subsidiary Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor.

     Limitation on Restricted Payments. (a) Hedstrom shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Hedstrom or any of its Restricted Subsidiaries) except
(A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions payable solely to Hedstrom or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Hedstrom held by any Person other than a Restricted Subsidiary of Hedstrom or any Capital Stock of a Restricted Subsidiary held by any Affiliate of Hedstrom, other than another Restricted Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to in clauses (i) through (iv) as a "Restricted Payment"), if at the

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

time Hedstrom or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or
(2) Hedstrom is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "-- Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by Hedstrom from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of Hedstrom or an employee stock ownership plan or similar trust); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $10 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing; (C) the aggregate Net Cash Proceeds received by Hedstrom from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or similar trust subsequent to the Issue Date; provided, however, that if such plan or trust Incurs any Indebtedness to or Guaranteed by Hedstrom or any of its Restricted Subsidiaries to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to such Net Cash Proceeds less such Indebtedness Incurred to or Guaranteed by Hedstrom or any of its Restricted Subsidiaries and any increase in the Consolidated Net Worth of Hedstrom resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock; (D) the amount by which Indebtedness of Hedstrom is reduced on Hedstrom's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of Hedstrom) subsequent to the Issue Date of any Indebtedness of Hedstrom for Capital Stock of Hedstrom (less the amount of any cash, or other property, distributed by Hedstrom upon such conversion or exchange); (E) the amount equal to the net reduction in Investments (other than Permitted Investments) made by Hedstrom or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, and repayments of loans or advances or other transfers of assets by such Person to Hedstrom or any Restricted Subsidiary of Hedstrom or
(ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Hedstrom or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (E) to the extent it is already included in Consolidated Net Income;
(F) the aggregate Net Cash Proceeds received by a Person in consideration for the issuance of such Person's Capital Stock (other than Disqualified Stock) which are held by such Person at the time such Person is merged with and into Hedstrom in accordance with the "Merger and Consolidation" covenant subsequent to the Issue Date; provided, however, that concurrently with or immediately following such merger Hedstrom uses an amount equal to such Net Cash Proceeds to redeem or repurchase Hedstrom's Capital Stock; and (G) $5 million.

     (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of Hedstrom made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Hedstrom (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph
(a); (ii) any purchase or redemption of Subordinated Obligations of Hedstrom made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of Hedstrom; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "Limitation on Sales of Assets and Subsidiary Stock" below; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (v) payments of dividends on Hedstrom's common stock after an initial public offering of common stock of Hedstrom in an annual amount not to exceed 6% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received by Hedstrom from shares of common stock sold for the account of Hedstrom (and not for the account of any stockholder) in such initial public offering or 6% of the amount contributed to Hedstrom by Holdings from the proceeds of an initial public offering of common stock of Holdings; (vi) payments by Hedstrom to repurchase Capital Stock or other securities of Holdings or Hedstrom from members of management of Holdings or Hedstrom in an aggregate amount not to exceed $5 million; (vii) payments to enable Holdings or Hedstrom to redeem or repurchase stock purchase or similar rights granted by Holdings or Hedstrom with respect to its Capital Stock in an aggregate amount not to exceed $1 million; (viii) payments, not to exceed $200,000 in the aggregate, to enable Holdings or Hedstrom to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; (ix) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with the "Merger and Consolidation" covenant; provided, however, that no such payment may be made pursuant to this clause (ix) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), Hedstrom would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Indebtedness" covenant such that, after Incurring that $1.00 of additional Indebtedness, the Consolidated Coverage Ratio would be greater than 3.50: 1.00; (x) purchase or redemption by Hedstrom or a Restricted Subsidiary of Capital Stock of ERO, Inc. contemplated by the Merger Agreement; (xi) payments by Hedstrom to fund (A) out of pocket expenses of Holdings for administrative, legal and accounting services provided by third parties, or to pay franchise fees and similar costs in an amount not to exceed $1 million per annum and (B) taxes of Holdings attributable to Hedstrom and its Subsidiaries; provided however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; and (xii) the declaration or payment of any dividend on shares of Hedstrom's common stock so long as (A) Hedstrom would be permitted immediately after giving pro forma effect to such declaration or payment to incur an additional $1.00 of Indebtedness pursuant to clause (a) under "Limitations on Indebtedness," (B) such declaration or payment is made immediately prior to a date on which cash interest is required to be paid on the Discount Notes and (C) the full amount of such payment is applied by Holdings on such date as payment of such cash interest on the Discount Notes; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; provided, however, that in the case of clauses (v), (vi), (vii), (viii) and (ix) no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. Hedstrom shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to Hedstrom, (ii) make any loans or advances to Hedstrom or (iii) transfer any of its property or assets to Hedstrom; except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement; (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred or Preferred Stock issued and outstanding by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Hedstrom and outstanding on such date (other than Indebtedness Incurred or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of Hedstrom or was acquired by Hedstrom); (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Senior Subordinated Notes Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, taken as a whole, are no less favorable to the holders of the New Senior Subordinated Notes in any material respect, as determined in good faith by the senior management of Hedstrom or Board of Directors of Hedstrom, than encumbrances and restrictions with respect to

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

such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Hedstrom or any Restricted Subsidiary not otherwise prohibited by the Senior Subordinated Notes Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of Hedstrom or any of its Subsidiaries in any manner material to Hedstrom or any such Restricted Subsidiary as determined in good faith by the senior management of Hedstrom; (e) in the case of clause
(iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (g) any encumbrance or restriction imposed solely upon a Foreign Subsidiary; provided, however, that, immediately after giving effect to such encumbrance or restriction, Hedstrom would be able to Incur at least $1.00 of Indebtedness pursuant to clause (a) of the covenant described under "-- Limitation on Indebtedness;" and (h) encumbrances or restrictions arising or existing by reason of applicable law.

     Limitation on Sales of Assets and Subsidiary Stock. (a) Hedstrom shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Asset Disposition unless (i) Hedstrom or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by Hedstrom's senior management or the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by Hedstrom or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Hedstrom (or such Restricted Subsidiary, as the case may be) (A) first, to the extent Hedstrom or any Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase
(x) Senior Indebtedness or (y) Indebtedness (other than any Disqualified Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to Hedstrom) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at Hedstrom's election either (x) to the investment in or acquisition of Additional Assets or
(y) to prepay, repay or purchase (1) Senior Indebtedness or (2) Indebtedness (other than any Disqualified Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to Hedstrom); and (C) third, within 45 days after the later of the application of Net Available Cash in accordance with clauses
(A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Senior Subordinated Notes (and other Senior Subordinated Indebtedness designated by Hedstrom), pro rata tendered at 100% of the principal amount thereof (or 100% of the accreted value of such other Senior Subordinated Indebtedness, if such Senior Subordinated Indebtedness was issued at a discount) plus accrued and unpaid interest, if any, thereon to the date of purchase. The balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) may be used by Hedstrom in any manner not otherwise prohibited under the Senior Subordinated Notes Indenture. Notwithstanding anything contained herein to the contrary, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B) or (C) above, Hedstrom or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, Hedstrom and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceeds $5 million. Hedstrom shall not be required to make an offer for Senior Subordinated Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) is less than $10 million for any particular Asset Disposition (which lesser amounts shall be carried

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

forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     For the purposes of this covenant, the following will be deemed to be cash or cash equivalents: (x) the assumption by the transferee of Senior Indebtedness of Hedstrom or Indebtedness of any Restricted Subsidiary of Hedstrom and the release of Hedstrom or such Restricted Subsidiary from all liability on such Senior Indebtedness or Indebtedness in connection with such Asset Disposition (in which case Hedstrom shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by Hedstrom or any Restricted Subsidiary of Hedstrom from the transferee that are promptly converted by Hedstrom or such Restricted Subsidiary into cash.

     Notwithstanding the foregoing, Hedstrom and its Restricted Subsidiaries will be permitted to consummate an Asset Swap if (i) immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing, (ii) in the event such Asset Swap involves an aggregate amount in excess of $5 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of Hedstrom, and (iii) in the event such Asset Swap involves an aggregate amount in excess of $20 million, Hedstrom has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to Hedstrom or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) In the event of an Asset Disposition that requires the purchase of Senior Subordinated Notes pursuant to clause (a)(iii)(C), Hedstrom will be required to purchase Senior Subordinated Notes (and any other Senior Subordinated Indebtedness tendered for by Hedstrom) tendered pursuant to an offer by Hedstrom for the Senior Subordinated Notes (and any other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Senior Subordinated Notes Indenture. If the aggregate purchase price of the Senior Subordinated Notes (and any other Senior Subordinated Indebtedness) tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase thereof, Hedstrom may use the remaining Net Available Cash for any purpose not prohibited by the Senior Subordinated Notes Indenture and any remaining Net Available Cash will not be subject to any future offer.

     (c) Hedstrom will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to the Senior Subordinated Notes Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Hedstrom will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Senior Subordinated Notes Indenture by virtue thereof.

     Limitation on Affiliate Transactions. (a) Hedstrom will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Hedstrom other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to Hedstrom or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction or series of related transactions, in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million, the terms of such transaction or series of related transactions, have been approved by a majority of the members of the Board of Directors of Hedstrom and by a majority of the disinterested members of such Board, if any (and such majority or majorities as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $15 million, Hedstrom has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to Hedstrom or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment

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arrangements, stock options and stock ownership plans approved by the Board of
Directors of Hedstrom, (iii) loans or advances to employees in the ordinary course of business of Hedstrom or any of its Restricted Subsidiaries, (iv) any transaction between Wholly-Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of Hedstrom and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements as in existence on the Issue Date, (vii) any employment, noncompetition or confidentiality agreements entered into by Hedstrom or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) payments made in connection with the Transactions, including fees to Hicks Muse,
(ix) the issuance of Capital Stock of Hedstrom (other than Disqualified Stock) and (x) any obligations of Hedstrom pursuant to the Monitoring and Oversight Agreement and the Financial Advisory Agreement.

     Limitation on Capital Stock of Restricted Subsidiaries. Hedstrom will not, nor will it permit any Restricted Subsidiary to, sell or otherwise dispose of any Capital Stock (other than Preferred Stock) of a Restricted Subsidiary to any Person (other than to Hedstrom or a Wholly-Owned Subsidiary of Hedstrom) or permit any Person (other than Hedstrom or a Wholly-Owned Subsidiary of Hedstrom) to own any Capital Stock (other than Preferred Stock) of a Restricted Subsidiary of Hedstrom, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of Hedstrom; provided, however, that this provision shall not prohibit (x) Hedstrom or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Senior Subordinated Notes Indenture.

     SEC Reports. Hedstrom will file with the Senior Subordinated Notes Trustee and provide to the holders of the New Senior Subordinated Notes, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which Hedstrom or Holdings files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Pursuant to the Senior Subordinated Notes Indenture, Hedstrom and Holdings have agreed that they shall file with the Commission all annual reports and such other documents, information and reports required by
Section 13 or 15(d) of the Exchange Act notwithstanding that Hedstrom and Holdings may not be subject to the reporting requirements of the Exchange Act.

     Merger and Consolidation. Hedstrom shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Hedstrom) shall expressly assume, by supplemental indenture, executed and delivered to the Senior Subordinated Notes Trustee, in form satisfactory to the Senior Subordinated Notes Trustee, all the obligations of Hedstrom under the Senior Subordinated Notes and the Senior Subordinated Notes Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "-- Limitation on Indebtedness"; and (iv) Hedstrom shall have delivered to the Senior Subordinated Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Subordinated Notes Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Hedstrom under the Senior Subordinated Notes Indenture, but, in the case of a lease of all or substantially all its assets, Hedstrom will not be released from the obligation to pay the principal of and interest on the Senior Subordinated Notes.

     Notwithstanding the foregoing clauses (ii) and (iii), (1) any Restricted Subsidiary of Hedstrom may consolidate with, merge into or transfer all or part of its properties and assets to Hedstrom and (2) Hedstrom may

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

merge with an Affiliate incorporated solely for the purpose of reincorporating Hedstrom in another jurisdiction to realize tax or other benefits.

     Future Guarantors. Hedstrom shall cause each domestic Restricted Subsidiary (including each domestic Restricted Subsidiary created or acquired following the Issue Date) to Guarantee the New Senior Subordinated Notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth in the Senior Subordinated Notes Indenture.

EVENTS OF DEFAULT

     Each of the following constitutes an Event of Default under the Senior Subordinated Notes Indenture: (i) a default in any payment of interest on any Senior Subordinated Note when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under "Ranking and Subordination" above, (ii) a default in the payment of principal of any Senior Subordinated Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "Ranking and Subordination" above, (iii) the failure by Hedstrom to comply with its obligations under "Certain Covenants -- Merger and Consolidation" above, (iv) the failure by Hedstrom to comply for 30 days after notice with any of its obligations under the covenant described under "Change of Control" above or under the covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Senior Subordinated Notes which shall constitute an Event of Default under clause (ii) above), other than "Merger and Consolidation", (v) the failure by Hedstrom to comply for 60 days after notice with its other agreements contained in the Senior Subordinated Notes Indenture,
(vi) Indebtedness of Hedstrom or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such default shall not have been cured or such acceleration rescinded after a 10 day period (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of Hedstrom, Holdings or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $10 million (to the extent not covered by insurance) is rendered against Hedstrom or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") or (ix) the Holdings Guaranty or any Subsidiary Guaranty by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Senior Subordinated Notes Indenture) or Holdings or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Senior Subordinated Notes Indenture or the Holdings Guaranty or its Subsidiary Guaranty, respectively, and such Default continues for 10 days. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Senior Subordinated Notes Trustee or the holders of 25% in principal amount of the outstanding Senior Subordinated Notes notify Hedstrom of the default and Hedstrom does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Senior Subordinated Notes Trustee or the holders of at least 25% in principal amount of the outstanding Senior Subordinated Notes by notice to Hedstrom may declare the principal of and accrued and unpaid interest, if any, on all the Senior Subordinated Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Hedstrom, Holdings or any Significant Subsidiary occurs and is continuing, the principal of and accrued and unpaid interest on all the Senior Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Senior Subordinated Notes Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Senior Subordinated Notes may rescind any such acceleration with respect to the Senior Subordinated Notes and its consequences.

     Subject to the provisions of the Senior Subordinated Notes Indenture relating to the duties of the Senior Subordinated Notes Trustee, if an Event of Default occurs and is continuing, the Senior Subordinated Notes Trustee will be under no obligation to exercise any of the rights or powers under the Senior Subordinated Notes Indenture at the request or direction of any of the holders unless such holders have offered to the Senior Subordinated Notes Trustee reasonable indemnity or security against any loss, liability or expense. Except to

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

enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Senior Subordinated Notes Indenture or the Senior Subordinated Notes unless (i) such holder has previously given the Senior Subordinated Notes Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Senior Subordinated Notes have requested the Senior Subordinated Notes Trustee to pursue the remedy, (iii) such holders have offered the Senior Subordinated Notes Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Senior Subordinated Notes Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Senior Subordinated Notes have not given the Senior Subordinated Notes Trustee a direction that, in the opinion of the Senior Subordinated Notes Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Senior Subordinated Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Subordinated Notes Trustee or of exercising any trust or power conferred on the Senior Subordinated Notes Trustee. The Senior Subordinated Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Subordinated Notes Indenture or that the Senior Subordinated Notes Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Senior Subordinated Notes Trustee in personal liability. Prior to taking any action under the Senior Subordinated Notes Indenture, the Senior Subordinated Notes Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Senior Subordinated Notes Indenture provides that if a Default occurs and is continuing and is known to the Senior Subordinated Notes Trustee, the Senior Subordinated Notes Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Senior Subordinated Note, the Senior Subordinated Notes Trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of Senior Subordinated Notes. In addition, Hedstrom is required to deliver to the Senior Subordinated Notes Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Hedstrom also is required to deliver to the Senior Subordinated Notes Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Senior Subordinated Notes Indenture may be amended with the consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Senior Subordinated Notes) and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. However, without the consent of each holder of an outstanding Senior Subordinated Note affected, no amendment may, among other things, (i) reduce the amount of Senior Subordinated Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Senior Subordinated Note, (iii) reduce the principal of or extend the Stated Maturity of any Senior Subordinated Note, (iv) reduce the premium payable upon the redemption or repurchase of any Senior Subordinated Note or change the time at which any Senior Subordinated Note may be redeemed as described under "Optional Redemption" above, (v) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Senior Subordinated Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of any holder, Hedstrom and the Trustee may amend the Senior Subordinated Notes Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of Hedstrom under the Senior Subordinated Notes Indenture, to provide for uncertificated Senior Subordinated Notes in addition to or in place

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

of certificated Senior Subordinated Notes (provided that the uncertificated Senior Subordinated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Senior Subordinated Notes are described in Section 163(f) (2) (B) of the Code), to add further Guarantees with respect to the Senior Subordinated Notes, to secure the Senior Subordinated Notes, to add to the covenants of Hedstrom for the benefit of the holders or to surrender any right or power conferred upon Hedstrom, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Senior Subordinated Notes Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Senior Subordinated Notes Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the holders is not necessary under the Senior Subordinated Notes Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Senior Subordinated Notes Indenture becomes effective, Hedstrom is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     Hedstrom at any time may terminate all its obligations under the Senior Subordinated Notes and the Senior Subordinated Notes Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Senior Subordinated Notes, to replace mutilated, destroyed, lost or stolen Senior Subordinated Notes and to maintain a registrar and paying agent in respect of the Senior Subordinated Notes. Hedstrom at any time may terminate its obligations under "-- Change of Control," and under substantially all of its covenants in the Senior Subordinated Notes Indenture, including the covenants described under "-- Certain Covenants" (other than "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Events of Default" above and the limitations contained in clauses (iii) and (iv) under "-- Certain
Covenants -- Merger and Consolidation" above ("covenant defeasance").

     Hedstrom may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Hedstrom exercises its legal defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default with respect thereto. If Hedstrom exercises its covenant defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default specified in clause
(iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or
(ix) under "Events of Default" above or because of the failure of Hedstrom to comply with clause (iii) or (iv) under "-- Certain Covenants -- Merger and Consolidation" above. If Hedstrom exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all its obligations with respect to its Guaranty.

     In order to exercise either defeasance option, Hedstrom must irrevocably deposit in trust (the "defeasance trust") with the Senior Subordinated Notes Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Senior Subordinated Notes to maturity or any redemption date specified by Hedstrom, as the case may be, and must comply with certain other conditions, including delivery to the Senior Subordinated Notes Trustee of an Opinion of Counsel to the effect that holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service (the "Service") or other change in applicable U.S. Federal income tax law).

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

CONCERNING THE TRUSTEE

     IBJ Schroder Bank & Trust Company is the Senior Subordinated Notes Trustee under the Senior Subordinated Notes Indenture and has been appointed by Hedstrom as Registrar and Paying Agent with regard to the Senior Subordinated Notes.

     The Holders of a majority in principal amount of the outstanding Senior Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Senior Subordinated Notes Trustee, subject to certain exceptions. The Senior Subordinated Notes Indenture provides that if an Event of Default occurs (and is not cured), the Senior Subordinated Notes Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Senior Subordinated Notes Trustee will be under no obligation to exercise any of its rights or powers under the Senior Subordinated Notes Indenture at the request of any holder of Senior Subordinated Notes, unless such holder shall have offered to the Senior Subordinated Notes Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Senior Subordinated Notes Indenture.

GOVERNING LAW

     The Senior Subordinated Notes Indenture provides that it and the Senior Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Hedstrom or a Restricted Subsidiary of Hedstrom; (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of Hedstrom; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Hedstrom or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to Hedstrom or by Hedstrom or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Hedstrom and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed 1.5% of the consolidated book value of Hedstrom's assets as of the most recent date prior to such disposition for which a consolidated balance sheet of Hedstrom has been regularly prepared, and (v) transactions permitted under "Certain Covenants -- Merger and Consolidation" above.

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

     "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that Hedstrom in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between Hedstrom or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided, however, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Subordinated Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter Incurred, payable by Hedstrom under or in respect of the Credit Agreement and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Hedstrom whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means, as the context requires, the Board of Directors of Holdings or Hedstrom or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated without penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Senior Subordinated Notes) and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies and (y) non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Senior Subordinated Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, the depreciation expense and amortization expense of a Subsidiary of Hedstrom shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the

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

date of such determination and as to which financial statements are available to
(ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if Hedstrom or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by senior management of Hedstrom and assuming a constant level of sales) shall be deemed outstanding for purposes of this calculation) and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period any Indebtedness of Hedstrom or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period and as if Hedstrom or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period Hedstrom or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of Hedstrom or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to Hedstrom and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of Hedstrom is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Hedstrom and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and
(ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (4) if since the beginning of such period Hedstrom or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of Hedstrom (or any Person which becomes a Restricted Subsidiary of Hedstrom) or an acquisition of assets, including any Investment in a Restricted Subsidiary of Hedstrom or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a product line or operating unit of a business. Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and the use of the proceeds therefrom) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of Hedstrom or was merged with or into Hedstrom or any Restricted Subsidiary of Hedstrom since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Hedstrom or a Restricted Subsidiary of Hedstrom during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Hedstrom. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12

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months). Notwithstanding anything herein to the contrary, if at the time the calculation of the Consolidated Coverage Ratio is to be made, Hedstrom does not have available consolidated financial statements reflecting the ownership by Hedstrom of ERO for a period of at least four full fiscal quarters, all calculations required by the Consolidated Coverage Ratio shall be prepared on a pro forma basis, as though such acquisition and the related transactions (to the extent not otherwise reflected in the consolidated financial statements of Hedstrom) had occurred on the first day of the four-fiscal-quarter period for which such calculation is being made.

     "Consolidated Interest Expense" means, for any period, the total interest expense of Hedstrom and its Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by Hedstrom or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements,
(viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Hedstrom) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Stock of Hedstrom held by Persons other than Hedstrom or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and debt discount solely to the extent relating to the issuance and sale of Indebtedness together with any other security as part of an investment unit and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of Hedstrom, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, for any period, the net income (loss) of Hedstrom and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by Hedstrom or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of Hedstrom if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Hedstrom (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of Hedstrom and other than restrictions that are created or exist in compliance with the "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of Hedstrom or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) restructuring charges or writeoffs recorded within the one year period following the Issue Date in an aggregate amount not to exceed $5 million including any reversals of any such charges, (vii) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to Hedstrom or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of Hedstrom or any of its Restricted Subsidiaries in such Person and
(viii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Hedstrom or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(E) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Hedstrom and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Hedstrom ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than

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

135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of Hedstrom plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors on the date of the Senior Subordinated Notes Indenture, (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

     "Credit Agreement" means (i) the Credit Agreement as well as all exhibits, schedules and appendices thereto to be entered into among Hedstrom, Credit Suisse First Boston, as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other agreement).

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness in the case of Hedstrom, (ii) any Guarantee by a Subsidiary Guarantor of the Bank Indebtedness in the case of such Subsidiary Guarantor and (iii) any other Senior Indebtedness in the case of Hedstrom or Subsidiary Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by Hedstrom or such Subsidiary Guarantor in the instrument evidencing or governing such Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Notes Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of Hedstrom or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Senior Subordinated Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity shall be deemed to be Disqualified Stock; provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Senior Subordinated Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "Change of Control".

     "Equity Offering" means an offering for cash by Holdings or Hedstrom of its common stock, or options, warrants or rights with respect to its common stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financial Advisory Agreement" means the Financial Advisory Agreement between Hicks Muse Partners and Holdings and Hedstrom as in effect on the Issue Date.

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

     "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which more than 80% of its assets (determined on a consolidated basis in accordance with GAAP) are located in territories outside of the United States of America and jurisdictions outside the United States of America.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Senior Subordinated Notes Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the SEC or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Senior Subordinated Notes Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holdings Guaranty" means the Guarantee of the Senior Subordinated Notes by Holdings.

     "Holdings Senior Indebtedness" means, with respect to Holdings, whether outstanding on the Issue Date or thereafter issued, any Guarantee of the Bank Indebtedness by Holdings, all other Guarantees by Holdings of Senior Indebtedness of Hedstrom and all Indebtedness of Holdings, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations of Holdings in respect of such Indebtedness are not superior in right of payment to the obligations of Holdings under the Holdings Guaranty; provided, however, that Holdings Senior Indebtedness shall not include (1) any obligations of Holdings to Hedstrom or any Subsidiary of Hedstrom, (2) any liability for Federal, state, local or other taxes owed or owing by Holdings, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of Holdings that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of Holdings, including any Holdings Senior Subordinated Indebtedness and Holdings Subordinated Obligations.

     "Holdings Subordinated Obligation" means, with respect to Holdings, any indebtedness of Holdings (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the obligations of Holdings under the Holdings Guaranty pursuant to a written agreement.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such

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

Person of a demand for reimbursement following payment on the letter of credit),
(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of Hedstrom, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Senior Subordinated Notes (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include the portion (proportionate to Hedstrom's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of Hedstrom at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Hedstrom shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) Hedstrom's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Hedstrom's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

     "Issue Date" means the date on which the Old Senior Subordinated Notes were originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Merger Agreement" means the Agreement and Plan of Merger dated April 10, 1997, between Hedstrom, HC Acquisition Corp. and ERO, Inc.

     "Monitoring and Oversight Agreement" means the Monitoring and Oversight Agreement between Hicks Muse Partners and Holdings and Hedstrom as in effect on the Issue Date.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Hedstrom or any Restricted Subsidiary of Hedstrom after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to Hedstrom or any Restricted Subsidiary.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither Hedstrom nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Hedstrom or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Permitted Indebtedness" means (i) Indebtedness of Hedstrom owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by Hedstrom or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to Hedstrom or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (ii) Indebtedness represented by (x) the Senior Subordinated Notes, (y) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) and (iv) of paragraph (b) of the covenant described under "Limitation on Indebtedness" and other than Indebtedness Incurred pursuant to clause (i) above or clauses (iv), (v) or (vi) below) outstanding on the Issue Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (ii) or Incurred pursuant to paragraph (a) of the covenant described under "Limitation on Indebtedness;" (iii) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by Hedstrom or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by Hedstrom or a Restricted Subsidiary); provided, however, that at the time such Restricted Subsidiary is acquired by Hedstrom or a Restricted Subsidiary, Hedstrom would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "Limitation on Indebtedness" above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iii) and (B) Refinancing Indebtedness Incurred by Hedstrom or a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by Hedstrom or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of Hedstrom or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of Hedstrom or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Hedstrom) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of Hedstrom or its Restricted Subsidiaries Incurred without violation of the Senior Subordinated Notes Indenture or to business transactions of Hedstrom or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; (v) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Hedstrom or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of Hedstrom (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of Hedstrom for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by Hedstrom or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (v), when taken together with all Indebtedness Incurred pursuant to this clause (v) and then outstanding, shall not exceed $10 million;
(vi) Indebtedness consisting of (A) Guarantees by Hedstrom or a Restricted Subsidiary of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of the Senior Subordinated Notes Indenture and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by Hedstrom without violation of the Senior Subordinated Notes Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Senior Subordinated Notes Indenture); and (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within ten Business Days of its incurrence.

     "Permitted Investment" means an Investment by Hedstrom or any of its Restricted Subsidiaries in (i) Hedstrom or a Wholly-Owned Subsidiary of Hedstrom; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of Hedstrom or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Hedstrom or a Wholly-Owned Subsidiary of Hedstrom; provided, however, that in each case such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to Hedstrom or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees for purposes of purchasing Hedstrom's common stock in an aggregate amount outstanding at any one time not to exceed $5 million and other loans and advances to employees made in the ordinary course of business consistent with past practices of Hedstrom or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Hedstrom or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) a Person engaged in a Related Business or a loan or advance to Hedstrom the proceeds of which are used solely to make an Investment in a Person engaged in a Related Business or a Guarantee by Hedstrom of Indebtedness of any Person in which such Investment has been made; provided, however, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (viii), exceed $10 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancellation of any Guarantee constituting such Permitted Investment); (ix) Persons to the extent such Investment is received by Hedstrom or any Restricted Subsidiary as non-cash consideration for asset dispositions effected in compliance with the covenant described under "-- Limitations on Sales of Assets and Subsidiary Stock;" (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Hedstrom and its Restricted Subsidiaries; and (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Productive Assets" means assets of a kind used or usable by Hedstrom and its Restricted Subsidiaries in Hedstrom's business or any Related Business.

     A "Public Market" exists at any time with respect to the common stock of Hedstrom or Holdings if (a) the common stock of Hedstrom or Holdings is then registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least 15% of the total issued and outstanding common stock of Hedstrom or Holdings has been distributed prior to such time by means of an effective registration statement under the Securities Act, or pursuant to sales pursuant to Rule 144 under the Securities Act.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness of Hedstrom or any Restricted Subsidiary existing on the date of the Senior Subordinated Notes Indenture or Incurred in compliance with the Senior Subordinated Notes Indenture (including Indebtedness of Hedstrom that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Senior Subordinated Notes and (B) the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Senior Subordinated Notes and (B) the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Senior Subordinated Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus applicable premium and defeasance costs and reasonable fees and expenses paid in connection with such refinancing.

     "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of Hedstrom and its Restricted Subsidiaries on the date of the Senior Subordinated Notes Indenture, as reasonably determined by Hedstrom's Board of Directors.

     "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of Hedstrom other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Hedstrom or a Restricted Subsidiary transfers such property to a Person and Hedstrom or a Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of Hedstrom or a Subsidiary Guarantor secured by a Lien.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Subordinated Indebtedness" means the Senior Subordinated Notes and any other Indebtedness of Hedstrom that specifically provides that such Indebtedness is to rank pari passu with the Senior Subordinated Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Hedstrom which is not Senior Indebtedness.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Hedstrom within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     "Subordinated Obligation" means any Indebtedness of Hedstrom (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Senior Subordinated Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of Hedstrom.

     "Subsidiary Guarantor" means each Subsidiary (other than foreign subsidiaries) of Hedstrom in existence on the Issue Date and each Subsidiary (other than foreign subsidiaries and Unrestricted Subsidiaries) created or acquired by Hedstrom after the Issue Date.

     "Subsidiary Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter issued, any Guarantee of the Bank Indebtedness by such Subsidiary Guarantor, all other Guarantees by such Subsidiary Guarantor of Senior Indebtedness of Hedstrom and all Indebtedness of such Subsidiary Guarantor, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations of such Subsidiary Guarantor in respect of such Indebtedness are not superior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty; provided, however, that Subsidiary Guarantor Senior Indebtedness shall not include (1) any obligations of such Subsidiary Guarantor to Hedstrom or any other Subsidiary of Hedstrom, (2) any liability for Federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including any Subsidiary Guarantor Senior Subordinated Indebtedness and Subsidiary Guarantor Subordinated Obligations of such Subsidiary Guarantor.

     "Subsidiary Guarantor Senior Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor.

     "Subsidiary Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty pursuant to a written agreement.

     "Subsidiary Guaranty" means the Guarantee of the Senior Subordinated Notes by a Subsidiary Guarantor.

     "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Hedstrom) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

     "Unrestricted Subsidiary" means (i) any Subsidiary of Hedstrom that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Hedstrom (including any newly acquired or newly formed Subsidiary of Hedstrom) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Hedstrom or any Subsidiary of Hedstrom that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either
(A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) Hedstrom could Incur $1.00 of additional Indebtedness under clause (a) of "-- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors thereof.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of Hedstrom, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by Hedstrom or another Wholly-Owned Subsidiary; provided, however, that until the date that is 180 days following the Issue Date, ERO, Inc. shall be deemed to be a Wholly-Owned Subsidiary of Hedstrom so long as Hedstrom or a Wholly-Owned Subsidiary owns at least a percentage of the Capital Stock of ERO, Inc. equal to the percentage of such Capital Stock acquired by HC Acquisition Corp. in connection with its tender offer for the Capital Stock of ERO, Inc.

                     DESCRIPTION OF THE NEW DISCOUNT NOTES

GENERAL

     The New Discount Notes will be issued under the Indenture, dated as of June 1, 1997 (the "Discount Notes Indenture"), among Holdings and United States Trust Company of New York, as Trustee (the "Discount Notes Trustee"), pursuant to which the Old Discount Notes were issued. Upon the issuance of the New Discount Notes, the Discount Notes Indenture will be subject to and governed by the Trust Indenture Act. The following summary of certain provisions of the Discount Notes Indenture and the New Discount Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Discount Notes Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act) and the Discount Notes, copies of which are available as set forth under "Available Information."

TERMS OF NEW DISCOUNT NOTES

     The New Discount Notes will be unsecured senior obligations of Holdings, limited to $44,612,000 aggregate principal amount at maturity, and will mature on June 1, 2009. No cash interest will accrue on the New Discount Notes prior to June 1, 2002, although for U.S. Federal income tax purposes a significant amount of original issue discount will be recognized by a Holder as such discount accrues. Cash interest will accrue on the New Discount Notes at the rate of 12% per annum from June 12, 2002, or from the most recent date to which interest has been paid or provided for, payable semiannually on June 1 and December 1 of each year, commencing December 1, 2002 to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date.

     The interest rate on the Old Discount Notes is subject to increase in certain circumstances if Holdings does not file a registration statement relating to the Discount Notes Exchange Offer or if the Discount Notes Exchange Offer is not consummated on a timely basis or if certain other conditions are not satisfied.

OPTIONAL REDEMPTION

     Except as set forth below, the New Discount Notes will not be redeemable at the option of Holdings prior to June 1, 2002. On and after such date, the New Discount Notes will be redeemable, at Holdings' option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                                REDEMPTION
                           PERIOD                                 PRICE
                           ------                               ----------
2002........................................................     106.000
2003........................................................     104.000
2004........................................................     102.000
2005 and thereafter.........................................    100.000%

     In addition, at any time and from time to time prior to June 1, 2000, Holdings may redeem in the aggregate up to 40% of the Accreted Value of the Discount Notes with the proceeds of one or more Equity Offerings by Holdings so long as there is a Public Market at the time of such redemption, at a redemption price (expressed as a percentage of Accreted Value on the redemption date) of 112%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date in respect of the Discount Notes); provided, however, that at least $26,767,200 aggregate principal amount at maturity of the Discount Notes remains outstanding after each such redemption.

     At any time on or prior to June 1, 2002, the New Discount Notes may also be redeemed as a whole at the option of Holdings upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     "Applicable Premium" means, with respect to a New Discount Note at any Redemption Date, the greater of (i) 1.0% of the Accreted Value of such New Discount Note on such Redemption Date and (ii) the excess of (A) the present value at such time of (1) the redemption price of such New Discount Note at June 1, 2002 (such redemption price being described under "Optional Redemption") plus
(2) all required interest payments, if any, due on such New Discount Note through June 1, 2002, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the Accreted Value of such New Discount Note on the Redemption Date.

     "Change of Control" means:

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Holdings and its Subsidiaries to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Discount Notes Indenture), other than to Hicks Muse, Arnold E. Ditri or any of their Affiliates, officers and directors (the "Permitted Holders"); or

          (ii) a majority of the Board of Directors of Holdings shall consist of Persons who are not Continuing Directors; or

          (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Holdings.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2002; provided, however, that if the period from the Redemption Date to June 1, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 1, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     In the case of any partial redemption, selection of the Discount Notes for redemption will be made by the Discount Notes Trustee on a pro rata basis, by lot or by such other method as the Discount Notes Trustee in its sole discretion shall deem to be fair and appropriate, although no Discount Note of $1,000 in principal amount at maturity or less will be redeemed in part. If any Discount
Note is to be redeemed in part only, the notice of redemption relating to such Discount Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Discount Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Discount Note.

RANKING

     The indebtedness evidenced by the New Discount Notes will constitute senior, unsecured obligations of Holdings, will rank pari passu in right of payment with all existing and future unsecured Senior Indebtedness of Holdings and will rank senior in right of payment to any future subordinated indebtedness of Holdings. At June 30, 1997, Holdings had no Indebtedness other than the Old Senior Subordinated Discount Notes, its

Guarantees with respect to the Old Senior Subordinated Notes and the Senior Credit Facilities and the 1995 Recapitalization Notes. See "Capitalization."

     All of the operations of Holdings are conducted through its subsidiaries. Claims of creditors of such subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Holdings, including holders of the Discount Notes. The Discount Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of Holdings. At June 30, 1997, the aggregate liabilities (consisting of Indebtedness and trade payables) of Holdings' subsidiaries would have been approximately $282.4 million, including the Old Senior Subordinated Notes and the Senior Credit Facilities. Although the Discount Notes Indenture limits the incurrence of Indebtedness and preferred stock of Holdings' Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Discount Notes Indenture does not impose any limitation on the incurrence by such Restricted Subsidiaries of liabilities that are not considered Indebtedness under the Discount Notes Indenture. See
"-- Certain Covenants -- Limitation on Indebtedness" and "-- Limitation and Restrictions on Distributions from Restricted Subsidiaries."

     As used herein, "Senior Indebtedness" of Holdings is defined, whether outstanding on the Issue Date or thereafter Incurred, as Indebtedness of Holdings, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are subordinate in right of payment to the Discount Notes; provided, however, that Senior Indebtedness will not include (1) any obligation of Holdings to any Subsidiary,
(2) any liability for Federal, state, foreign, local or other taxes owed or owing by Holdings, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness (and any accrued and unpaid interest in respect thereof), Guarantee or obligation of Holdings that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of Holdings including any Subordinated Obligations.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder will have the right to require Holdings to repurchase all or any part of such holder's New Discount Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date in respect of outstanding New Discount Notes).

     Within 30 days following any Change of Control, unless Holdings has mailed a redemption notice with respect to all the outstanding New Discount Notes in connection with such Change of Control, Holdings shall mail a notice to each holder with a copy to the Discount Notes Trustee stating: (1) that a Change of Control has occurred and that such holder has the right to require Holdings to purchase such holder's New Discount Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive accrued and unpaid interest on the relevant interest payment date in respect of outstanding New Discount Notes); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (3) the procedures determined by Holdings, consistent with the Discount Notes Indenture, that a holder must follow in order to have its New Discount Notes purchased.

     Holdings will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Discount Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Discount Notes Indenture, Holdings will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Discount Notes Indenture by virtue thereof.

     The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of Holdings and its Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Discount Notes Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the Discount Notes Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether Holdings is required to make an offer to repurchase the New Discount Notes as described above.

     The Change of Control purchase feature is a result of negotiations between Holdings and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that Holdings would decide to do so in the future. Subject to the limitations discussed below, Holdings could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Discount Notes Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Holdings' capital structure or credit ratings. Restrictions on the ability of Holdings to Incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority in principal amount at maturity of the Discount Notes then outstanding. Except for the limitations contained in such covenants, however, the Discount Notes Indenture will not contain any covenants or provisions that may afford holders of the New Discount Notes protection in the event of a highly leveraged transaction.

     The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Credit Agreement. Future indebtedness of Holdings and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require Holdings to repurchase the New Discount Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Holdings. Finally, Holdings' ability to pay cash to the holders upon a repurchase may be limited by Holdings' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the certain Indebtedness could prohibit Holdings' prepayment of New Discount Notes prior to their scheduled maturity. Consequently, if Holdings is not able to prepay such Indebtedness, Holdings will be unable to fulfill its repurchase obligations if holders of New Discount Notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Discount Notes Indenture.

     The provisions under the Discount Notes Indenture relating to Holdings' obligation to make an offer to repurchase the New Discount Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount at maturity of the Discount Notes then outstanding.

CERTAIN COVENANTS

     The Discount Notes Indenture contains certain covenants including, among others, the following:

  Limitation on Indebtedness.

          (a) Holdings shall not and shall not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that Holdings and any of its Restricted Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 1.75 to 1.00, if such Indebtedness is Incurred on or prior to December 31, 1999 or 2.00 to 1.00, if such Indebtedness is Incurred thereafter.

          (b) Notwithstanding the foregoing paragraph (a), Holdings and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to (A) the Credit Agreement (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in clause (ii) of the definition thereof) or (B) any other agreements or indentures governing Senior

     Indebtedness; provided, however, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i) does not exceed $180 million at any time outstanding, less the aggregate principal amount thereof repaid with the net proceeds of Asset Dispositions (to the extent, in the case of a repayment of revolving credit Indebtedness, the commitment to advance the loans repaid has been terminated); (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business or Incurred to Refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii) shall not exceed $15 million at any time outstanding;
     (iii) Permitted Indebtedness; and (iv) Indebtedness (other than Indebtedness described in clauses (i) - (iii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (iv) and then outstanding, will not exceed $15 million (it being understood that any Indebtedness Incurred under this clause (iv) shall cease to be deemed Incurred or outstanding for purposes of this clause (iv) (but shall be deemed to be Incurred for purposes of paragraph (a)) from and after the first date on which Holdings or its Restricted Subsidiaries could have Incurred such Indebtedness under the foregoing paragraph (a) without reliance upon this clause (iv)).

          (c) Notwithstanding the foregoing, neither Holdings nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of Holdings unless such Indebtedness shall be subordinated to the New Discount Notes to at least the same extent as such Subordinated Obligations.

          (d) Holdings will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of Indebtedness by Holdings or a Restricted Subsidiary.

          (e) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Holdings, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Restricted Payments. (a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) except
(A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions payable solely to Holdings or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Holdings held by any Person other than a Restricted Subsidiary of Holdings or any Capital Stock of a Restricted Subsidiary held by any Affiliate of Holdings, other than another Restricted Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to in clauses (i) through (iv) as a "Restricted Payment"), if at the time Holdings or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) Holdings is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "-- Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would

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

exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by Holdings from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of Holdings or an employee stock ownership plan or similar trust); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $10 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing; (C) the aggregate Net Cash Proceeds received by Holdings from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or similar trust subsequent to the Issue Date; provided, however, that if such plan or trust Incurs any Indebtedness to or Guaranteed by Holdings or any of its Restricted Subsidiaries to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to such Net Cash Proceeds less such Indebtedness Incurred to or Guaranteed by Holdings or any of its Restricted Subsidiaries and any increase in the Consolidated Net Worth of Holdings resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock; (D) the amount by which Indebtedness of Holdings is reduced on Holdings' balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of Holdings) subsequent to the Issue Date of any Indebtedness of Holdings for Capital Stock of Holdings (less the amount of any cash, or other property, distributed by Holdings upon such conversion or exchange); (E) the amount equal to the net reduction in Investments (other than Permitted Investments) made by Holdings or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, and repayments of loans or advances or other transfers of assets by such Person to Holdings or any Restricted Subsidiary of Holdings or
(ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (E) to the extent it is already included in Consolidated Net Income;
(F) the aggregate Net Cash Proceeds received by a Person in consideration for the issuance of such Person's Capital Stock (other than Disqualified Stock) which are held by such Person at the time such Person is merged with and into Holdings in accordance with the "Merger and Consolidation" covenant subsequent to the Issue Date; provided, however, that concurrently with or immediately following such merger Holdings uses an amount equal to such Net Cash Proceeds to redeem or repurchase Holdings' Capital Stock; and (G) $5 million.

     (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of Holdings made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Holdings (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Holdings or an employee stock ownership plan or similar trust); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and
(B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of Holdings made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of Holdings; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "-- Limitation on Sales of Assets and Subsidiary Stock" below; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (v) payments of dividends on Holdings' common stock after an initial public offering of common stock of Holdings in an annual amount not to exceed 6% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received by Holdings from shares of common stock

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

sold for the account of Holdings (and not for the account of any stockholder) in such initial public offering; (vi) payments by Holdings to repurchase Capital Stock or other securities of Holdings from members of management of Holdings in an aggregate amount not to exceed $5 million; (vii) payments to enable Holdings to redeem or repurchase stock purchase or similar rights granted by Holdings with respect to its Capital Stock in an aggregate amount not to exceed $1 million; (viii) payments, not to exceed $200,000 in the aggregate, to enable Holdings to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; (ix) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with the "Merger and Consolidation" covenant; provided, however, that no such payment may be made pursuant to this clause (ix) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), Holdings would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Indebtedness" covenant such that, after Incurring that $1.00 of additional Indebtedness, the Consolidated Coverage Ratio would be greater than 3.50:1.00; and (x) purchase or redemption by Holdings or a Restricted Subsidiary of Capital Stock of ERO, Inc. contemplated by the Merger Agreement; provided, however, that in the case of clauses (v), (vi), (vii), (viii) and (ix) no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to Holdings, (ii) make any loans or advances to Holdings or (iii) transfer any of its property or assets to Holdings; except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Senior Subordinated Notes Indenture and the Credit Agreement; (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred or Preferred Stock issued and outstanding by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Holdings and outstanding on such date (other than Indebtedness Incurred or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of Holdings or was acquired by Holdings); (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Discount Notes Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clause (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, taken as a whole, are no less favorable to the holders of the New Discount Notes in any material respect, as determined in good faith by the senior management or the Board of Directors, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings or any Restricted Subsidiary not otherwise prohibited by the Discount Notes Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of Holdings or any of its Subsidiaries in any manner material to Holdings or any such Restricted Subsidiary; (e) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (g) any encumbrance or restriction imposed solely upon a Foreign Subsidiary; provided, however, that, immediately after giving effect to such encumbrance or restriction, Holdings would be able to Incur at least $1.00 of Indebtedness pursuant to clause (a) of the covenant described under

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

"-- Limitation on Indebtedness;" and (h) encumbrances or restrictions arising or existing by reason of applicable law.

     Limitation on Sales of Assets and Subsidiary Stock. (a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Asset Disposition unless (i) Holdings or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by Holdings' senior management or the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by Holdings or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Holdings (or such Restricted Subsidiary, as the case may be) (A) first, to the extent Holdings or any Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase
(x) Senior Indebtedness or (y) Indebtedness (other than any Disqualified Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to Holdings) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at Holdings' election either (x) to the investment in or acquisition of Additional Assets or
(y) to prepay, repay or purchase (1) Senior Indebtedness or (2) Indebtedness (other than any Disqualified Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to Holdings); and (C) third, within 45 days after the later of the application of Net Available Cash in accordance with clauses
(A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Discount Notes (and other Senior Indebtedness designated by Holdings), pro rata tendered at 100% of the Accreted Value thereof (or 100% of the principal amount of such other Senior Indebtedness, if such Senior Indebtedness was not issued at a discount) plus accrued and unpaid interest, if any, thereon to the date of purchase. The balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) may be used by Holdings in any manner not otherwise prohibited under the Discount Notes Indenture. Notwithstanding anything contained herein to the contrary, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B) or (C) above, Holdings or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, Holdings and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceeds $5 million. Holdings shall not be required to make an offer for Discount Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) is less than $10 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     For the purposes of this covenant, the following will be deemed to be cash or cash equivalents: (x) the assumption by the transferee of Indebtedness of Holdings or any Restricted Subsidiary of Holdings and the release of Holdings or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case Holdings shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by Holdings or any Restricted Subsidiary of Holdings from the transferee that are promptly converted by Holdings or such Restricted Subsidiary into cash.

     Notwithstanding the foregoing, Holdings and its Restricted Subsidiaries will be permitted to consummate an Asset Swap if (i) immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing, (ii) in the event such Asset Swap involves an aggregate amount in excess of $5 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of Holdings, and (iii) in the event such Asset Swap involves an aggregate amount in excess of $20 million, Holdings has received a written opinion from an independent investment banking firm of nationally

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

recognized standing that such Asset Swap is fair to Holdings or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) In the event of an Asset Disposition that requires the purchase of Discount Notes pursuant to clause (a) (iii) (C), Holdings will be required to purchase Discount Notes (and any other Senior Indebtedness tendered for by Holdings) tendered pursuant to an offer by Holdings for the Discount Notes (and any other Senior Indebtedness) at a purchase price of 100% of their Accreted Value on the date of purchase plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Discount Notes Indenture. If the aggregate purchase price of the Discount Notes and any other Senior Indebtedness tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase thereof, Holdings may use the remaining Net Available Cash for any purpose not prohibited by the Discount Notes Indenture and any remaining Net Available Cash will not be subject to any future offer to purchase.

     (c) Holdings will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Discount Notes pursuant to the Discount Notes Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Holdings will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Discount Notes Indenture by virtue thereof.

     Limitation on Affiliate Transactions. (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to Holdings or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction or series of related transactions in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million, the terms of such transaction or series of related transactions have been approved by a majority of the members of the Board of Directors of Holdings and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $15 million, Holdings has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to Holdings or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Holdings, (iii) loans or advances to employees in the ordinary course of business of Holdings or any of its Restricted Subsidiaries, (iv) any transaction between Wholly-Owned Subsidiaries,
(v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of Holdings and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements as in existence on the Issue Date, (vii) any employment, noncompetition or confidentiality agreements entered into by Holdings or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) payments made in connection with the Transactions, including fees to Hicks Muse, (ix) the issuance of Capital Stock of Holdings (other than Disqualified Stock) and (x) any obligations of Holdings pursuant to the Monitoring and Oversight Agreement and the Financial Advisory Agreement.

     Limitation on Liens. Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the New Discount Notes will be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

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

     Limitation on Sale/Leaseback Transactions. Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) Holdings or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the New Discount Notes pursuant to the covenant described under "-- Limitation on Liens," (ii) the net proceeds received by Holdings or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) Holdings applies the proceeds of such transaction in compliance with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock."

     Limitation on Capital Stock of Restricted Subsidiaries. Holdings will not, nor will it permit any Restricted Subsidiary to, sell or otherwise dispose of any Capital Stock (other than Preferred Stock) of a Restricted Subsidiary to any Person (other than to Holdings or a Wholly-Owned Subsidiary of Holdings) or permit any Person (other than Holdings or a Wholly-Owned Subsidiary of Holdings) to own any Capital Stock (other than Preferred Stock) of a Restricted Subsidiary of Holdings, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of Holdings; provided, however, that this provision shall not prohibit (x) Holdings or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Discount Notes Indenture.

     SEC Reports. Holdings will file with the Discount Notes Trustee and provide to the holders of the New Discount Notes, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which Holdings files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Pursuant to the Discount Notes Indenture, Holdings has agreed that it shall file with the Commission all annual reports and such other documents, information and reports required by Section 13 or 15(d) of the Exchange Act notwithstanding that Holdings may not be subject to the reporting requirements of the Exchange Act.

     Merger and Consolidation. Holdings shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Holdings) shall expressly assume, by supplemental indenture, executed and delivered to the Discount Notes Trustee, in form satisfactory to the Discount Notes Trustee, all the obligations of Holdings under the Discount Notes and the Discount Notes Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "-- Limitation on Indebtedness"; and
(iv) Holdings shall have delivered to the Discount Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Discount Notes Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Holdings under the Discount Notes Indenture, but, in the case of a lease of all or substantially all its assets, Holdings will not be released from the obligation to pay the principal of and interest on the Discount Notes.

     Notwithstanding the foregoing clauses (ii) and (iii), (1) any Restricted Subsidiary of Holdings may consolidate with, merge into or transfer all or part of its properties and assets to Holdings and (2) Holdings may merge with an Affiliate incorporated solely for the purpose of reincorporating Holdings in another jurisdiction to realize tax or other benefits.

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

EVENTS OF DEFAULT

     Each of the following constitutes an Event of Default under the Discount Notes Indenture: (i) a default in any payment of interest on any Discount Note when due, continued for 30 days, (ii) a default in the payment of principal of any Discount Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by Holdings to comply with its obligations under "Certain Covenants -- Merger and Consolidation" above, (iv) the failure by Holdings to comply for 30 days after notice with any of its obligations under the covenant described under "Change of Control" above or under the covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Discount Notes which shall constitute an Event of Default under clause (ii) above), other than "Merger and Consolidation", (v) the failure by Holdings to comply for 60 days after notice with its other agreements contained in the Discount Notes Indenture, (vi) Indebtedness of Holdings or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such default shall not have been cured or such acceleration rescinded after a 10-day period (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of Holdings or a Significant Subsidiary (the "bankruptcy provisions") or (viii) any judgment or decree for the payment of money in excess of $10 million (to the extent not covered by insurance) is rendered against Holdings or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision"). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Discount Notes Trustee or the holders of 25% in principal amount at maturity of the outstanding Discount Notes notify Holdings of the default and Holdings does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Discount Notes Trustee or the holders of at least 25% in principal amount of the outstanding Discount Notes by notice to Holdings may declare the Accreted Value of and accrued and unpaid interest, if any, on all the Discount Notes to be due and payable. Upon such a declaration, such Accreted Value and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings occurs and is continuing, the Accreted Value of and accrued and unpaid interest on all the Discount Notes will become and be immediately due and payable without any declaration or other act on the part of the Discount Notes Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount at maturity of the outstanding Discount Notes may rescind any such acceleration with respect to the Discount Notes and its consequences.

     Subject to the provisions of the Discount Notes Indenture relating to the duties of the Discount Notes Trustee, if an Event of Default occurs and is continuing, the Discount Notes Trustee will be under no obligation to exercise any of the rights or powers under the Discount Notes Indenture at the request or direction of any of the holders unless such holders have offered to the Discount Notes Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Discount Notes Indenture or the Discount Notes unless (i) such holder has previously given the Discount Notes Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount at maturity of the outstanding Discount Notes have requested the Discount Notes Trustee to pursue the remedy, (iii) such holders have offered the Discount Notes Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Discount Notes Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount at maturity of the outstanding Discount Notes have not given the Discount Notes Trustee a direction that, in the opinion of the Discount Notes Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount at maturity of the outstanding Discount Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Discount Notes Trustee or of exercising any trust or power conferred on the Discount Notes Trustee. The Discount Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Discount Notes Indenture or that the Discount Notes Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the

Discount Notes Trustee in personal liability. Prior to taking any action under the Discount Notes Indenture, the Discount Notes Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Discount Notes Indenture provides that if a Default occurs and is continuing and is known to the Discount Notes Trustee, the Discount Notes Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Discount Note, the Discount Notes Trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of Discount Notes. In addition, Holdings is required to deliver to the Discount Notes Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Holdings also is required to deliver to the Discount Notes Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Discount Notes Indenture may be amended with the consent of the holders of a majority in principal amount at maturity of the Discount Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Discount Notes) and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount at maturity of the Discount Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Discount Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Discount Note, (iii) reduce the principal of or extend the Stated Maturity of any Discount Note, (iv) reduce the premium payable upon the redemption or repurchase of any Discount Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Discount Note payable in money other than that stated in the Discount Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Discount Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Discount Notes or
(vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of any holder, Holdings and the Discount Notes Trustee may amend the Discount Notes Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of Holdings under the Discount Notes Indenture, to provide for uncertificated Discount Notes in addition to or in place of certificated Discount Notes (provided that the uncertificated Discount Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Discount Notes are described in Section 163(f) (2) (B) of the Code), to add Guarantees with respect to the Discount Notes, to secure the Discount Notes, to add to the covenants of Holdings for the benefit of the holders or to surrender any right or power conferred upon Holdings, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Discount Notes Indenture under the Trust Indenture Act.

     The consent of the holders is not necessary under the Discount Notes Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Discount Notes Indenture becomes effective, Holdings is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     Holdings at any time may terminate all its obligations under the Discount Notes and the Discount Notes Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Discount Notes, to replace mutilated, destroyed, lost or stolen Discount Notes and to maintain a registrar and paying agent in respect of the Discount Notes. Holdings at any time may terminate its obligations under "-- Change of Control" and under substantially all of its covenants in the Discount Notes Indenture, including the covenants described under "-- Certain Covenants" (other than "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under "Events of Default" above and the limitations contained in clauses (iii) and (iv) under "-- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     Holdings may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Holdings exercises its legal defeasance option, payment of the Discount Notes may not be accelerated because of an Event of Default with respect thereto. If Holdings exercises its covenant defeasance option, payment of the Discount Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "Events of Default" above or because of the failure of Holdings to comply with clause (iii) or (iv) under "-- Certain Covenants -- Merger and Consolidation" above.

     In order to exercise either defeasance option, Holdings must irrevocably deposit in trust (the "defeasance trust") with the Discount Notes Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Discount Notes to maturity or any redemption date specified by Holdings, as the case may be, and must comply with certain other conditions, including delivery to the Discount Notes Trustee of an Opinion of Counsel to the effect that holders of the Discount Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     United States Trust Company of New York is the Discount Notes Trustee under the Discount Notes Indenture and has been appointed by Holdings as Registrar and Paying Agent with regard to the Discount Notes.

     The Holders of a majority in principal amount of the outstanding Discount Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Discount Notes Trustee, subject to certain exceptions. The Discount Notes Indenture provides that if an Event of Default occurs (and is not cured), the Discount Notes Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Discount Notes Trustee will be under no obligation to exercise any of its rights or powers under the Discount Notes Indenture at the request of any holder of Discount Notes, unless such holder shall have offered to the Discount Notes Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Discount Notes Indenture.

GOVERNING LAW

     The Discount Notes Indenture provides that it and the Discount Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of Discount Notes:

          (i) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                      SEMI-ANNUAL
                     ACCRUAL DATE                        ACCRETED VALUE
                     ------------                        --------------
December 1, 1997.......................................    $  591.90
June 1, 1998...........................................       627.41
December 1, 1998.......................................       665.06
June 1, 1999...........................................       704.96
December 1, 1999.......................................       747.26
June 1, 2000...........................................       792.10
December 1, 2000.......................................       839.62
June 1, 2001...........................................       890.00
December 1, 2001.......................................       943.40
June 1, 2002...........................................     1,000.00

          (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price ($560.387 per Unit) of a Unit and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the Issue Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is the number of days from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of 12 30-day months;

          (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
     (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180; or

          (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or a Restricted Subsidiary of Holdings; (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of Holdings; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Holdings or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Holdings and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed 1.5% of the consolidated book value of Holdings' assets as of the most recent date prior to such disposition for which a consolidated balance sheet of Holdings has been regularly prepared, and (v) transactions permitted under "Certain Covenants -- Merger and Consolidation" above.

     "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that Holdings in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between Holdings or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided, however, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Discount Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Board of Directors" means the Board of Directors of Holdings or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated without penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Discount Notes) and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies and (y) non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Discount Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, the depreciation expense and amortization expense of a Subsidiary of Holdings shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if Holdings or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by senior management of Holdings and assuming a constant level of sales) shall be deemed outstanding for purposes of this calculation) and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period any Indebtedness of Holdings or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period and as if Holdings or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period Holdings or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of Holdings or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to Holdings and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of Holdings is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Holdings and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and
(ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (4) if since the beginning of such period Holdings or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of Holdings (or any Person which becomes a Restricted Subsidiary of Holdings) or an acquisition of assets, including any Investment in a Restricted Subsidiary of Holdings or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a product line or operating unit of a business. Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and the use of the proceeds therefrom) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of Holdings or was merged with or into Holdings or any Restricted Subsidiary of Holdings since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Holdings or a Restricted Subsidiary of Holdings during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Holdings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). Notwithstanding anything herein to the contrary, if at the time the calculation of the Consolidated Coverage Ratio is to be made, Holdings does not have available consolidated financial statements reflecting the ownership by Holdings of ERO for a period of at least four full fiscal quarters, all calculations required by the Consolidated Coverage Ratio shall be prepared on a pro forma basis, as though such acquisition and the related transactions (to the extent not otherwise reflected in the consolidated financial statements of Holdings) had occurred on the first day of the four-fiscal-quarter period for which such calculation is being made.

     "Consolidated Interest Expense" means, for any period, the total interest expense of Holdings and its Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by Holdings or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements,
(viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Stock of Holdings held by Persons other than Holdings or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and debt discount solely to the extent relating to the issuance and sale of Indebtedness together with any other security as part of an investment unit and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of Holdings, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, for any period, the net income (loss) of Holdings and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by Holdings or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of Holdings if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Holdings (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of Holdings and other than restrictions that are created or exist in compliance with the "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of Holdings or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) restructuring charges or writeoffs recorded within the one year period following the Issue Date in an aggregate amount not to exceed $5 million including any reversals of any such charges, (vii) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to Holdings or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of Holdings or any of its Restricted Subsidiaries in such Person and
(viii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Holdings or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a) (3)(E) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Holdings and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Holdings ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of Holdings plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less
(A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors on the date of the Discount Notes Indenture, (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

     "Credit Agreement" means (i) the Credit Agreement as well as all exhibits, schedules and appendices thereto to be entered into among Hedstrom, Credit Suisse First Boston, as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other agreement).

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of Holdings or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Discount Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity shall be deemed to be Disqualified Stock; provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Discount Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "Change of Control".

     "Equity Offering" means an offering for cash by Holdings of its common stock, or options, warrants or rights with respect to its common stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financial Advisory Agreement" means the Financial Advisory Agreement between Hicks Muse Partners and Holdings and Hedstrom as in effect on the Issue Date.

     "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which more than 80% of its assets (determined on a consolidated basis in accordance with GAAP) are located in territories outside of the United States of America and jurisdictions outside the United States of America.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Discount Notes Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the SEC or in such other statements by such

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

other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Discount Notes Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of Holdings, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Discount Notes (but excluding, in each case, any accrued dividends) and
(ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by

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

such Person. For purposes of the "-- Limitation on Restricted Payments" covenant, (i) "Investment" shall include the portion (proportionate to Holdings' equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of Holdings at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) Holdings' "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

     "Issue Date" means the date on which the Old Discount Notes were originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Merger Agreement" means the Agreement and Plan of Merger dated April 10, 1997, between Hedstrom, HC Acquisition Corp. and ERO, Inc.

     "Monitoring and Oversight Agreement" means the Monitoring and Oversight Agreement between Hicks Muse Partners and Holdings and Hedstrom as in effect on the Issue Date.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Holdings or any Restricted Subsidiary of Holdings after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to Holdings or any Restricted Subsidiary.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither Holdings nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Holdings or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

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

     "Permitted Indebtedness" means (i) Indebtedness of Holdings owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by Hedstrom or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to Holdings or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (ii) Indebtedness represented by (x) the Discount Notes and the Senior Subordinated Notes, (y) any Indebtedness (other than the Indebtedness described in clauses
(i), (ii) and (iv) of paragraph (b) of the covenant described under "Limitation on Indebtedness" and other than Indebtedness Incurred pursuant to clause (i) above or clauses (iv), (v) or (vi) below) outstanding on the Issue Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (ii) or Incurred pursuant to paragraph (a) of the covenant described under "Limitation on Indebtedness;" (iii) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by Holdings or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by Holdings or a Restricted Subsidiary); provided, however, that at the time such Restricted Subsidiary is acquired by Holdings or a Restricted Subsidiary, Holdings would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "Limitation on Indebtedness" above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iii) and (B) Refinancing Indebtedness Incurred by Holdings or a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by Holdings or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of Holdings or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of Holdings or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Holdings) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of Holdings or its Restricted Subsidiaries Incurred without violation of the Discount Notes Indenture or to business transactions of Holdings or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; (v) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of Holdings (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of Holdings for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by Holdings or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (v), when taken together with all Indebtedness Incurred pursuant to this clause (v) and then outstanding, shall not exceed $10 million; (vi) Indebtedness consisting of (A) Guarantees by Holdings or a Restricted Subsidiary of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of the Discount Notes Indenture and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by Holdings without violation of the Discount Notes Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Discount Notes Indenture); and (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within ten Business Days of its incurrence.

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

     "Permitted Investment" means an Investment by Holdings or any of its Restricted Subsidiaries in (i) Holdings or a Wholly-Owned Subsidiary of Holdings; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of Holdings or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Holdings or a Wholly-Owned Subsidiary of Holdings; provided, however, that in each case such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to Holdings or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees for purposes of purchasing Holdings' common stock in an aggregate amount outstanding at any one time not to exceed $5 million and other loans and advances to employees made in the ordinary course of business consistent with past practices of Holdings or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Holdings or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) a Person engaged in a Related Business or a loan or advance to Holdings the proceeds of which are used solely to make an Investment in a Person engaged in a Related Business or a Guarantee by Holdings of Indebtedness of any Person in which such Investment has been made; provided, however, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (viii), exceed $10 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancellation of any Guarantee constituting such Permitted Investment);
(ix) Persons to the extent such Investment is received by Holdings or any Restricted Subsidiary as non-cash consideration for asset dispositions effected in compliance with the covenant described under "-- Limitations on Sales of Assets and Subsidiary Stock;" (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Restricted Subsidiaries; and (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

     "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens to secure Indebtedness permitted

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

under the provisions described in clause (b)(i) under "-- Certain
Covenants -- Limitation on Indebtedness"; (h) Liens existing on the Issue Date;
(i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly-Owned Subsidiary of such Person; (1) Liens securing Interest Rate Agreements and Currency Agreements so long as such Interest Rate Agreements and Currency Agreements relate to Indebtedness that is, and is permitted to be under the Discount Notes Indenture, secured by a Lien on the same property securing such Interest Rate Agreements and Currency Agreements; and (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of
(A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i) or (j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (i) or (j) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Productive Assets" means assets of a kind used or usable by Holdings and its Restricted Subsidiaries in Holdings' business or any Related Business.

     A "Public Market" exists at any time with respect to the common stock of Holdings if (a) the common stock of Holdings is then registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least 15% of the total issued and outstanding common stock of Holdings has been distributed prior to such time by means of an effective registration statement under the Securities Act, or pursuant to sales pursuant to Rule 144 under the Securities Act.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness of Holdings or any Restricted Subsidiary existing on the date of the Discount Notes Indenture or Incurred in compliance with the Discount Notes Indenture (including Indebtedness of Holdings that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Discount Notes and (B) the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an

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

Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Discount Notes and
(B) the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Discount Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the indebtedness being refinanced, plus applicable premium and defeasance costs and reasonable fees and expenses paid in connection with refinancing.

     "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of Holdings and its Restricted Subsidiaries on the date of the Discount Notes Indenture, as reasonably determined by Holdings's Board of Directors.

     "Restricted Subsidiary" means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Holdings or a Restricted Subsidiary transfers such property to a Person and Holdings or a Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of Holdings or a Subsidiary Guarantor secured by a Lien.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     "Subordinated Obligation" means any Indebtedness of Holdings (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Discount Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of Holdings.

     "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition

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

issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

     "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary of Holdings) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either
(A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) Holdings could Incur $1.00 of additional Indebtedness under clause (a) of "-- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors thereof.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of Holdings, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by Holdings or another Wholly-Owned Subsidiary; provided, however, that until the date that is 180 days following the Issue Date, ERO, Inc. shall be deemed to be a Wholly-Owned Subsidiary of Holdings so long as Holdings or a Wholly-Owned Subsidiary owns at least a percentage of the Capital Stock of ERO, Inc. equal to the percentage of such Capital Stock acquired by HC Acquisition Corp. in connection with its tender offer for the Capital Stock of ERO, Inc.

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

        CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
                         WITH RESPECT TO THE NEW NOTES

     The following discussion summarizes the material United States federal income tax considerations generally applicable to holders acquiring New Senior Subordinated Notes or New Discount Notes in the Exchange Offers, but does not purport to be a complete analysis of all potential consequences. The discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. Except as specifically provided below, the following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a New Senior Subordinated Note or a New Discount Note who or which is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized under the laws of the United States, or any political subdivision thereof, or (iii) an estate or trust otherwise subject to U.S. federal income taxation of its worldwide income (each a "U.S. Holder"). For taxable years beginning after December 31, 1996, a trust is a U.S. Holder if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, financial institutions, insurance companies, dealers in securities, tax-exempt organizations, or taxpayers holding the New Senior Subordinated Notes or the New Discount Notes as part of a "straddle", "hedge" or "conversion transaction"). Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     Except as otherwise indicated below, this discussion assumes that the New Senior Subordinated Notes or the New Discount Notes are held as capital assets (as defined in Section 1221 of the Code) by the holders thereof. The Issuers will treat the New Senior Subordinated Notes or the New Discount as indebtedness for U.S. federal income tax purposes, and the balance of the discussion is based on the assumption that such treatment will be respected.

     Prospective holders are urged to consult their own tax advisors regarding the federal, state, local and other tax considerations of the acquisition, ownership and disposition of the New Senior Subordinated Notes or the New Discount Notes.

                                  U.S. HOLDERS

     Stated Interest on the New Senior Subordinated Notes. The stated interest on the New Senior Subordinated Notes will be included in income by a U.S. Holder in accordance with such U.S. Holder's usual method of accounting.

     Stated Interest on the New Discount Notes. The stated interest on the New Discount Notes will be included in the amount of OID with respect to such New Discount Notes. A U.S. Holder will not be required to report separately as taxable income actual payments of stated interest with respect to the New Discount Notes.

     Original Issue Discount Applicable to the New Discount Notes. For the reasons discussed below, the Old Discount Notes were issued with OID. Accordingly, each U.S. Holder of a New Discount Note will be required to include in income (regardless of whether such U.S. Holder is a cash or accrual basis taxpayer) in each taxable year, in advance of the receipt of cash payments on such New Discount Notes, that portion of the OID, computed on a constant yield basis, attributable to each day during such year on which the holder held the New Discount Notes and the Old Discount Notes exchanged for such New Discount Notes. See " -- Taxation of Original Issue Discount" below.

     For U.S. federal income tax purposes, the New Discount Notes are regarded as the same indebtedness as the Old Discount Notes. Hence, any reference herein to the New Discount Notes includes a reference to the Old Discount Notes, and any reference to the Old Discount Notes includes a reference to the New Discount Notes.

     The amount of OID with respect to each New Discount Note is equal to the excess of (i) its "stated redemption price at maturity" over (ii) the "issue price" of the Old Discount Note.

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

     Because the original purchasers of the Old Discount Notes also acquired Shares, each Old Discount Note was treated for U.S. federal income tax purposes as having been issued as part of an "investment unit" (i.e., the Units) consisting of such Old Discount Note and the associated Shares. The "issue price" of an Old Discount Note will be equal to the portion of the "issue price" of the Unit allocable to such Old Discount Note based upon the relative fair market values of such Old Discount Note and the associated Shares comprising the Unit. Because the Units were issued for money, the "issue price" of each Unit was the first price at which a substantial amount of the Units were sold. For purposes of determining the issue price of the Units, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers (which includes the Initial Purchasers) are ignored. Furthermore, the Treasury Regulations provide that the issuer's allocation of the issue price of the investment unit is binding on all holders of the investment unit, unless the holder explicitly discloses (on a form prescribed by the Internal Revenue Service (the "Service") and attached to the U.S. Holder's timely filed U.S. federal income tax return for the tax year that includes the acquisition date of the investment unit) that its allocation of the issue price of the investment unit is different from the issuer's allocation. The allocation by Holdings is not, however, binding on the Service.

     Under the Regulations, the "stated redemption price at maturity" of a New Discount Note will equal the sum of all cash payments (including principal and stated interest) required to be made on such New Discount Note (including payments on the Old Discount Note exchanged for such New Discount Note) and the excess of the aggregate of such amounts over the issue price of the Old Discount Note exchanged for such New Discount Note would be included in the holder's income as OID.

     Taxation of Original Issue Discount. A U.S. Holder of a debt instrument issued with OID is required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of such OID for all days during the taxable year on which such holder holds the debt instrument. The daily portions of OID required to be included in a U.S. Holder's gross income in a taxable year will be determined under a constant yield method by allocating to each day during the taxable year on which the U.S. Holder holds the debt instrument a pro rata portion of the OID on such debt instrument which is attributable to the "accrual period" in which such day is included. The amount of the OID attributable to each accrual period will be the product of the "adjusted issue price" of the New Discount Note at the beginning of such accrual period multiplied by the "yield to maturity" of the New Discount Note (properly adjusted for the length of the accrual period). The New Discount Note's "yield to maturity" is that discount rate which, when used in computing the present value of all principal and stated interest payments to be made under a New Discount Note (including payments on the Old Discount Note exchanged for such New Discount Note), produces an amount equal to the issue price of the Old Discount Note exchanged for such New Discount Note. The "adjusted issue price" of the New Discount Note at the beginning of an accrual period will generally be the issue price of the Old Discount Note exchanged for such New Discount Note plus the aggregate amount of OID that accrued in all prior accrual periods (determined without regard to the rules described below concerning acquisition premium) less any cash payments on the New Discount Note (including payments on the Old Discount Note exchanged for such New Discount Note). An "accrual period" may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

     Acquisition Premium on New Discount Notes. A U.S. Holder of a New Discount Note who purchases such New Discount Note for an amount that is greater than its then adjusted issue price but equal to or less than the sum of all amounts payable on the New Discount Note after the purchase date will be considered to have purchased such New Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in income with respect to such New Discount Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

     Amortizable Bond Premium on New Senior Subordinated Notes. If the holder's basis in the New Senior Subordinated Notes exceeds the amount payable at the maturity date (or earlier call date, under certain circumstances), such excess will be deductible by the holder of the New Senior Subordinated Notes as amortizable bond premium over the term of the New Senior Subordinated Notes (taking into account earlier call dates, under certain circumstances), under a yield-to-maturity formula, if an election by the holder under Section 171 of the Code is made or is already in effect. An election under Section 171 of the Code is available only if the New Senior Subordinated Notes are held as capital assets. This election is revocable only with the consent of the Service and applies to all obligations owned or acquired by the holder on or after the first day of the taxable year to which the election applies. To the extent the excess is deducted as amortizable bond premium, the holder's adjusted tax basis in the New Senior Subordinated Notes will be reduced. Except as may otherwise be provided in future Treasury Regulations, the amortizable bond premium will be treated as an offset to interest income on the New Senior Subordinated Notes rather than as a separate deduction item. Recently proposed Treasury Regulations, which are not yet effective, would modify the described rules under Section 171 in order to coordinate such rules with the rules relating to original issue discount.

     Market Discount on New Notes. Generally, the market discount rules discussed below will not apply to a U.S. Holder of a New Note received in one of the Exchange Offers for an Old Note acquired when it was originally issued. These rules would apply, however, to an original holder whose tax basis in the New Note is less than such New Note's "issue price" (as defined above).

     Gain recognized on the disposition (including a redemption) by a U.S. Holder of a New Note that has accrued market discount will be treated as ordinary income, and not capital gain, to the extent of the accrued market discount, provided that the amount of market discount exceeds a statutorily defined de minimis amount. "Market discount" is defined as the excess, if any, of the "revised issue price" (as defined below) in the case of the New Discount Notes or the "stated redemption price at maturity" in the case of the New Senior Subordinated Notes over the tax basis of the debt obligation in the hands of the holder immediately after its acquisition. The "revised issue price" of a debt obligation generally equals the sum of its issue price and the total amount of OID includible in the gross income of all holders for periods before the acquisition of the debt obligation by the current holder (without regard to any reduction in such income resulting from any prior purchase at an acquisition premium) and less any cash payments in respect of such debt obligation. The "stated redemption price at maturity" of the New Senior Subordinated Notes will equal the stated principal amount thereof.

     Unless the U.S. Holder elects otherwise, the accrued market discount would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the obligation has been held by the U.S. Holder and the denominator of which is the number of days after the U.S. Holder's acquisition of the obligation up to and including its maturity date.

     A U.S. Holder of a New Note acquired at a market discount also may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to carry the New Note until it is disposed of in a taxable transaction. Moreover, to the extent of any accrued market discount on such New Notes, any partial principal payment with respect to New Notes (possibly including stated interest payments on the New Discount Notes) will be includible as ordinary income upon receipt as will the New Note's fair market value on certain otherwise non-taxable transfers (such as gifts).

     A U.S. Holder of a New Note acquired at market discount may elect to include the market discount in income as it accrues (on either a ratable or constant yield to maturity basis). This election would apply to all market discount obligations acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the Service. If a holder of a New Note so elects to include market discount in income currently, the above-discussed rules with respect to ordinary income recognition resulting from sales and certain other disposition transactions and to deferral of interest deductions would not apply.

     Election to Apply OID Principles. A U.S. Holder may generally, upon election, include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a New Note by using the constant yield method applicable to OID obligations, subject to certain limitations and exceptions. The election is to be made for the taxable year in which the U.S. Holder acquired the obligation, and may not be revoked without the consent of the Service.

     Tax Basis. A U.S. Holder's initial tax basis in a New Note will be equal to the purchase price paid by such holder for the Old Note exchanged for such New Note or for a New Note (as the case may be). In the case of a

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

New Discount Note exchanged for an Old Discount Note, a U.S. Holder's initial tax basis would be the portion of the purchase price of the Unit allocable to the Old Discount Note exchanged for such new Discount Note.

     A U.S. Holder's tax basis in a New Discount Note will be increased by the amount of OID that is included in such U.S. Holder's income pursuant to the foregoing rules (taking into account acquisition premium) through the day preceding the day of disposition (and the accruals of market discount, if any, which the U.S. Holder elected to include in gross income on an annual basis) and will be decreased by the amount of any cash payments received. A U.S. Holder's tax basis in a New Senior Subordinated Note will be increased by the amount of accrued market discount, if any, which the U.S. Holder elected to include in gross income on an annual basis and decreased by the amortizable bond premium, if any, which the U.S. Holder has elected to offset against interest income.

     Sale or Redemption. Unless a nonrecognition provision applies, the sale, exchange, redemption or other disposition of New Notes will be a taxable event for U.S. federal income tax purposes. In such event, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition (except to the extent that amounts received are attributable, in the case of the New Senior Subordinated Notes, to accrued interest, which portion of the consideration would be taxed as ordinary income if the interest was previously untaxed) and (ii) the holder's adjusted tax basis therein. Subject to the discussion above under the caption "Market Discount" with respect to the New Notes, such gain or loss should be capital gain or loss and will be long-term capital gain or loss if the New Notes will have been held by the holder for more than one year at the time of such sale, exchange, redemption or other disposition.

     Applicable High-Yield Discount Obligations. Pursuant to section 163 of the Code and because it appears that the New Discount Notes are "applicable high yield discount obligations" ("AHYDOs"), a portion of the OID accruing on the New Discount Notes may be treated as a dividend generally eligible for the dividends-received deduction in the case of corporate holders (and subject to the limitations described above), and Holdings (A) would not be entitled to deduct the "disqualified portion" of the OID accruing on the New Discount Notes and (B) would be allowed to deduct the remainder of the OID only when paid in cash. The New Discount Notes appear to be AHYDOs because their yield to maturity equals or exceeds 11.99% (the sum of five percentage points and the applicable federal rate (the "AFR") in effect for the calendar month in which the Old Discount Notes were issued (which applicable federal rate was 6.99% for June
1997)).

     Because the New Discount Notes appear to be AHYDOs, for purposes of the dividends-received deduction a corporate holder would be treated as receiving dividend income to the extent of the lesser of (i) Holdings' current and accumulated earnings and profits, and (ii) the "disqualified portion" of the OID of such New Discount Note. The "disqualified portion" of the OID is equal to the lesser of (i) the amount of OID or (ii) the portion of the "total return" (i.e., the excess of all payments to be made with respect to a New Discount Notes over its issue price) in excess of the AFR plus six percentage points (or 12.99%).

     Backup Withholding and Information Reporting. Under the Code, U.S. Holders of New Senior Subordinated Notes and New Discount Notes may be subject, under certain circumstances, to information reporting and "backup withholding" at a 31% rate with respect to cash payments in respect of principal (and premium, if any), OID, interest, dividends and the gross proceeds from dispositions thereof. Backup withholding applies only if the U.S. Holder (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit (and may entitle such holder to a refund) against such U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the Service. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. Holders of New Senior Subordinated Notes and New Discount Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

     The Issuers will furnish annually to the Service and to record holders of the New Notes (to whom it is required to furnish such information) information relating to the amount of OID, interest and dividends, as applicable. Because this information will be based upon the adjusted issue price of the New Discount Notes as if the holder were an original holder, purchasers who purchase New Discount Notes for an amount other than the adjusted issue price at the time of purchase will be required to determine for themselves the amount of OID, if any, that they are required to report. See also "-- Acquisition Premium on Discount Notes" and "-- Market Discount on Notes."

     THE FOREGOING DISCUSSION IS BASED ON THE PROVISIONS OF THE CODE, REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY SUCH CHANGES MAY BE APPLIED RETROACTIVELY IN A MANNER THAT COULD ADVERSELY AFFECT U.S. HOLDERS OF NEW NOTES. EACH HOLDER OF ANY OF THE NEW NOTES SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

                                NON-U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a Holder of a New Note that is not a U.S. Holder (a "Non-U.S. Holder").

     For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of a New Note will be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business or (ii) in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

     Stated Interest and OID on New Notes. Generally any interest or OID paid to a Non-U.S. Holder of a New Note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest or OID qualifies as "portfolio interest." Generally interest and OID on the New Notes will qualify as portfolio interest if (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of Hedstrom (in the case of the New Senior Subordinated Notes) or Holdings (in the case of the New Discount Notes) and (ii) such holder is not a "controlled foreign corporation" with respect to which Hedstrom or Holdings (as the case may be) is a "related person" within the meaning of the Code, and (iii) the beneficial owner, under penalty of perjury, certifies that the beneficial owner is not a United States person and such certificate provides the beneficial owner's name and address, and (iv) the Non-U.S. Holder is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business.

     The gross amount of payments to a Non-U.S. Holder of interest or OID that do not qualify for the portfolio interest exception and that are not effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed on a net basis at regular U.S. rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such United States trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to United States trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form 1001 or 4224 (or such successor forms as the Service designate), as applicable, prior to the payment of interest. These forms must be periodically updated. Under proposed U.S. Treasury regulations, not currently in effect, however, a Non-U.S. Holder of Notes who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements, which would include the requirement that the Non-U.S. Holder file a form containing the holder's name and address or provide certain documentary evidence issued by foreign governmental authorities as proof of residence in the foreign country. Certain special procedures are provided in the proposed regulations for payment through qualified intermediaries. Because the New Discount Notes appear to be AHYDOs, the recharacterization of a portion of OID as dividends as described above will not apply for purposes of U.S. withholding tax.

     Sale, Exchange or Redemption of New Notes. Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other disposition of a New Note generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the New Note as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition, and either has a "tax home" (as defined for U.S. federal income tax purposes) in the United States or an office or other fixed place of business in the United States to which such disposition is attributable and (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the United States).

     Federal Estate Tax. New Notes held (or treated as held) by an individual who is not a citizen or resident of the United States (for U.S. federal estate tax purposes) at the time of his or her death will not be included in such individual's gross estate for U.S. federal estate tax purposes provided that (i) the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of Hedstrom or Holdings (as the case may be) and (ii) income on the New Notes was not effectively connected with the conduct of a U.S. trade or business.

     Information Reporting and Backup Withholding. Hedstrom and Holdings must report annually to the Service and to each Non-U.S. Holder any interest or OID that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest or OID that is exempt from U.S. tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. In the case of payments of interest (including OID) to Non-U.S. Holders, temporary Treasury Regulations provide that information reporting and backup withholding at a rate of 31% will not apply to such payments with respect to which either the requisite certification has been received or an exemption has otherwise been established (provided that neither the payor nor its paying agent has actual knowledge that the holder is a U.S. person or the conditions of any other exemption are not, in fact, satisfied).

     The Treasury regulations provide that backup withholding and information reporting will not apply to payments of principal on the New Notes by Hedstrom or Holdings to a Non-U.S. Holder, if the Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither Hedstrom nor Holdings nor their paying agents has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.)

     The payment of the proceeds from the disposition of New Notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possibly backup withholding unless the owner certifies as its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a New Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business.

     In the case of the payment of proceeds from the disposition of New Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

     THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                          DESCRIPTION OF CAPITAL STOCK

     The following summarizes certain provisions of Holdings' Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"). Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificate of Incorporation, copies of which are available as set forth under "Available Information."

GENERAL

     The Certificate of Incorporation provides for, among other things, the authorization of 100,000,000 shares of Holdings Common Stock, 40,000,000 shares of Holdings Non-Voting Common Stock and 10,000,000 shares of undesignated preferred stock (the "Preferred Stock"). As of June 30, 1997, there were 36,127,395 shares of Holdings Common Stock, 31,520,000 shares of Holdings Non-Voting Common Stock and no shares of Preferred Stock outstanding. In addition, Holdings had 2,174,216 shares of Holdings Common Stock reserved for issuance upon exercise of outstanding options granted under the 1995 Option Plan and 31,520,000 shares of Holdings Common Stock reserved for issuance upon conversion of Holdings Non-Voting Common Stock.

COMMON STOCK

     All of the issued and outstanding shares of Holdings Common Stock and Holdings Non-Voting Common Stock are fully paid and non-assessable. The Holdings Common Stock and Holdings Non-Voting Common Stock are substantially identical except with respect to voting and conversion rights. Holders of Holdings Common Stock are entitled to one vote per share on all matters to be voted on by stockholders whereas holders of Holdings Non-Voting Common Stock generally have no right to vote except as may be specified in the Certificate of Incorporation or as required by applicable law. Subject to the rights of holders of any class or series of Preferred Stock and the restrictions, if any, imposed by indebtedness outstanding from time to time, the holders of Holdings Common Stock and Holdings Non-Voting Common Stock are entitled to receive dividends and other distributions on a pro rata basis as and when declared by the Board of Directors of Holdings out of any funds of Holdings legally available therefor. Holders of Holdings Common Stock and Holdings Non-Voting Common Stock have no preemptive, subscription, redemption or sinking fund rights under the terms of the Certificate of Incorporation, but each holder of Holdings Common Stock and Holdings Non-Voting Common Stock who is a party to the Stockholders Agreement is entitled to the preemptive rights granted therein. See "Stock Ownership and Certain Transactions -- Certain Transactions -- Stockholders Agreement." Shares of Holdings Non-Voting Common Stock are convertible into shares of Holdings Common Stock at any time and from time to time at the option of the holders thereof.

     In connection with the Units Offering, 2,705,896 shares of Holdings Common Stock were issued. Such shares will not trade separately from the Old Discount Notes until the commencement of the Discount Notes Exchange Offer or the effectiveness of a shelf registration statement with respect to the Old Discount Notes or such earlier date after July 12, 1997, as the Initial Purchasers may determine. Pursuant to a Common Stock Registration Rights Agreement, dated as of June 9, 1997, among Holdings and the Initial Purchasers, Holdings is required to file a shelf registration statement with respect to such shares of Holdings Common Stock.

PREFERRED STOCK

     The Certificate of Incorporation authorizes the Board of Directors of Holdings to create and issue one or more classes or series of Preferred Stock and to determine the rights and preferences of each class or series, to the extent permitted by the Certificate of Incorporation and applicable law. The Board of Directors of Holdings may determine, without the further vote or action by Holding's stockholders: (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock; (ii) the number of shares to constitute the class or series and the designations thereof; (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series; (iv) whether or not the shares of any class or series shall be redeemable at the option of Holdings or the holders thereof or upon the happening of any specified event and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption; (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;
(vi) the dividend rate, whether dividends are payable in cash, stock of Holdings, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate; (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, Holdings; (viii) whether or not the shares of any class or series, at the option of Holdings or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of Holdings and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors of Holdings seem advisable.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the applicable Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until             , 1998 all dealers effecting transactions
in the New Notes may be required to deliver a Prospectus.

     The Issuers will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to an Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to an Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the applicable Expiration Date, Hedstrom will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offers (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Securities offered hereby will be passed upon for Holdings and Hedstrom by Weil, Gotshal & Manges LLP, Dallas, Texas.

                              INDEPENDENT AUDITORS

     The audited consolidated financial statements of Holdings included in this Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The audited financial statements of ERO, Inc. included in this Registration Statement have been audited by Price Waterhouse LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
HEDSTROM HOLDINGS, INC. AND SUBSIDIARY:
  Report of Independent Public Accountants..................  F-2
  Consolidated Balance Sheets as of December 31, 1996 and
     July 31, 1996..........................................  F-3
  Consolidated Income Statements for the five months ended
     December 31, 1996, and for each of the fiscal years
     ended July 31, 1996, 1995, and 1994....................  F-4
  Consolidated Statements of Stockholders' Equity for the
     five months ended December 31, 1996, and for each of
     the fiscal years ended July 31, 1996, 1995 and 1994....  F-5
  Consolidated Statements of Cash Flows for the five months
     ended December 31, 1996 and for each of the fiscal
     years ended July 31, 1996, 1995 and 1994...............  F-6
  Notes to Consolidated Financial Statements................  F-7
  Consolidated Balance Sheets as of June 30, 1997
     (unaudited) and December 31, 1996......................  F-23
  Consolidated Income Statements for the six months ended
     June 30, 1997 and 1996
     (unaudited)............................................  F-24
  Consolidated Statement of Stockholders' Equity for the six
     months ended June 30, 1997 (unaudited).................  F-25
  Consolidated Statements of Cash Flows for the six months
     ended June 30, 1997 and 1996 (unaudited)...............  F-26
  Notes to Consolidated Financial Statements (unaudited)....  F-27
ERO, INC.:
  Report of Independent Public Accountants..................  F-37
  Consolidated Balance Sheets as of December 31, 1996, and
     1995...................................................  F-38
  Consolidated Income Statements for the years ended
     December 31, 1996, 1995, and 1994......................  F-39
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994.......................  F-40
  Consolidated Statements of Stockholders' Equity for the
     years ended December 31, 1996, 1995 and 1994...........  F-41
  Notes to Consolidated Financial Statements................  F-42
  Consolidated Balance Sheets as of March 31, 1997
     (unaudited) and December 31, 1996......................  F-55
  Consolidated Income Statements for the three months ended
     March 31, 1997 and 1996
     (unaudited)............................................  F-56
  Consolidated Statements of Cash Flows for the three months ended March 31, 1997 and 1996 (unaudited)..............  F-57
  Notes to Consolidated Financial Statements (unaudited)....  F-58

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Hedstrom Holdings, Inc.:

     We have audited the accompanying consolidated balance sheets of Hedstrom Holdings, Inc. (a Delaware corporation) and subsidiary as of December 31, 1996, and July 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hedstrom Holdings, Inc. and subsidiary as of December 31, 1996, and July 31, 1996, and the results of their operations and their cash flows for the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
April 11, 1997 (except with respect
     to the matter discussed in Note 16,
     as to which the date is June 12, 1997)

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

      CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 1996, AND JULY 31, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                          DECEMBER 31,    JULY 31,
                                              1996          1996
                                          ------------    --------
CURRENT ASSETS:
  Cash and cash equivalents.............    $    533      $ 7,998
  Trade accounts receivable, net of
     allowance for doubtful accounts of
     $505 and $441, respectively........      13,586       23,384
  Inventories...........................      23,816       21,774
  Deferred income taxes.................       5,027        3,121
  Prepaid expenses and other current
     assets.............................         690          826
                                            --------      -------
          Total current assets..........      43,652       57,103
                                            --------      -------
PROPERTY, PLANT, AND EQUIPMENT, at cost,
  net of accumulated depreciation.......      21,743       22,000
OTHER ASSETS:
  Deferred charges and other, net of
     accumulated amortization...........       2,318        2,515
  Deferred income taxes.................       4,362        3,406
                                            --------      -------
          Total other assets............       6,680        5,921
                                            --------      -------
          Total assets..................    $ 72,075      $85,024
                                            ========      =======
               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving line of credit..............    $ 17,400      $26,450
  Current portion of term loans.........       1,750           --
  Current portion of capital leases.....         215          208
  Accounts payable......................      11,698        9,847
  Accrued expenses --
     Compensation.......................       1,061        1,882
     Commissions and royalties..........         206          196
     Customer allowances and other......       1,736        1,719
                                            --------      -------
          Total current liabilities.....      34,066       40,302
                                            --------      -------
LONG-TERM DEBT:
  Term loans............................      36,750       38,500
  Notes payable to related parties......       2,500        2,500
  Capital leases........................       1,556        1,648
  Other.................................         300          400
                                            --------      -------
          Total long-term debt..........      41,106       43,048
                                            --------      -------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value,
     10,000,000 shares authorized, no
     shares issued or outstanding.......          --           --
  Common stock, $.01 par value,
     50,000,000 shares authorized,
     32,941,499 shares issued, and
     outstanding........................         329          329
  Additional paid-in capital............      10,437       10,437
  Accumulated deficit...................     (13,863)      (9,092)
                                            --------      -------
          Total stockholders' (deficit)
            equity......................      (3,097)       1,674
                                            --------      -------
          Total liabilities and
            stockholders' equity........    $ 72,075      $85,024
                                            ========      =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                         CONSOLIDATED INCOME STATEMENTS
                FOR THE FIVE MONTHS ENDED DECEMBER 31, 1996, AND
        FOR EACH OF THE FISCAL YEARS ENDED JULY 31, 1996, 1995, AND 1994
                                 (IN THOUSANDS)

                                                   FOR THE FIVE
                                                   MONTHS ENDED   FOR THE FISCAL YEARS ENDED JULY 31,
                                                   DECEMBER 31,   ------------------------------------
                                                       1996          1996         1995         1994
                                                   ------------   ----------   ----------   ----------
NET SALES........................................    $23,994        $133,194     $133,862     $108,655
COST OF SALES....................................     21,973         105,068      107,312       87,170
                                                     -------        --------     --------     --------
          Gross profit...........................      2,021          28,126       26,550       21,485
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES....      7,546          24,603       19,207       18,181
                                                     -------        --------     --------     --------
          Operating income (loss)................     (5,525)          3,523        7,343        3,304
RECAPITALIZATION EXPENSES........................         --           9,600           --           --
INTEREST EXPENSE.................................      2,115           5,896        4,573        2,982
                                                     -------        --------     --------     --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES...................................     (7,640)        (11,973)       2,770          322
INCOME TAX BENEFIT (EXPENSE).....................      2,869           3,857       (1,440)        (103)
                                                     -------        --------     --------     --------
INCOME (LOSS) FROM CONTINUING OPERATIONS.........     (4,771)         (8,116)       1,330          219
LOSS FROM DISCONTINUED OPERATIONS (net of tax
  benefit of $619 and $1,503, respectively)......         --              --         (585)      (3,180)
                                                     -------        --------     --------     --------
NET INCOME (LOSS)................................    $(4,771)       $ (8,116)    $    745     $ (2,961)
                                                     =======        ========     ========     ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
           FOR THE FIVE MONTHS ENDED DECEMBER 31, 1996, AND FOR EACH
             OF THE FISCAL YEARS ENDED JULY 31, 1996, 1995 AND 1994
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                          PREFERRED STOCK            COMMON STOCK         ADDITIONAL
                                       ----------------------   -----------------------    PAID-IN     ACCUMULATED
                                         SHARES     PAR VALUE     SHARES      PAR VALUE    CAPITAL       DEFICIT      TOTAL
                                       ----------   ---------   -----------   ---------   ----------   -----------   --------
BALANCE AT JULY 31, 1993............    2,500,000    $ 2,500     33,231,090     $ 332      $ 12,964     $  1,812     $ 17,608
  Paid-in-kind dividends on
    preferred stock.................      249,403        250             --        --            --         (250)          --
  Net loss..........................           --         --             --        --            --       (2,961)      (2,961)
                                       ----------    -------    -----------     -----      --------     --------     --------
BALANCE AT JULY 31, 1994............    2,749,403      2,750     33,231,090       332        12,964       (1,399)      14,647
  Paid-in-kind dividends on
    preferred stock.................      256,152        256             --        --            --         (256)          --
  Net income........................           --         --             --        --            --          745          745
                                       ----------    -------    -----------     -----      --------     --------     --------
BALANCE AT JULY 31, 1995............    3,005,555      3,006     33,231,090       332        12,964         (910)      15,392
  Paid-in-kind dividends on
    preferred stock.................       66,277         66             --        --            --          (66)          --
  Redemption of common stock from
    existing stockholders...........           --         --    (27,531,941)     (275)      (29,497)          --      (29,772)
  Redemption of preferred stock from
    existing stockholders...........   (3,071,832)    (3,072)            --        --            --           --       (3,072)
  Sale of common stock to new
    stockholders....................           --         --     27,242,350       272        26,970           --       27,242
  Net loss..........................           --         --             --        --            --       (8,116)      (8,116)
                                       ----------    -------    -----------     -----      --------     --------     --------
BALANCE AT JULY 31, 1996............           --         --     32,941,499       329        10,437       (9,092)       1,674
  Net loss..........................           --         --             --        --            --       (4,771)      (4,771)
                                       ----------    -------    -----------     -----      --------     --------     --------
BALANCE AT DECEMBER 31, 1996........           --    $    --     32,941,499     $ 329      $ 10,437     $(13,863)    $ (3,097)
                                       ==========    =======    ===========     =====      ========     ========     ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE FIVE MONTHS ENDED DECEMBER 31, 1996, AND
        FOR EACH OF THE FISCAL YEARS ENDED JULY 31, 1996, 1995, AND 1994
                                 (IN THOUSANDS)

                                          FOR THE FIVE
                                             MONTHS          FOR THE FISCAL YEARS ENDED
                                              ENDED                   JULY 31,
                                          DECEMBER 31,     ------------------------------
                                              1996           1996       1995       1994
                                          -------------    --------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income.....................    $ (4,771)      $ (8,116)   $   745    $(2,961)
  Adjustments to reconcile net (loss)
    income to net cash provided by (used
    for) operating activities-
    Depreciation of property, plant and
      equipment.........................       1,626          2,903      2,365      1,883
    Amortization of deferred assets.....         350            511        582        521
    Discontinued operations.............          --             --      1,204      4,683
    Deferred income tax (benefit)
      provision.........................      (2,862)        (3,808)       755     (1,428)
    Gain on the disposition of property,
      plant, and equipment..............         (60)          (182)        --         --
    Provision for losses on accounts
      receivable........................          64             37        100        119
    Changes in assets and liabilities
      Accounts receivable...............       9,734           (892)    (2,139)    (4,041)
      Inventories.......................      (2,042)          (139)    (6,941)    (1,703)
      Prepaid expenses..................        (119)             6     (2,428)         1
      Accounts payable..................       1,851         (7,906)     5,757      5,054
      Accrued expenses..................        (793)          (158)       396       (784)
                                            --------       --------    -------    -------
         Net cash provided by (used for)
           operating activities.........       2,978        (17,744)       396      1,344
                                            --------       --------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, plant, and
    equipment...........................      (1,376)        (6,738)    (2,574)    (2,988)
  Proceeds from the sale of property,
    plant, and equipment................          67            248         --         --
                                            --------       --------    -------    -------
         Net cash used for investing
           activities...................      (1,309)        (6,490)    (2,574)    (2,988)
                                            --------       --------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption of common stock from
    existing stockholders...............          --        (29,772)        --         --
  Redemption of preferred stock from
    existing stockholders...............          --         (3,072)        --         --
  Notes payable to related parties......          --          2,500         --         --
  Proceeds from sale of common stock to
    new stockholders....................          --         27,242         --         --
  Term loan borrowings..................          --         35,000         --         --
  Borrowings on old line of credit......          --             --      4,667         --
  Payments on old line of credit........          --        (23,837)    (1,768)      (840)
  Borrowings on new revolving line of
    credit..............................      12,050         26,450         --         --
  Payments on new revolving line of
    credit..............................     (21,100)        (4,973)        --         --
  Capital lease (payments) borrowings
    and other...........................         (84)         1,597         --      1,900
                                            --------       --------    -------    -------
         Net cash (used for) provided by
           financing activities.........      (9,134)        31,135      2,899      1,060
                                            --------       --------    -------    -------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS...........................      (7,465)         6,901        721       (584)
CASH AND CASH EQUIVALENTS:
  Beginning of year/period..............       7,998          1,097        376        960
                                            --------       --------    -------    -------
  End of year/period....................    $    533       $  7,998    $ 1,097    $   376
                                            ========       ========    =======    =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Income taxes paid.....................    $     45       $    503    $    46         41
  Interest paid.........................    $  1,534       $  5,036    $ 4,405    $ 2,972

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

     Hedstrom Holdings, Inc. ("Holdings") is a holding Company with no operations or assets, other than its 100% ownership of Hedstrom Corporation ("Hedstrom", and together with Holdings, the "Company"). The Company is a manufacturer and marketer of children's activity-oriented play products. The Company's principal products fall within two main categories: outdoor gym sets and playballs. Through its facility in Bedford, Pennsylvania, the Company manufactures and distributes gym set products consisting of painted metal gym sets, composite metal and plastic gym sets, wood gym kits, plastic outdoor slides and gym set accessories. Through its facility in Ashland, Ohio, the Company manufactures playball products, which consist of premium playballs made of plastic or vinyl and decorated with popular licensed characters or designs, nonpremium playballs that generally have minimal decoration, athletic balls targeted at young children, and ball pit products. The Company sells its products through major national toy retailers, mass merchants, supermarkets, drug store chains, and home centers in the United States, Canada, and the United Kingdom.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Holdings and its wholly owned subsidiary, Hedstrom. All intercompany balances and transactions have been eliminated in consolidation.

     During fiscal 1995, Holdings discontinued the operations of its Hedstrom Holdings II subsidiary. Hedstrom Holdings II was involved in the manufacturing of traffic control devices. The sole customer of Hedstrom Holdings II was a related party which the Company no longer has an ongoing relationship with. During the fiscal years ended July 31, 1995 and 1994, Hedstrom Holdings II incurred net losses of $0.6 million and $3.2 million, respectively.

  Fiscal Year

     Prior to August 1, 1996, the Company's fiscal year ended on July 31. Effective January 1, 1997, the Company changed its fiscal year to a calendar year ending on December 31. The accompanying consolidated financial statements include the 5-month period from August 1, 1996 to December 31, 1996. The following unaudited consolidated financial statements for the five-month period ended December 31, 1995 are provided for comparative purposes.

                         CONSOLIDATED INCOME STATEMENT
                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                 (IN THOUSANDS)

NET SALES...................................................  $ 31,792
COST OF SALES...............................................    26,000
                                                              --------
          Gross profit......................................     5,792
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES...............     7,067
                                                              --------
          Operating loss....................................    (1,275)
RECAPITALIZATION EXPENSES...................................     9,600
INTEREST EXPENSE............................................     1,773
                                                              --------
LOSS BEFORE INCOME TAXES....................................   (12,648)
INCOME TAX BENEFIT..........................................     4,074
                                                              --------
NET LOSS....................................................  $ (8,574)
                                                              ========

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $ (8,574)
Adjustments to reconcile net loss to net cash used by
  operating activities:
  Depreciation and amortization.............................       882
  Changes in assets and liabilities:
     Accounts receivable....................................     5,045
     Inventories............................................    (6,272)
     Accounts payable.......................................   (11,559)
     Accrued expenses.......................................       106
     Other..................................................       270
                                                              --------
  Net cash used for operating activities....................   (20,102)
                                                              --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, plant and equipment.............    (1,342)
                                                              --------
  Net cash used for investing activities....................    (1,342)
                                                              --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption of common stock................................   (29,772)
  Redemption of preferred stock.............................    (3,072)
  Proceeds from sale of common stock........................    27,242
  Payments on line of credit, net...........................    (8,855)
  Notes payable to related party............................     2,500
  Borrowings on term loans..................................    35,000
  Capital lease payments and other..........................    (2,308)
                                                              --------
  Net cash provided by financing activities.................    20,735
                                                              --------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................      (709)
CASH AND CASH EQUIVALENTS:
  Beginning of period.......................................     1,097
                                                              --------
  End of period.............................................  $    388
                                                              ========

  Cash and Cash Equivalents

     Cash and cash equivalents include short-term investments with original maturities of three months or less. These investments are stated at cost which approximates market.

  Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. The cost of manufactured products includes materials, direct labor, and an allocation of plant overheads. The cost of purchased products includes inbound freight and duty.

  Property, Plant, and Equipment

     Property, plant, and equipment acquired subsequent to January 10, 1991, are stated at cost. Property, plant, and equipment acquired in connection with a prior acquisition of the Company on January 10, 1991, were stated at fair market value as of that date as determined by independent appraisals. Depreciation is computed using the

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
straight-line method over the estimated useful lives of the assets. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. The cost and accumulated depreciation of property sold or retired are removed from the respective accounts and the resultant gains or losses, if any, are included in current operations.

     The estimated useful lives of property, plant, and equipment are as follows:

Buildings and improvements..................................  10-40 years
Machinery and equipment.....................................   3-12 years
Furniture and fixtures......................................      5 years

     Depreciation is allocated to cost of sales and selling, general, and administrative expense based upon the related asset's use. Depreciation of approximately $1,576,000, $2,797,000, $2,248,000, and $1,749,000 is included in cost of sales for the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994, respectively. Depreciation of approximately $50,000, $106,000, $117,000, and $134,000 is included in selling, general, and administrative expense for the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994, respectively.

     Effective August 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS 121 had no effect on the Company's financial position or results of operations as of and for the five months ended December 31, 1996.

  Deferred Charges and Other, Net

     Deferred charges and other on the accompanying balance sheets is comprised of the following:

                                                             DECEMBER 31,     JULY 31,
                                                                 1996           1996
                                                             ------------    ----------
Deferred expenses..........................................   $2,546,000     $2,388,000
Barter credits.............................................      519,000        524,000
                                                              ----------     ----------
                                                               3,065,000      2,912,000
Less-Accumulated amortization..............................     (747,000)      (397,000)
                                                              ----------     ----------
                                                              $2,318,000     $2,515,000
                                                              ==========     ==========

     Deferred expenses primarily relate to costs the Company incurs to obtain shelf space, and replace competitors products, at certain of its retail customers. In connection with these transactions, the Company obtains a commitment from the retailer that it will exclusively stock the Company's products for a period not less than three years. As a result, these costs are deferred and amortized over a 36-month period on a straight-line basis. Amortization expense is included in selling, general, and administrative expense on the accompanying income statements and was $350,000, $358,000, $37,000, and $0 for the five months ended December 31, 1996 and for each of the fiscal years ended July 31, 1996, 1995, and 1994, respectively.

     Prior to the recapitalization discussed in Note 3, the Company had capitalized certain financing costs and organizational costs. These costs were immediately expensed in connection with the recapitalization and are included in recapitalization expenses on the accompanying July 31, 1996, income statement. The deferred financing costs were being amortized over the period of the underlying debt on a straight-line basis and organizational costs were being amortized over a 60-month period. Prior to the recapitalization, amortization of deferred financing costs were $67,000, $202,000, and $179,000 in the fiscal years ended July 31, 1996, 1995, and

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

1994, respectively, and are included in interest expense on the accompanying income statements. Amortization of organizational costs prior to the recapitalization were $85,000, $341,000, and $341,000 in the fiscal years ended July 31, 1996, 1995, and 1994, respectively, and are included in selling, general, and administrative expense on the accompanying income statements.

     During the fiscal year ended July 31, 1995, the Company exchanged certain finished goods inventory with a cost basis of approximately $2,000,000 for barter credits. Although the barter credits had a stated value of approximately $3,200,000, they were recorded at an amount equal to the cost basis of the inventory exchanged, such that no profit was recognized on the transaction. The barter credits can be used principally for the purchase of print and media advertising; however, cash must be used in addition to the barter credits to secure the advertising. During the fiscal year ended July 31, 1996, and for the five months ended December 31, 1996, the Company utilized approximately $262,000 of these barter credits. As a result of the Company's decision to reduce its advertising expenditures during calendar 1997, management determined that all of its barter credits may not be fully utilized prior to their expiration in August 1998. Therefore, the Company wrote-off an additional $1,000,000 of the barter credits during the fiscal year ended July 31, 1996. Management believes that the remaining recorded credits will be utilized prior to their expiration.

  Revenue Recognition

     The Company recognizes revenue when title to the goods transfers. For the majority of the Company's sales, this occurs at the time of shipment.

  Income Taxes

     Deferred income taxes are determined under the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). Deferred income taxes arise from temporary differences between the income tax basis of assets and liabilities and their reported amounts in the financial statements.

  Fair Value of Financial Instruments

     The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair market value because the underlying instruments are at rates similar to current rates offered to the Company for debt with the same remaining maturities.

  Significant Concentration of Customers

     All trade accounts receivable are unsecured. A significant level of the Company's net sales is generated from approximately four retail companies that serve national markets. Net sales, as a percentage of total net sales, to the Company's top four customers for the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994, were:

                                                                FISCAL YEARS ENDED JULY 31,
                                         FIVE MONTHS ENDED      ---------------------------
               CUSTOMER                  DECEMBER 31, 1996      1996       1995       1994
               --------                  -----------------      -----      -----      -----
Toys "R" Us............................         15%              12%        17%        19%
Wal-Mart...............................         12%              19%        12%        10%
K-Mart.................................         11%              12%         9%         9%
Service Merchandise....................          8%               5%         5%         7%

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates.

3. RECAPITALIZATION:

     Prior to October 27, 1995, the majority of Holdings common stock was held by Arnold E. Ditri, President and Chief Executive Officer, and Alastair H. McKelvie, Executive Vice President. The remaining common stock was held by John
H. Hurshman and the Fidelity Investment Charitable Gift Trust.

     On October 27, 1995, Holdings was purchased by another investment group. Concurrently, all of the outstanding preferred stock was redeemed, the outstanding common stock held by John H. Hurshman and the Fidelity Investment Charitable Trust was redeemed, a majority of the outstanding common stock of Arnold E. Ditri and Alastair H. McKelvie was redeemed, new common shares were issued to the purchaser, new debt facilities were obtained and existing debt facilities were repaid as part of the transaction. As Arnold Ditri and Alastair
H. McKelvie retained a minority investment in Holdings, the transaction was accounted for as a recapitalization, and existing account balances were carried forward. The Company expensed all of its costs associated with the recapitalization, which totaled approximately $9,600,000.

     In connection with the recapitalization, Holdings effected a common stock split of 39,095.40 shares for one and increased the authorized shares from 1,000 (par value $.01) to 50,000,000 (par value $.01). After the recapitalization, the majority of the common stock is held by Hicks, Muse, Tate & Furst Equity Fund II, L.P. (Hicks Muse). The remaining common stock is held by Arnold E. Ditri, Alastair H. McKelvie, various other members of management, and various other investment groups.

4. INVENTORIES:

     Inventories are comprised of the following:

                                                             DECEMBER 31,     JULY 31,
                                                                 1996           1996
                                                             ------------    -----------
Raw materials..............................................  $ 7,534,000     $ 8,456,000
Work-in-process............................................    2,298,000       1,262,000
Finished goods.............................................   13,984,000      12,056,000
                                                             -----------     -----------
                                                             $23,816,000     $21,774,000
                                                             ===========     ===========

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

5. PROPERTY, PLANT, AND EQUIPMENT:

     Property, plant, and equipment is comprised of the following:

                                                             DECEMBER 31,     JULY 31,
                                                                 1996           1996
                                                             ------------    -----------
Buildings and improvements.................................  $ 7,695,000     $ 7,598,000
Machinery and equipment....................................   25,218,000      24,235,000
Furniture and fixtures.....................................      758,000         540,000
                                                             -----------     -----------
                                                              33,671,000      32,373,000
Less - Accumulated depreciation............................  (12,074,000)    (10,519,000)
                                                             -----------     -----------
                                                              21,597,000      21,854,000
Land.......................................................      146,000         146,000
                                                             -----------     -----------
                                                             $21,743,000     $22,000,000
                                                             ===========     ===========

6. REVOLVING LINE OF CREDIT:

     In connection with the recapitalization discussed in Note 3, the Company entered into a new revolving line of credit agreement, which allows the Company to borrow up to $65,000,000. The Company pays interest on the borrowings equal to either the highest of 1/2 of 1% in excess of the Base Rate, as defined in the agreement, or the Eurodollar Rate, as defined in the agreement, plus the Applicable Margin on Base Rate Loans of 1.50% and Eurodollar Loans of 2.75%. The Company has the ability to convert their borrowings from Base Rate Loans to Eurodollar Loans and vice versa pursuant to certain restrictions in the agreement. At December 31, 1996, and July 31, 1996, the Company has borrowings outstanding under this revolving line of credit of $17,400,000 and $26,450,000, respectively, of which $14,000,000 and $16,000,000, respectively, are at the Eurodollar Rate (8.25% and 8.19%, respectively) and $3,400,000 and $10,450,000, respectively, are at the Base Rate (9.75%).

     The revolving line of credit agreement contains restrictive covenants, which were revised effective July 31, 1996, the most significant of which requires the Company to comply with certain consolidated financial ratios, including a leverage ratio and an interest coverage ratio, earnings before interest, income taxes, depreciation and amortization, and annual capital expenditure requirements. Additionally the revolving line of credit is collateralized by the Company's inventories and accounts receivable. The Company was in compliance with the revised restrictive covenants as of December 31, 1996, and July 31, 1996.

7. TERM LOANS:

     In connection with the recapitalization discussed in Note 3, a term loan agreement was entered into for $35,000,000. The Company pays interest on these borrowings consistent with the revolving line of credit (see Note 6). At December 31, 1996, and July 31, 1996, the term loan has an interest rate equal to the Eurodollar rate (8.25% and 8.19%, respectively). Principal payments, which range from $525,000 to $7,875,000 over the life of the term loan agreement, begin on October 15, 1997, and continue until the term loan matures on April 27, 2001. The term loan is also subject to the revised restrictive covenants described in Note 6 for the revolving line of credit.

     The Company also has a $3,500,000 Industrial Revenue Bond from Bedford County which bears interest at 7.13%. Annual principal payments begin in 2004 in amounts ranging from $500,000 to $600,000 and will retire the bond in 2009.

     Aggregate maturities of the Company's term loans over the next five years are as follows: 1997 -- $1,750,000; 1998 -- $3,500,000; 1999 -- $6,000,000;
2000 -- $8,000,000; 2001 -- $15,750,000; thereafter, $3,500,000.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

8. NOTES PAYABLE TO RELATED PARTIES:

     In connection with the recapitalization discussed in Note 3, $2,500,000 of the common stock redemption payment was held back from the previous owners. This $2,500,000 is payable to the previous owners at the earlier of April 30, 2002, or when the Company has met certain cash flow levels. Holdings makes quarterly interest payments to the previous owners based on a rate of 10.00% per annum.

9. INCOME TAXES:

     Provisions (benefits) for income taxes are as follows:

                                              FOR THE FIVE
                                              MONTHS ENDED     FOR THE FISCAL YEARS ENDED JULY 31,
                                              DECEMBER 31,    --------------------------------------
                                                  1996           1996          1995         1994
                                              ------------    -----------   ----------   -----------
Continuing operations.......................  $(2,869,000)    $(3,857,000)  $1,440,000   $   103,000
Discontinued operations.....................           --              --     (619,000)   (1,503,000)
                                              -----------     -----------   ----------   -----------
                                              $(2,869,000)    $(3,857,000)  $  821,000   $(1,400,000)
                                              ===========     ===========   ==========   ===========

     The components of the provisions (benefits) for income taxes are as follows:

                                                FOR THE FIVE
                                                MONTHS ENDED    FOR THE FISCAL YEARS ENDED JULY 31,
                                                DECEMBER 31,   -------------------------------------
                                                    1996          1996         1995         1994
                                                ------------   -----------   ---------   -----------
Current:
  State.......................................  $    33,000    $    43,000   $ 179,000   $    28,000
  U.S. federal................................      (40,000)       (92,000)   (113,000)           --
                                                -----------    -----------   ---------   -----------
                                                     (7,000)       (49,000)     66,000        28,000
Deferred:
  U.S. federal................................   (2,862,000)    (3,808,000)    755,000    (1,428,000)
                                                -----------    -----------   ---------   -----------
                                                $(2,869,000)   $(3,857,000)  $ 821,000   $(1,400,000)
                                                ===========    ===========   =========   ===========

     The provisions (benefits) for income taxes differ from those computed using the statutory U.S. federal income tax rate as a result of the following:

                                                FOR THE FIVE
                                                MONTHS ENDED    FOR THE FISCAL YEARS ENDED JULY 31,
                                                DECEMBER 31,   -------------------------------------
                                                    1996          1996         1995         1994
                                                ------------   -----------   ---------   -----------
Expected provision (benefit)..................  $(2,598,000)   $(4,071,000)  $ 532,000   $(1,483,000)
State income taxes, net of federal benefit....     (219,000)      (183,000)     82,000      (200,000)
Foreign corporate earnings....................       47,000        151,000     169,000       116,000
Recapitalization costs........................           --        479,000          --            --
Other.........................................      (99,000)      (233,000)     38,000       167,000
                                                -----------    -----------   ---------   -----------
Actual provision (benefit)....................  $(2,869,000)   $(3,857,000)  $ 821,000   $(1,400,000)
                                                ===========    ===========   =========   ===========

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

     The net deferred tax assets are comprised of the following:

                                                            DECEMBER 31,     JULY 31,
                                                                1996           1996
                                                            ------------    -----------
Current deferred tax asset:
  Net operating loss carryforward.........................  $ 2,246,000     $        --
  Inventory reserves......................................      248,000         454,000
  Costs capitalized to inventory for tax purposes.........      304,000         247,000
  Allowances for accounts receivable......................      938,000       1,187,000
  Nondeductible accruals..................................    1,243,000       1,184,000
  Other...................................................       48,000          49,000
                                                            -----------     -----------
          Current deferred tax asset......................  $ 5,027,000     $ 3,121,000
                                                            ===========     ===========
Noncurrent deferred tax asset (liability):
  Net operating loss carryforward.........................  $ 4,408,000     $ 3,238,000
  Tax over book depreciation..............................   (1,898,000)     (1,844,000)
  Recapitalization costs..................................    1,592,000       1,753,000
  Other...................................................      260,000         259,000
                                                            -----------     -----------
          Noncurrent deferred tax asset...................  $ 4,362,000     $ 3,406,000
                                                            ===========     ===========

     The Company has net operating loss carryforwards of $17,511,000 to apply against future taxable income. Such carryforwards expire as follows: $911,000 in 2008, $3,500,000 in 2009, $4,200,000 in 2010, and $8,900,000 in 2011.


     The Company believes it is more likely than not to realize the net deferred tax asset and accordingly no valuation allowance has been provided. This conclusion is based on, (i) changes in operations that have recently occurred, including the 1996 Cost Reduction Plan (see Note 14) and the acquisition of ERO, Inc. (see Note 16), which has a lengthy and consistent history of profitable operations, (ii) projections (which include ERO, Inc.) of sufficient taxable U.S. income to fully realize the net deferred tax asset by the end of calendar year 1999, (iii) the tax loss carryforwards included in the net deferred tax asset were generated in very recent periods and do not begin to expire until the years 2008-2011, and (iv) the significant excess of book basis over tax basis relative to the net assets of ERO, Inc. Management continually evaluates the realizability of the net deferred tax assets and the need for a valuation allowance on such assets.


10. EMPLOYEE BENEFIT PLANS:

     All Company employees are eligible to participate in either the Union Employees' Tax Sheltered Savings Plan or the tax-sheltered Savings Plan (collectively the "Plans"), depending upon the employment status of the employees as union or nonunion after meeting certain requirements. The Union Employees' Tax Sheltered Savings Plan covers all union employees 18 years of age or older who have worked for 1,000 consecutive hours within a 12-month period. The tax-sheltered Savings Plan covers all nonunion employees 18 years of age or older who have been employed for 120 consecutive days within a 12-month period.

     For both Plans the employees may contribute from 1% to 15% of their compensation (either before tax, after tax, or a combination thereof) to the Plans. The Company provides matching contributions at the rate of 50% of the employee's contribution up to 6% of gross wages as defined by the Plans agreements.

     The Company may make annual discretionary contributions to the Plans. Discretionary contributions during the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994, aggregated approximately $218,000, $634,000, $642,000, and $591,000, respectively.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

11. STOCK-BASED COMPENSATION PLAN:

     In October 1995, Holdings adopted the Hedstrom Holdings, Inc. 1995 Stock Option Plan (the "Plan") which authorizes grants of stock options to all regular salaried full-time officers and key employees of the Company. There are 2,446,236 shares of common stock authorized for issuance under the Plan. In October 1995 and December 1996, stock options were granted for 2,174,216 and 200,000 shares, respectively, at 100% of the fair market value at the date of grant. Fair market value of Holdings common stock on the October 1995 and December 1996 grant dates was assumed to be $1 per share, which is equal to the per share value paid by Hicks Muse in connection with their acquisition of Holdings in October 1995.

     Options issued under the Plan expire ten years from date of grant and vest equally over a three year period from the date of grant. There were approximately 725,000 options exercisable as of December 31, 1996. No options were exercised or forfeited during the fiscal year ended July 31, 1996 or for the five months ended December 31, 1996.

     The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized for stock option awards. Had compensation cost for the stock options issued in October 1995 and December 1996 been determined under the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net losses for the fiscal year ended July 31, 1996 and the five months ended December 31,1996 would not have been materially different from the reported net losses for those respective periods. Pro forma compensation cost may not be representative of that to be expected in future years.

     The fair value of each option is estimated on the date of grant using the minimum value method with the following assumptions used for the two grants in October 1995 and December 1996; risk free interest rates of 6.16% - 6.21%; expected dividend yield of 0% and expected life of ten years.

12. COMMITMENTS AND CONTINGENCIES:

  Leases

     In July 1996, the Company entered into a capital lease agreement for certain production equipment. The net capital lease asset of $1,767,000 and $1,880,000 as of December 31, 1996, and July 31, 1996, respectively, is included in property, plant, and equipment on the accompanying consolidated balance sheets. Aggregate future minimum lease payments related to this capital lease are as follows: 1997 -- $362,000; 1998 -- $362,000; 1999 -- $362,000;
2000 -- $362,000; 2001 -- $362,000; thereafter -- $511,000. The portion related to interest over the remaining life of the lease was $550,000 at December 31, 1996.

     The Company leases production equipment under operating lease agreements with terms expiring at various times through 2004. Rent expense under operating leases for the five months ended December 31, 1996, and for the fiscal years ended July 31, 1996, 1995, and 1994, aggregated $936,000, $2,500,000,
$1,167,800, and $742,000, respectively. Aggregate future minimum lease commitments for noncancelable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 1996, are as follows:
1997 -- $943,000; 1998 -- $746,000; 1999 -- $661,000; 2000 -- $548,000;
2001 -- $481,000; thereafter $807,000.

  Legal Matters

     There are various claims and pending legal actions against the Company, primarily involving product liability, seeking damages in varying amounts. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

13. RELATED-PARTY TRANSACTIONS:

     On October 27, 1995, in connection with the recapitalization discussed in
Note 3, the Company entered into a ten-year agreement with Hicks Muse, pursuant to which they pay Hicks Muse an annual fee of $175,000 for management and advisory services in connection with the organization, management, and operations of the Company. The annual fee is adjustable at the end of each fiscal year to an amount equal to 0.1% of the consolidated net sales of the Company during such fiscal year, but in no event less than $175,000. Management fees and related expenses under this agreement amounted to $82,000 and $207,000 for the five months ended December 31, 1996, and for the fiscal year ended July 31, 1996, respectively, and are included in selling, general, and administrative expenses on the accompanying income statements.

     On October 27, 1995, in connection with the recapitalization discussed in
Note 3, the Company entered into a ten-year agreement with an affiliate of Hicks Muse pursuant to which they paid this affiliate a financial advisory fee of approximately $1,175,000 as compensation for its services as financial advisor in connection with the recapitalization. In addition, this Hicks Muse affiliate will be entitled to receive a fee equal to 1.5% of the transaction value, as defined, for each add-on transaction, as defined, in which the Company is involved.

14. 1996 COST REDUCTION PLAN:

     During fiscal 1996, the Company incurred a loss before income taxes and recapitalization expenses of $2.4 million. In order to improve Hedstrom's profitability in 1997 and thereafter, management implemented a plan in the fall of 1996 (the "1996 Cost Reduction Plan") to reduce costs by over $9 million in 1997 and thereafter as compared with fiscal 1996 levels. Important elements of the plan include:

     - Implementing Just-in-Time Manufacturing. In late 1996, Hedstrom restructured certain of its manufacturing operations to increase its daily production capacity of outdoor gym sets. This restructuring has enabled Hedstrom to manufacture outdoor gym sets to specific customer orders rather than producing outdoor gym sets in anticipation of customer orders, which Hedstrom had done in the past because of capacity constraints. In fiscal 1996, prior to implementing this restructuring, Hedstrom experienced a significant and unexpected change in its sales mix of outdoor gym sets, requiring Hedstrom to use third party warehouses to store many of the outdoor gym sets it had produced in anticipation of customer demand. As a result, Hedstrom incurred approximately $2.1 million of higher warehouse and material handling costs. The implementation of just-in-time manufacturing of outdoor gym sets will enable Hedstrom to carry a lower level of outdoor gym set inventory and, as a result, to eliminate the need for utilizing third party warehouses for outdoor gym sets. Management believes the Company will save approximately $2.1 million of warehouse and material handling expense in 1997 and thereafter as a result of implementing just-in-time manufacturing of outdoor gym sets.

     - Improved Manufacturing Procedures. In an effort to streamline outdoor gym set production and improve manufacturing efficiencies, in 1996 Hedstrom
       (i) reduced its number of outdoor gym set product offerings, (ii) redesigned certain outdoor gym set components to reduce the cost of such components and (iii) further standardized many of the components among its various outdoor gym set product offerings. Management believes these actions will improve profitability by approximately $2.0 million in 1997 and thereafter over fiscal 1996 levels.

     - In-sourcing Certain Plastic Components. Hedstrom periodically evaluates the economics of producing internally certain plastic components used in the production and assembly of its outdoor gym sets versus purchasing such components externally. In 1996, Hedstrom invested approximately $3.0 million in new plastic blow-molding equipment to manufacture many of the plastic slides that it had previously purchased from third-party vendors. Management estimates that producing these slides internally will provide annual cost savings of approximately $1.5 million as compared to fiscal 1996 levels.

     - Discontinuation of Trial Advertising Campaign. Hedstrom historically has advertised its products in cooperation with its retail customers, principally through print media such as newspaper circulars and free-standing inserts sponsored by its customers. In fiscal 1996, Hedstrom initiated, on a trial basis, its

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
       own multi-media advertising program designed to increase consumer awareness of the Hedstrom brand over time. The total cost for this advertising program was approximately $1.5 million. After careful review, management determined that this trial advertising campaign would not provide an acceptable return on investment and elected to discontinue it. Therefore, such costs will not be incurred in 1997 and thereafter.

     - Restructure Promotional Programs. Consistent with industry practice, Hedstrom provides retailers with certain promotional allowances, a portion of which typically is fixed in nature and a portion of which is based on the volume of customer purchases of Hedstrom products. In late 1996, Hedstrom reduced the fixed component of certain of its promotional allowances and restructured its promotional programs with several customers by raising the required volumes necessary to achieve certain promotional discounts. Management believes these initiatives will improve profitability in 1997 and thereafter by approximately $1.4 million over fiscal 1996 levels.

     - Personnel Reductions. Hedstrom reduced its number of full-time employees by approximately 30 people in a variety of departments in the second half of 1996. Management believes that such personnel reductions will result in savings of approximately $0.7 million in 1997 and thereafter over fiscal 1996 levels.

15. QUARTERLY FINANCIAL DATA (UNAUDITED; IN THOUSANDS):

        FISCAL YEAR ENDED JULY 31, 1996          1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
        -------------------------------          -----------   -----------   -----------   -----------
Net Sales......................................    $19,115       $24,217       $60,430       $29,432
Gross profit...................................      3,160         5,713        16,125         3,128
Net (loss) income..............................     (7,782)         (387)        4,415        (4,362)
Pro forma income (loss) per share..............      (0.12)        (0.01)         0.07         (0.06)

        FISCAL YEAR ENDED JULY 31, 1995          1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
        -------------------------------          -----------   -----------   -----------   -----------
Net Sales......................................    $17,120       $27,009       $61,827       $27,906
Gross profit...................................      2,743         6,193        13,721         3,893
Net (loss) income..............................       (584)          525         2,254        (1,450)

16. SUBSEQUENT EVENT:

     On April 10, 1997, Hedstrom and HC Acquisition Corp., a wholly owned subsidiary of Hedstrom, entered into an Agreement and Plan of Merger (the "Merger Agreement") with ERO, Inc. to acquire ERO for a total enterprise value of approximately $200 million. Pursuant to the Merger Agreement, HC Acquisition Corp. commenced and, on June 12, 1997, consummated a tender offer for all of the outstanding shares of the common stock of ERO at a purchase price of $11.25 per share (the "Tender Offer"). Upon consummation of the Tender Offer, (i) HC Acquisition Corp. was merged with and into ERO (the "Merger") with ERO surviving the Merger as a wholly owned subsidiary of Hedstrom, (ii) certain of ERO's outstanding indebtedness was refinanced by Hedstrom (the "ERO Refinancing") and
(iii) Hedstrom refinanced (the "Hedstrom Refinancing") its existing revolving credit facility and term loan facility (the Merger, the Tender Offer, the ERO Refinancing and the Hedstrom Refinancing, are collectively referred to herein as the "Acquisition").

     Holdings and Hedstrom required approximately $301.1 million in cash to consummate the Acquisition, including approximately (i) $122.6 million paid in connection with the Tender Offer and the Merger, (ii) $82.6 million paid in connection with the ERO Refinancing, (iii) $74.9 million paid in connection with the Hedstrom Refinancing, and (iv) $21.0 million incurred in respect of fees and expenses. The funds required to consummate the Acquisition were provided by (i) $75.0 million of term loans under a new six-year senior secured term loan facility (the "Tranche A Term Loan Facility"), (ii) $35.0 million of term loans under a new eight-year senior secured term loan facility (the "Tranche B Term Loan Facility" and, together with the Tranche A Term Loan Facility, the "Term Loan Facilities"), (iii) $16.1 million of borrowings under a new $70.0 million senior secured revolving credit facility (the "Revolving Credit Facility" and, together with the

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

Term Loan Facilities, the "Senior Credit Facilities", (iv) $110.0 million of gross proceeds from the offering by Hedstrom of 10% Senior Subordinated Notes Due 2007 (the "Senior Subordinated Notes"), (v) $25.0 million of gross proceeds from the offering by Holdings of 44,612 units consisting of 12% Senior Discount Notes Due 2009 (the "Discount Notes") and 2,705,896 shares of Common Stock, $.01 par value per share, of Holdings ("Holdings Common Stock") and (vi) $40.0 million of gross proceeds from the private placement of 31,520,000 shares of Non-Voting Common Stock, $.01 par value per share, of Holdings ("Holdings Non-Voting Common Stock") and 480,000 shares of Holdings Common Stock.

     The acquisition of ERO will be accounted for under the purchase method of accounting, and accordingly, the purchase price will be allocated to the assets acquired and the liabilities assumed based upon fair value at the date of the acquisition of ERO. The excess of the purchase price over the fair values of the tangible net assets acquired is $146.8 million, will be recorded as goodwill and will be amortized on a straight-line basis over 40 years.

     The net purchase price will be allocated as follows (in thousands):

Current assets..............................................  $  59,400
Net property, plant and equipment...........................     20,000
Goodwill....................................................    146,800
Liabilities assumed.........................................   (103,600)
                                                              ---------
          Cash paid for ERO.................................  $ 122,600
                                                              =========

     In connection with the acquisition of ERO, management implemented a plan (the "Rationalization Plan") that will result in annual cost savings of $6 million as a result of rationalizing sales, marketing and general and administrative functions, closings of duplicate facilities and reductions in external administrative expenditures including legal, insurance, tax, audit and public relations expenditures. The cost savings outlined below reflect personnel terminations that have already occurred or that have been formally communicated to the employees, closings of duplicate facilities that have occurred and reductions in external administrative expenses that have been negotiated.

                                                                (IN THOUSANDS)
                                                                --------------
Salaries and benefits from personnel terminations...........        $3,700
Duplicative facilities that have been closed................           900
External administrative expenses that have been reduced.....         1,400
                                                                    ------
          Total annual cost savings.........................        $6,000
                                                                    ======

     The unaudited pro forma results below assume the Acquisition occurred at the beginning of the periods presented and that the Rationalization Plan discussed in the preceding paragraph were implemented at the beginning of the periods presented (in thousands, except per share amounts):

                                           FIVE MONTHS         TWELVE MONTHS       FISCAL YEAR
                                              ENDED                ENDED              ENDED
                                        DECEMBER 31, 1996    DECEMBER 31, 1996    JULY 31, 1996
                                        -----------------    -----------------    -------------
Net sales.............................      $119,745             $283,307           $260,008
Net income (loss).....................      $  1,049             $ (3,552)          $(12,792)
Net income (loss) per share...........      $   0.02             $  (0.05)          $  (0.19)

     The above pro forma results include adjustments to give effect to amortization of goodwill, interest expense related to the Senior Subordinated Notes, the Discount Notes and the Senior Credit Facilities and implementation of the Rationalization Plan, together with the related tax effects. The pro forma results are not necessarily indicative of the operating results that would have occurred had the Acquisition been consummated and had the Rationalization Plan been implemented as of the beginning of the periods presented, nor are they necessarily indicative of future operating results.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

     The obligations of Hedstrom relating to the Senior Subordinated Notes and the Senior Credit Facilities are unconditionally, fully and irrevocably guaranteed (jointly and severally) by Holdings and each of Hedstrom's direct and indirect domestic subsidiaries. The Senior Subordinated Notes are unsecured senior subordinated obligations of Hedstrom. The Senior Credit Facilities are secured by 100% of the stock of Hedstrom Corporation and its domestic subsidiaries and 65% of the capital stock of each foreign subsidiary of Hedstrom. The Discount Notes are unsecured senior obligations of Holdings.

     Following is financial information pertaining to Hedstrom and its subsidiary guarantors and its subsidiary nonguarantor (with respect to the Senior Subordinated Notes and the Senior Credit Facilities) for the periods in which they are included in Holding's consolidated financial statements.

                              HEDSTROM CORPORATION

                          CONSOLIDATING BALANCE SHEETS
                      DECEMBER 31, 1996 AND JULY 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                 AT DECEMBER 31, 1996                      AT JULY 31, 1996
                                         -------------------------------------   -------------------------------------
                                          HEDSTROM      HEDSTROM                  HEDSTROM      HEDSTROM
                                         SUBSIDIARY    SUBSIDIARY      TOTAL     SUBSIDIARY    SUBSIDIARY      TOTAL
                                         GUARANTORS   NON-GUARANTOR   HEDSTROM   GUARANTORS   NON-GUARANTOR   HEDSTROM
                                         ----------   -------------   --------   ----------   -------------   --------
CURRENT ASSETS:
  Cash and cash equivalents............   $    467       $    66      $   533     $ 7,893        $   105      $ 7,998
  Trade accounts receivable, net.......     13,126           460       13,586      21,984          1,400       23,384
  Inventories..........................     23,368           448       23,816      21,279            495       21,774
  Deferred income taxes................      5,027             0        5,027       3,121             --        3,121
  Prepaid expenses and other...........        674            16          690         797             29          826
                                          --------       -------      --------    -------        -------      -------
        Total current assets...........     42,662           990       43,652      55,074          2,029       57,103
PROPERTY, PLANT, AND EQUIPMENT, net....     21,735             8       21,743      21,990             10       22,000
DEFERRED CHARGES AND OTHER,
  net..................................      2,318            --        2,318       2,515             --        2,515
DEFERRED INCOME TAXES(d)...............      4,251            --        4,251       3,335             --        3,335
                                          --------       -------      --------    -------        -------      -------
        Total assets...................   $ 70,966       $   998      $71,964     $82,914        $ 2,039      $84,953
                                          ========       =======      ========    =======        =======      =======
                                         LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Revolving line of credit.............   $ 15,430       $ 1,970      $17,400     $24,158        $ 2,292      $26,450
  Current portion of term loans........      1,750            --        1,750          --             --           --
  Current portion of capital leases....        215            --          215         208             --          208
  Accounts payable(c)..................     11,275           131       11,406       9,522            137        9,659
  Accrued expenses.....................      3,006            (3)       3,003       3,170            627        3,797
                                          --------       -------      --------    -------        -------      -------
        Total current liabilities......     31,676         2,098       33,774      37,058          3,056       40,114
LONG-TERM DEBT(a):
  Term loans...........................     36,750            --       36,750      38,500             --       38,500
  Capital leases.......................      1,556            --        1,556       1,648             --        1,648
  Other................................        300            --          300         400             --          400
                                          --------       -------      --------    -------        -------      -------
        Total long-term debt...........     38,606            --       38,606      40,548             --       40,548
STOCKHOLDER'S EQUITY(b):
  Common stock.........................         --            --           --          --             --           --
  Additional paid-in capital...........      8,929            --        8,929       8,929             --        8,929
  Accumulated deficit..................     (8,245)       (1,100)      (9,345)     (3,621)        (1,017)      (4,638)
                                          --------       -------      --------    -------        -------      -------
        Total stockholder's equity
          (deficit)....................        684        (1,100)        (416)      5,308         (1,017)       4,291
                                          --------       -------      --------    -------        -------      -------
        Total liabilities and
          stockholder's equity.........   $ 70,966       $   998      $71,964     $82,914        $ 2,039      $84,953
                                          ========       =======      ========    =======        =======      =======

                                                             footnotes to follow

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                              HEDSTROM CORPORATION

                        CONSOLIDATING INCOME STATEMENTS
                FOR THE FIVE MONTHS ENDED DECEMBER 31, 1996 AND
                      THE FISCAL YEAR ENDED JULY 31, 1996
                                 (IN THOUSANDS)

                                                FOR THE FIVE MONTHS ENDED
                                                    DECEMBER 31, 1996              FOR THE FISCAL YEAR ENDED JULY 31, 1996
                                          -------------------------------------   -----------------------------------------
                                           HEDSTROM      HEDSTROM                  HEDSTROM        HEDSTROM
                                          SUBSIDIARY    SUBSIDIARY      TOTAL     SUBSIDIARY      SUBSIDIARY       TOTAL
                                          GUARANTORS   NON-GUARANTOR   HEDSTROM   GUARANTORS    NON-GUARANTOR     HEDSTROM
                                          ----------   -------------   --------   -----------   --------------   ----------
NET SALES...............................   $ 23,074       $   920      $23,994     $ 129,074        $ 4,120       $ 133,194
COST OF SALES...........................     21,238           735       21,973       101,482          3,586         105,068
                                           --------       -------      --------    ---------        -------       ---------
        Gross Profit....................      1,836           185        2,021        27,592            534          28,126
SG&A EXPENSES...........................      7,225           321        7,546        23,659            944          24,603
                                           --------       -------      --------    ---------        -------       ---------
        Operating income (loss).........     (5,389)         (136)      (5,525)        3,933           (410)          3,523
RECAPITALIZATION EXPENSES...............         --            --           --         9,600             --           9,600
INTEREST EXPENSE(c).....................      2,010             1        2,011         5,674             34           5,708
                                           --------       -------      --------    ---------        -------       ---------
LOSS BEFORE TAXES.......................     (7,399)         (137)      (7,536)      (11,341)          (444)        (11,785)
INCOME TAX BENEFIT(d)...................      2,775            54        2,829         3,786             --           3,786
                                           --------       -------      --------    ---------        -------       ---------
NET LOSS                                   $ (4,624)      $   (83)     $(4,707)    $  (7,555)       $  (444)      $  (7,999)
                                           ========       =======      ========    =========        =======       =========

                              HEDSTROM CORPORATION

                        CONSOLIDATING INCOME STATEMENTS
               FOR THE FISCAL YEARS ENDED JULY 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                                 FOR THE FISCAL YEAR ENDED                FOR THE FISCAL YEAR ENDED
                                                       JULY 31, 1995                            JULY 31, 1994
                                           --------------------------------------   -------------------------------------
                                            HEDSTROM      HEDSTROM                   HEDSTROM      HEDSTROM
                                           SUBSIDIARY    SUBSIDIARY       TOTAL     SUBSIDIARY    SUBSIDIARY      TOTAL
                                           GUARANTORS   NON-GUARANTOR   HEDSTROM    GUARANTORS   NON-GUARANTOR   HEDSTROM
                                           ----------   -------------   ---------   ----------   -------------   --------
NET SALES................................  $ 131,551       $ 2,311      $133,862     $107,211       $ 1,444      $108,655
COST OF SALES............................    105,223         2,089       107,312       85,747         1,423        87,170
                                           ---------       -------      ---------    --------       -------      --------
        Gross profit.....................     26,328           222        26,550       21,464            21        21,485
SG&A EXPENSES............................     18,508           699        19,207       17,820           361        18,181
                                           ---------       -------      ---------    --------       -------      --------
        Operating income (loss)..........      7,820          (477)        7,343        3,644          (340)        3,304
INTEREST EXPENSE.........................      4,555            18         4,573        2,973             9         2,982
                                           ---------       -------      ---------    --------       -------      --------
INCOME (LOSS) BEFORE TAXES...............      3,265          (495)        2,770          671          (349)          322
INCOME TAX (EXPENSE) BENEFIT.............     (1,577)          137        (1,440)        (237)          134          (103)
                                           ---------       -------      ---------    --------       -------      --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.............................      1,688          (358)        1,330          434          (215)          219
LOSS FROM DISCONTINUED OPERATIONS (NET OF
  TAX BENEFIT)...........................       (585)           --          (585)      (3,180)           --        (3,180)
                                           ---------       -------      ---------    --------       -------      --------
NET INCOME (LOSS)........................  $   1,103       $  (358)     $    745     $ (2,746)      $  (215)     $ (2,961)
                                           =========       =======      =========    ========       =======      ========

                                                             footnotes to follow

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                              HEDSTROM CORPORATION

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                FOR THE FIVE MONTHS ENDED DECEMBER 31, 1996 AND
                      THE FISCAL YEAR ENDED JULY 31, 1996
                                 (IN THOUSANDS)

                                             FOR THE FIVE MONTHS ENDED
                                                 DECEMBER 31, 1996               FOR THE FISCAL YEAR ENDED JULY 31, 1996
                                       --------------------------------------   -----------------------------------------
                                        HEDSTROM       HEDSTROM                  HEDSTROM        HEDSTROM
                                       SUBSIDIARY     SUBSIDIARY      TOTAL     SUBSIDIARY      SUBSIDIARY        TOTAL
                                       GUARANTORS   NON-GUARANTOR    HEDSTROM   GUARANTORS     NON-GUARANTOR    HEDSTROM
                                       ----------   --------------   --------   -----------   ---------------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss(c)(d).....................   $ (4,624)       $ (83)       $(4,707)     $ (7,555)       $  (444)       $ (7,999)
  Depreciation and amortization......      1,973            3          1,976         3,407              7           3,414
  Deferred income tax benefit(d).....     (2,862)          --         (2,862)       (3,808)            --          (3,808)
  Other..............................          4           --              4          (145)            --            (145)
  Changes in assets and liabilities:
    Accounts receivable..............      8,794          940          9,734          (817)           (75)           (892)
    Inventories......................     (2,089)          47         (2,042)          (64)           (75)           (139)
    Prepaid expenses and other.......       (132)          13           (119)          (20)            26               6
    Accounts payable(c)..............      1,793           (6)         1,787        (8,012)           (11)         (8,023)
    Accrued expenses.................       (163)        (630)          (793)           26           (184)           (158)
                                        --------        -----        --------     --------        -------        --------
        Net cash provided by (used
          for) operating
          activities.................      2,694          284          2,978       (16,988)          (756)        (17,744)
                                        --------        -----        --------     --------        -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of PP&E...............     (1,375)          (1)        (1,376)       (6,735)            (3)         (6,738)
  Proceeds from the sale of PP&E.....         67           --             67           248             --             248
                                        --------        -----        --------     --------        -------        --------
        Net cash used for investing
          activities.................     (1,308)          (1)        (1,309)       (6,487)            (3)         (6,490)
                                        --------        -----        --------     --------        -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption of common stock.........         --           --             --       (29,772)            --         (29,772)
  Redemption of preferred stock......         --           --             --        (3,072)            --          (3,072)
  Proceeds from sale of common
    stock............................         --           --             --        29,742             --          29,742
  Term loan borrowings...............         --           --             --        35,000             --          35,000
  Borrowings on revolving line of
    credit...........................     12,050           --         12,050        24,528          1,922          26,450
  Payments on revolving line of
    credit...........................    (20,778)        (322)       (21,100)      (27,690)        (1,120)        (28,810)
  Capital lease (payments) borrowings
    and other........................        (84)          --            (84)        1,597             --           1,597
                                        --------        -----        --------     --------        -------        --------
        Net cash (used for) provided
          by financing activities....     (8,812)        (322)        (9,134)       30,333            802          31,135
                                        --------        -----        --------     --------        -------        --------
NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS...................     (7,426)         (39)        (7,465)        6,858             43           6,901
CASH AND CASH EQUIVALENTS:
  Beginning of year/period...........      7,893          105          7,998         1,035             62           1,097
                                        --------        -----        --------     --------        -------        --------
  End of year/period.................   $    467        $  66        $   533      $  7,893        $   105        $  7,998
                                        ========        =====        ========     ========        =======        ========

                                                             footnotes to follow

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                              HEDSTROM CORPORATION

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
               FOR THE FISCAL YEARS ENDED JULY 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                         FOR THE FISCAL YEAR ENDED JULY 31, 1995    FOR THE FISCAL YEAR ENDED JULY 31, 1994
                                         ----------------------------------------   ----------------------------------------
                                          HEDSTROM        HEDSTROM                   HEDSTROM        HEDSTROM
                                         SUBSIDIARY      SUBSIDIARY       TOTAL     SUBSIDIARY      SUBSIDIARY       TOTAL
                                         GUARANTORS    NON-GUARANTOR    HEDSTROM    GUARANTORS    NON-GUARANTOR    HEDSTROM
                                         -----------   --------------   ---------   -----------   --------------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................    $ 1,103         $  (358)      $   745      $(2,746)        $  (215)      $(2,961)
  Depreciation and amortization........      2,942               5         2,947        2,402               2         2,404
  Discontinued operations..............      1,204              --         1,204        4,683              --         4,683
  Deferred income tax provision........        755              --           755       (1,428)             --        (1,428)
  Other................................        100              --           100          119              --           119
  Changes in assets and liabilities:
    Accounts receivable................     (1,741)           (398)       (2,139)      (3,114)           (927)       (4,041)
    Inventories........................     (6,876)            (65)       (6,941)      (1,348)           (355)       (1,703)
    Prepaid expenses and other.........     (2,434)              6        (2,428)         (22)             23             1
    Accounts payable...................      5,662              95         5,757        5,086             (32)        5,054
    Accrued expenses...................       (455)            851           396         (744)            (40)         (784)
                                           -------         -------       -------      -------         -------       -------
        Net cash provided by (used for)
          operating activities.........        260             136           396        2,888          (1,544)        1,344
                                           -------         -------       -------      -------         -------       -------
CASH FLOW FROM INVESTING ACTIVITIES:
  Acquisitions of PP&E.................     (2,565)             (9)       (2,574)      (2,977)            (11)       (2,988)
                                           -------         -------       -------      -------         -------       -------
        Net cash used for investing
          activities...................     (2,565)             (9)       (2,574)      (2,977)            (11)       (2,988)
                                           -------         -------       -------      -------         -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on revolving line of
    credit.............................      3,366           1,301         4,667           --              --            --
  Payments on revolving line of
    credit.............................       (383)         (1,385)       (1,768)        (406)           (434)         (840)
  Capital lease (payments) borrowings
    and other..........................         --              --            --         (108)          2,008         1,900
                                           -------         -------       -------      -------         -------       -------
        Net cash provided by (used for)
          financing activities.........      2,983             (84)        2,899         (514)          1,574         1,060
                                           -------         -------       -------      -------         -------       -------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS.....................        678              43           721         (603)             19          (584)
CASH AND CASH EQUIVALENTS:
  Beginning of year....................        357              19           376          960              --           960
                                           -------         -------       -------      -------         -------       -------
  End of year..........................    $ 1,035         $    62       $ 1,097      $   357         $    19       $   376
                                           =======         =======       =======      =======         =======       =======

The column "Total Hedstrom" represents the consolidated financial statements of Hedstrom Corporation and its subsidiaries. Hedstrom Corporation is Holdings' only direct subsidiary. The primary differences between the consolidated amounts of Hedstrom Corporation and the consolidated amounts included in the accompanying consolidated financial statements of Holdings are as follows:

     (a) Hedstrom Corporation's Long-Term Debt does not include a $2.5 million note payable issued by Holdings in connection with the 1995 Recapitalization.

     (b) Hedstrom Corporation's stockholder's equity is $2.5 million higher than Holdings' stockholders' equity as a result of the note payable discussed in (a) above.

     (c) Accounts Payable and Interest Expense do not reflect the accrued interest and interest expense, respectively, on the note payable discussed in (a) above.

     (d) Deferred income taxes does not reflect the deferred tax benefit of accrued interest on the note payable discussed in (a) above.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               JUNE 30,     DECEMBER 31,
                                                                 1997           1996
                                                              -----------   ------------
                                                              (UNAUDITED)
                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  3,165       $    533
  Trade accounts receivable.................................     70,231         13,586
  Inventories...............................................     47,120         23,816
  Deferred income taxes.....................................      3,611          5,027
  Prepaid expenses and other current assets.................      4,116            690
                                                               --------       --------
          Total current assets..............................    128,243         43,652
                                                               --------       --------
PROPERTY, PLANT, AND EQUIPMENT, at cost, net of accumulated
  depreciation..............................................     42,442         21,743
GOODWILL, net of accumulated amortization...................    146,800             --
OTHER ASSETS:
  Deferred financing charges, net of accumulated
     amortization...........................................     17,800             --
  Deferred charges and other, net of accumulated
     amortization...........................................      7,691          2,318
  Deferred income taxes.....................................      6,986          4,362
                                                               --------       --------
          Total other assets................................     32,477          6,680
                                                               --------       --------
          Total assets......................................   $349,962       $ 72,075
                                                               ========       ========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving line of credit..................................      2,700         17,400
  Current portion of long-term debt.........................      6,371          1,965
  Accounts payable..........................................     22,621         11,698
  Accrued expenses..........................................     27,320          3,003
                                                               --------       --------
          Total current liabilities.........................     59,012         34,066
                                                               --------       --------
LONG-TERM DEBT
  Senior Subordinated Notes.................................    110,000             --
  Senior Discount Notes.....................................     21,618             --
  Term loans................................................    108,375         36,750
  Notes payable to related parties..........................      2,500          2,500
  Capital leases............................................      1,745          1,556
  Other.....................................................      2,380            300
                                                               --------       --------
          Total long-term debt..............................    246,618         41,106
                                                               --------       --------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 10,000,000 shares
     authorized, no shares issued or outstanding............         --             --
  Common stock, $.01 par value, 100,000,000 shares
     authorized, 36,127,395 and 32,941,499 shares issued and
     outstanding, respectively..............................        361            329
  Non-voting common stock, $.01 par value, 40,000,000 shares
     authorized, 31,520,000 shares issued and outstanding...        315             --
  Additional paid-in capital................................     51,534         10,437
  Accumulated deficit.......................................     (7,878)       (13,863)
                                                               --------       --------
          Total stockholders' equity (deficit)..............     44,332         (3,097)
                                                               --------       --------
          Total liabilities and stockholders' equity........   $349,962       $ 72,075
                                                               ========       ========

The accompanying notes to consolidated financial statements are an integral part of this statement.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                         CONSOLIDATED INCOME STATEMENTS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                   SIX MONTHS
                                                                 ENDED JUNE 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
NET SALES...................................................  $104,051    $ 96,059
COST OF SALES...............................................    73,579      72,897
                                                              --------    --------
          Gross profit......................................    30,472      23,162
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES...............    16,242      15,107
                                                              --------    --------
          Operating income..................................    14,230       8,055
INTEREST EXPENSE............................................     4,709       3,545
                                                              --------    --------
INCOME BEFORE INCOME TAXES..................................     9,521       4,510
INCOME TAX EXPENSE..........................................     3,536       1,812
                                                              --------    --------
NET INCOME..................................................  $  5,985    $  2,698
                                                              ========    ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         (IN THOUSANDS, EXCEPT SHARES)
                                  (UNAUDITED)

                                           COMMON STOCK
                                       --------------------    ADDITIONAL
                                                       PAR      PAID-IN      ACCUMULATED
                                         SHARES       VALUE     CAPITAL        DEFICIT       TOTAL
                                       -----------    -----    ----------    -----------    -------
BALANCE AT DECEMBER 31, 1996.........   32,941,499    $329      $10,437       $(13,863)     $(3,097)
  Issuance of voting common stock....    3,185,896      32        3,950             --        3,982
  Issuance of non-voting common
     stock...........................   31,520,000     315       37,147             --       37,462
  Net income.........................           --      --           --          5,985        5,985
                                       -----------    ----      -------       --------      -------
BALANCE AT JUNE 30, 1997.............   67,647,395    $676      $51,534       $ (7,878)     $44,332
                                       ===========    ====      =======       ========      =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              FOR THE SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              -------------------------
                                                                 1997           1996
                                                              -----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................    $   5,985      $  2,698
Adjustments to reconcile net income to net cash used by
  operating activities:
  Depreciation and amortization.............................        2,767         2,322
  Deferred income tax provision (benefit)...................       (2,676)           --
  Changes in assets and liabilities:
     Accounts receivable....................................      (32,260)      (27,569)
     Inventories............................................        6,239         3,607
     Prepaid expenses and other current assets..............          983          (343)
     Accounts payable.......................................          949         2,821
     Accrued expenses.......................................       13,890         3,739
     Other..................................................       (2,845)           --
                                                                ---------      --------
  Net cash used for operating activities....................       (6,968)      (12,725)
                                                                ---------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of ERO, Inc...................................     (122,600)           --
  Acquisitions of property, plant and equipment.............       (3,446)       (4,792)
                                                                ---------      --------
  Net cash used for investing activities....................     (126,046)       (4,792)
                                                                ---------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of Senior Subordinated Notes...      110,000            --
  Net proceeds from issuance of new term loans..............      110,000            --
  Net proceeds from issuance of Senior Discount Notes.......       21,618            --
  Borrowings on new revolving line of credit, net...........        2,700            --
  Repayments of old term loans..............................      (91,393)           --
  Repayments of old revolving lines of credit, net..........      (38,925)       16,058
  Debt financing costs......................................      (17,800)           --
  Net proceeds from issuance of voting common stock.........        3,982            --
  Net proceeds from issuance of non-voting common stock.....       37,462            --
  Capital lease payments and other..........................       (1,998)        1,648
                                                                ---------      --------
  Net cash provided by financing activities.................      135,646        17,706
                                                                ---------      --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................        2,632           189
CASH AND CASH EQUIVALENTS:
  Beginning of period.......................................          533           388
                                                                ---------      --------
  End of period.............................................    $   3,165      $    577
                                                                =========      ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Non-Cash investing and financing activities:
     Fair value of ERO Assets Acquired......................    $ 226,200            --
     ERO Liabilities Assumed................................    $(103,600)           --
                                                                ---------      --------
          Cash Paid.........................................    $ 122,600      $     --
                                                                =========      ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. PRINCIPLES OF CONSOLIDATION

     The accompanying interim consolidated financial statements include the accounts of Hedstrom Holdings, Inc. ("Holdings") and its wholly owned subsidiary, Hedstrom Corporation ("Hedstrom," and together with Holdings, the "Company"). Effective June 12, 1997, Hedstrom acquired ERO, Inc. ("ERO"), which became a wholly owned subsidiary of Hedstrom (see Note 2). The accompanying consolidated financial statements reflect the operations of ERO for the month of June 1997. These financial statements are unaudited but, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial condition, results of operations and cash flows of the Company. All intercompany balances and transactions have been eliminated in consolidation.

     The results of operations for the six months ended June 30, 1997, are not necessarily indicative of the results to be expected for the entire fiscal year.

2. ACQUISITION OF ERO, INC.

     On April 10, 1997, Hedstrom and HC Acquisition Corp., a wholly owned subsidiary of Hedstrom, entered into an Agreement and Plan of Merger (the "Merger Agreement") with ERO to acquire ERO for a total enterprise value of approximately $200 million. Pursuant to the Merger Agreement, HC Acquisition Corp. commenced and, on June 12, 1997, consummated a tender offer for all of the outstanding shares of the common stock of ERO at a purchase price of $11.25 per share (the "Tender Offer"). Upon consummation of the Tender Offer, (i) HC Acquisition Corp. was merged with and into ERO (the "Merger") with ERO surviving the Merger as a wholly owned subsidiary of Hedstrom, (ii) certain of ERO's outstanding indebtedness was refinanced by Hedstrom (the "ERO Refinancing") and
(ii) Hedstrom refinanced (the "Hedstrom Refinancing") its existing revolving credit facility and term loan facility (the Merger, the Tender Offer, the ERO Refinancing and the Hedstrom Refinancing, are collectively referred to herein as the "Acquisition").

     Holdings and Hedstrom required approximately $301.1 million in cash to consummate the Acquisition, including approximately (i) $122.6 million paid in connection with the Tender Offer and the Merger, (ii) $82.6 million paid in connection with the ERO Refinancing, (iii) $74.9 million paid in connection with the Hedstrom Refinancing and (iv) $21.0 million incurred in respect of fees and expenses. The funds required to consummate the Acquisition were provided by (i) $75.0 million of term loans under a new six-year senior secured term loan facility (the "Tranche A Term Loan Facility"), (ii) $35.0 million of term loans under a new eight-year senior secured term loan facility (the "Tranche B Term Loan Facility" and, together with the Tranche A Term Loan Facility, the "Term Loan Facilities"), (iii) $16.1 million of borrowings under a new $70.0 million senior secured revolving credit facility (the "Revolving Credit Facility" and, together with the Term Loan Facilities, the "Senior Credit Facilities", (iv) $110.0 million of gross proceeds from the offering by Hedstrom of 10% Senior Subordinated Notes Due 2007 (the "Senior Subordinated Notes"), (v) $25.0 million of gross proceeds from the offering by Holdings of 44,612 units consisting of 12% Senior Discount Notes Due 2009 (the "Discount Notes") and 2,705,896 shares of Common Stock, $.01 par value per share, of Holdings ("Holdings Common Stock") and (vi) $40.0 million of gross proceeds from the private placement of 31,520,000 shares of Non-Voting Common Stock, $.01 par value per share, of Holdings ("Holdings Non-Voting Common Stock") and 480,000 shares of Holdings Common Stock. In addition, Hedstrom entered into a new $70.0 million senior secured revolving credit facility (the "Revolving Credit Facility") to finance certain seasonal working capital requirements.

     The acquisition of ERO has been accounted for under the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon fair value at the date of the acquisition of ERO. The excess of the purchase price over the fair values of the tangible net assets acquired was approximately $146.8 million, has been recorded as goodwill and is being amortized on a straight-line basis over 40 years. In the event that facts and circumstances indicate that the goodwill may be impaired, an

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the assets carrying amount to determine if an adjustment is required.

     The net purchase price was allocated as follows (in thousands):

Current assets..............................................  $  59,400
Net property, plant and equipment...........................     20,000
Goodwill....................................................    146,800
Liabilities assumed.........................................   (103,600)
                                                              ---------
          Cash paid for ERO.................................  $ 122,600
                                                              =========

     In connection with the acquisition of ERO, management implemented a plan (the "Rationalization Plan") that will result in annual cost savings of $6 million as a result of rationalizing sales, marketing and general and administrative functions, closings of duplicate facilities and reductions in external administrative expenditures including legal, insurance, tax, audit and public relations expenditures. The cost savings outlined below reflect personnel terminations that have already occurred or that have been formally communicated to the employees, closings of duplicate facilities that have occurred and reductions in external administrative expenses that have been negotiated.

                                                          (IN THOUSANDS)
Salaries and benefits from personnel terminations.....        $$3,700
Duplicative functions and facilities that have been
  closed..............................................           900
External administrative expenses that have been
  reduced.............................................         1,400
                                                              ------
          Total Annual Cost Savings...................        $6,000
                                                              ======

     The unaudited pro forma results below assume the Acquisition occurred at the beginning of the periods presented and that the Rationalization Plan discussed in the preceding paragraph were implemented at the beginning of the periods presented (in thousands, except per share amounts):

                                                           SIX MONTHS ENDED
                                                               JUNE 30,
                                                         --------------------
                                                           1997        1996
                                                         --------    --------
Net sales..............................................  $142,355    $144,551
Net income (loss)......................................  $    (26)   $ (4,447)
Net income (loss) per share............................  $   0.00    $  (0.07)

     The above pro forma results include adjustments to give effect to amortization of goodwill, interest expense related to the Senior Subordinated Notes, the Discount Notes and the Senior Credit Facilities and implementation of the Rationalization Plan, together with the related tax effects. The pro forma results are not necessarily indicative of the operating results that would have occurred had the Acquisition been consummated and had the Rationalization Plan been implemented as of the beginning of the periods presented, nor are they necessarily indicative of future operating results.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

3.  DEBT

     Debt consists of the following (in thousands):

                                                              JUNE 30,    DECEMBER 31,
                                                                1997          1996
                                                              --------    ------------
Senior Subordinated Notes...................................  $110,000      $    --
Term Loans..................................................   113,500       38,500
Senior Discount Notes.......................................    21,618           --
Revolving Credit Facility...................................     2,700       17,400
Other.......................................................     7,571        4,571
                                                              --------      -------
                                                              $255,389      $60,471
                                                              ========      =======

     if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                              REDEMPTION
                           PERIOD                               PRICE
                           ------                             ----------
2002........................................................   105.000
2003........................................................   103.333
2004........................................................   101.667
2005 and thereafter.........................................   100.000%

     In addition, at any time and from time to time prior to June 1, 2000, Hedstrom may redeem in the aggregate up to $44.0 million principal amount of Senior Subordinated Notes with the proceeds of one or more equity offerings so long as there is a public market at the time of such redemption (provided that if the equity offering is an offering by Holdings, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Senior Subordinated Notes is contributed to the equity capital of Hedstrom), at a redemption price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that at least $66.0 million aggregate principal amount of the Senior Subordinated Notes remains outstanding after each such redemption.

     The Senior Subordinated Notes are unsecured senior subordinated obligations of Hedstrom and are unconditionally and fully guaranteed (jointly and severally) on a senior basis by Holdings and on a senior subordinated basis by each domestic subsidiary of Hedstrom. The Senior Subordinated Notes are subordinated to all senior indebtedness (as defined) of Hedstrom rank pari passu in right of payment with all senior subordinated indebtedness (as defined) of Hedstrom.

     The Senior Subordinated Notes Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by Hedstrom and its restricted subsidiaries (as defined), (ii) the payment of dividends and other restricted payments by Hedstrom and its restricted subsidiaries, (iii) restrictions on distributions from restricted subsidiaries,
(iv) asset sales, (v) transactions with affiliates, (vi) sales or issuances of restricted subsidiary capital stock and (vii) mergers and consolidations.

  Term Loans and Revolving Credit Facility

     In connection with the Acquisition, Hedstrom's existing term loans of $35.0 million and its existing revolving credit facility borrowings were repaid and the facilities were terminated. Hedstrom's $3.5 million Industrial Revenue Bond from Bedford County, which bears interest at 7.13%, was not retired in connection with the Acquisition.

     As discussed in Note 2, in connection with the Acquisition, Hedstrom obtained the Term Loan Facilities and the Revolving Credit Facility (collectively, the "Senior Credit Facilities"). The Senior Credit Facilities consist of (a) a six-year Tranche A Senior Secured Term Loan Facility providing for term loans to Hedstrom in a principal

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
amount of $75 million; (b) an eight-year Tranche B Senior Secured Term Loan Facility providing for term loans to Hedstrom in a principal amount of $35 million; and (c) a Senior Secured Revolving Credit Facility providing for revolving loans to Hedstrom and the issuance of letters of credit for the account of Hedstrom in an aggregate principal and stated amount at any time not to exceed $70 million. Borrowings under the Revolving Credit Facility will be available based upon a borrowing base not to exceed 85% of eligible accounts receivable and 50% of eligible inventory.

     At Hedstrom's option, the interest rates per annum applicable to the Senior Credit Facilities will be either (i) the Eurocurrency Rate (as defined) plus 2.5% in the case of the Tranche A Term Loan Facility and the Revolving Credit Facility or 3.0% in the case of the Tranche B Term Loan Facility or (ii) the Alternate Base Rate (as defined) plus 1.5% in the case of the Tranche A Term Loan Facility and the Revolving Credit Facility or 2.0% in the case of the Tranche B Term Loan Facility. The Alternate Base Rate is the highest of (a) Credit Suisse First Boston's Prime Rate (as defined) or (b) the federal funds effective rate from time to time plus 0.5%. The applicable margin in respect of the Tranche A Term Loan Facility and the Revolving Credit Facility will be adjusted from time to time by amounts to be agreed upon based on the achievement of certain performance targets to be determined.

     The obligations of Hedstrom under the Senior Credit Facilities are unconditionally, fully and irrevocably guaranteed (jointly and severally) by Holdings and each of Hedstrom's direct or indirect domestic subsidiaries (collectively, the "Senior Credit Facilities Guarantors"). In addition, the Senior Credit Facilities will be secured by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, each direct or indirect domestic subsidiary of Hedstrom and 65% of the capital stock of, or other equity interests in, each direct foreign subsidiary of Hedstrom, or any of its domestic subsidiaries and (ii) all tangible and intangible assets (including, without limitation, intellectual property and owned real property) of Hedstrom and the Senior Credit Facilities Guarantors.

     The Senior Credit Facilities contain a number of significant covenants that, among other things, restrict the ability of Hedstrom to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, make investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with affiliates. In addition, under the Senior Credit Facilities, Hedstrom is required to comply with specified minimum interest coverage and maximum leverage ratios.

  Senior Discount Notes

     In connection with the Acquisition, Holdings received $25.0 million of gross proceeds from the issuance by Holdings of 44,612 units, consisting of the Discount Notes and 2,705,896 shares of Holdings common stock. Of the $25.0 million in gross proceeds, $3.4 million ($1.25 per share) was allocated to the common stock, based upon management's estimate of fair market value, and $21.6 million was allocated to Discount Notes.

     The Discount Notes are unsecured obligations of Holdings and have an aggregate principal amount at maturity (June 1, 2009) of $44.6 million, representing a yield to maturity of 12%. No cash interest will accrue on the Discount Notes prior to June 1, 2002. Thereafter, cash interest will be payable on June 1 and December 1 of each year, commencing December 1, 2002.

     Except as set forth below, the Discount Notes will not be redeemable at the option of Holdings prior to June 1, 2002. On and after such date, the Discount Notes will be redeemable, at Holdings' option, in whole or in part, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest to the redemption date:

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
     if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                              REDEMPTION
                           PERIOD                               PRICE
                           ------                             ----------
2002........................................................   106.000
2003........................................................   104.000
2004........................................................   102.000
2005 and thereafter.........................................   100.000%

     In addition, at any time and from time to time prior to June 1, 2000, Holdings may redeem in the aggregate up to 40% of the accreted value of the Discount Notes with the proceeds of one or more equity offerings by Holdings so long as there is a public market at the time of such redemption, at a redemption price (expressed as a percentage of accreted value on the redemption date) of 112%, plus accrued and unpaid interest, if any, to the redemption date; provided however, that at least $26.8 million aggregate principal amount at maturity of the Discount Notes remains outstanding after each such redemption.

  Senior Subordinated Notes

     The $110.0 million Senior Subordinated Notes bear interest at 10% per annum, payable on June 1 and December 1 of each year, commencing December 1, 1997. The Senior Subordinated Notes mature on June 1, 2007. Except as set forth below, the Senior Subordinated Notes are not redeemable at the option of Hedstrom prior to June 1, 2002. On and after such date, the Senior Subordinated Notes are redeemable, at Hedstrom's option, in whole or in part, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date:

     At any time on or prior to June 1, 2002, the Discount Notes may also be redeemed as a whole at the option of Holdings upon the occurrence of a change of control (as defined) at a redemption price equal to 100% of the accreted value thereof plus the applicable premium as of, and accrued and unpaid interest, if any, to the date of redemption.

     The Discount Notes Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by Holdings and its restricted subsidiaries (as defined), (ii) the payment of dividends and other restricted payments by Holdings and its restricted subsidiaries, (iii) restrictions on distributions from restricted subsidiaries, (iv) asset sales,
(v) transactions with affiliates, (vi) sales or issuances of restricted subsidiary capital stock and (vii) mergers and consolidations.

  Other Debt

     Other debt consists of a $2.5 million Holdings note payable to the previous owners of Holdings as well as various other mortgages, capital leases and equipment loans. The $2.5 million note payable bears interest at 10% per annum and is payable at the earlier of April 30, 2002, or when the Company has met certain cash flow levels and the mortgages and equipment loans have varying interest rates and maturities.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

4. SUBSIDIARY GUARANTORS/NONGUARANTORS FINANCIAL INFORMATION

     The following is financial information pertaining to Hedstrom and its subsidiary guarantors and subsidiary nonguarantors (with respect to the Senior Subordinated Notes and the Senior Credit Facilities) for the periods in which they are included in Holding's accompanying consolidated financial statements.

                     HEDSTROM CORPORATION AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                      AT JUNE 30, 1997                              AT DECEMBER 31, 1996
                                    -----------------------------------------------------   -------------------------------------
                                     HEDSTROM       HEDSTROM                                 HEDSTROM      HEDSTROM
                                    SUBSIDIARY     SUBSIDIARY     ADJUSTMENTS/    TOTAL     SUBSIDIARY    SUBSIDIARY      TOTAL
                                    GUARANTORS   NON-GUARANTORS   ELIMINATIONS   HEDSTROM   GUARANTORS   NON-GUARANTOR   HEDSTROM
                                    ----------   --------------   ------------   --------   ----------   -------------   --------
CURRENT ASSETS:
  Cash and cash equivalents.......   $  2,666       $    516       $     (17)    $ 3,165     $    467       $    66      $    533
  Trade accounts receivable,
    net...........................     64,441          5,829             (39)     70,231       13,126           460        13,586
  Inventories.....................     32,353         14,627             140      47,120       23,368           448        23,816
  Deferred income taxes...........      3,611             --              --       3,611        5,027            --         5,027
  Prepaid expenses and other......      3,696            691              --       4,387          674            16           690
                                     --------       --------       ---------     --------    --------       -------      --------
        Total current assets......    106,767         21,663              84     128,514       42,662           990        43,652
PROPERTY, PLANT, AND EQUIPMENT,
  net.............................     27,153         15,289              --      42,442       21,735             8        21,743
  Investment in and Advances to
    Nonguarantor Subsidiaries.....    241,637        (30,468)       (211,169)         --           --            --            --
GOODWILL, net.....................    132,672         18,503          (4,375)    146,800           --            --            --
DEFERRED CHARGES AND OTHER, net...     24,241             --              --      24,241        2,318            --         2,318
DEFERRED INCOME TAXES(d)..........      7,496           (510)             --       6,986        4,251            --         4,251
                                     --------       --------       ---------     --------    --------       -------      --------
        Total assets..............   $539,966       $ 24,477       $(215,460)    $348,983    $ 70,966       $   998      $ 71,964
                                     ========       ========       =========     ========    ========       =======      ========

                                              LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Revolving line of credit........      2,700             --              --       2,700       15,430         1,970        17,400
  Current portion of term loans...      1,736          4,282              --       6,018        1,750            --         1,750
  Current portion of capital
    leases........................        353             --              --         353          215            --           215
  Advances from Nonguarantor
    Subsidiaries..................    143,812          5,718        (149,530)         --           --            --            --
  Accounts payable(c).............     21,632          2,988          (1,999)     22,621       11,275           131        11,406
  Accrued expenses................     24,498          3,327            (505)     27,320        3,006            (3)        3,003
                                     --------       --------       ---------     --------    --------       -------      --------
        Total current
          liabilities.............    194,731         16,315        (152,034)     59,012       31,676         2,098        33,774
LONG-TERM DEBT(a):
  Senior subordinated notes.......    110,000             --              --     110,000           --            --            --
  Term loans......................    108,375             --              --     108,375       36,750            --        36,750
  Capital leases..................      1,745             --              --       1,745        1,556            --         1,556
  Other...........................      1,792            588              --       2,380          300            --           300
                                     --------       --------       ---------     --------    --------       -------      --------
        Total long-term debt......    221,912            588              --     222,500       38,606            --        38,606
STOCKHOLDER'S EQUITY
        Total Stockholder's equity
          (deficit)(b)............    123,323          7,574         (63,426)     67,471          684        (1,100)         (416)
                                     --------       --------       ---------     --------    --------       -------      --------
        Total liabilities and
          Stockholder's equity....   $539,966       $ 24,477       $(215,460)    $348,983    $ 70,966       $   998      $ 71,964
                                     ========       ========       =========     ========    ========       =======      ========

                                                             footnotes to follow

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                     HEDSTROM CORPORATION AND SUBSIDIARIES

                        CONSOLIDATING INCOME STATEMENTS
           FOR THE SIX MONTHS ENDED JUNE 30, 1997, AND JUNE 30, 1996
                                 (IN THOUSANDS)

                                   SIX MONTHS ENDED JUNE 30, 1997                  SIX MONTHS ENDED JUNE 30, 1996
                        -----------------------------------------------------   -------------------------------------
                         HEDSTROM       HEDSTROM                                 HEDSTROM      HEDSTROM
                        SUBSIDIARY     SUBSIDIARY     ADJUSTMENTS/    TOTAL     SUBSIDIARY    SUBSIDIARY      TOTAL
                        GUARANTORS   NON-GUARANTORS   ELIMINATIONS   HEDSTROM   GUARANTORS   NON-GUARANTOR   HEDSTROM
                        ----------   --------------   ------------   --------   ----------   -------------   --------
NET SALES.............   $100,923       $ 7,024         $(3,896)     $104,051    $ 93,403       $ 2,656      $ 96,059
COST OF SALES.........     71,344         4,762          (2,527)      73,579       70,465         2,432        72,897
                         --------       -------         -------      --------    --------       -------      --------
         Gross
           profit.....     29,579         2,262          (1,369)      30,472       22,938           224        23,162
SG&A EXPENSES.........     15,270           986             (14)      16,242       14,582           525        15,107
                         --------       -------         -------      --------    --------       -------      --------
         Operating
           income
           (loss).....     14,309         1,276          (1,355)      14,230        8,356          (301)        8,055
INTEREST EXPENSE(c)...      4,364           219              --        4,583        3,404            15         3,419
                         --------       -------         -------      --------    --------       -------      --------
INCOME (LOSS) BEFORE
  TAXES...............      9,945         1,057          (1,355)       9,647        4,952          (316)        4,636
INCOME TAX BENEFIT
  (EXPENSE)(d)........     (3,849)          (21)            285       (3,585)      (1,979)          119        (1,860)
                         --------       -------         -------      --------    --------       -------      --------
NET INCOME
  (LOSS)..............   $  6,096       $ 1,036         $(1,070)     $ 6,062     $  2,973       $  (197)     $  2,776
                         ========       =======         =======      ========    ========       =======      ========

                                                             footnotes to follow

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                     HEDSTROM CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 1997, AND JUNE 30, 1996
                                 (IN THOUSANDS)

                                              SIX MONTHS ENDED JUNE 30, 1997                   SIX MONTHS ENDED JUNE 30, 1996
                                  ------------------------------------------------------   --------------------------------------
                                   HEDSTROM       HEDSTROM                                  HEDSTROM       HEDSTROM
                                  SUBSIDIARY     SUBSIDIARY     ADJUSTMENTS/     TOTAL     SUBSIDIARY     SUBSIDIARY      TOTAL
                                  GUARANTORS   NON-GUARANTORS   ELIMINATIONS   HEDSTROM    GUARANTORS   NON-GUARANTORS   HEDSTROM
                                  ----------   --------------   ------------   ---------   ----------   --------------   --------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income (loss)(c)(d).......      6,096         1,036          (1,070)     $  6,062     $  2,973       $  (197)      $  2,776
  Depreciation and
    amortization................      2,614           153              --         2,767        2,317             5          2,322
  Deferred income tax provision
    (benefit)(d)................     (2,676)           --              --        (2,676)          48            --             48
  Changes in assets and
    liabilities:
    Accounts receivable.........    (30,173)       (2,126)             39       (32,260)     (26,466)       (1,103)       (27,569)
    Inventories.................      7,830        (1,451)           (140)        6,239        3,933          (326)         3,607
    Prepaid expenses and
      other.....................        979             4              --           983         (338)           (5)          (343)
    Deferred charges and
      other.....................     (4,089)           12              --        (4,077)          --            --             --
    Accounts payable(c).........       (805)        1,100             654           949        2,589           106          2,695
    Accrued expenses............     12,124         1,266             500        13,890        3,931          (192)         3,739
                                  ---------       -------         -------      ---------    --------       -------       --------
        Net cash provided by
          (used for) operating
          activities............     (8,100)           (6)            (17)       (8,123)     (11,013)       (1,712)       (12,725)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Acquisition of ERO, Inc.......   (122,600)           --              --      (122,600)          --            --             --
  Acquisitions of PP&E..........     (3,444)           (2)             --        (3,446)      (4,791)           (1)        (4,792)
                                  ---------       -------         -------      ---------    --------       -------       --------
        Net cash used for
          investing
          activities............   (126,044)           (2)             --      (126,046)      (4,791)           (1)        (4,792)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Net proceeds from issuance of
    Senior Subordinated notes...    110,000            --              --       110,000           --            --             --
  Net proceeds from issuance of
    new term loans..............    110,000            --              --       110,000           --            --             --
  Equity contribution from
    Holdings(b).................     63,062            --              --        63,062           --            --             --
  Borrowings on new revolving
    line of credit..............      2,700            --              --         2,700           --            --             --
  Repayments of old term
    loans.......................    (91,851)           --              --       (91,851)          --            --             --
  Debt financing cost(b)........    (16,550)                           --       (16,550)          --            --             --
  Repayments on old revolving
    lines of credit, net........    (38,925)          458              --       (38,467)      14,330         1,728         16,058
  Other.........................     (2,093)           --              --        (2,093)       1,648            --          1,648
                                  ---------       -------         -------      ---------    --------       -------       --------
        Net cash provided by
          (used for) financing
          activities............    136,343           458              --       136,801       15,978         1,728         17,706
NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS..........      2,199           450             (17)        2,632          174            15            189
CASH AND CASH EQUIVALENTS:
  Beginning of period...........        467            66              --           533          383             5            388
                                  ---------       -------         -------      ---------    --------       -------       --------
  End of period.................  $   2,666       $   516         $   (17)     $  3,165     $    557            20       $    577
                                  =========       =======         =======      =========    ========       =======       ========

    The column "Total Hedstrom" represents the consolidated financial statements of Hedstrom Corporation and its subsidiaries. Hedstrom Corporation is Holdings' only subsidiary. The primary differences between the consolidated amounts of Hedstrom Corporation and the consolidated amounts included in the accompanying consolidated financial statements of Holdings are as follows:

(a) Hedstrom Corporation's Long-Term Debt does not include a $2.5 million note payable issued by Holdings in connection with the 1995 Recapitalization, and as of June 30, 1997, the $21.6 million in proceeds from the Units Offering ascribed to the Holdings' Discount Notes.

(b) Hedstrom Corporation's stockholder's equity includes Holdings' stockholders' equity plus, as of June 30, 1997 only, $21.6 million in proceeds from the Units Offering ascribed to the Holdings' Discount Notes (net of certain transaction costs), which proceeds were contributed as equity by Holdings to Hedstrom Corporation, and, as of both June 30, 1997 and December 31, 1996, the $2.5 million related to the 1995 Recapitalization note payable.

(c) Accounts Payable and Interest Expense do not reflect the accrued interest and interest expense, respectively, on the obligations discussed in (a) above.

(d) Deferred income taxes does not reflect the deferred tax benefit of accrued interest on the obligations discussed in (a) above.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

5. INVENTORIES

     Inventories are comprised of the following:

                                                              JUNE 30,
                                                                1997
                                                              --------
Raw materials...............................................   $15,806
Work-in-progress............................................     7,907
Finished goods..............................................    23,407
                                                               -------
                                                               $47,120
                                                               =======

6. 1996 COST REDUCTION PLAN:

     During fiscal 1996, the Company incurred a loss before income taxes and recapitalization expenses of $2.4 million. In order to improve Hedstrom's profitability in 1997 and thereafter, management implemented a plan in the fall of 1996 (the "1996 Cost Reduction Plan") to reduce costs by over $9 million in 1997 and thereafter as compared with fiscal 1996 levels. Important elements of the plan include:

     - Implementing Just-in-Time Manufacturing. In late 1996, Hedstrom restructured certain of its manufacturing operations to increase its daily production capacity of outdoor gym sets. This restructuring has enabled Hedstrom to manufacture outdoor gym sets to specific customer orders rather than producing outdoor gym sets in anticipation of customer orders, which Hedstrom had done in the past because of capacity constraints. In fiscal 1996, prior to implementing this restructuring, Hedstrom experienced a significant and unexpected change in its sales mix of outdoor gym sets, requiring Hedstrom to use third party warehouses to store many of the outdoor gym sets it had produced in anticipation of customer demand. As a result, Hedstrom incurred approximately $2.1 million of higher warehouse and material handling costs. The implementation of just-in-time manufacturing of outdoor gym sets will enable Hedstrom to carry a lower level of outdoor gym set inventory and, as a result, to eliminate the need for utilizing third party warehouses for outdoor gym sets. Management believes the Company will save approximately $2.1 million of warehouse and material handling expense in 1997 and thereafter as a result of implementing just-in-time manufacturing of outdoor gym sets.

     - Improved Manufacturing Procedures. In an effort to streamline outdoor gym set production and improve manufacturing efficiencies, in 1996 Hedstrom
       (i) reduced its number of outdoor gym set product offerings, (ii) redesigned certain outdoor gym set components to reduce the cost of such components and (iii) further standardized many of the components among its various outdoor gym set product offerings. Management believes these actions will improve profitability by approximately $2.0 million in 1997 and thereafter over fiscal 1996 levels.

     - In-sourcing Certain Plastic Components. Hedstrom periodically evaluates the economics of producing internally certain plastic components used in the production and assembly of its outdoor gym sets versus purchasing such components externally. In 1996, Hedstrom invested approximately $3.0 million in new plastic blow-molding equipment to manufacture many of the plastic slides that it had previously purchased from third-party vendors. Management estimates that producing these slides internally will provide annual cost savings of approximately $1.5 million as compared to fiscal 1996 levels.

     - Discontinuation of Trial Advertising Campaign. Hedstrom historically has advertised its products in cooperation with its retail customers, principally through print media such as newspaper circulars and free-standing inserts sponsored by its customers. In fiscal 1996, Hedstrom initiated, on a trial basis, its own multi-media advertising program designed to increase consumer awareness of the Hedstrom brand over time. The total cost for this advertising program was approximately $1.5 million. After careful review, management determined that this trial advertising campaign would not provide an acceptable

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
       return on investment and elected to discontinue it. Therefore, such costs will not be incurred in 1997 and thereafter.

     - Restructure Promotional Programs. Consistent with industry practice, Hedstrom provides retailers with certain promotional allowances, a portion of which typically is fixed in nature and a portion of which is based on the volume of customer purchases of Hedstrom products. In late 1996, Hedstrom reduced the fixed component of certain of its promotional allowances and restructured its promotional programs with several customers by raising the required volumes necessary to achieve certain promotional discounts. Management believes these initiatives will improve profitability in 1997 and thereafter by approximately $1.4 million over fiscal 1996 levels.

     - Personnel Reductions. Hedstrom reduced its number of full-time employees by approximately 30 people in a variety of departments in the second half of 1996. Management believes that such personnel reductions will result in savings of approximately $0.7 million in 1997 and thereafter over fiscal 1996 levels.

7. RECENT ACCOUNTING PRONOUNCEMENTS

     Holdings will adopt SFAS No. 128 "Earnings Per Share", effective December 15, 1997. SFAS No. 128 requires the calculation of basic and diluted earnings per share. Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing the net income by the weighted average number of shares of common stock and common stock equivalents. As required, Holdings will restate the reported earnings per share upon adoption of SFAS No. 128. Assuming adoption of SFAS No. 128 basic and diluted earnings per share for the six months ended June 30, 1997 and 1996, respectively, would have been the same as reported earnings per share.

     Holdings will adopt SFAS No. 129 "Disclosure of information about Capital Structure", effective December 15, 1997. SFAS No. 129 requires companies to disclose the pertinent rights and privileges of all securities other than ordinary common stock. Those disclosures include such things as dividend and liquidation preferences, participation rights, call prices and dates, conversion prices, unusual voting rights and others. As required, Holdings will make such disclosures, if applicable, upon adoption. Management does not believe that SFAS No. 129 will have a significant impact on Holdings' financial statements.

     Holdings will adopt SFAS No. 130, "Reporting Comprehensive Income" effective January 1, 1998. SFAS No. 130 established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined as the total of net income and all other non-owner changes in equity. Management does not believe that SFAS No. 130 will have a significant impact on Holdings' financial statements.

     Holdings will adopt SFAS No. 131, "Disclosure about Segments of An Enterprise and Related Information", effective January 1, 1998. This pronouncement changes the requirements under which public businesses must report segment information. The objective of the pronouncement is to provide information about a company's different types of business activities and different economic environments. SFAS No. 131 will require companies to select segments based on their internal reporting system. Restatement of prior year segment disclosure will be required upon adoption of SFAS No. 131. Adoption of this pronouncement will not have a significant impact on Holdings results of operations or financial position. Management is evaluating what impact, if any, adoption will have on Holdings' financial statement disclosures.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of ERO, Inc.

     In our opinion, the accompanying consolidated balance sheets and related consolidated statements of income, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of ERO, Inc. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Price Waterhouse LLP
Chicago, Illinois
February 7, 1997, except as to Note 13,
  which is as of June 12, 1997

                                   ERO, INC.

                          CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                              DECEMBER 31,
                                          --------------------
                                            1996        1995
                                          --------    --------
CURRENT ASSETS:
  Cash and cash equivalents.............  $  5,094    $    154
  Trade accounts receivable, net of
     allowance for doubtful accounts of
     $287 and $1,038, respectively......    48,296      38,679
  Inventories...........................    22,058      17,001
  Prepaid expenses and other current
     assets.............................     4,085       2,662
                                          --------    --------
          TOTAL CURRENT ASSETS..........    79,533      58,496
                                          --------    --------
PROPERTY, PLANT AND EQUIPMENT, at cost,
  net of accumulated
  depreciation..........................    20,871      20,348
                                          --------    --------
OTHER ASSETS:
  Deferred charges, net of accumulated
     amortization.......................     2,648       3,283
  Intangible assets, net of accumulated
     amortization.......................    56,942      61,212
  Deferred income tax benefit...........        --         799
                                          --------    --------
          TOTAL OTHER ASSETS............    59,590      65,294
                                          --------    --------
          TOTAL ASSETS..................  $159,994    $144,138
                                          ========    ========
             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.....  $  8,893    $  6,728
  Accounts payable......................     9,389       6,398
  Accrued expenses:
     Compensation.......................     1,131       1,207
     Commissions and royalties..........     4,793       2,861
     Advertising, freight and other
      allowances........................     3,821       4,777
     Purchase price.....................        --       2,960
     Other..............................     1,600       1,991
  Income taxes payable..................        70       2,882
                                          --------    --------
          TOTAL CURRENT LIABILITIES.....    29,697      29,804
                                          --------    --------
LONG-TERM DEBT:
  Revolving loan........................    31,525      15,225
  Term loan.............................    46,000      54,000
  Other loans...........................     9,222       9,045
                                          --------    --------
          TOTAL LONG-TERM DEBT..........    86,747      78,270
                                          --------    --------
DEFERRED INCOME TAX LIABILITY...........       536          --
                                          --------    --------
STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value,
     9,947,700 shares authorized, no
     shares issued and outstanding......        --          --
  Common stock, $0.01 par value,
     50,000,000 shares authorized,
     10,373,300 and 10,346,300 shares
     issued, respectively...............       104         103
  Capital in excess of par value........    39,173      38,990
  Foreign currency translation
     adjustment.........................         3         324
  Retained earnings/(accumulated
     deficit), per accompanying
     statement..........................     4,507      (3,251)
  Common stock held in treasury, 120,000
     and 15,000 shares, respectively, at
     cost...............................      (773)       (102)
                                          --------    --------
          TOTAL STOCKHOLDERS' EQUITY....    43,014      36,064
                                          --------    --------
          TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY........  $159,994    $144,138
                                          ========    ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                         CONSOLIDATED INCOME STATEMENTS

                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1996          1995          1994
                                                              -----------   -----------   -----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................................................     $157,913      $128,722      $126,734
Cost of sales...............................................       97,802        80,693        79,776
                                                                 --------      --------      --------
Gross profit................................................       60,111        48,029        46,958
Selling, general and administrative expense.................       38,896        33,183        34,078
                                                                 --------      --------      --------
Operating income............................................       21,215        14,846        12,880
Interest expense............................................        9,062         1,997         1,939
                                                                 --------      --------      --------
Income before income taxes..................................       12,153        12,849        10,941
Income tax provision........................................        4,395         5,167         4,482
                                                                 --------      --------      --------
Net income..................................................     $  7,758      $  7,682      $  6,459
                                                                 ========      ========      ========
Net income per share........................................     $   0.75      $   0.73      $   0.61
Weighted average number of shares outstanding (in
  thousands)................................................       10,316        10,487        10,580

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1996        1995       1994
                                                              --------    --------    -------
                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................  $  7,758    $  7,682    $ 6,459
  Adjustments to reconcile net income to net cash provided
     by (used for) operating activities:
     Depreciation of property, plant and equipment..........     2,739       1,422      1,018
     Amortization of other assets...........................     3,395       2,237      2,184
     Deferred income taxes..................................     1,335        (588)      (294)
     Loss (gain) on the disposition of property, plant and
       equipment............................................        21          (3)        21
     Provision for losses on accounts receivable............       770         343        460
     Tax benefit of stock options exercised.................         9          --        162
     Changes in current assets and current liabilities, net
       of acquisitions:
       Accounts receivable..................................   (10,405)        (59)    (8,600)
       Inventories..........................................    (4,958)      3,626      3,425
       Prepaid expenses.....................................    (1,414)       (936)       471
       Accounts payable.....................................     2,942      (7,907)     1,682
       Accrued expenses.....................................      (657)     (1,735)     1,268
       Income taxes payable.................................    (2,812)      1,500        576
                                                              --------    --------    -------
Net cash provided by (used for) operating activities........    (1,277)      5,582      8,832
                                                              --------    --------    -------
Cash flows from investing activities:
  Acquisitions of property, plant and equipment.............    (3,625)     (1,772)    (1,287)
  Proceeds from the sale of property, plant and equipment...         6           3         --
  Acquisition of Amav Industries Ltd. ......................        --     (55,098)        --
  Acquisition of Impact, Inc. ..............................        --          --     (4,400)
  Acquisition of ERO Canada, Inc. ..........................        --          --       (755)
                                                              --------    --------    -------
Net cash used for investing activities......................    (3,619)    (56,867)    (6,442)
                                                              --------    --------    -------
Cash flows from financing activities:
  Net borrowings (repayments) under revolving loan..........    16,300      (5,236)    (2,775)
  Net borrowings (repayments) under term loan...............    (6,000)     60,000         --
  Net borrowings (repayments) under other loans.............       342        (315)        --
  Financing fees paid.......................................      (310)     (3,210)        --
  Net proceeds from the exercise of stock options...........       175          --        260
  Purchase of common stock for treasury.....................      (671)         --         --
                                                              --------    --------    -------
Net cash provided by (used for) financing activities........     9,836      51,239     (2,515)
                                                              --------    --------    -------
Net increase (decrease) in cash and cash equivalents........     4,940         (46)      (125)
Cash and cash equivalents:
  Beginning of year.........................................       154         200        325
                                                              --------    --------    -------
  End of year...............................................  $  5,094    $    154    $   200
                                                              ========    ========    =======
Supplemental disclosures of cash flow information:
  Interest paid.............................................  $  8,515    $  1,574    $ 1,822
  Income taxes paid.........................................     5,872       4,295      4,038

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                    CAPITAL      FOREIGN       RETAINED
                                               COMMON STOCK        IN EXCESS    CURRENCY      EARNINGS/
                                          ----------------------    OF PAR     TRANSLATION   (ACCUMULATED   TREASURY
                                            SHARES     PAR VALUE     VALUE     ADJUSTMENT      DEFICIT)      STOCK      TOTAL
                                          ----------   ---------   ---------   -----------   ------------   --------   -------
Balance at December 31, 1993............  10,257,300     $103       $38,568          --        $(17,392)     $(102)    $21,177
Stock options exercised.................      89,000       --           260          --              --         --         260
Tax benefit from stock options
  exercised.............................          --       --           162          --              --         --         162
Foreign currency translation
  adjustment............................          --       --            --        $(61)             --         --         (61)
Net income..............................          --       --            --          --           6,459         --       6,459
                                          ----------     ----       -------        ----        --------      -----     -------
Balance at December 31, 1994............  10,346,300      103        38,990         (61)        (10,933)      (102)     27,997
Foreign currency translation
  adjustment............................          --       --            --         385              --         --         385
Net income..............................          --       --            --          --           7,682         --       7,682
                                          ----------     ----       -------        ----        --------      -----     -------
Balance at December 31, 1995............  10,346,300      103        38,990         324          (3,251)      (102)     36,064
Stock options exercised.................      27,000        1           174          --              --         --         175
Tax benefit from stock options
  exercised.............................          --       --             9          --              --         --           9
Purchase of common stock for treasury...          --       --            --          --              --       (671)       (671)
Foreign currency translation
  adjustment............................          --       --            --        (321)             --         --        (321)
Net income..............................          --       --            --          --           7,758         --       7,758
                                          ----------     ----       -------        ----        --------      -----     -------
Balance at December 31, 1996............  10,373,300     $104       $39,173        $  3        $  4,507      $(773)    $43,014
                                          ==========     ====       =======        ====        ========      =====     =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF OPERATIONS:

     ERO, Inc. ("ERO" or the "Company") is a leading designer, manufacturer, importer and marketer of children's leisure products. ERO's major product areas are grouped into four business units: ERO Industries, Inc., which consists of Slumber Shoppe and water sports products; Impact, Inc., which consists of back-to-school products; Priss Prints, Inc., which consists of children's room decor products; and Amav Industries, Inc., which consists of children's activities, arts and crafts. The Company's products are sold to all major mass retailers, sporting goods stores, toy retailers and specialty craft chains.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, ERO Industries, Inc., Impact, Inc., Priss Prints, Inc., Amav Industries, Inc., ERO Canada, Inc. and ERO Marketing, Inc. All intercompany balances and transactions have been eliminated in consolidation. These consolidated financial statements include estimates that are determined by the Company's management.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include short-term investments with original maturities of three months or less. These investments are stated at cost which approximates market.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. The cost of manufactured products includes materials, direct labor and an allocation of plant overheads. The cost of the purchased products includes inbound freight and duty.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. The cost and accumulated depreciation of property sold or retired are removed from the respective accounts and the resultant gains or losses, if any, are included in current operations.

     The estimated useful lives of these assets are as follows:

Buildings and improvements..................................   5-20 years
Machinery and equipment.....................................   3-10 years
Computer hardware and software..............................    3-5 years
Furniture and fixtures......................................   5-10 years

     Depreciation is allocated to cost of sales and selling, general and administrative expense based upon the related asset's use. Depreciation of approximately $2,046,000, $786,000 and $482,000 is included in cost of sales for the years ended December 31, 1996, 1995 and 1994, respectively. Depreciation of approximately $693,000, $636,000 and $536,000 is included in selling, general and administrative expense for the years ended December 31, 1996, 1995 and 1994, respectively.

DEFERRED CHARGES

     Deferred charges consist of costs associated with certain prepaid noncompetition agreements and professional fees and other costs incurred in connection with obtaining borrowings under long-term debt agreements.

                                   ERO, INC.

The costs of noncompetition agreements are amortized over their terms using the straight-line method. Deferred financing costs are amortized over the life of the related debt. Fully amortized items are removed from the accounts.

     Amortization of noncompetition agreements of approximately $100,000, $435,000 and $483,000 is included in selling, general and administrative expense for the years ended December 31, 1996, 1995 and 1994, respectively. Amortization of deferred financing costs of approximately $845,000, $94,000 and $133,000 is included as additional interest expense for the years ended December 31, 1996, 1995 and 1994, respectively.

INTANGIBLE ASSETS

     Capitalized intangible assets include license agreements, trademarks and trade names, patents and the excess of cost over the fair value of identifiable assets acquired (goodwill). License agreements are amortized using an accelerated method over their average estimated useful lives of 10 years. Trademarks and trade names and goodwill are amortized using the straight-line method over their estimated useful lives of 10 years and 15-40 years, respectively. Patents are amortized using the straight-line method over their remaining lives.

     Amortization of intangible assets of $2,450,000, $1,708,000 and $1,568,000 is included in selling, general and administrative expense for the years ended December 31, 1996, 1995 and 1994, respectively.

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121). SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required. The Company did not write-down any long-lived assets during the year ended December 31, 1996.

INCOME TAXES

     Deferred income taxes are determined under the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred income taxes arise from temporary differences between the income tax basis of assets and liabilities and their reported amounts in the financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair market value because the underlying instruments are at rates similar to current rates offered to the Company for debt with the same remaining maturities.

FOREIGN CURRENCY TRANSLATION

     The financial position and results of operations of the Company's foreign subsidiaries are measured using each subsidiary's local currency as the functional currency. Assets and liabilities of the foreign subsidiaries are translated to U.S. dollars using exchange rates in effect at balance sheet dates. Income and expense items are translated at monthly average rates of exchange. The resultant translation gains or losses are included in the component of stockholders' equity designated as foreign currency translation adjustment. Transaction gains or losses were not significant in any year.

                                   ERO, INC.

EARNINGS PER COMMON SHARE

     Earnings per share are determined by dividing net income by the weighted average number of common shares outstanding, including common stock equivalents (stock options granted), using the treasury stock method.

STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount the employee must pay to acquire the stock. See Note 7.

SIGNIFICANT CONCENTRATION OF CUSTOMERS


     All trade accounts receivable are unsecured. A significant level of the Company's net sales is generated from approximately five retail companies that serve national markets. Sales to the Company's top five customers aggregated approximately 56%, 60% and 61% of net sales for the years ended December 31, 1996, 1995 and 1994, respectively. Net sales, as a percentage of total net sales, to the Company's top four customers for the years ended December 31, 1996, 1995 and 1994 were:



                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                          CUSTOMER                            1996      1995      1994
                          --------                            ----      ----      ----
Toys "R" Us.................................................   16%       21%       22%
Wal-Mart....................................................   17%       16%       20%
Kmart.......................................................   10%        7%        5%
Target......................................................    7%       12%       11%


SIGNIFICANT CONCENTRATION OF LICENSORS

     The Company has entered into numerous license agreements with multiple licensors. Typically, these licenses have a life of two years. A significant level of the Company's net sales is generated from a variety of products licensed from four licensors. Sales of these products aggregated approximately 42%, 62% and 73% of net sales for the years ended December 31, 1996, 1995 and 1994, respectively. One of the Company's licensors, The Walt Disney Company, accounted for over 10% of the Company's net sales during 1996, aggregating approximately 33% of net sales. Two of the Company's licensors, The Walt Disney Company and Warner Bros., each accounted for over 10% of the Company's net sales during 1995, aggregating approximately 48% of net sales. Three of the Company's licensors, The Walt Disney Company, Warner Bros. and Saban Merchandising, Inc., each accounted for over 10% of the Company's net sales during 1994, aggregating approximately 70% of net sales.

NOTE 3 -- ACQUISITIONS:

AMAV INDUSTRIES LTD.

     Pursuant to the terms of an asset purchase agreement, on October 1, 1995 (the date effective control was transferred to the Company), the Company, through its newly formed subsidiary, Amav Industries, Inc. ("Amav"), acquired certain assets and assumed certain liabilities of Amav Industries Ltd. ("Seller") of Montreal, Quebec and its wholly-owned U.S. subsidiary, and acquired the stock of its wholly-owned U.K. subsidiary for $54.4 million in cash. The purchase price for the assets acquired, including related transaction costs, was approximately $61.3 million. The Company financed the acquisition through borrowings under a new $110 million credit facility (Note 5).

                                   ERO, INC.

     The Company recorded a $2,960,000 current liability to account for an estimate of an unpaid purchase price contingency as well as unpaid transaction costs relating to the acquisition. The actual amount of this liability was paid in 1996 and approximated the estimate. The purchase agreement also incudes an additional C$5 million (Canadian dollars) of purchase price contingent upon the achievement of certain conditions. If these conditions are met, the contingent purchase price is due to be paid March 1, 1998.

     This transaction has been accounted for using the purchase method. Accordingly, the total purchase price of $61.3 million, which includes transaction costs, was allocated to the assets acquired and liabilities assumed based upon their fair market values at the effective date of acquisition.

     The fair value of assets acquired and liabilities assumed, reflecting the final allocation, was as follows:

Net working capital.........................................  $ 17,748,000
Property, plant and equipment...............................    15,229,000
Goodwill....................................................    43,755,000
Deferred financing fees.....................................     3,210,000
Debt assumed................................................   (18,674,000)
                                                              ------------
                                                              $ 61,268,000
                                                              ============

     The income statement for the year ended December 31, 1995 reflects the operations of Amav since October 1, 1995. Unaudited pro forma combined results of operations for the Company and Amav for the years ended December 31, 1995 and 1994, as if the acquisition had occurred on January 1, 1994, would be as follows:

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                          --------------------------------
                                                               1995              1994
                                                          --------------    --------------
Net sales...............................................    $154,144,000      $151,530,000
Net income..............................................    $  6,792,000      $  3,806,000
Net income per share....................................    $       0.65      $       0.36
Weighted average shares outstanding.....................      10,487,000        10,580,000

     The unaudited pro forma amounts are not necessarily indicative of the actual results of operations had the acquisition occurred on January 1, 1994.

IMPACT, INC.

     Effective January 1, 1994, pursuant to the terms of an asset purchase agreement, the Company, through its newly formed subsidiary, Impact, Inc., acquired for $4,400,000 in cash, certain assets of Impact International, Inc. and Impact Designs, Ltd., marketers of licensed school supplies.

     The acquisition has been accounted for using the purchase method. Accordingly, the net purchase price was allocated to the assets acquired and liabilities assumed based upon their fair values at the date of acquisition. The income statement for the year ended December 31, 1994 reflects the operations of Impact, Inc. since January 1, 1994.

ERO CANADA, INC.

     During the third quarter of 1994, the Company incorporated a wholly-owned subsidiary, ERO Canada, Inc., which subsequently purchased certain assets of a Canadian manufacturer and distributor of licensed products for a purchase price of $755,000. These assets primarily consisted of inventories and prepaid expenses.

                                   ERO, INC.

NOTE 4 -- COMPOSITION OF BALANCE SHEET ACCOUNTS:

     The composition of certain balance sheet accounts is as follows:

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1996            1995
                                                              ------------    ------------
INVENTORIES
  Raw materials.............................................  $  6,823,000    $  6,333,000
  Work-in-process...........................................     1,720,000       3,090,000
  Finished goods............................................    13,515,000       7,578,000
                                                              ------------    ------------
                                                              $ 22,058,000    $ 17,001,000
                                                              ============    ============
PROPERTY, PLANT AND EQUIPMENT
  Buildings and improvements................................  $  9,049,000    $  9,066,000
  Machinery and equipment...................................    12,817,000      10,490,000
  Computer hardware and software............................     2,856,000       2,186,000
  Furniture and fixtures....................................     1,084,000       1,045,000
                                                              ------------    ------------
                                                                25,806,000      22,787,000
  Less: Accumulated depreciation............................    (8,745,000)     (6,324,000)
                                                              ------------    ------------
                                                                17,061,000      16,463,000
  Land......................................................     3,810,000       3,885,000
                                                              ------------    ------------
                                                              $ 20,871,000    $ 20,348,000
                                                              ============    ============
DEFERRED CHARGES
  Noncompetition agreements.................................  $         --    $  1,200,000
  Deferred financing costs..................................     3,210,000       3,210,000
                                                              ------------    ------------
                                                                 3,210,000       4,410,000
  Less: Accumulated amortization............................      (562,000)     (1,127,000)
                                                              ------------    ------------
                                                              $  2,648,000    $  3,283,000
                                                              ============    ============
INTANGIBLE ASSETS
  License agreements........................................  $  6,463,000    $  6,463,000
  Trademarks and trade names................................     3,984,000       3,984,000
  Patents...................................................       335,000         335,000
  Goodwill..................................................    60,134,000      61,999,000
                                                              ------------    ------------
                                                                70,916,000      72,781,000
  Less: Accumulated amortization............................   (13,974,000)    (11,569,000)
                                                              ------------    ------------
                                                              $ 56,942,000    $ 61,212,000
                                                              ============    ============

NOTE 5 -- LONG-TERM DEBT:

     On December 14, 1995, in connection with the Amav acquisition (Note 3), the Company amended its existing credit agreement with a group of banks to provide a $110,000,000 Credit Facility (the "Credit Facility") consisting of a $60,000,000 Term Loan (the "Term Loan"), a $40,000,000 Revolving Credit Facility (the "Revolving Loan"), and a $10,000,000 Letter of Credit Facility. During 1996, the Company amended the Credit Facility to provide a seasonal increase of $10,000,000 to the Revolving Loan limit. This increase was in effect from September 1, 1996 through January 15, 1997. Borrowings under the Credit Facility bear interest, at the option of the Company, at either the prime rate plus 1.75% or a Eurodollar rate plus 3.0%. The Company is also required to pay a commitment fee of 0.50% per annum on the daily unborrowed portion of the Revolving Loan.

                                   ERO, INC.

     The Credit Facility, which expires on December 14, 2001, is secured by substantially all of the Company's assets and contains customary restrictive covenants requiring the maintenance of certain minimum financial ratios and limiting the amount of any dividends paid by the Company.

     As of December 31, 1996, the Company had two three-year interest rate swap agreements (the "Swap Agreements") in place with two of its lenders, with notional amounts totaling $27 million. These Swap Agreements expire on December 31, 1998, however the lenders have the right to extend the expiration dates to December 29, 2000. Under the Swap Agreements, the Company exchanged a variable interest rate for a fixed interest rate of 8.41%. The Company anticipates that the counter parties to the Swap Agreements will fully perform their obligations. During the year ended December 31, 1996 ERO recognized an immaterial gain on the Swap Agreements.

     The Company also maintains various other mortgages, equipment loans and other loans ("Other Loans") with varying interest rates and maturities, including the mortgage on Amav's Montreal, Quebec facility ("Amav Mortgage") with a balance and interest rate of $5,750,000 and 9.88% at December 31, 1996, respectively. The Amav Mortgage is payable in full on December 14, 2002, is held by the Seller and is secured by the Montreal Facility.

     Aggregate maturities of long-term debt over the next five years are as follows: 1997 -- $8,893,000; 1998 -- $10,847,000; 1999 -- $10,658,000;
2000 -- $12,383,000; 2001 -- $14,213,000

NOTE 6 -- INCOME TAXES:

     The sources of pretax income (loss) are as follows:

                                               FOR THE YEAR ENDED DECEMBER 31,
                                           ---------------------------------------
                                              1996          1995          1994
                                           -----------   -----------   -----------
Domestic................................   $  (397,000)  $ 5,419,000   $10,941,000
Foreign.................................    12,550,000     7,430,000            --
                                           -----------   -----------   -----------
                                           $12,153,000   $12,849,000   $10,941,000
                                           ===========   ===========   ===========

     The Company has not provided for U.S. federal income and foreign income withholding taxes on its foreign subsidiaries' undistributed earnings as of December 31, 1996, because such earnings are considered to be indefinitely reinvested. Repatriation of these earnings would not materially increase the Company's tax liability. If these earnings were distributed in the form of dividends or otherwise, foreign tax credits could be used to offset the U.S. income taxes due on income earned from foreign sources.

     The components of the provisions for income taxes are as follows:

                                             FOR THE YEAR ENDED DECEMBER 31,
                                           ------------------------------------
                                              1996         1995         1994
                                           ----------   ----------   ----------
Current:
  State.................................   $  (21,000)  $  498,000   $  860,000
  U.S. Federal..........................     (102,000)   2,403,000    3,916,000
  Foreign...............................    3,183,000    2,854,000           --
                                           ----------   ----------   ----------
                                            3,060,000    5,755,000    4,776,000
                                           ----------   ----------   ----------
Deferred:
  State.................................       (7,000)    (114,000)     (53,000)
  U.S. Federal..........................      (33,000)    (518,000)    (241,000)
  Foreign...............................    1,375,000       44,000           --
                                           ----------   ----------   ----------
                                            1,335,000     (588,000)    (294,000)
                                           ----------   ----------   ----------
                                           $4,395,000   $5,167,000   $4,482,000
                                           ==========   ==========   ==========

                                   ERO, INC.

     The provisions for income taxes differ from those computed using the statutory U.S. federal income tax rate as a result of the following:

                                                     FOR THE YEAR ENDED DECEMBER 31,
                                        ---------------------------------------------------------
                                              1996                1995                1994
                                        -----------------   -----------------   -----------------
                                          AMOUNT     RATE     AMOUNT     RATE     AMOUNT     RATE
                                        ----------   ----   ----------   ----   ----------   ----
Expected provision....................  $4,132,000    34%   $4,369,000    34%   $3,720,000    34%
Rate difference on foreign income.....     279,000     2       372,000     3            --    --
State income taxes, net of federal
  benefit.............................       1,000    --       254,000     2       521,000     5
Amortization of goodwill..............     106,000     1       106,000     1       106,000     1
Other.................................    (123,000)   (1)       66,000    --       135,000     1
                                        ----------    --    ----------    --    ----------    --
Actual provision......................  $4,395,000    36%   $5,167,000    40%   $4,482,000    41%
                                        ==========    ==    ==========    ==    ==========    ==

     The net deferred tax asset (liability) is comprised of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1996         1995
                                                              ---------    ---------
Depreciation of property, plant and equipment...............  $(946,000)   $(411,000)
Amortization of package design costs........................    871,000      714,000
Amortization of intangible assets...........................   (547,000)     146,000
Allowance for doubtful accounts.............................     70,000      191,000
Additional inventory capitalization.........................     18,000       65,000
Accrued restructuring costs.................................         --       64,000
Other.......................................................     (2,000)      30,000
                                                              ---------    ---------
                                                              $(536,000)   $ 799,000
                                                              =========    =========

NOTE 7 -- STOCK OPTION PLANS:

     The Company maintains three stock option plans, the 1988 Key Employee Stock Option Plan, the 1992 Key Employee Stock Option Plan and the 1992 Directors' Stock Option Plan, which entitle certain employees and directors of the Company to acquire up to 490,000, 900,000 and 15,000 shares, respectively, of the Company's authorized common stock. Options granted under these plans have a maximum term of 10 years. Awards can no longer be granted under the 1988 plan. Options granted under the 1992 plans are made at the discretion of the Compensation Committee of the Board of Directors, are to be issued at no less than the fair market value of the Company's common stock at the date of the grant, and vest over periods of time, as determined by the Compensation Committee.

     Additionally, during 1993, options to purchase 540,000 shares of the Company's common stock were granted to the Company's Chairman, President and Chief Executive Officer at the fair market value of the Company's common stock on the date of grant. These options vest in equal annual installments over three years and have a maximum term of 10 years.

                                   ERO, INC.

     The following is a summary of stock option transactions during the three years ended December 31, 1996:

                                                                                  WEIGHTED-AVERAGE
                                                   SHARES       OPTION PRICES      EXERCISE PRICE
                                                  ---------   -----------------   ----------------
Shares under option at December 31, 1993........  1,270,000   $0.974 to $12.750       $ 7.275
  Options granted...............................    481,000    6.750 to   8.750         8.005
  Options exercised.............................    (89,000)   0.974 to   7.250         2.928
  Options terminated............................   (451,000)   1.160 to  12.750        10.154
                                                  ---------   -----------------       -------
Shares under option at December 31, 1994........  1,211,000    0.974 to  10.125         6.646
  Options granted...............................     91,500    6.250 to   8.625         6.773
  Options exercised.............................         --
  Options terminated............................    (62,934)   8.000 to   8.500         8.076
                                                  ---------   -----------------       -------
Shares under option at December 31, 1995........  1,239,566    0.974 to  10.125         6.583
  Options granted...............................    317,000    5.750 to   6.500         6.020
  Options exercised.............................    (27,000)   6.456 to   6.456         6.456
  Options terminated............................   (111,066)   6.250 to   9.750         7.605
                                                  ---------   -----------------       -------
Shares under option at December 31, 1996........  1,418,500    0.974 to  10.125         6.370
                                                  ---------   -----------------       -------
Shares exercisable at December 31, 1996.........    853,367    0.974 to  10.125         6.168
Shares exercisable at December 31, 1995.........    636,600    0.974 to  10.125         6.122
Shares exercisable at December 31, 1994.........    312,400   $0.974 to $10.125       $ 5.515
                                                  ---------   -----------------       -------

     At December 31, 1996, 202,500 remaining options are available for grant under the 1992 Key Employee Stock Option Plan and 9,000 remaining options are available for grant under the 1992 Director's Stock Option Plan.

     The following table summarizes information about shares under option at December 31, 1996:

                                 OPTIONS OUTSTANDING
                   -----------------------------------------------      OPTIONS EXERCISABLE
                               WEIGHTED-AVERAGE                      --------------------------
    RANGE OF                      REMAINING       WEIGHTED-AVERAGE             WEIGHTED-AVERAGE
EXERCISE PRICES     NUMBER     CONTRACTUAL LIFE    EXERCISE PRICE    NUMBER     EXERCISE PRICE
----------------   ---------   ----------------   ----------------   -------   ----------------
$0.974 - $ 1.320      55,000         2.42              $1.100         55,000        $1.100
 5.250 -   5.750     187,000         9.10               5.737          1,000         5.250
 6.110 -   6.750     851,500         7.13               6.212        646,900         6.164
 7.000 -   7.875     115,000         7.19               7.353         50,000         7.330
 8.000 -   8.750     206,600         7.62               8.394         97,067         8.348
 9.750 -  10.125       3,400         6.04               9.816          3,400         9.816
                   ---------        -----             -------        -------       -------
$0.974 - $10.125   1,418,500         7.28              $6.370        853,367        $6.168
                   ---------        -----             -------        -------       -------

     The Company has adopted the disclosure-only provisions of SFAS 123. Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's plans been determined based on the fair value at the grant date for awards in the years ended December 31, 1996 and 1995, the Company's net income and net income per share would not have been materially different from the amounts reported by the Company.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for options granted during the years ended December 31, 1996 and 1995: dividend yield of 0.0%; risk-free interest rate of 7.5%; and expected term of 7.5 years. For options granted during the years ended December 31, 1996 and 1995, an expected volatility of 40.0% and 41.7%, respectively, was assumed. The weighted-average fair value of options granted during the year ended December 31, 1996 totaled $3.47.

                                   ERO, INC.

NOTE 8 -- EMPLOYEE BENEFIT PLAN:

     The Company maintains a contributory profit sharing plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code which provides retirement benefits for eligible employees of the Company. The Company may make annual discretionary contributions to the plan. Discretionary contributions during the years ended December 31, 1996, 1995 and 1994 aggregated $187,000, $72,000 and $296,000, respectively.

NOTE 9 -- COMMITMENTS UNDER OPERATING LEASE AGREEMENTS:

     The Company leases certain office and distribution facilities and manufacturing and office equipment under operating lease agreements with terms expiring at various times through 2001.

     Aggregate future minimum lease commitments, exclusive of escalation payments, for noncancellable leases that have initial or remaining lease terms in excess of one year as of December 31, 1996 are as follows: 1997 -- $1,159,000; 1998 -- $982,000; 1999 -- $421,000; 2000 -- $55,000;
2001 -- $53,000.

     Rent expense under operating leases for the years ended December 31, 1996, 1995 and 1994 aggregated approximately $1,035,000, $1,544,000 and $1,006,000, respectively.

NOTE 10 -- STOCK REPURCHASE:

     On October 19, 1995, the Company's Board of Directors approved the repurchase of up to 500,000 shares of the Company's common stock. Such repurchases can be made from time to time in the open market, in privately negotiated transactions or otherwise. As of December 31, 1996, the Company had repurchased 105,000 shares of common stock under this program at a total cost of $671,000. The Company's Credit Facility allows for annual stock repurchases of up to 10% of the prior year's net income, or $776,000, in 1997.

NOTE 11 -- GEOGRAPHIC INFORMATION:

     Summarized geographic information for the years ended December 31, 1996 and 1995 is as follows (in thousands):

                                           UNITED              OTHER FOREIGN
                  1996                     STATES    CANADA     OPERATIONS     ELIMINATIONS    TOTAL
                  ----                    --------   -------   -------------   ------------   --------
Sales to unaffiliated customers.........  $139,579   $11,205      $7,129        $      --     $157,913
Transfers between geographic areas......     9,649    52,637          --          (62,286)          --
                                          --------   -------      ------        ---------     --------
Total net sales.........................  $149,228   $63,842      $7,129        $ (62,286)    $157,913
                                          --------   -------      ------        ---------     --------
Operating income........................  $  6,206   $15,760      $  675        $  (1,426)    $ 21,215
                                          --------   -------      ------        ---------     --------
Identifiable assets.....................  $210,106   $64,761      $5,145        $(120,018)    $159,994
                                          --------   -------      ------        ---------     --------

                                         UNITED              OTHER FOREIGN
                 1995                    STATES    CANADA     OPERATIONS     ELIMINATIONS    TOTAL
                 ----                   --------   -------   -------------   ------------   --------
Sales to unaffiliated customers.......  $121,314   $ 6,261      $1,147        $      --     $128,722
Transfers between geographic areas....     2,389    18,332          --          (20,721)          --
                                        --------   -------      ------        ---------     --------
Total net sales.......................  $123,703   $24,593      $1,147        $ (20,721)    $128,722
                                        --------   -------      ------        ---------     --------
Operating income......................  $  8,029   $ 7,544      $  334        $  (1,061)    $ 14,846
                                        --------   -------      ------        ---------     --------
Identifiable assets...................  $194,500   $66,026      $5,645        $(122,033)    $144,138
                                        --------   -------      ------        ---------     --------

     The Company generated no material foreign income for the year ended December 31, 1994 and owned no material foreign assets at December 31, 1994.

                                   ERO, INC.

NOTE 12 -- QUARTERLY FINANCIAL DATA (UNAUDITED):

     Summarized unaudited quarterly data for the years ended December 31, 1996 and 1995 are as follows (dollars in thousands, except per share data):

                                                                  QUARTER
                                              ------------------------------------------------
                    1996                       FIRST    SECOND     THIRD    FOURTH     TOTAL
                    ----                      -------   -------   -------   -------   --------
Net sales...................................  $18,883   $29,609   $49,633   $59,788   $157,913
Gross profit................................    5,619    11,115    18,310    25,067     60,111
Operating income (loss).....................  (1,934)     2,812     7,771    12,566     21,215
Net income (loss)...........................  (2,228)       483     3,067     6,436      7,758
Net income (loss) per share.................  $(0.21)   $  0.05   $  0.30   $  0.62   $   0.75
Weighted average number of shares
  outstanding (in thousands)................   10,364    10,324    10,305    10,406     10,316
Market price of common stock:
  High......................................  $ 7.250   $ 7.250   $ 6.250   $ 8.750   $  8.750
  Low.......................................    5.750   $ 5.750     4.250     5.125      4.250

                                                                  QUARTER
                                              ------------------------------------------------
                    1995                       FIRST    SECOND     THIRD    FOURTH     TOTAL
                    ----                      -------   -------   -------   -------   --------
Net sales...................................  $14,807   $37,478   $28,238   $48,199   $128,722
Gross profit................................    5,622    13,081     9,983    19,343     48,029
Operating income............................      375     3,576     2,026     8,869     14,846
Net income..................................       65     1,906     1,014     4,697      7,682
Net income per share........................  $  0.01   $  0.18   $  0.10   $  0.45   $   0.73
Weighted average number of shares
  outstanding (in thousands)................   10,495    10,540    10,529    10,380     10,487
Market price of common stock:
  High......................................  $ 8.250   $ 9.250   $ 9.000   $ 7.250   $  9.250
  Low.......................................    6.750     7.000     6.500     5.250      5.250

NOTE 13 -- SUBSEQUENT EVENT:

     On April 10, 1997, Hedstrom Holdings, Inc. and HC Acquisition Corp., a wholly owned subsidiary of Hedstrom Holdings, Inc., entered into an Agreement and Plan of Merger (the "Merger Agreement") with ERO to acquire the Company for a total enterprise value of approximately $200 million. Pursuant to the Merger Agreement, HC Acquisition Corp. commenced and, on June 12, 1997, consummated a tender offer for all of the outstanding shares of common stock of the Company.

     Following is consolidating financial information pertaining to the Company and its subsidiary guarantors and its subsidiary nonguarantors (with respect to Hedstrom Holdings, Inc.'s 10% Senior Subordinated Notes Due 2007, which are unsecured senior subordinated obligations of Hedstrom, and Senior Credit Facilities, which are secured by 100% of the stock of Hedstrom Corporation and its domestic subsidiaries and 65% of the capital stock of each foreign subsidiary of Hedstrom) for the years ended December 31, 1996 and 1995.

                                   ERO, INC.

                          CONSOLIDATING BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                   AT DECEMBER 31, 1996                            AT DECEMBER 31, 1995
                               ------------------------------------------------------------   -------------------------------
                                   PARENT                                                         PARENT
                                  COMPANY                                                        COMPANY
                                    AND             TOTAL                                          AND             TOTAL
                                 SUBSIDIARY       SUBSIDIARY                    ERO, INC.       SUBSIDIARY       SUBSIDIARY
                                 GUARANTORS     NON-GUARANTORS   ELIMINATION   CONSOLIDATED     GUARANTORS     NON-GUARANTORS
                               --------------   --------------   -----------   ------------   --------------   --------------
Current assets:
  Cash and cash
    equivalents..............     $  3,992         $ 1,102        $      --      $  5,094        $    154         $     --
  Accounts receivable........       40,496           8,118             (318)       48,296          32,944            5,737
  Inventories................       16,073           7,595           (1,610)       22,058          12,596            5,437
  Prepaid expenses and
    other....................        3,784             301               --         4,085           2,709              575
                                  --------         -------        ---------      --------        --------         --------
    Total current assets.....       64,345          17,116           (1,928)       79,533          48,403           11,749
                                  --------         -------        ---------      --------        --------         --------
  Property, plant, and
    equipment, net...........        6,118          14,753               --        20,871           6,522           13,826
                                  --------         -------        ---------      --------        --------         --------
  Goodwill...................       26,835          30,107               --        56,942          28,188           33,024
  Deferred financing costs...        1,460           1,188               --         2,648           1,855            1,428
  Deferred income taxes......           --              --               --            --             843               --
  Investment in/advances to
    Subsidiaries.............      107,344              --         (107,344)           --         104,716               --
                                  --------         -------        ---------      --------        --------         --------
    Total other assets.......      135,639          31,295         (107,344)       59,590         135,602           34,452
                                  --------         -------        ---------      --------        --------         --------
Total assets.................     $206,102         $63,164        $(109,272)     $159,994        $190,527         $ 60,027
                                  ========         =======        =========      ========        ========         ========

                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of
    long-term debt...........     $  8,120         $   773        $      --      $  8,893        $  6,123         $    605
  Accounts payable...........        6,289           4,235           (1,135)        9,389           3,400            3,319
  Accrued expenses...........        9,527           2,156             (338)       11,345          11,618            2,872
  Income taxes payable
    (receivable).............         (408)           (866)           1,344            70           1,047            1,284
                                  --------         -------        ---------      --------        --------         --------
    Total current
      liabilities............       23,528           6,298             (129)       29,697          22,188            8,080
                                  --------         -------        ---------      --------        --------         --------
  Revolving loan.............       29,727           1,798               --        31,525          15,225               --
  Term loan..................       40,250           5,750               --        46,000          54,000               --
  Intercompany advance and
    other....................       70,490              --          (61,268)        9,222          63,050            7,263
                                  --------         -------        ---------      --------        --------         --------
    Total long-term debt.....      140,467           7,548          (61,268)       86,747         132,275            7,263
  Intercompany -- other long-
    term liability and
    equity...................           --          33,831          (33,831)           --              --           40,188
  Deferred income taxes......         (907)          1,443               --           536              --               --
                                  --------         -------        ---------      --------        --------         --------
Total stockholders' equity...       43,014          14,044          (14,044)       43,014          36,064            4,496
                                  --------         -------        ---------      --------        --------         --------
Total liabilities and
  stockholders' equity.......     $206,102         $63,164        $(109,272)     $159,994        $190,527         $ 60,027
                                  ========         =======        =========      ========        ========         ========

                                  AT DECEMBER 31, 1995
                               --------------------------

                                              ERO, INC.
                               ELIMINATION   CONSOLIDATED
                               -----------   ------------
Current assets:
  Cash and cash
    equivalents..............   $      --     $     154
  Accounts receivable........          (2)       38,679
  Inventories................      (1,032)       17,001
  Prepaid expenses and
    other....................        (622)        2,662
                                ---------     ---------
    Total current assets.....      (1,656)       58,496
                                ---------     ---------
  Property, plant, and
    equipment, net...........          --        20,348
                                ---------     ---------
  Goodwill...................          --        61,212
  Deferred financing costs...          --         3,283
  Deferred income taxes......         (44)          799
  Investment in/advances to
    Subsidiaries.............    (104,716)           --
                                ---------     ---------
    Total other assets.......    (104,760)       65,294
                                ---------     ---------
Total assets.................   $(106,416)    $ 144,138
                                =========     =========

Current liabilities:
  Current portion of
    long-term debt...........   $      --     $   6,728
  Accounts payable...........        (321)        6,398
  Accrued expenses...........        (694)       13,796
  Income taxes payable
    (receivable).............         551         2,882
                                ---------     ---------
    Total current
      liabilities............        (464)       29,804
                                ---------     ---------
  Revolving loan.............          --        15,225
  Term loan..................          --        54,000
  Intercompany advance and
    other....................     (61,268)        9,045
                                ---------     ---------
    Total long-term debt.....     (61,268)       78,270
  Intercompany -- other long-
    term liability and
    equity...................     (40,188)           --
  Deferred income taxes......          --            --
                                ---------     ---------
Total stockholders' equity...      (4,496)       36,064
                                ---------     ---------
Total liabilities and
  stockholders' equity.......   $(106,416)    $ 144,138
                                =========     =========

                                   ERO, INC.

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)

                                     YEAR ENDED DECEMBER 31, 1996
                       --------------------------------------------------------
                         PARENT
                        COMPANY
                          AND           TOTAL
    STATEMENT OF       SUBSIDIARY     SUBSIDIARY                    ERO, INC.
     OPERATIONS        GUARANTORS   NON-GUARANTORS   ELIMINATION   CONSOLIDATED
    ------------       ----------   --------------   -----------   ------------
Net sales............   $90,074        $67,839         $    --       $157,913
Cost of sales........    50,593         47,209              --         97,802
                        -------        -------         -------       --------
Gross profit.........    39,481         20,630              --         60,111
Selling, general and
  administrative.....    34,329          4,567              --         38,896
                        -------        -------         -------       --------
Operating income.....     5,152         16,063              --         21,215
Interest.............     6,126          2,936              --          9,062
                        -------        -------         -------       --------
Income before income
  taxes..............      (974)        13,127              --         12,153
Income tax
  provision..........       816          3,579              --          4,395
                        -------        -------         -------       --------
Net income (loss)
  before equity
  income
  adjustment.........    (1,790)         9,548              --          7,758
Equity income in
  subsidiaries.......     9,548             --          (9,548)            --
                        -------        -------         -------       --------
Net income (loss)....   $ 7,758        $ 9,548         $(9,548)      $  7,758
                        =======        =======         =======       ========

                                     YEAR ENDED DECEMBER 31, 1995
                       --------------------------------------------------------
                         PARENT
                        COMPANY
                          AND           TOTAL
    STATEMENT OF       SUBSIDIARY     SUBSIDIARY                    ERO, INC.
     OPERATIONS        GUARANTORS   NON-GUARANTORS   ELIMINATION   CONSOLIDATED
    ------------       ----------   --------------   -----------   ------------
Net sales............   $107,911       $20,811         $    --       $128,722
Cost of sales........     67,643        13,050              --         80,693
                        --------       -------         -------       --------
Gross profit.........     40,268         7,761              --         48,029
Selling, general and
  administrative.....     31,551         1,632              --         33,183
                        --------       -------         -------       --------
Operating income.....      8,717         6,129              --         14,846
Interest.............      1,633           364              --          1,997
                        --------       -------         -------       --------
Income before income
  taxes..............      7,084         5,765              --         12,849
Income tax
  provision..........      3,898         1,269              --          5,167
                        --------       -------         -------       --------
Net income (loss)
  before equity
  income
  adjustment.........      3,186         4,496              --          7,682
Equity income in
  subsidiaries.......      4,496            --          (4,496)            --
                        --------       -------         -------       --------
Net income (loss)....   $  7,682       $ 4,496         $(4,496)      $  7,682
                        ========       =======         =======       ========

                                   ERO, INC.
                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                               YEAR ENDED DECEMBER 31, 1996
                                   ----------------------------------------------------
                                     PARENT
                                    COMPANY       TOTAL
                                      AND       SUBSIDIARY
                                   SUBSIDIARY      NON-                     ERO, INC.
                                   GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
                                   ----------   ----------   -----------   ------------
Cash flows from operating
  activities:
  Net income.....................   $ 7,758      $ 9,548       $(9,548)      $  7,758
  Adjustments to reconcile net
    income to net cash (used for)
    provided by operating
    activities:
    Equity income in
      subsidiaries...............    (9,548)          --         9,548             --
    Depreciation of property,
      plant and equipment........     1,255        1,484            --          2,739
    Amortization of other
      assets.....................     2,370        1,025            --          3,395
    Deferred income taxes........      (110)       1,445            --          1,335
    (Gain) loss on the
      disposition of property,
      plant and equipment........        --           21            --             21
    Provision for losses on
      accounts receivable........       716           54            --            770
    Tax benefit of stock options
      exercised..................         9           --            --              9
    Changes in current assets and
      current liabilities, net of
      acquisitions:
      Accounts receivable........    (8,024)      (2,381)           --        (10,405)
      Inventories................    (2,800)      (2,158)           --         (4,958)
      Prepaid expenses and other
        current assets...........    (1,688)         274            --         (1,414)
      Accounts payable...........     1,556        1,386            --          2,942
      Accrued expenses...........       529       (1,186)           --           (657)
      Intercompany other
        long-term liability......     6,179       (6,179)           --             --
      Income taxes...............    (1,341)      (1,471)           --         (2,812)
                                    -------      -------       -------       --------
Net cash (used for) provided by
  operating activities...........    (3,139)       1,862            --         (1,277)
                                    -------      -------       -------       --------
Cash flows from investing
  activities:
  Acquisitions of property, plant
    and equipment................    (2,406)      (1,219)           --         (3,625)
  Acquisition of Amav Industries,
    Ltd. ........................        --           --            --             --
  Proceeds from the sale of
    property, plant and
    equipment....................        --            6            --              6
                                    -------      -------       -------       --------
Net cash used for investing
  activities.....................    (2,406)      (1,213)           --         (3,619)
                                    -------      -------       -------       --------
Cash flows from financing
  activities:
  Net borrowings under revolving
    loan facility................    16,189          111            --         16,300
  Net repayments under term loan
    facility.....................    (6,000)          --            --         (6,000)
  Net repayments under other
    loans........................        --          342            --            342
  Financing fees paid............      (310)          --            --           (310)
  Purchase of common stock for
    treasury.....................       175           --            --            175
  Net proceeds from the exercise
    of stock options.............      (671)          --            --           (671)
                                    -------      -------       -------       --------
Net cash provided (used) by
  financing activities...........     9,383          453            --          9,836
                                    -------      -------       -------       --------
Net increase (decrease) in cash
  and cash equivalents...........     3,838        1,102            --          4,940
Cash and cash equivalents:
  Beginning of period............       154           --            --            154
                                    -------      -------       -------       --------
  End of period..................   $ 3,992      $ 1,102       $    --       $  5,094
                                    =======      =======       =======       ========

                                               YEAR ENDED DECEMBER 31, 1995
                                   ----------------------------------------------------
                                     PARENT
                                    COMPANY       TOTAL
                                      AND       SUBSIDIARY
                                   SUBSIDIARY      NON-                     ERO, INC.
                                   GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
                                   ----------   ----------   -----------   ------------
Cash flows from operating
  activities:
  Net income.....................   $  7,682     $ 4,496       $(4,496)      $  7,682
  Adjustments to reconcile net
    income to net cash (used for)
    provided by operating
    activities:
    Equity income in
      subsidiaries...............     (4,496)         --         4,496             --
    Depreciation of property,
      plant and equipment........      1,189         233            --          1,422
    Amortization of other
      assets.....................      2,024         213            --          2,237
    Deferred income taxes........       (632)         44            --           (588)
    (Gain) loss on the
      disposition of property,
      plant and equipment........         (3)         --            --             (3)
    Provision for losses on
      accounts receivable........        214         129            --            343
    Tax benefit of stock options
      exercised..................         --          --            --             --
    Changes in current assets and
      current liabilities, net of
      acquisitions:
      Accounts receivable........      2,894      (2,953)           --            (59)
      Inventories................        671       2,955            --          3,626
      Prepaid expenses and other
        current assets...........     (1,069)        133            --           (936)
      Accounts payable...........     (3,289)     (4,618)           --         (7,907)
      Accrued expenses...........     (2,021)        286            --         (1,735)
      Intercompany other
        long-term liability......     (7,399)      7,399            --             --
      Income taxes...............        196       1,304            --          1,500
                                    --------     -------       -------       --------
Net cash (used for) provided by
  operating activities...........     (4,039)      9,621            --          5,582
                                    --------     -------       -------       --------
Cash flows from investing
  activities:
  Acquisitions of property, plant
    and equipment................     (1,052)       (720)           --         (1,772)
  Acquisition of Amav Industries,
    Ltd. ........................    (55,098)         --            --        (55,098)
  Proceeds from the sale of
    property, plant and
    equipment....................          3          --            --              3
                                    --------     -------       -------       --------
Net cash used for investing
  activities.....................    (56,147)       (720)           --        (56,867)
                                    --------     -------       -------       --------
Cash flows from financing
  activities:
  Net borrowings under revolving
    loan facility................      3,350      (8,586)           --         (5,236)
  Net repayments under term loan
    facility.....................     60,000          --            --         60,000
  Net repayments under other
    loans........................         --        (315)           --           (315)
  Financing fees paid............     (3,210)         --            --         (3,210)
  Purchase of common stock for
    treasury.....................         --          --            --             --
  Net proceeds from the exercise
    of stock options.............         --          --            --             --
                                    --------     -------       -------       --------
Net cash provided (used) by
  financing activities...........     60,140      (8,901)           --         51,239
                                    --------     -------       -------       --------
Net increase (decrease) in cash
  and cash equivalents...........        (46)         --            --            (46)
Cash and cash equivalents:
  Beginning of period............        200          --            --            200
                                    --------     -------       -------       --------
  End of period..................   $    154     $    --       $    --       $    154
                                    ========     =======       =======       ========

                                   ERO, INC.

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                           MARCH 31,     DECEMBER 31,
                                             1997            1996
                                          -----------    ------------
                                          (UNAUDITED)
Cash and cash equivalents...............   $  1,364        $  5,094
Trade accounts receivable, net of
  allowance for doubtful accounts.......     22,419          48,296
Inventories.............................     25,237          22,058
Prepaid expenses and other current
  assets................................      5,067           4,085
Prepaid income taxes....................      3,084              --
                                           --------        --------
TOTAL CURRENT ASSETS....................     57,171          79,533
                                           --------        --------
PROPERTY, PLANT AND EQUIPMENT, at cost,
  net of accumulated depreciation.......     20,244          20,871
                                           --------        --------
OTHER ASSETS:
  Deferred charges, net of accumulated
     amortization.......................      2,592           2,648
  Intangible assets, net of accumulated
     amortization.......................     56,374          56,942
                                           --------        --------
TOTAL OTHER ASSETS......................     58,966          59,590
                                           --------        --------
TOTAL ASSETS............................   $136,381        $159,994
                                           ========        ========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt.......   $  9,393        $  8,893
Accounts payable........................      7,765           9,389
Accrued expenses:
  Compensation..........................      1,139           1,131
  Commissions and royalties.............      2,578           4,793
  Advertising, freight and other
     allowances.........................      1,963           3,821
  Other.................................      2,160           1,600
Income taxes payable....................         --              70
                                           --------        --------
TOTAL CURRENT LIABILITIES...............     24,998          29,697
                                           --------        --------
LONG-TERM DEBT:
  Revolving loan........................     17,600          31,525
  Term loan.............................     43,500          46,000
  Other loans...........................      8,938           9,222
                                           --------        --------
TOTAL LONG-TERM DEBT....................     70,038          86,747
                                           --------        --------
DEFERRED TAX LIABILITY..................        696             536
                                           --------        --------
STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value,
     9,947,700 shares authorized, no
     shares issued and outstanding......         --              --
  Common stock, $0.01 par value,
     50,000,000 shares authorized,
     10,394,300 shares issued...........        104             104
  Capital in excess of par value........     39,329          39,173
  Foreign currency translation
     adjustment.........................       (365)              3
  Retained earnings.....................      2,354           4,507
  Common stock held in treasury, 120,000
     shares and 15,000 shares,
     respectively, at cost..............       (773)           (773)
                                           --------        --------
TOTAL STOCKHOLDERS' EQUITY..............     40,649          43,014
                                           --------        --------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY................................   $136,381        $159,994
                                           ========        ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                         CONSOLIDATED INCOME STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              FOR THE THREE MONTHS
                                                                ENDED MARCH 31,
                                                              --------------------
                                                               1997         1996
                                                              -------      -------
Net sales...................................................  $19,939      $18,883
Cost of sales...............................................   13,814       13,264
                                                              -------      -------
Gross profit................................................    6,125        5,619
Selling, general and administrative expense.................    7,763        7,553
                                                              -------      -------
Operating loss..............................................   (1,638)      (1,934)
Interest expense............................................    2,010        1,846
                                                              -------      -------
Loss before income taxes....................................   (3,648)      (3,780)
Income tax benefit..........................................   (1,495)      (1,552)
                                                              -------      -------
Net loss....................................................  $(2,153)     $(2,228)
                                                              =======      =======
Net loss per share..........................................  $ (0.20)     $ (0.21)
Weighted average number of shares outstanding (in
  thousands)................................................   10,652       10,364

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,
                                                              ---------------------
                                                                1997         1996
                                                              ---------    --------
Net loss....................................................   $ (2,153)    $(2,228)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation of property, plant and equipment.............        742         631
  Amortization of other assets..............................        715         847
  Deferred income taxes.....................................        160         592
  Provision for losses on accounts receivable...............         68         164
  Tax benefit of stock options exercised....................         18          --
  Changes in current assets and current liabilities, net of
     acquisitions:
     Accounts receivable....................................     25,659      16,523
     Inventories............................................     (3,304)     (3,181)
     Prepaid expenses and other current assets..............       (982)       (611)
     Accounts payable.......................................     (1,592)        102
     Accrued expenses.......................................     (3,469)     (3,648)
     Income taxes payable...................................     (3,154)     (4,398)
                                                               --------     -------
Net cash provided by operating activities...................     12,708       4,793
                                                               --------     -------
Cash flows from investing activities:
  Acquisitions of property, plant and equipment.............       (289)       (448)
                                                               --------     -------
Net cash used for investing activities......................       (289)       (448)
                                                               --------     -------
Cash flows from financing activities:
  Net repayments under revolving loan facility..............    (13,925)     (1,275)
  Net repayments under term loan facility...................     (2,000)     (1,500)
  Net repayments under other loans..........................       (284)       (182)
  Financing fees paid.......................................        (78)         --
  Net proceeds from the exercise of stock options...........        138          --
  Purchase of common stock for treasury.....................         --        (671)
                                                               --------     -------
Net cash used for financing activities......................    (16,149)     (3,628)
                                                               --------     -------
Net increase (decrease) in cash and cash equivalents........     (3,730)        717
Cash and cash equivalents:
  Beginning of period.......................................      5,094         154
                                                               --------     -------
  End of period.............................................   $  1,364     $   871
                                                               ========     =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- PRINCIPLES OF CONSOLIDATION:

     The accompanying interim consolidated financial statements include the accounts of ERO, Inc. (the "Company") and its wholly-owned subsidiaries, ERO Industries, Inc., Impact, Inc., Priss Prints, Inc., Amav Industries, Inc., ERO Canada, Inc. and ERO Marketing, Inc. These financial statements are unaudited but, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial condition, results of operations and cash flows of the Company.

     The interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission.

     The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the entire fiscal year.

NOTE 2 -- INVENTORIES:

     Inventories at March 31, 1997 and December 31, 1996 consist of the following:

                                                     MARCH 31,     DECEMBER 31,
                                                       1997            1996
                                                    -----------    ------------
Raw materials.....................................  $ 7,277,000    $ 6,823,000
Work-in-process...................................    4,161,000      1,720,000
Finished goods....................................   13,799,000     13,515,000
                                                    -----------    -----------
                                                    $25,237,000    $22,058,000
                                                    ===========    ===========

NOTE 3 -- SUBSEQUENT EVENT:

     On April 10, 1997, Hedstrom Holdings, Inc. and HC Acquisition Corp., a wholly owned subsidiary of Hedstrom Holdings, Inc., entered into an Agreement and Plan of Merger (the "Merger Agreement") with ERO to acquire the Company for a total enterprise value of approximately $200 million. Pursuant to the Merger Agreement, HC Acquisition Corp. commenced and, on June 12, 1997, consummated a tender offer for all of the outstanding shares of common stock of the Company.

     Following is consolidating financial information pertaining to the Company and its subsidiary guarantors and its subsidiary nonguarantors (with respect to Hedstrom Holdings, Inc.'s 10% Senior Subordinated Notes Due 2007, which are unsecured senior subordinated obligations of Hedstrom, and Senior Credit Facilities, which are secured by 100% of the stock of Hedstrom Corporation and its domestic subsidiaries and 65% of the capital stock of each foreign subsidiary of Hedstrom) for the three months ended March 31, 1997 and 1996.

                                   ERO, INC.

                          CONSOLIDATING BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                               AT MARCH 31, 1997                        AT MARCH 31, 1996
                                              ----------------------------------------------------   -----------------------
                                                PARENT                                                 PARENT
                                               COMPANY       TOTAL                                    COMPANY       TOTAL
                                                 AND       SUBSIDIARY                                   AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.     SUBSIDIARY      NON-
                                              GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED   GUARANTORS   GUARANTORS
                                              ----------   ----------   -----------   ------------   ----------   ----------
Current assets:
  Cash and cash
    equivalents.............................   $    904     $   460      $      --      $  1,364      $    454     $   417
  Accounts receivable.......................     18,698       3,721             --        22,419        18,595       3,138
  Inventories...............................     16,137       9,216           (116)       25,237        14,731       6,753
  Prepaid expenses and
    other...................................      4,364         703             --         5,067         3,280       1,484
  Deferred income taxes.....................      4,694      (1,610)            --         3,084            --          --
                                               --------     -------      ---------      --------      --------     -------
    Total current assets....................     44,797      12,490           (116)       57,171        37,060      11,792
                                               --------     -------      ---------      --------      --------     -------
  Property, plant, and equipment, net.......      5,933      14,311             --        20,244         6,319      13,674
                                               --------     -------      ---------      --------      --------     -------
  Goodwill..................................     26,469      29,905             --        56,374        27,786      32,813
  Deferred financing costs..................      1,464       1,128             --         2,592         1,682       1,367
  Deferred income taxes.....................         --          --             --            --           160           1
  Investment in/advances to Subsidiaries....    107,139          --       (107,139)           --        94,731          --
                                               --------     -------      ---------      --------      --------     -------
    Total other assets......................    135,072      31,033       (107,139)       58,966       124,359      34,181
                                               --------     -------      ---------      --------      --------     -------
Total assets................................   $185,802     $57,834      $(107,255)     $136,381      $167,738     $59,647
                                               ========     =======      =========      ========      ========     =======

                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........   $  8,620     $   773      $      --      $  9,393      $  6,623     $   605
  Accounts payable..........................      5,548       2,214              3         7,765         2,950       3,201
  Accrued expenses..........................      4,718       3,122             --         7,840         6,505       3,461
  Income taxes payable (receivable).........      1,604      (2,329)           725            --           156        (511)
                                               --------     -------      ---------      --------      --------     -------
    Total current liabilities...............     20,490       3,780            728        24,998        16,234       6,756
                                               --------     -------      ---------      --------      --------     -------
  Revolving loan............................     17,600          --             --        17,600        13,950          --
  Term loan.................................     43,500          --             --        43,500        52,000          --
  Intercompany advance and other............     62,916       7,290        (61,268)        8,938        52,811      17,320
                                               --------     -------      ---------      --------      --------     -------
    Total long-term debt....................    124,016       7,290        (61,268)       70,038       118,761      17,320
  Intercompany -- other long-term liability
    and equity..............................         --      33,372        (33,372)           --            --      31,569
  Deferred revenue..........................        647          49             --           696           (46)         46
                                               --------     -------      ---------      --------      --------     -------
Total stockholders' equity..................     40,649      13,343        (13,343)       40,649        32,789       3,956
                                               --------     -------      ---------      --------      --------     -------
Total liabilities and stockholders'
  equity....................................   $185,802     $57,834      $(107,255)     $136,381      $167,738     $59,647
                                               ========     =======      =========      ========      ========     =======

                                                  AT MARCH 31, 1996
                                              --------------------------

                                                             ERO, INC.
                                              ELIMINATION   CONSOLIDATED
                                              -----------   ------------
Current assets:
  Cash and cash
    equivalents.............................   $     --       $    871
  Accounts receivable.......................        155         21,888
  Inventories...............................     (1,502)        19,982
  Prepaid expenses and
    other...................................         --          4,764
  Deferred income taxes.....................         --             --
                                               --------       --------
    Total current assets....................     (1,347)        47,505
                                               --------       --------
  Property, plant, and equipment, net.......         --         19,993
                                               --------       --------
  Goodwill..................................         --         60,599
  Deferred financing costs..................         --          3,049
  Deferred income taxes.....................         46            207
  Investment in/advances to Subsidiaries....    (94,731)            --
                                               --------       --------
    Total other assets......................    (94,685)        63,855
                                               --------       --------
Total assets................................   $(96,032)      $131,353
                                               ========       ========

Current liabilities:
  Current portion of long-term debt.........   $     --       $  7,228
  Accounts payable..........................        299          6,450
  Accrued expenses..........................        107         10,073
  Income taxes payable (receivable).........        355             --
                                               --------       --------
    Total current liabilities...............        761         23,751
                                               --------       --------
  Revolving loan............................         --         13,950
  Term loan.................................         --         52,000
  Intercompany advance and other............    (61,268)         8,863
                                               --------       --------
    Total long-term debt....................    (61,268)        74,813
  Intercompany -- other long-term liability
    and equity..............................    (31,569)            --
  Deferred revenue..........................         --             --
                                               --------       --------
Total stockholders' equity..................     (3,956)        32,789
                                               --------       --------
Total liabilities and stockholders'
  equity....................................   $(96,032)      $131,353
                                               ========       ========

                                   ERO, INC.

                     CONSOLIDATING STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                       THREE MONTHS ENDED MARCH 31, 1997
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
          STATEMENT OF OPERATIONS             GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
          -----------------------             ----------   ----------   -----------   ------------
Net sales...................................   $12,804       $7,135        $ --         $19,939
Cost of sales...............................     7,895        5,919          --          13,814
                                               -------       ------        ----         -------
Gross profit................................     4,909        1,216          --           6,125
Selling, general and administrative.........     6,472        1,291          --           7,763
                                               -------       ------        ----         -------
Operating income
  (loss)....................................    (1,563)         (75)         --          (1,638)
Interest....................................     1,338          672          --           2,010
                                               -------       ------        ----         -------
Income (loss) before income taxes...........    (2,901)        (747)         --          (3,648)
Income tax provision (benefit)..............    (1,495)          --          --          (1,495)
                                               -------       ------        ----         -------
Net income (loss) before equity income
  adjustment................................    (1,406)        (747)         --          (2,153)
Equity income in subsidiaries...............      (747)          --         747              --
                                               -------       ------        ----         -------
Net income (loss)...........................   $(2,153)      $ (747)       $747         $(2,153)
                                               =======       ======        ====         =======

                                                       THREE MONTHS ENDED MARCH 31, 1996
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
          STATEMENT OF OPERATIONS             GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
          -----------------------             ----------   ----------   -----------   ------------
Net sales...................................   $ 9,296       $9,587        $ --         $18,883
Cost of sales...............................     5,972        7,292          --          13,264
                                               -------       ------        ----         -------
Gross profit................................     3,324        2,295          --           5,619
Selling, general and administrative.........     5,912        1,641          --           7,553
                                               -------       ------        ----         -------
Operating income
  (loss)....................................    (2,588)         654          --          (1,934)
Interest....................................       651        1,195          --           1,846
                                               -------       ------        ----         -------
Income (loss) before income taxes...........    (3,239)        (541)         --          (3,780)
Income tax provision (benefit)..............    (1,552)          --          --          (1,552)
                                               -------       ------        ----         -------
Net income (loss) before equity income
  adjustment................................    (1,687)        (541)         --          (2,228)
Equity income in subsidiaries...............      (541)          --         541              --
                                               -------       ------        ----         -------
Net income (loss)...........................   $(2,228)      $ (541)       $541         $(2,228)
                                               =======       ======        ====         =======

                                   ERO, INC.
                     CONSOLIDATING STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                       THREE MONTHS ENDED MARCH 31, 1997
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
                                              GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
                                              ----------   ----------   -----------   ------------
Cash flows from operating activities:
  Net income................................   $ (2,153)    $   747        $747         $ (2,153)
  Adjustments to reconcile net income to net
    cash (used for) provided by operating
    activities:
    Equity income in subsidiaries...........        747          --        (747)              --
    Depreciation of property, plant
      and equipment.........................        309         433          --              742
    Amortization of other assets............        453         262          --              715
    Deferred income taxes...................      1,770      (1,610)         --              160
    (Gain) loss on the disposition of
      property,
      plant and equipment...................         --          --          --               --
    Provision for losses on accounts
      receivable............................         60           8          --               68
    Tax benefit of stock options
      exercised.............................         18          --          --               18
    Changes in current assets and current
      liabilities, net of acquisitions:
      Accounts receivable...................     21,262       4,397          --           25,659
      Inventories...........................     (1,683)     (1,621)         --           (3,304)
      Prepaid expenses and other current
        assets..............................       (580)       (402)         --             (982)
      Accounts payable......................        429      (2,021)         --           (1,592)
      Accrued expenses......................     (4,435)        966          --           (3,469)
      Intercompany other long-term
        liability...........................      1,226      (1,226)         --               --
      Income taxes..........................     (4,609)      1,455          --           (3,154)
                                               --------     -------        ----         --------
Net cash (used for) provided by
  operating activities......................     12,814        (106)         --           12,708
                                               --------     -------        ----         --------
Cash flows from investing activities:
  Acquisitions of property, plant and
    equipment...............................        (71)       (218)         --             (289)
                                               --------     -------        ----         --------
Net cash used for investing activities......        (71)       (218)         --             (289)
                                               --------     -------        ----         --------
Cash flows from financing activities:
  Net borrowings under revolving loan
    facility................................    (13,925)         --          --          (13,925)
  Net repayments under term loan facility...     (2,000)         --          --           (2,000)
  Net repayments under other loans..........        (26)       (258)         --             (284)
  Financing fees paid.......................        (18)        (60)         --              (78)
  Purchase of common stock for treasury.....         --          --          --               --
  Net proceeds from the exercise of
    stock options...........................        138          --          --              138
                                               --------     -------        ----         --------
Net cash provided (used) by financing
  activities................................    (15,831)       (318)         --          (16,149)
                                               --------     -------        ----         --------
Net increase (decrease) in cash and
  cash equivalents..........................     (3,088)       (642)         --           (3,730)
Cash and cash equivalents:
  Beginning of period.......................      3,992       1,102          --            5,094
                                               --------     -------        ----         --------
  End of period.............................   $    904     $   460        $ --         $  1,364
                                               ========     =======        ====         ========

                                                       THREE MONTHS ENDED MARCH 31, 1996
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
                                              GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
                                              ----------   ----------   -----------   ------------
Cash flows from operating activities:
  Net income................................   $ (2,228)    $  (541)       $ 541        $(2,228)
  Adjustments to reconcile net income to net
    cash (used for) provided by operating
    activities:
    Equity income in subsidiaries...........        541          --         (541)            --
    Depreciation of property, plant
      and equipment.........................        322         309           --            631
    Amortization of other assets............        559         288           --            847
    Deferred income taxes...................      2,036      (1,444)          --            592
    (Gain) loss on the disposition of
      property,
      plant and equipment...................         --          --           --             --
    Provision for losses on accounts
      receivable............................        201         (37)          --            164
    Tax benefit of stock options
      exercised.............................         --          --           --             --
    Changes in current assets and current
      liabilities, net of acquisitions:
      Accounts receivable...................     11,506       5,017           --         16,523
      Inventories...........................     (4,023)        842           --         (3,181)
      Prepaid expenses and other current
        assets..............................        572      (1,183)          --           (611)
      Accounts payable......................      3,682      (3,580)          --            102
      Accrued expenses......................     (5,283)      1,635           --         (3,648)
      Intercompany other long-term
        liability...........................     10,990     (10,990)          --             --
      Income taxes..........................     (4,753)        355           --         (4,398)
                                               --------     -------        -----        -------
Net cash (used for) provided by
  operating activities......................     14,122      (9,329)          --          4,793
                                               --------     -------        -----        -------
Cash flows from investing activities:
  Acquisitions of property, plant and
    equipment...............................       (422)        (26)          --           (448)
                                               --------     -------        -----        -------
Net cash used for investing activities......       (422)        (26)          --           (448)
                                               --------     -------        -----        -------
Cash flows from financing activities:
  Net borrowings under revolving loan
    facility................................     (1,275)         --           --         (1,275)
  Net repayments under term loan facility...     (1,500)         --           --         (1,500)
  Net repayments under other loans..........     (9,954)      9,772           --           (182)
  Financing fees paid.......................         --          --           --             --
  Purchase of common stock for treasury.....       (671)         --           --           (671)
  Net proceeds from the exercise of
    stock options...........................         --          --           --             --
                                               --------     -------        -----        -------
Net cash provided (used) by financing
  activities................................    (13,400)      9,772           --         (3,628)
                                               --------     -------        -----        -------
Net increase (decrease) in cash and
  cash equivalents..........................        300         417           --            717
Cash and cash equivalents:
  Beginning of period.......................        154          --           --            154
                                               --------     -------        -----        -------
  End of period.............................   $    454     $   417        $  --        $   871
                                               ========     =======        =====        =======

------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HEDSTROM CORPORATION OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    4
Risk Factors..........................   26
Use of Proceeds.......................   34
Capitalization........................   35
Unaudited Pro Forma Consolidated
  Financial Information...............   36
Selected Consolidated Historical
  Financial Data of Holdings..........   41
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations of Hedstrom and
  Holdings............................   42
Selected Consolidated Historical
  Financial Data of ERO...............   52
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations of ERO................   53
Business..............................   56
Management............................   67
Stock Ownership and Certain
  Transactions........................   72
Description of the Senior Credit
  Facilities..........................   75
The Exchange Offers...................   77
Certain United States Federal Income
  Tax Considerations Relating to the
  Exchange Offers.....................   86
Description of New Senior Subordinated
  Notes...............................   87
Description of the New Discount
  Notes...............................  115
Certain Material United States Federal
  Income Tax Considerations with
  Respect to the New Notes............  140
Description of Capital Stock..........  147
Plan of Distribution..................  149
Legal Matters.........................  149
Independent Auditors..................  149
Index to Financial Statements.........  F-1


                             ---------------------

UNTIL    , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR
NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------

------------------------------------------------------

                                [HEDSTROM LOGO]

                           Offer for All Outstanding
                         10% Senior Subordinated Notes
                                    Due 2007
                                in Exchange for
                         10% Senior Subordinated Notes
                                    Due 2007
                                       of
                              Hedstrom Corporation

                           Offer for All Outstanding
                           12% Senior Discount Notes
                                    Due 2009
                                in Exchange for
                           12% Senior Discount Notes
                                    Due 2009
                                       of
                            Hedstrom Holdings, Inc.

                                   PROSPECTUS
                                        , 1997
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses payable in connection with the offering of the securities to be registered and offered hereby. All of such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission.


Securities and Exchange Commission Registration Fee.........  $ 41,018.08
                                                              -----------
Printing and Engraving Expenses.............................   100,000.00
                                                              -----------
Legal Fees and Expenses.....................................    62,500.00
                                                              -----------
Accounting Fees and Expenses................................    42,500.00
                                                              -----------
Miscellaneous...............................................    10,000.00
                                                              -----------
          Total.............................................  $256,018.08
                                                              ===========



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Delaware law authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The certificate of incorporation of each Issuer, as amended, limits the liability of such Issuer's directors to such Issuer or its stockholders to the fullest extent permitted by the Delaware statute as in effect from time to time. Specifically, directors of an Issuer will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such Issuer or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The certificate of incorporation, as amended, of each Issuer provides that such Issuer shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, each Issuer has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of such Issuer) by reason of the fact that he is or was a director, officer, employee, or agent of such Issuer, against any and all expenses, judgments, fines, and amounts paid in actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest or not opposed to the best interest, of the Issuer and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of an Issuer as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of an Issuer pursuant to the foregoing provisions, or otherwise, the Issuers have been advised that in the opinion of the Securities and

Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by an Issuer of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, such Issuer will, unless in the opinion of its counsel the matter has been settled by controlled precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On June 12, 1997, Hedstrom sold $110,000,000 aggregate principal amount of Old Senior Subordinated Notes in a private placement in reliance on Section 4(2) under the Securities Act, at a price equal to 100% of the stated principal amount of such Old Senior Subordinated Notes. The Old Senior Subordinated Notes were immediately resold by the initial purchasers thereof in reliance on Rule 144A under the Securities Act.

     On June 12, 1997, Holdings sold 44,612 Units consisting of $44,612,000 aggregate principal amount at maturity of Old Discount Notes and 2,705,896 shares of Holdings Common Stock in a private placement in reliance of Section 4(2) under the Securities Act, for a total price of $25,000,000. The Old Discount Notes were immediately resold by the initial purchasers thereof in reliance on Rule 144A under the Securities Act.

     On October 27, 1995, in connection with the 1995 Recapitalization, Holdings issued (i) to HM Fund II and certain other parties, an aggregate of 32,941,499 shares of Holdings Common Stock, and (ii) to certain officers of Hedstrom and other individuals, Subordinated Notes, Promissory Notes (Series A) and Promissory Notes (Series B) in private placements in reliance on Section 4(2) under the Securities Act. The aggregate amount of the Subordinated Notes issued was $2.5 million. The Promissory Notes (Series A) and the Promissory Notes (Series B) are earn-out notes, the principal amounts of which are determined according to sales and EBITDA levels during 1996 and 1997, subject to aggregate limits of $6,000,000 and $9,000,000 respectively. No cash was received by Holdings upon issuance of any of the Notes.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

          2.1            -- Agreement and Plan of Merger, dated as of April 10, 1997, among Hedstrom Corporation, HC Acquisition Corp. and ERO,
                            Inc.*
          3.1            -- Restated Certificate of Incorporation of Hedstrom
                            Holdings, Inc., as filed with the Secretary of State of
                            the State of Delaware on October 27, 1995.*
          3.2            -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Hedstrom Holdings, Inc., as filed with
                            the Secretary of State of the State of Delaware on June
                            6, 1997.*
          3.3            -- Restated Bylaws of Hedstrom Holdings, Inc.*
          3.4            -- Certificate of Incorporation of New Hedstrom Corp., as
                            filed with the Secretary of State of the State of
                            Delaware on November 20, 1990.*
          3.5            -- Certificate of Amendment of the Certificate of
                            Incorporation of New Hedstrom Corp., as filed with the
                            Secretary of State of the State of Delaware on January
                            14, 1991.*
          3.6            -- By-Laws of Hedstrom Corporation.*
          3.7            -- Amended and Restated Certificate of Incorporation of ERO,
                            Inc., as filed as Annex A to that certain Certificate of
                            Ownership and Merger filed with the Secretary of State of
                            the State of Delaware on June 12, 1997 merging HC
                            Acquisition Corp. with and into ERO, Inc.*
          3.8            -- Amended and Restated Bylaws of ERO, Inc.*
          3.9            -- Certificate of Incorporation of ERO Industries, Inc., as
                            filed as Annex A to that certain Certificate of Merger
                            filed with the Secretary of State of the State of
                            Delaware on July 15, 1988 merging GTC Leisure, Inc. with
                            and into ERO Industries, Inc.*

          3.10           -- By-Laws of ERO Industries, Inc.*
          3.11           -- Articles of Incorporation of ERO Marketing, Inc., as
                            filed with the Secretary of State of the State of
                            Illinois on January 21, 1992.*
          3.12           -- Bylaws of ERO Marketing, Inc.*
          3.13           -- Certificate of Incorporation of Priss Prints Acquisition
                            Corp., as filed with the Secretary of State of the State
                            of Delaware on September 19, 1986.*
          3.14           -- Certificate of Amendment of Certificate of Incorporation
                            of Priss Prints Acquisition Corp., as filed with the
                            Secretary of State of the State of Delaware on November
                            5, 1986.*
          3.15           -- By-Laws of Priss Prints, Inc.*
          3.16           -- Certificate of Incorporation of Impact, Inc., as filed
                            with the Secretary of State of the State of Delaware on
                            November 3, 1993.*
          3.17           -- By-Laws of Impact, Inc.*
          3.18           -- Certificate of Incorporation of ERO Canada, Inc., as
                            filed with the Secretary of State of the State of
                            Delaware on August 3, 1994.*
          3.19           -- By-Laws of ERO Canada, Inc.*
          3.20           -- Certificate of Incorporation of ERO NY Acquisition, Inc.,
                            as filed with the Secretary of State of the State of
                            Delaware on October 12, 1995.*
          3.21           -- Certificate of Amendment of Certificate of Incorporation
                            of ERO NY Acquisition, Inc., as filed with the Secretary
                            of State of the State of Delaware on January 23, 1996.*
          3.22           -- By-Laws of Amav Industries, Inc.*
          4.1            -- Indenture, dated as of June 1, 1997, among Hedstrom
                            Corporation, Hedstrom Holdings, Inc., the Subsidiary
                            Guarantors identified on the signature pages thereto and
                            IBJ Schroder Bank & Trust Company, as Trustee.*
          4.2            -- Form of Old Senior Subordinated Note (included as Exhibit
                            1 to the Appendix of Exhibit 4.1 hereto).*
          4.3            -- Form of New Senior Subordinated Note (included as Exhibit
                            A to Exhibit 4.1 hereto).*
          4.4            -- Indenture, dated as of June 1, 1997, among Hedstrom
                            Holdings, Inc. and United States Trust Company of New
                            York, as Trustee.*
          4.5            -- Form of Old Discount Note (included as Exhibit 1 to the
                            Appendix of Exhibit 4.4 hereto).*
          4.6            -- Form of New Discount Note (included as Exhibit A to
                            Exhibit 4.4 hereto).*
          4.7            -- Purchase Agreement, dated as of June 9, 1997, among
                            Hedstrom Corporation and Hedstrom Holdings, Inc., as
                            Issuers, and Credit Suisse First Boston Corporation,
                            Societe Generale Securities Corporation and UBS
                            Securities LLC, as Initial Purchasers.*
          4.8            -- Registration Rights Agreement, dated as of June 9, 1997, among Hedstrom Corporation and Hedstrom Holdings, Inc.,
                            as Issuers, and Credit Suisse First Boston Corporation,
                            Societe Generale Securities Corporation and UBS
                            Securities LLC, as Initial Purchasers.*
          4.9            -- Common Stock Registration Rights Agreement, dated as of
                            June 9, 1997, among Hedstrom Holdings, Inc. and Credit
                            Suisse First Boston Corporation, Societe Generale
                            Securities Corporation and UBS Securities LLC, as Initial
                            Purchasers.*
          5.1            -- Opinion of Weil, Gotshal & Manges LLP as to the New
                            Senior Subordinated Notes issued hereby.**
          5.2            -- Opinion of Weil, Gotshal & Manges LLP as to the New
                            Discount Notes issued hereby.**

         10.1            -- Credit Agreement, dated as of June 12, 1997, among
                            Hedstrom Corporation, Hedstrom Holdings, Inc., the
                            Lenders from time to time parties thereto, Societe
                            Generale, as Documentation Agent, UBS Securities LLC, as
                            Syndication Agent, and Credit Suisse First Boston
                            Corporation, as Administrative Agent.*
         10.2            -- Form of Tranche A Note (included as Exhibit A to Exhibit
                            10.1 hereto).*
         10.3            -- Form of Tranche B Note (included as Exhibit B to Exhibit
                            10.1 hereto).*
         10.4            -- Form of Revolving Credit Note (included as Exhibit C to
                            Exhibit 10.1 hereto).*
         10.5            -- Form of Swing Line Note (included as Exhibit D to Exhibit
                            10.1 hereto).*
         10.6            -- Master Guarantee and Collateral Agreement, dated as of
                            June 12, 1997, made by Hedstrom Corporation, Hedstrom
                            Holdings, Inc. and the other Grantors party thereto in
                            favor of Credit Suisse First Boston Corporation, as
                            Administrative Agent.*
         10.7            -- Open End Mortgage, dated as of June 12, 1997, from
                            Hedstrom Corporation, as Mortgagor, to Credit Suisse
                            First Boston Corporation, as Mortgagee.*
         10.8            -- Open End Mortgage and Security Agreement, dated as of
                            June 12, 1997, from Hedstrom Corporation, as Mortgagor,
                            to Credit Suisse Corporation, as Mortgagee.*
         10.9            -- Deed and Security Agreement, dated as of June 12, 1997, from ERO Industries, Inc., as Grantor, to Credit Suisse
                            First Boston Corporation, as Grantee.*
         10.10           -- Mortgage of Shares, dated as of June 12, 1997, between
                            Hedstrom Corporation, as Chargor, and Credit Suisse First
                            Boston, as Administrative Agent.*
         10.11           -- Mortgage of Shares, dated as of June 12, 1997, between
                            Amav Industries, Inc., as Chargor, and Credit Suisse
                            First Boston, as Administrative Agent.*
         10.12           -- Stockholders Agreement, dated as of October 27, 1995,
                            among Hedstrom Holdings and the Holders listed on the
                            signature pages thereof.*
         10.13           -- First Amendment to Stockholders Agreement, dated as of
                            June 1, 1997, between Hedstrom Holdings, Inc. and Hicks,
                            Muse, Tate & Furst Equity Fund II, L.P.*
         10.14           -- Form of Subordinated Note issued by Hedstrom Holdings,
                            Inc.*
         10.15           -- Amendment and Waiver, dated as of June 12, 1997, between
                            Hedstrom Holdings, Inc. and Alan Plotkin, as Holder
                            Representative, regarding the Subordinated Notes of
                            Hedstrom Holdings, Inc.*
         10.16           -- Form of Promissory Note (Series A) issued by Hedstrom
                            Holdings, Inc.*
         10.17           -- Amendment and Waiver, dated as of June 12, 1997, between
                            Hedstrom Holdings, Inc. and Alan Plotkin, as Holder
                            Representative, regarding the Promissory Notes (Series A)
                            of Hedstrom Holdings, Inc.*
         10.18           -- Form of Promissory Note (Series B) issued by Hedstrom
                            Holdings, Inc.*
         10.19           -- Amendment and Waiver, dated as of June 12, 1997, between
                            Hedstrom Holdings, Inc. and Alan Plotkin, as Holder
                            Representative, regarding the Promissory Notes (Series B)
                            of Hedstrom Holdings, Inc.*
         10.20           -- Executive Employment Agreement, dated as of October 27,
                            1995, among Hedstrom Holdings, Inc., Hedstrom Corporation
                            and Arnold E. Ditri.*
         10.21           -- Executive Employment Agreement, dated as of October 27,
                            1995, between Hedstrom Corporation and Alastair
                            McKelvie.*
         10.22           -- Monitoring and Oversight Agreement, dated as of October
                            27, 1995, among Hedstrom Holdings, Inc., Hedstrom
                            Corporation and Hicks, Muse & Co. Partners, L.P.*
         10.23           -- Financial Advisory Agreement, dated as of October 27,
                            1995, among Hedstrom Holdings, Inc., Hedstrom Corporation
                            and HM2/Management Partners, L.P.*
         10.24           -- Hedstrom Holdings, Inc. 1995 Stock Option Plan.*
         10.25           -- Manufacturing Agreement, dated as of July 21, 1987,
                            between Euro-Matic Ltd. and Hedstrom Corporation.*
         10.26           -- Manufacturing and Royalty Agreement, dated as of April
                            13, 1994, between Euro-Matic Ltd. and Hedstrom
                            Corporation.*

         10.27           -- Manufacturing Agreement, dated as of December 21, 1994, between Euro-Matic Limited and Hedstrom Corporation.*
         10.28           -- Lease, dated as of January 24, 1992, between J.J.D.
                            Properties and Hedstrom Corporation.*
         10.29           -- Net Lease Agreement, dated as of May 26, 1992, between
                            Opus North Corporation and ERO Industries, Inc.*
         10.30           -- Specimen of Disney License Agreement (with Schedule of
                            other Disney license agreements).**
         10.31           -- Consent to Assignment, effective as of June 12, 1997,
                            among ERO Marketing, Inc., Impact International, Inc.,
                            Priss Prints, Inc., Amav Industries, Ltd., ERO Canada,
                            Inc., Hedstrom Corporation and Disney Enterprises, Inc.**
         12.1            -- Statement Re: Computation of Ratio of Earnings to Fixed
                            Charges.**
         21.1            -- Subsidiaries of the Company.*
         23.1            -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).**
         23.2            -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinion filed as Exhibit 5.2 to this Registration
                            Statement).**
         23.3            -- Consent of Arthur Andersen LLP, independent auditors.**
         23.4            -- Consent of Price Waterhouse LLP, independent auditors.**
         24.1            -- Power of Attorney for Hedstrom Corporation.*
         24.2            -- Power of Attorney for Hedstrom Holdings, Inc.*
         24.3            -- Power of Attorney for ERO, Inc.*
         24.4            -- Power of Attorney for ERO Industries, Inc.*
         24.5            -- Power of Attorney for ERO Marketing, Inc.*
         24.6            -- Power of Attorney for Priss Prints, Inc.*
         24.7            -- Power of Attorney for Impact, Inc.*
         24.8            -- Power of Attorney for ERO Canada, Inc.*
         24.9            -- Power of Attorney for Amav Industries, Inc.*
         25.1            -- Form T-1 of IBJ Schroder Bank & Trust Company, as Trustee
                            under the Indenture filed as Exhibit 4.1.*
         25.2            -- Form T-1 of United States Trust Company of New York, as
                            Trustee under the Indenture filed as Exhibit 4.4.*
         99.1            -- Form of Letter of Transmittal for 10% Senior Subordinated
                            Notes due 2007 of Hedstrom Corporation.**
         99.2            -- Form of Notice of Guaranteed Delivery for 10% Senior
                            Subordinated Notes due 2007 of Hedstrom Corporation.**
         99.3            -- Form of Letter of Transmittal for 12% Senior Discount
                            Notes due 2009 of Hedstrom Holdings, Inc.**
         99.4            -- Form of Notice of Guaranteed Delivery for 12% Senior
                            Discount Notes due 2009 of Hedstrom Holdings, Inc.**


---------------

*   Previously filed

**  Filed herewith.

     (B) FINANCIAL STATEMENT SCHEDULES

     All schedules have been omitted since the required information is either not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Co-registrants hereby undertaken:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) See Item 14.

                                 SIGNATURE PAGE


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Co-Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Mount Prospect, State of Illinois, on the 23rd day of October, 1997.


                                            HEDSTROM CORPORATION
                                            HEDSTROM HOLDINGS, INC.

                                            By:      /s/ DAVID F. CROWLEY
                                              ----------------------------------
                                                       David F. Crowley
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                          *                            Chairman of the Board of Directors   October 23, 1997
-----------------------------------------------------    of the Co-Registrants listed
                   Robert H. Elman                       above

                          *                            President, Chief Executive Officer   October 23, 1997
-----------------------------------------------------    and Director of the
                   Arnold E. Ditri                       Co-Registrants listed above
                                                         (Principal Executive Officer)

                /s/ DAVID F. CROWLEY                   Chief Financial Officer of the       October 23, 1997
-----------------------------------------------------    Co-Registrants listed above
                  David F. Crowley                       (Principal Financial and
                                                         Accounting Officer)

                          *                            Director of the Co-Registrants       October 23, 1997
-----------------------------------------------------    listed above
                   Alan B. Menkes

                */s/ DAVID F. CROWLEY
-----------------------------------------------------
                  David F. Crowley
                  Attorney-in-Fact

                                 SIGNATURE PAGE


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Co-Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Mount Prospect, State of Illinois, on the 23rd day of October, 1997.


                                            ERO, INC.
                                            ERO, INDUSTRIES, INC.
                                            ERO MARKETING, INC.
                                            PRISS PRINTS INC.
                                            IMPACT, INC.
                                            ERO CANADA, INC.
                                            AMAV INDUSTRIES, INC.

                                            By:      /s/ DAVID F. CROWLEY
                                              ----------------------------------
                                                       David F. Crowley
                                                          Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                          *                            President and sole Director of the   October 23, 1997
-----------------------------------------------------    Co-Registrants listed above
                   Arnold E. Ditri                       (Principal Executive Officer)

                /s/ DAVID F. CROWLEY                   Treasurer of the Co-Registrants      October 23, 1997
-----------------------------------------------------    listed above (Principal
                  David F. Crowley                       Financial and Accounting
                                                         Officer)

                */s/ DAVID F. CROWLEY
-----------------------------------------------------
                  David F. Crowley
                  Attorney-In-Fact

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          2.1            -- Agreement and Plan of Merger, dated as of April 10, 1997, among Hedstrom Corporation, HC Acquisition Corp. and ERO,
                            Inc.*
          3.1            -- Restated Certificate of Incorporation of Hedstrom
                            Holdings, Inc., as filed with the Secretary of State of
                            the State of Delaware on October 27, 1995.*
          3.2            -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Hedstrom Holdings, Inc., as filed with
                            the Secretary of State of the State of Delaware on June
                            6, 1997.*
          3.3            -- Restated Bylaws of Hedstrom Holdings, Inc.*
          3.4            -- Certificate of Incorporation of New Hedstrom Corp., as
                            filed with the Secretary of State of the State of
                            Delaware on November 20, 1990.*
          3.5            -- Certificate of Amendment of the Certificate of
                            Incorporation of New Hedstrom Corp., as filed with the
                            Secretary of State of the State of Delaware on January
                            14, 1991.*
          3.6            -- By-Laws of Hedstrom Corporation.*
          3.7            -- Amended and Restated Certificate of Incorporation of ERO,
                            Inc., as filed as Annex A to that certain Certificate of
                            Ownership and Merger filed with the Secretary of State of
                            the State of Delaware on June 12, 1997 merging HC
                            Acquisition Corp. with and into ERO, Inc.*
          3.8            -- Amended and Restated Bylaws of ERO, Inc.*
          3.9            -- Certificate of Incorporation of ERO Industries, Inc., as
                            filed as Annex A to that certain Certificate of Merger
                            filed with the Secretary of State of the State of
                            Delaware on July 15, 1988 merging GTC Leisure, Inc. with
                            and into ERO Industries, Inc.*
          3.10           -- By-Laws of ERO Industries, Inc.*
          3.11           -- Articles of Incorporation of ERO Marketing, Inc., as
                            filed with the Secretary of State of the State of
                            Illinois on January 21, 1992.*
          3.12           -- Bylaws of ERO Marketing, Inc.*
          3.13           -- Certificate of Incorporation of Priss Prints Acquisition
                            Corp., as filed with the Secretary of State of the State
                            of Delaware on September 19, 1986.*
          3.14           -- Certificate of Amendment of Certificate of Incorporation
                            of Priss Prints Acquisition Corp., as filed with the
                            Secretary of State of the State of Delaware on November
                            5, 1986.*
          3.15           -- By-Laws of Priss Prints, Inc.*
          3.16           -- Certificate of Incorporation of Impact, Inc., as filed
                            with the Secretary of State of the State of Delaware on
                            November 3, 1993.*
          3.17           -- By-Laws of Impact, Inc.*
          3.18           -- Certificate of Incorporation of ERO Canada, Inc., as
                            filed with the Secretary of State of the State of
                            Delaware on August 3, 1994.*
          3.19           -- By-Laws of ERO Canada, Inc.*
          3.20           -- Certificate of Incorporation of ERO NY Acquisition, Inc.,
                            as filed with the Secretary of State of the State of
                            Delaware on October 12, 1995.*
          3.21           -- Certificate of Amendment of Certificate of Incorporation
                            of ERO NY Acquisition, Inc., as filed with the Secretary
                            of State of the State of Delaware on January 23, 1996.*
          3.22           -- By-Laws of Amav Industries, Inc.*
          4.1            -- Indenture, dated as of June 1, 1997, among Hedstrom
                            Corporation, Hedstrom Holdings, Inc., the Subsidiary
                            Guarantors identified on the signature pages thereto and
                            IBJ Schroder Bank & Trust Company, as Trustee.*

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          4.2            -- Form of Old Senior Subordinated Note (included as Exhibit
                            1 to the Appendix of Exhibit 4.1 hereto).*
          4.3            -- Form of New Senior Subordinated Note (included as Exhibit
                            A to Exhibit 4.1 hereto).*
          4.4            -- Indenture, dated as of June 1, 1997, among Hedstrom
                            Holdings, Inc. and United States Trust Company of New
                            York, as Trustee.*
          4.5            -- Form of Old Discount Note (included as Exhibit 1 to the
                            Appendix of Exhibit 4.4 hereto).*
          4.6            -- Form of New Discount Note (included as Exhibit A to
                            Exhibit 4.4 hereto).*
          4.7            -- Purchase Agreement, dated as of June 9, 1997, among
                            Hedstrom Corporation and Hedstrom Holdings, Inc., as
                            Issuers, and Credit Suisse First Boston Corporation,
                            Societe Generale Securities Corporation and UBS
                            Securities LLC, as Initial Purchasers.*
          4.8            -- Registration Rights Agreement, dated as of June 9, 1997, among Hedstrom Corporation and Hedstrom Holdings, Inc.,
                            as Issuers, and Credit Suisse First Boston Corporation,
                            Societe Generale Securities Corporation and UBS
                            Securities LLC, as Initial Purchasers.*
          4.9            -- Common Stock Registration Rights Agreement, dated as of
                            June 9, 1997, among Hedstrom Holdings, Inc. and Credit
                            Suisse First Boston Corporation, Societe Generale
                            Securities Corporation and UBS Securities LLC, as Initial
                            Purchasers.*
          5.1            -- Opinion of Weil, Gotshal & Manges LLP as to the New
                            Senior Subordinated Notes issued hereby.**
          5.2            -- Opinion of Weil, Gotshal & Manges LLP as to the New
                            Discount Notes issued hereby.**
         10.1            -- Credit Agreement, dated as of June 12, 1997, among
                            Hedstrom Corporation, Hedstrom Holdings, Inc., the
                            Lenders from time to time parties thereto, Societe
                            Generale, as Documentation Agent, UBS Securities LLC, as
                            Syndication Agent, and Credit Suisse First Boston
                            Corporation, as Administrative Agent.*
         10.2            -- Form of Tranche A Note (included as Exhibit A to Exhibit
                            10.1 hereto).*
         10.3            -- Form of Tranche B Note (included as Exhibit B to Exhibit
                            10.1 hereto).*
         10.4            -- Form of Revolving Credit Note (included as Exhibit C to
                            Exhibit 10.1 hereto).*
         10.5            -- Form of Swing Line Note (included as Exhibit D to Exhibit
                            10.1 hereto).*
         10.6            -- Master Guarantee and Collateral Agreement, dated as of
                            June 12, 1997, made by Hedstrom Corporation, Hedstrom
                            Holdings, Inc. and the other Grantors party thereto in
                            favor of Credit Suisse First Boston Corporation, as
                            Administrative Agent.*
         10.7            -- Open End Mortgage, dated as of June 12, 1997, from
                            Hedstrom Corporation, as Mortgagor, to Credit Suisse
                            First Boston Corporation, as Mortgagee.*
         10.8            -- Open End Mortgage and Security Agreement, dated as of
                            June 12, 1997, from Hedstrom Corporation, as Mortgagor,
                            to Credit Suisse Corporation, as Mortgagee.*
         10.9            -- Deed and Security Agreement, dated as of June 12, 1997, from ERO Industries, Inc., as Grantor, to Credit Suisse
                            First Boston Corporation, as Grantee.*
         10.10           -- Mortgage of Shares, dated as of June 12, 1997, between
                            Hedstrom Corporation, as Chargor, and Credit Suisse First
                            Boston, as Administrative Agent.*
         10.11           -- Mortgage of Shares, dated as of June 12, 1997, between
                            Amav Industries, Inc., as Chargor, and Credit Suisse
                            First Boston, as Administrative Agent.*
         10.12           -- Stockholders Agreement, dated as of October 27, 1995,
                            among Hedstrom Holdings and the Holders listed on the
                            signature pages thereof.*
         10.13           -- First Amendment to Stockholders Agreement, dated as of
                            June 1, 1997, between Hedstrom Holdings, Inc. and Hicks,
                            Muse, Tate & Furst Equity Fund II, L.P.*

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
             10.14           -- Form of Subordinated Note issued by Hedstrom Holdings, Inc.*
             10.15           -- Amendment and Waiver, dated as of June 12, 1997, between Hedstrom Holdings, Inc. and
                                Alan Plotkin, as Holder Representative, regarding the Subordinated Notes of Hedstrom
                                Holdings, Inc.*
             10.16           -- Form of Promissory Note (Series A) issued by Hedstrom Holdings, Inc.*
             10.17           -- Amendment and Waiver, dated as of June 12, 1997, between Hedstrom Holdings, Inc. and
                                Alan Plotkin, as Holder Representative, regarding the Promissory Notes (Series A) of
                                Hedstrom Holdings, Inc.*
             10.18           -- Form of Promissory Note (Series B) issued by Hedstrom Holdings, Inc.*
             10.19           -- Amendment and Waiver, dated as of June 12, 1997, between Hedstrom Holdings, Inc. and
                                Alan Plotkin, as Holder Representative, regarding the Promissory Notes (Series B) of
                                Hedstrom Holdings, Inc.*
             10.20           -- Executive Employment Agreement, dated as of October 27, 1995, among Hedstrom Holdings,
                                Inc., Hedstrom Corporation and Arnold E. Ditri.*
             10.21           -- Executive Employment Agreement, dated as of October 27, 1995, between Hedstrom
                                Corporation and Alastair McKelvie.*
             10.22           -- Monitoring and Oversight Agreement, dated as of October 27, 1995, among Hedstrom
                                Holdings, Inc., Hedstrom Corporation and Hicks, Muse & Co. Partners, L.P.*
             10.23           -- Financial Advisory Agreement, dated as of October 27, 1995, among Hedstrom Holdings,
                                Inc., Hedstrom Corporation and HM2/Management Partners, L.P.*
             10.24           -- Hedstrom Holdings, Inc. 1995 Stock Option Plan.*
             10.25           -- Manufacturing Agreement, dated as of July 21, 1987, between Euro-Matic Ltd. and
                                Hedstrom Corporation.*
             10.26           -- Manufacturing and Royalty Agreement, dated as of April 13, 1994, between Euro-Matic
                                Ltd. and Hedstrom Corporation.*
             10.27           -- Manufacturing Agreement, dated as of December 21, 1994, between Euro-Matic Limited and
                                Hedstrom Corporation.*
             10.28           -- Lease, dated as of January 24, 1992, between J.J.D. Properties and Hedstrom
                                Corporation.*
             10.29           -- Net Lease Agreement, dated as of May 26, 1992, between Opus North Corporation and ERO
                                Industries, Inc.*
             10.30           -- Specimen of Disney License Agreement (with Schedule of other Disney license agreements).**
             10.31           -- Consent to Assignment, effective as of June 12, 1997, among ERO Marketing, Inc., Impact
                                International, Inc., Priss Prints, Inc., Amav Industries, Ltd., ERO Canada, Inc.,
                                Hedstrom Corporation and Disney Enterprises, Inc.**
             12.1            -- Statement Re: Computation of Ratio of Earnings to Fixed Charges.**
             21.1            -- Subsidiaries of the Company.*
             23.1            -- Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).**
             23.2            -- Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.2 to this Registration Statement).**
             23.3            -- Consent of Arthur Andersen LLP, independent auditors.**
             23.4            -- Consent of Price Waterhouse LLP, independent auditors.**
             24.1            -- Power of Attorney for Hedstrom Corporation.*
             24.2            -- Power of Attorney for Hedstrom Holdings, Inc.*
             24.3            -- Power of Attorney for ERO, Inc.*
             24.4            -- Power of Attorney for ERO Industries, Inc.*

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         24.5            -- Power of Attorney for ERO Marketing, Inc.*
         24.6            -- Power of Attorney for Priss Prints, Inc.*
         24.7            -- Power of Attorney for Impact, Inc.*
         24.8            -- Power of Attorney for ERO Canada, Inc.*
         24.9            -- Power of Attorney for Amav Industries, Inc.*
         25.1            -- Form T-1 of IBJ Schroder Bank & Trust Company, as Trustee
                            under the Indenture filed as Exhibit 4.1.*
         25.2            -- Form T-1 of United States Trust Company of New York, as
                            Trustee under the Indenture filed as Exhibit 4.4.*
         99.1            -- Form of Letter of Transmittal for 10% Senior Subordinated
                            Notes due 2007 of Hedstrom Corporation.**
         99.2            -- Form of Notice of Guaranteed Delivery for 10% Senior
                            Subordinated Notes due 2007 of Hedstrom Corporation.**
         99.3            -- Form of Letter of Transmittal for 12% Senior Discount
                            Notes due 2009 of Hedstrom Holdings, Inc.**
         99.4            -- Form of Notice of Guaranteed Delivery for 12% Senior
                            Discount Notes due 2009 of Hedstrom Holdings, Inc.**


---------------

*   Previously filed


**  Filed herewith.